Prospectus Supplement dated April 30, 2007 (to Prospectus dated May 19, 2006)

$2,358,038,000 (Approximate)
Mortgage Pass-Through Certificates

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3
Issuing Entity

DB Structured Products, Inc.
Sponsor

Deutsche Alt-A Securities, Inc.
Depositor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

The issuing entity will hold one pool of conventional adjustable-rate and hybrid adjustable-rate first lien residential mortgage loans, and one pool of conventional fixed-rate, adjustable-rate and hybrid adjustable-rate first lien residential mortgage loans, and will issue the following classes of certificates that are offered  under this prospectus supplement:

Class	Original Principal Balance or Notional Amount(1)	Pass-Through Rate	Class	Original Principal Balance or Notional Amount(1)	Pass-Through Rate
I-A-1	$80,000,000	One-Month LIBOR plus 0.14%(2)	I-M-2	$3,707,000	One-Month LIBOR plus 1.20%(2)
I-A-2	$465,298,000	One-Month LIBOR plus 0.21%(2)	I-M-3	$4,118,000	One-Month LIBOR plus 1.35%(2)
I-A-3	$219,511,000	One-Month LIBOR plus 0.18%(2)	I-M-4	$5,354,000	One-Month LIBOR plus 1.35%(2)
I-A-4	$30,489,000	One-Month LIBOR plus 0.32%(2)	I-M-5	$4,119,000	One-Month LIBOR plus 1.35%(2)
II-A-1	$425,430,000	One-Month LIBOR plus 0.11%(3)	II-M-1	$22,586,000	One-Month LIBOR plus 0.40%(3)
II-A-2A	$132,844,000	One-Month LIBOR plus 0.18%(3)	II-M-2	$20,250,000	One-Month LIBOR plus 0.45%(3)
II-A-2B	$291,308,000	One-Month LIBOR plus 0.24%(3)	II-M-3	$12,462,000	One-Month LIBOR plus 0.60%(3)
II-A-3	$51,747,000	One-Month LIBOR plus 0.34%(3)	II-M-4	$10,903,000	One-Month LIBOR plus 0.90%(3)
II-A-4	$164,513,000	One-Month LIBOR plus 0.35%(3)	II-M-5	$10,125,000	One-Month LIBOR plus 1.20%(3)
II-A-5	$202,068,000	One-Month LIBOR plus 0.20%(3)	II-M-6	$7,789,000	One-Month LIBOR plus 1.35%(3)
II-A-6	$24,652,000	One-Month LIBOR plus 0.34%(3)	II-M-7	$7,788,000	One-Month LIBOR plus 1.35%(3)
II-A-7	$143,618,000	One-Month LIBOR plus 0.37%(3)	II-M-8	$5,452,000	One-Month LIBOR plus 1.35%(3)
I-M-1	$4,119,000	One-Month LIBOR plus 0.90%(2)	II-M-9	$7,788,000	One-Month LIBOR plus 1.35%(3)

________

See next page for footnotes.

Credit enhancement for the group I certificates will be provided by excess interest, overcollateralization and subordination.  The group I certificates will also have the benefit of a group I interest rate cap agreement and a group I interest rate swap agreement, and the Class I-A-1 Certificates will also have the benefit of the Class I-A-1 interest rate swap agreement.  The group I senior certificates will also have the benefit of a certificate guaranty insurance policy issued by MBIA Insurance Corporation.

Credit enhancement for the group II certificates will be provided by excess interest, overcollateralization and subordination.  The group II certificates will also have the benefit of a group II certificate interest rate swap agreement, the Class II-A-2A Certificates will have the benefit of Class II-A-2A interest rate swap agreement and the Class II-A-5 Certificates will also have the benefit of the Class II-A-5 interest rate swap agreement.

You should consider carefully the risk factors beginning on page S-24 in this prospectus supplement.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.  Except for the certificate guaranty insurance policy issued for the benefit of the group I senior certificates, no governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  From the sale of the offered certificates, the depositor will receive approximately 99.77% of their initial certificate principal balance, less expenses.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

____________________________

Deutsche Bank Securities Underwriter

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)

The pass-through rate for each class of group I certificates will be subject to a rate cap equal to the lesser of (a) the group I Net WAC Pass-Through Rate and (b) 10.50% per annum, as described in this prospectus supplement under “Description of the Certificates—Group I—Glossary—Pass-Through Rate,” provided, that the pass-through rate for the Class I-A-1 Certificates will only be subject to the rate cap specified above if payments are not made under the Class I-A-1 interest rate swap agreement or the Class I-A-1 Interest rate swap agreement has been terminated.  In addition, the margins applicable to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates will increase by 100% and the margins applicable to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates will increase by 50% on the distribution date following the first possible optional termination date for loan group I as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”  In addition, in the event that the Class I-A-1 interest rate swap agreement is terminated early, the current margin for the Class I-A-1 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.  The group I certificates will have the benefit of a group I interest rate cap agreement and a group I certificate interest rate swap agreement  and the Class I-A-1 Certificates will also have the benefit of the Class I-A-1 interest rate swap agreement, each as described in this prospectus supplement.

(3)

The pass-through rate for each class of group II certificates will be subject to a rate cap equal to the lesser of (a) the group II Net WAC Pass-Through Rate and (b) 10.50% per annum, as described in this prospectus supplement under “Description of the Certificates—Group II—Glossary—Pass-Through Rate,” provided, that the pass-through rate for the Class II-A-2A and Class II-A-5 Certificates will only be subject to the rate cap specified above if payments are not made under the Class II-A-2A interest rate swap agreement and the Class II-A-5 interest rate swap agreement, respectively, or the Class II-A-2A interest rate swap agreement or the Class II-A-5 interest rate swap agreement, respectively, has been terminated.  In addition, the margins applicable to the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 and Class II-A-7 Certificates will increase by 100% and the margins applicable to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates will increase by 50% on the distribution date following the first possible optional termination date for loan group II as described in this prospectus supplement under “Description of the Certificates—Glossary—Pass-Through Rate.”  In addition, (a) in the event that the Class II-A-2A Interest rate swap agreement is terminated early, the current margin for the Class II-A-2A Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date and (b) in the event that the Class II-A-5 Interest rate swap agreement is terminated early, the current margin for the Class II-A-5 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.  The group II certificates will have the benefit of a group II certificate interest rate swap agreement, the Class II-A-2A Certificates will also have the benefit of a Class II-A-2A interest rate swap agreement and the Class II-A-5 Certificates will also have the benefit of a Class II-A-5 interest rate swap agreement, each as described in this prospectus supplement.

Table of Contents

SUMMARY

S-1

RISK FACTORS

S-25

DESCRIPTION OF THE MORTGAGE POOL

S-41

General

S-41

Mortgage Loan Characteristics

S-42

Tabular Characteristics of the Group I Mortgage Loans

S-45

Tabular Characteristics of the Group II Mortgage Loans

S-55

Index

S-65

Additional Information

S-65

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

S-66

THE ORIGINATORS

S-69

General

S-69

American Home Mortgage Corp.

S-69

IndyMac Bank, F.S.B.

S-72

MortgageIT, Inc.

S-75

ISSUING ENTITY

S-78

THE DEPOSITOR

S-78

THE SPONSOR

S-78

STATIC POOL INFORMATION

S-79

DESCRIPTION OF THE CERTIFICATES

S-79

General

S-79

Book-Entry Registration

S-80

Transfer Restrictions

S-84

Table of Fees and Expenses

S-86

Last Scheduled Distribution Date

S-89

Group I—Available Distribution Amount

S-89

Group I—Glossary of Definitions Relating to the Priority of Distributions

S-90

Group I—The Group I Interest Rate Cap Agreement, the Group I Cap Provider and the Group I

Cap Payment Account

S-98

Group I—The Group I Certificate Interest Rate Swap Agreement, the Group I Certificate Swap

Provider and the Group I Certificate Swap Account

S-100

Group I—The Class I-A-1 Interest Rate Swap Agreement, Class I-A-1 Swap Provider and Class

I-A-1 Swap Account

S-106

Group I—Distributions to the Supplemental Interest Trust

S-109

Group I—Priority of Distributions

S-109

Group I—Interest Distributions

S-110

Group I—Principal Distributions

S-111

Group I—Excess Spread and Overcollateralization Provisions

S-113

Group I—Subordination and Allocation of Losses

S-114

Group II—Available Distribution Amount

S-115

Group II—Glossary of Definitions Relating to the Priority of Distributions

S-116

Group II—The Group II Certificate Interest Rate Swap Agreement, the Group II Certificate Swap

Provider and the Group II Certificate Swap Account

S-126

Group II—The Class II-A-2A Interest Rate Swap Agreement, Class II-A-2A Swap Provider and

Class II-A-2A Swap Account

S-130

Group II—The Class II-A-5 Interest Rate Swap Agreement, Class II-A-5 Swap Provider and Class

II-A-5 Swap Account

S-134

Group II—Distributions to the Supplemental Interest Trust

S-137

Group II—Priority of Distributions

S-137

Group II—Interest Distributions

S-138

Group II—Principal Distributions

S-139

Group II—Excess Spread and Overcollateralization Provisions

S-141

Group II—Subordination and Allocation of Losses

S-142

Calculation of One-Month LIBOR

S-143

SERVICING

S-144

General

S-144

GMAC Mortgage, LLC

S-144

IndyMac Bank, F.S.B.

S-146

Countrywide Home Loans Servicing LP

S-147

Servicing and Other Compensation and Payment of Expenses

S-149

Payments on Mortgage Loans; Deposits to Custodial Accounts

S-150

Advances

S-150

Compensating Interest

S-151

Modifications

S-151

Special Servicing Agreements; Purchase of Delinquent Mortgage Loans

S-152

Evidence as to Compliance

S-152

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

S-153

Wells Fargo Bank, N. A.

S-153

Deutsche Bank National Trust Company

S-155

The Distribution Account

S-155

Master Servicing Compensation

S-156

Events of Default and Removal of Master Servicer

S-157

Transfer of Master Servicing

S-157

Indemnification

S-157

THE TRUSTEE

S-157

THE CREDIT RISK MANAGER

S-160

POOLING AND SERVICING AGREEMENT

S-160

General

S-160

Assignment of the Mortgage Loans

S-161

Voting Rights

S-162

Optional Termination

S-162

Reports to Certificateholders

S-164

THE GROUP I SENIOR CERTIFICATE POLICY

S-166

The Group I Senior Certificate Policy

S-166

THE GROUP I SENIOR CERTIFICATE INSURER

S-168

General

S-168

Regulation

S-168

Financial Strength Ratings of the Group I Senior Certificate Insurer

S-169

The Group I Senior Certificate Insurer Financial Information

S-169

Incorporation of Certain Documents by Reference

S-170

PREPAYMENT AND YIELD CONSIDERATIONS

S-170

Principal Prepayments and Compensating Interest

S-171

The Certificates--General

S-172

Weighted Average Life

S-172

Prepayment Speed Assumption and Modeling Assumptions

S-172

FEDERAL INCOME TAX CONSEQUENCES

S-210

LEGAL PROCEEDINGS

S-212

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

S-212

LEGAL INVESTMENT ASPECTS

S-212

ACCOUNTING CONSIDERATIONS

S-213

ERISA CONSIDERATIONS

S-213

METHOD OF DISTRIBUTION

S-214

SECONDARY MARKET

S-215

EXPERTS

S-215

LEGAL MATTERS

S-215

CERTIFICATE RATINGS

S-215

AVAILABLE INFORMATION

S-217

REPORTS TO CERTIFICATEHOLDERS

S-217

INCORPORATION OF INFORMATION BY REFERENCE

S-218

ANNEX I - GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

A-I

ANNEX II – GROUP I INTEREST RATE CAP AGREEMENT SCHEDULE

A-II

ANNEX III  - GROUP I CERTIFICATE INTEREST RATE SWAP AGREEMENT SCHEDULE

A-III

ANNEX IV  - GROUP II CERTIFICATE INTEREST RATE SWAP AGREEMENT SCHEDULE

A-IV

Important Notice About Information in This Prospectus Supplement and the Accompanying Prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•

this prospectus supplement, which describes the specific terms of this series of certificates.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

Deutsche Alt-A Securities, Inc.’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Transaction Parties

Issuing Entity

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3, a New York common law trust.  The issuing entity will be established pursuant to a pooling and servicing agreement dated as of the cut-off date among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and HSBC Bank USA, National Association, as trustee.  The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

Sponsor

DB Structured Products, Inc., a Delaware corporation.

Depositor

Deutsche Alt-A Securities, Inc., a Delaware corporation. See “The Depositor” in the prospectus.

Originators

American Home Mortgage Corp., Indymac Bank, F.S.B, and Countrywide Home Loans, Inc., with respect to approximately 40.52%, 37.85% and 16.13%, respectively, of the group I mortgage loans by aggregate principal balance as of the cut-off date.  The remainder of the group I mortgage loans were originated by various originators, each of which has originated less than 10.00% of the group I mortgage loans by aggregate principal balance as of the cut-off date.

MortgageIT, Inc. and Home123 Corporation with respect to approximately 28.08% and 15.96%, respectively, of the group II mortgage loans by aggregate principal balance as of the cut-off date.  The remainder of the group II mortgage loans were originated by various originators, each of which has originated less than 10.00% of the group II mortgage loans by aggregate principal balance as of the cut-off date. See “The Originators” in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  See “The Securities Administrator, the Master Servicer and the Custodians” in this prospectus supplement.

Servicers

Indymac Bank, F.S.B., GMAC Mortgage, LLC, and Countrywide Home Loans Servicing LP with respect to approximately 37.85%, 33.53% and 24.07%, respectively, of the group I mortgage loans by aggregate principal balance as of the cut-off date.  The remainder of the group I mortgage loans are serviced by various servicers, each of which will service less than 10.00% of the group I mortgage loans by aggregate principal balance as of the cut-off date.

Countrywide Home Loans Servicing LP, GMAC Mortgage, LLC and Ocwen Loan Servicing, LLC with respect to approximately 52.38%, 21.84% and 17.10%, respectively, of the group II mortgage loans by aggregate principal balance as of the cut-off date.  The remainder of the group II mortgage loans are serviced by various servicers, each of which will service less than 10.00% of the group II mortgage loans by aggregate principal balance as of the cut-off date.

See “Servicing” in this prospectus supplement for information concerning the servicers.

Trustee

HSBC Bank USA, National Association, a national banking association. See “The Trustee” in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A.  See “The Securities Administrator, the Master Servicer and the Custodians” in this prospectus supplement.

Custodians

Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company. See “The Securities Administrator, the Master Servicer and the Custodians” in this prospectus supplement.

Credit Risk Manager

Clayton Fixed Income Services Inc.  See “The Credit Risk Manager” in this prospectus supplement.

Group I Certificate Swap Provider

Deutsche Bank AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany.  See “Description of the Certificates — Group I — The Group I Certificate Interest Rate Swap Agreement, the Group I Swap Provider and the Group I Swap Account” in this prospectus supplement.

Class I-A-1 Swap Provider

Deutsche Bank AG New York Branch.

Group I Cap Provider

The Bank of New York, a New York banking association.  See “Description of the Certificates — Group I — The Group I Interest Rate Cap Agreement, the Group I Cap Provider and the Group I Cap Payment Account” in this prospectus supplement.

Group II Certificate Swap Provider

Deutsche Bank AG New York Branch.

Class II-A-2A and

Class II-A-5 Swap Provider

Deutsche Bank AG New York Branch.

Group I Senior Certificate Insurer

MBIA Insurance Corporation.  See “The Group I Senior Certificate Insurer” in this prospectus supplement.

Cut-Off Date

The close of business on April 1, 2007.

Closing Date

On or about April 30, 2007.

The Mortgage Pool.  On the closing date, the depositor will deposit two groups of mortgage loans into the trust.  The group I mortgage loans will consist of conventional, adjustable-rate and hybrid adjustable-rate mortgage loans with original terms to maturity of not more than thirty (30) years.  On the closing date, the initial group I mortgage loans will contain 1,615 conventional, one- to four-family, first lien adjustable-rate and hybrid adjustable-rate mortgage loans on residential real properties as described in this prospectus supplement.  During the pre-funding period, which shall extend from the closing date up to and including June 5, 2007, the trust will purchase, from amounts on deposit in the related pre-funding account, as described in this prospectus supplement, additional conventional, one- to four-family, first lien adjustable-rate and hybrid adjustable-rate mortgage loans on residential real properties to be included in the group I mortgage pool referred to herein as subsequent group I mortgage loans, as described in this prospectus supplement. The initial group I mortgage loans and the subsequent group I mortgage loans to be included in the trust are collectively referred to in this prospectus supplement as the group I mortgage loans.

The group II mortgage loans will consist of conventional, fixed-rate, adjustable-rate and hybrid adjustable-rate mortgage loans with original terms to maturity of not more than forty (40) years.  On the closing date, the initial group II mortgage loans will contain 4,433 conventional, one- to four-family, first lien fixed-rate, adjustable-rate and hybrid adjustable-rate mortgage loans on residential real properties as described in this prospectus supplement.  During the pre-funding period, which shall extend from the closing date up to and including June 5, 2007, the trust will purchase, from amounts on deposit in the related pre-funding account, as described in this prospectus supplement, additional conventional, one- to four-family, first lien adjustable-rate and hybrid adjustable-rate mortgage loans on residential real properties to be included in the group II mortgage pool referred to herein as subsequent group II mortgage loans, as described in this prospectus supplement. The initial group II mortgage loans and the subsequent group II mortgage loans to be included in the trust are collectively referred to in this prospectus supplement as the group II mortgage loans.

The group I subsequent mortgage loans and the group II subsequent mortgage loans are collectively referred to herein as the subsequent mortgage loans and the group I mortgage loans and group II mortgage loans are collectively referred to in this prospectus supplement as the mortgage loans.

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date (including the subsequent mortgage loans that will be purchased by the trust during the pre-funding period).

On the closing date, the depositor will pay to the securities administrator, on behalf of the trust, an amount equal to approximately $140,525,511.67, which is referred to herein as the group I pre-funded amount and an amount equal to approximately $105,708,723.63, which is referred to herein as the group II pre-funded amount.  The group I and group II pre-funded amount will each be held by the securities administrator in an account referred to herein as the group I or group II pre-funding accounts, respectively. During the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the related pre-funding account, subsequent mortgage loans to be included in the related loan group, provided that such subsequent mortgage loans satisfy the requirements described under “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts” in this prospectus supplement.  The amount on deposit in each pre-funding account will be reduced by the amount thereof used during the pre-funding period to purchase such related subsequent mortgage loans.  Any amounts remaining in each pre-funding account after June 5, 2007 will be distributed to holders of the related senior certificates as a principal prepayment on the June 2007 distribution date in accordance with the priorities set forth herein.

Required Repurchases or Substitutions of Mortgage Loans.  The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the trustee obtains actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that mortgage loan in the transaction agreements, the trustee will be required to promptly notify the sponsor and the group I senior certificate insurer of such defect. The sponsor will then be required to correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders or the group I senior certificate insurer in the related mortgage loan, the sponsor will be required, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, to repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Characteristics of the Group I Mortgage Loans.  The group I mortgage loans, including the expected subsequent group I mortgage loans, will consist of conventional 30-year adjustable-rate and hybrid adjustable-rate residential mortgage loans secured by first liens on one- to four-family residential properties.  As of the cut-off date, the group I mortgage loans in the aggregate had the following approximate characteristics:

Group I Mortgage Loans

	Range or Total(1)		Weighted Average(2)
Number of Mortgage Loans	1,816
Aggregate Unpaid Principal Balance(1)	$823,716,467		$453,588
Unpaid Principal Balances(1)	$30,000 - $4,480,000
Interest Rates	4.375% - 9.375%		6.842%
Remaining Terms to Stated Maturity (months)	265 - 360		357
Mortgage Loan Age (months)	0 - 95		3
Original Loan-to-Value Ratio	10.13% - 100.00%		75.69%
FICO Scores(3)	614 - 821		708
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance	40.15%	CA
	9.37%	FL
	6.45%	NY
	6.26%	VA
Maximum Five-Digit Zip Code Concentration	85253

(1) Approximate

(2) Indicates average or weighted average

(3) For Mortgage Loans that are scored

Characteristics of the Group II Mortgage Loans.  The group II mortgage loans, including the expected subsequent group II mortgage loans, will consist of conventional 15-year, 20-year, 30-year and 40-year fixed-rate, adjustable-rate and hybrid adjustable-rate residential mortgage loans secured by first liens on one- to four-family residential properties.  As of the cut-off date, the group II mortgage loans in the aggregate had the following approximate characteristics:

Group II Mortgage Loans

	Range or Total		Weighted Average(2)
Number of Mortgage Loans	4,720
Aggregate Unpaid Principal Balance(1)	$1,557,679,098		$330,017
Unpaid Principal Balances(1)	$23,160 - $2,913,426
Interest Rates	4.375% - 10.685%		6.886%
Remaining Terms to Stated Maturity (months)	172 - 479		357
Mortgage Loan Age (months)	0 - 71		3
Original Loan-to-Value Ratio	10.26% - 100.00%		75.83%
FICO Scores(3)	565 - 823		705
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance	40.48%	CA
	7.87%	FL
	6.54%	AZ
Maximum Five-Digit Zip Code Concentration	85255

(1) Approximate

(2) Indicates average or weighted average

(3) For Mortgage Loans that are scored

Description of the Certificates

The certificates will represent all of the beneficial ownership interest in the trust.  The securities administrator will execute and authenticate and the trustee will deliver the following certificates under the pooling and servicing agreement.

Class	Original Principal Balance(1)	Type	Pass-Through Rate	Interest Type	Standard & Poor’s Rating(4)	Moody’s Rating(4)	Last Scheduled Distribution Date(5)
Offered Certificates:
I-A-1	$80,000,000	Senior	One-Month LIBOR plus 0.14%(2)	Floating	AAA	Aaa	May 2037
I-A-2	$465,298,000	Senior	One-Month LIBOR plus 0.21%(2)	Floating	AAA	Aaa	May 2037
I-A-3	$219,511,000	Senior	One-Month LIBOR plus 0.18%(2)	Floating	AAA	Aaa	May 2037
I-A-4	$30,489,000	Senior	One-Month LIBOR plus 0.32%(2)	Floating	AAA	Aaa	May 2037
II-A-1	$425,430,000	Super Senior	One-Month LIBOR plus 0.11%(3)	Floating	AAA	Aaa	June 2037
II-A-2A	$132,844,000	Super Senior	One-Month LIBOR plus 0.18%(3)	Floating	AAA	Aaa	June 2037
II-A-2B	$291,308,000	Super Senior	One-Month LIBOR plus 0.24%(3)	Floating	AAA	Aaa	June 2037
II-A-3	$51,747,000	Super Senior/ Senior Support	One-Month LIBOR plus 0.34%(3)	Floating	AAA	Aaa	June 2037
II-A-4	$164,513,000	Super Senior	One-Month LIBOR plus 0.35%(3)	Floating	AAA	Aaa	June 2037
II-A-5	$202,068,000	Super Senior	One-Month LIBOR plus 0.20%(3)	Floating	AAA	Aaa	June 2037
II-A-6	$24,652,000	Super Senior/ Senior Support	One-Month LIBOR plus 0.34%(3)	Floating	AAA	Aaa	June 2037
II-A-7	$143,618,000	Senior/Senior Support	One-Month LIBOR plus 0.37%(3)	Floating	AAA	Aaa	June 2037
I-M-1	$4,119,000	Subordinate	One-Month LIBOR plus 0.90%(2)	Floating	AA-	A1	May 2037
I-M-2	$3,707,000	Subordinate	One-Month LIBOR plus 1.20%(2)	Floating	AA-	A2	May 2037
I-M-3	$4,118,000	Subordinate	One-Month LIBOR plus 1.35%(2)	Floating	A+	A3	May 2037
I-M-4	$5,354,000	Subordinate	One-Month LIBOR plus 1.35%(2)	Floating	A	Baa2	May 2037
I-M-5	$4,119,000	Subordinate	One-Month LIBOR plus 1.35%(2)	Floating	BBB+	Baa3	May 2037
II-M-1	$22,586,000	Subordinate	One-Month LIBOR plus 0.40%(3)	Floating	AA+	Aa1	June 2037
II-M-2	$20,250,000	Subordinate	One-Month LIBOR plus 0.45%(3)	Floating	AA+	Aa2	June 2037
II-M-3	$12,462,000	Subordinate	One-Month LIBOR plus 0.60%(3)	Floating	AA+	Aa3	June 2037
II-M-4	$10,903,000	Subordinate	One-Month LIBOR plus 0.90%(3)	Floating	AA	A1	June 2037
II-M-5	$10,125,000	Subordinate	One-Month LIBOR plus 1.20%(3)	Floating	AA-	A2	June 2037
II-M-6	$7,789,000	Subordinate	One-Month LIBOR plus 1.35%(3)	Floating	A+	A3	June 2037
II-M-7	$7,788,000	Subordinate	One-Month LIBOR plus 1.35%(3)	Floating	A	Baa1	June 2037
II-M-8	$5,452,000	Subordinate	One-Month LIBOR plus 1.35%(3)	Floating	A	Baa2	June 2037
II-M-9	$7,788,000	Subordinate	One-Month LIBOR plus 1.35%(3)	Floating	BBB+	Baa3	June 2037
Total Offered:	$2,358,038,000
Non--Offered Certificates:
I-CE	$7,001,367	Subordinate	N/A	N/A	N/R	N/R	N/A
I-P	$100	Prepayment Charges(6)	N/A	N/A	N/R	N/R	N/A
I-R	$0	Residual	N/A	N/A	N/R	N/R	N/A
II-CE	$16,355,998	Subordinate	N/A	N/A	N/R	N/R	N/A
II-P	$100	Prepayment Charges(6)	N/A	N/A	N/R	N/R	N/A
II-R	$0	Residual	N/A	N/A	N/R	N/R	N/A
Total Offered and Non-Offered:	$2,381,395,565

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.  Amount is “notional” if so indicated.

(2)

The pass-through rate for each class of group I certificates will be subject to a rate cap equal to the lesser of (a) the group I Net WAC Pass-Through Rate and (b) 10.50% per annum, as described in this prospectus supplement under “Description of the Certificates—Group I—Glossary—Pass-Through Rate,” provided, that the pass-through rate for the Class I-A-1 Certificates will only be subject to the rate cap specified above if payments are not made under the Class I-A-1 interest rate swap agreement or the Class I-A-1 Interest rate swap agreement has been terminated.  In addition, the margins applicable to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates will increase by 100% and the margins applicable to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates will increase by 50% on the distribution date following the first possible optional termination date for loan group I as described in this prospectus supplement under “Description of the Certificates—Group I—Glossary—Pass-Through Rate.”  In addition, in the event that the Class I-A-1 interest rate swap agreement is terminated early, the current margin for the Class I-A-1 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.  The group I certificates will have the benefit of a group I interest rate cap agreement and a group I certificate interest rate swap agreement  and the Class I-A-1 Certificates will also have the benefit of the Class I-A-1 interest rate swap agreement, each as described in this prospectus supplement.

(3)

The pass-through rate for each class of group II certificates will be subject to a rate cap equal to the lesser of (a) the group II Net WAC Pass-Through Rate and (b) 10.50% per annum, as described in this prospectus supplement under “Description of the Certificates—Group II—Glossary—Pass-Through Rate,” provided, that the pass-through rate for the Class II-A-2A and Class II-A-5 Certificates will only be subject to the Net WAC Pass-Through Rate if payments are not made under the Class II-A-2A interest rate swap agreement and the Class II-A-5 interest rate swap agreement, respectively, or the Class II-A-2A interest rate swap agreement or the Class II-A-5 interest rate swap agreement, respectively, has been terminated.  In addition, the margins applicable to the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 and Class II-A-7 Certificates will increase by 100% and the margins applicable to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates will increase by 50% on the distribution date following the first possible optional termination date for loan group II as described in this prospectus supplement under “Description of the Certificates—Group II—Glossary—Pass-Through Rate.”  In addition, (a) in the event that the Class II-A-2A Interest rate swap agreement is terminated early, the current margin for the Class II-A-2A Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date and (b) in the event that the Class II-A-5 Interest rate swap agreement is terminated early, the current margin for the Class II-A-5 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.  The group II certificates will have the benefit of a group II certificate interest rate swap agreement, the Class II-A-2A Certificates will also have the benefit of a Class II-A-2A interest rate swap agreement and the Class II-A-5 Certificates will also have the benefit of a Class II-A-5 interest rate swap agreement, each as described in this prospectus supplement.

(4)

See “Certificate Ratings” in this prospectus supplement.

(5)

The actual final payment to any class of certificates could be significantly earlier.

(6)

The Class I-P and Class II-P Certificates will be entitled to prepayment premiums, penalties or charges on the group I mortgage loans and group II mortgage loans, respectively, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Offered Certificates

All of the Certificates, other than the Class I-CE, Class I-P, Class I-R, Class II-CE, Class II-P and Class II-R Certificates, are offered by this prospectus supplement and are referred to herein as the “offered certificates”.

Sometimes we refer to the certificates by their principal or interest types.  Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart below.

Certificate Types
Super Senior Certificates:	II-A-1, II-A-2A, II-A-2B, II-A-3, II-A-4, II-A-5, II-A-6
Senior Support Certificates:	II-A-3, II-A-6, II-A-7
Floating Rate Certificates:	Senior Certificates and Mezzanine Certificates
Group I Senior Certificates:	I-A-1, I-A-2, I-A-3, I-A-4
Group II Senior Certificates:	II-A-1, II-A-2A, II-A-2B, II-A-3, II-A-4, II-A-5, II-A-6, II-A-7
Senior Certificates:	Group I Senior and Group II Senior Certificates
Group I Mezzanine Certificates:	I-M-1, I-M-2, I-M-3, I-M-4, I-M-5
Group II Mezzanine Certificates:	II-M-1, II-M-2, II-M-3, II-M-4, II-M-5, II-M-6, II-M-7, II-M-8, II-M-9
Mezzanine Certificates	Group I Mezzanine and Group II Mezzanine Certificates
Group I Subordinate Certificates:	Group I Mezzanine Certificates, I-CE
Group II Subordinate Certificates:	Group II Mezzanine Certificates, II-CE
Group I Certificates:	Group I Senior, Group I Subordinate, Class I-P and Class I-R Certificates
Group II Certificates:	Group II Senior, Group II Subordinate, Class II-P and Class II-R Certificates
Group I Offered Certificates:	Group I Senior and Group I Mezzanine Certificates
Group II Offered Certificates:	Group II Senior and Group II Mezzanine Certificates
Offered Certificates:	Group I and Group II Offered Certificates
Non-Offered Certificates:	I-CE, I-P, I-R, II-CE, II-P, II-R
Residual Certificates:	I-R, II-R
Book-Entry Certificates:	Offered Certificates

Class I-CE and Class II-CE Certificates

The Class I-CE and Class II-CE Certificates are not offered by this prospectus supplement.  The Class I-CE  certificates will have an initial certificate principal balance of approximately $7,001,367 which is approximately equal to the initial overcollateralization with respect to group I required by the pooling and servicing agreement.  The Class I-CE Certificates initially evidence an interest of approximately 0.85% of the cut-off date principal balance of the group I mortgage loans in the trust.  The Class II-CE  certificates will have an initial certificate principal balance of approximately $16,355,998 which is approximately equal to the initial overcollateralization with respect to group II required by the pooling and servicing agreement.  The Class II-CE Certificates initially evidence an interest of approximately 1.05% of the cut-off date principal balance of the group II mortgage loans in the trust.

Class I-P and Class II-P Certificates

The Class I-P and the Class II-P Certificates are not offered by this prospectus supplement.  The Class I-P and the Class II-P Certificates will each have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class I-P and the Class II-P Certificates will be entitled to all prepayment premiums, penalties or charges received in respect of the group I mortgage loans and group II mortgage loans, respectively, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Residual Certificates

The Class I-R Certificates are residual certificates and represent the residual interests in the portion of the trust related to group I.  The Class II-R Certificates are residual certificates and represent the residual interests in the portion of the trust related to group II.

Distribution Dates

Distributions on the offered certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in May 2007.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances.  See “Description of the Certificates–Book-Entry Registration” in this prospectus supplement.

Group I—Available Distribution Amount

On each distribution date, the securities administrator will make distributions to the supplemental interest trust, to group I certificateholders and to the group I senior certificate insurer from the group I available distribution amount for such distribution date.  The group I available distribution amount on any distribution date from which the premium and any reimbursement amounts will  be paid to group I senior certificate insurer and principal and interest distributions will be made to certificateholders will generally include the following amounts, net of servicing fees, credit risk manager fees, premiums payable in connection with certain lender paid primary mortgage insurance policies, if applicable, any net swap payments, any swap termination payments payable to a swap provider that are not the result of a swap provider trigger event, prepayment charges with respect to the group I mortgage loans and certain other expenses of the trust:

●

amounts received on the group I mortgage loans during the related due period in respect of scheduled principal and interest payments (including advances received from the servicers and/or master servicer);

●

full and partial prepayments received on the group I mortgage loans during the related prepayment period (including compensating interest received from the servicers and/or master servicer);

●

any other unscheduled amounts received on the group I mortgage loans during the related prepayment period, including liquidation proceeds and proceeds received in connection with the repurchase of a group I mortgage loan; and

●

with respect to the distribution date immediately following the termination of the pre-funding period, any remaining pre-funded amount for group I, as described in this prospectus supplement.

Group I—Interest Distributions

On each distribution date, interest will be distributed to each class of interest bearing group I offered certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance for such group I certificates at the related pass-through rate provided for in this prospectus supplement, less any interest shortfalls allocated to such certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates, together with interest on such unpaid amounts at the applicable pass-through rate. Interest on the group I offered certificates will be calculated based on a 360-day year and the actual number of days elapsed during the related interest accrual period.

On each distribution date, interest accrued on each class of interest bearing group I certificates will be reduced by such class’ share of (i) prepayment interest shortfalls on the group I mortgage loans not covered by compensating interest paid by the  related servicers or the master servicer, (ii) interest shortfalls on the group I mortgage loans as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws  and (iii) such class’ share of certain realized losses on the group I mortgage loans in the related loan group attributable to interest.

The group I senior certificates will be entitled to payments of interest prior to the payment of interest to the group I mezzanine certificates.  Each class of group I mezzanine certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of group I mezzanine certificates with a lower payment priority.

See “Description of the Certificates—Group I—Interest Distributions” in this prospectus supplement.

Group I—Principal Distributions

On each distribution date, the securities administrator will distribute the principal distribution amount with respect to the group I mortgage loans, for such distribution date to the group I offered certificates and to the group I senior certificate insurer, in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such group I certificate has been reduced to zero and all amounts due to the group I senior certificate insurer have been paid in full.

See “Description of the Certificates—Group I—Principal Distributions” in this prospectus supplement.

Group I—Credit Enhancement

The credit enhancement provided for the benefit of the holders of the group I offered certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under “Description of the Certificates—Group I—Subordination and Allocation of Losses” and “Group I—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.  In addition, the group I senior certificates will have the benefit of a certificate guaranty insurance policy issued by group I senior certificate insurer as described under “The Group I Senior Certificate Policy” in the prospectus supplement.

Group I—Excess Interest.  The group I mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay the premium due the group I senior certificate insurer, to distribute monthly interest on the group I offered certificates, to pay reimbursement amounts to group I senior certificate insurer and to pay certain fees and expenses of the trust and the supplemental interest trust (including with respect to the group I certificates any net swap payments payable to any swap provider and any swap termination payment payable to any swap provider that is not payable as a result of the occurrence of a swap provider trigger event under the applicable interest rate swap agreement).  Any excess interest from the group I mortgage loans each month will be available to absorb realized losses on the group I mortgage loans and to maintain or restore overcollateralization at required levels with respect to group I.

Group I—Overcollateralization. The aggregate principal balance of the initial group I mortgage loans as of the cut-off date and amounts on deposit in related the pre-funding account on the closing date will exceed the aggregate certificate principal balance of the group I senior certificates, the group I mezzanine certificates and the Class I-P Certificates on the closing date by approximately $7,001,367 or approximately 0.85% of the aggregate principal balance of the initial group I mortgage loans as of the cut-off date and amounts on the deposit in the group I pre-funding account on the closing date, which is approximately equal to the initial amount of overcollateralization required to be provided by the group I mortgage loans under the pooling and servicing agreement.  See “Description of the Certificates—Group I—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Group I—Subordination. The rights of the holders of the group I mezzanine certificates and Class I-CE Certificates to receive distributions of principal and interest will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the group I senior certificates and the rights of group I senior certificate insurer to receive its premium and reimbursement amounts.

In addition, to the extent described under “Description of the Certificates–Group I–Subordination and Allocation of Losses” in this prospectus supplement, the rights of the holders of the Class I-CE Certificates will be subordinated to the rights of the holders of each class of group I mezzanine certificates, and the rights of the holders of each class of group I mezzanine certificates will be subordinated to the rights of the holders of each class of group I mezzanine certificates with a lower numerical designation.

Subordination is intended to enhance the likelihood of regular distributions on the more senior group I certificates in respect of interest and principal and to afford the more senior group I certificates protection against realized losses on the group I  mortgage loans, as described under “Description of the Certificates—Group I—Subordination and Allocation of Losses” in this prospectus supplement.

Group I—The Group I Senior Certificate Policy

The MBIA Insurance Corporation certificate guaranty insurance policy will guarantee certain interest and principal payments to holders of the group I senior certificates under the instances described in this prospectus supplement. No other classes of certificates will benefit from the certificate guaranty insurance policy.

For information about MBIA Insurance Corporation and for a more detailed discussion of the MBIA Insurance Corporation certificate guaranty insurance policy, see “Description of the Certificates” and “The Group I Senior Certificate Policy” in this prospectus supplement.

Group I—Allocation of Losses

If, on any distribution date, there is not sufficient excess interest, overcollateralization (represented by the Class I-CE Certificates) to absorb realized losses on the group I mortgage loans or payments made by the swap counterparty under the group I certificate interest rate swap agreement or payments made by the cap counterparty under the cap agreement, then realized losses on the group I mortgage loans will be allocated to the Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, sequentially, in that order, until each such class certificate principal balance is reduced to zero, and then to the group I senior certificates, pro rata, based on the certificate principal balance of each certificate, until the respective certificate principal balance is reduced to zero.  However, on each distribution date, group I senior certificate insurer, in accordance with the terms of the policy will be required to make a payment in respect of principal to the holders of the group I senior certificates in an amount equal to any realized losses allocated to such certificates on such distribution date after giving effect to all payments of principal of such certificates on such distribution date.  See “Description of the Certificates–Group I—Subordination and Allocation of Losses” in this prospectus supplement.

Once realized losses are allocated to the group I offered certificates, their certificate principal balances will be reduced by the amount so allocated (except, in the case of the group I senior certificates, such amount so allocated will be reduced by the amount of principal paid by group I senior certificate insurer in respect thereof).  However, the amount of any realized losses allocated to the group I offered certificates may be distributed to the holders of those certificates to the extent of funds available as described in this prospectus supplement under “Description of the Certificates—Group I—Excess Spread and Overcollateralization Provisions” and “—The Group I Certificate Certificate Interest Rate Swap Agreement, The Group I Certificate Swap Provider and the Group I Certificate Swap Account.”

Group I— Interest Rate Cap Agreement

The group I offered certificates will have the benefit of a group I interest rate cap agreement provided by The Bank of New York for each distribution date commencing in May 2012 and terminating immediately following the distribution date in May 2014, unless terminated earlier in accordance with the provisions of the group I interest rate cap agreement. Pursuant to the group I interest rate cap agreement, on the second business day prior to each distribution date the group I cap provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the group I offered certificates a floating amount, as a cap payment, equal to the product of (i) the excess, if any, of (x) one-month LIBOR (as determined pursuant to the Group I Interest Rate Cap Agreement) over (y) the cap strike rate (as set forth on Annex II to this prospectus supplement), (ii) the cap notional amount (as set forth on Annex II to this prospectus supplement) and (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date and the denominator of which is 360.  On the business day prior to each distribution date, any cap payments received by the securities administrator from the group I cap provider under the group I interest rate cap agreement will be deposited into a reserve fund referred to in this prospectus supplement as the group I cap payment account and will be available for distribution to the group I offered certificates and to the group I senior certificate insurer to pay any interest shortfall amounts, to pay any unpaid interest shortfall amounts, to maintain or restore overcollateralization, to cover realized losses on the group I mortgage loans allocated to the group I offered certificates, to cover certain reimbursement amounts and to pay any net WAC rate carryover amounts, as described in this prospectus supplement.

Group I Certificate Interest Rate Swap Agreement

The group I offered certificates will have the benefit of an interest rate swap agreement, referred to in this prospectus supplement as the group I certificate interest rate swap agreement, provided by Deutsche Bank AG, New York Branch for each distribution date commencing in June 2007 and terminating immediately following the distribution date in April 2012, unless the group I certificate interest rate swap agreement is terminated earlier in accordance with its provisions.  The group I certificate interest rate swap agreement will have an initial notional amount of $807,803,821.90.

Pursuant to the group I certificate interest rate swap agreement, on each distribution date the securities administrator (on behalf of the supplemental interest trust and from funds available in an account, referred to in this prospectus supplement as the group I certificate interest rate swap account) will be obligated to pay to the group I certificate swap provider an amount equal to the product of (a) 4.95% per annum, (b) the notional amount set forth in the group I certificate interest rate swap agreement and (c) a fraction, the numerator of which is 30 and the denominator of which is 360. The amount payable by the group I certificate swap provider with respect to the group I certificate interest rate swap agreement, referred to in this prospectus supplement as the group I certificate swap provider, to the supplemental interest trust for the benefit of the certificateholders will equal the product of (a) one-month LIBOR (as calculated pursuant to the group I certificate interest rate swap agreement), (b) the notional amount set forth in the group I certificate interest rate swap agreement and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date and the denominator of which is 360.  However, only the net amount of the two obligations will be paid on each distribution date by the appropriate party.

On each distribution date, to the extent that the amount payable by the securities administrator under the group I certificate interest rate swap agreement exceeds the amount payable by the group I certificate swap provider, the securities administrator will be required to deposit the amount of such excess into the group I certificate interest rate swap account.  The group I certificate interest rate swap account will be an asset of a supplemental trust and amounts deposited to this account will be used by the securities administrator, on behalf of the trustee of the supplemental trust, to remit net payments to the group I certificate swap provider.  On the business day preceding any distribution date on which the group I certificate swap provider is required to make a net payment to the supplemental trust pursuant to the group I certificate interest rate swap agreement, the group I certificate swap provider will be required to deposit such net amount to the certificate interest rate swap account.

Any net amounts paid by the group I certificate swap provider to the supplemental interest trust will be used, with respect to group I, on the applicable distribution date to pay any interest shortfall amounts, to pay unpaid interest shortfall amounts, to maintain or restore overcollateralization, to cover realized losses on the group I mortgage loans allocated to the group I senior certificates and group I mezzanine certificates, to pay certain reimbursement amounts to the group I senior certificate insurer and to pay any net WAC rate carryover amounts as described under “Description of the Certificates—Group I—The Certificate Interest Rate Swap Agreement, the Group I Certificate Swap Provider and the Group I Certificate Swap Account–The Group I Certificate Interest Rate Swap Agreement, the Cap Provider and the Group I Cap Payment Account”.

Upon early termination of the group I certificate interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust and from funds in the group I certificate swap account) or the group I certificate swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Any such termination payment will be computed in accordance with the procedures set forth in the group I certificate interest rate swap agreement.  In the event that the securities administrator is required to make such a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full.  Any swap termination payments due from the securities administrator to the group I certificate swap provider that do not result from the occurrence of a swap provider trigger event will be paid to the group I certificate swap provider on the applicable distribution date or dates before any distributions are made to group I certificateholders.

The group I senior certificate insurer will issue an interest rate swap insurance policy for the group I certificate interest rate swap agreement for the benefit of the related swap counterparty, the “swap policy,” to guaranty payment from the issuing entity to the related swap counterparty of the net swap payments thereunder and, under the limited circumstances described in the swap policy, swap termination payments payable thereunder. The certificateholders are not beneficiaries of the swap policy and are not entitled to receive payment thereunder.

See “Description of the Certificates–Group I—The Group I Certificate Interest Rate Swap Agreement, the Group I Certificate Swap Provider and the Group I Certificate Swap Account—Group I—The Group I Certificate Interest Rate Swap Agreement” in this prospectus supplement.

Group I—Class I-A-1 Interest Rate Swap Agreement

The Class I-A-1 Certificates will have the benefit of a separate interest rate swap agreement, referred to in this prospectus supplement as the Class I-A-1 interest rate swap agreement, provided by Deutsche Bank AG, New York Branch.  The Class I-A-1 interest rate swap agreement will be in effect beginning on the distribution date in May 2007 through the earlier of the distribution date in May 2037 and the distribution date on which the principal balance of the Class I-A-1 Certificates has been reduced to zero, unless terminated earlier in accordance with its terms.  The Class I-A-1 interest rate swap will have an initial notional amount of $80,000,000.

On each distribution date, the amount payable by the securities administrator (on behalf of the supplemental interest trust and from funds available in the Class I-A-1 interest rate swap account) to the Class I-A-1 swap provider will be an amount equal to the product of:

(a) the least of (1) the sum of (A) One-Month LIBOR plus 0.14% for any distribution date on or prior to the first possible related optional termination date or One-Month LIBOR plus 0.28% for any distribution date after the first possible related optional termination date and (B) a per annum rate not to exceed 0.06% for any distribution date on or prior to the first possible related optional termination date or 0.12% per annum for any distribution date after the first possible related optional termination date, (2) the weighted average net mortgage rate (as defined herein) for the group I mortgage loans for the related accrual period and (3) 10.50% per annum,

(b) a notional amount equal to the lesser of: (1) the principal balance of the Class I-A-1 Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the group I mortgage loans as of the first day of the related due period, and

(c) the actual number of days in the related interest accrual period divided by 360.

The amount payable with respect to each distribution date by the Class I-A-1 swap provider to the supplemental interest trust will be an amount equal to the product of:

(a)

One-Month LIBOR plus 0.14% for any distribution date on or prior to the first possible related optional termination date, or  One-Month LIBOR plus 0.28% for any distribution date after the first possible related optional termination date,

(b)

a notional amount equal to the lesser of: (1) the principal balance of the Class I-A-1 Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the group I mortgage loans as of the first day of the related due period, and

(c)

the actual number of days in the related interest accrual period divided by 360.

On each distribution date, to the extent that the amount payable by the securities administrator under the Class I-A-1 interest rate swap agreement exceeds the amount payable by the Class I-A-1 swap provider, the securities administrator will be required to deposit on the business day preceding the applicable distribution date such amount into the Class I-A-1 interest rate swap account and then remit such amount to the Class I-A-1 swap provider.  To the extent that the amount payable by the Class I-A-1 swap provider exceeds the amount payable by the securities administrator, the Class I-A-1 swap provider will be required to deposit such net amount to the Class I-A-1 interest rate swap account, reduced (but not below zero) by any amount received by the securities administrator on that distribution date with respect to the group I interest rate cap agreement and the group I certificate interest rate swap agreement that is used to pay to the Class I-A-1 Certificates any interest shortfall amounts, unpaid interest shortfall amounts and any net WAC carryover amounts.  Any net payments received by the securities administrator from the Class I-A-1 swap provider pursuant to the Class I-A-1 interest rate swap agreement will be used to pay amounts due to the holders of the Class I-A-1 Certificates with respect to any interest shortfall amounts, unpaid interest shortfall amounts and any net WAC rate carryover amounts and certain reimbursement amounts to the group I senior certificate insurer.

Upon early termination of the Class I-A-1 interest rate swap agreement, the securities administrator (on behalf of a supplemental interest trust and from funds available in the Class I-A-1 interest rate swap account) or the Class I-A-1 swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Such swap termination payment will be computed in accordance with the procedures set forth in the Class I-A-1 interest rate swap agreement.  In the event that the securities administrator is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to any distributions to  the group I mezzanine certificateholders.  Any net swap payment amounts payable by the securities administrator as well as any swap termination amounts payable to the Class I-A-1 swap provider that are not payable as a result of the occurrence of a Class I-A-1 swap provider trigger event will first be deposited to the Class I-A-1 interest rate swap account and will be paid to the Class I-A-1 swap provider on the applicable distribution date before distributions to  the group I mezzanine certificateholders.

See “Description of the Certificates–The Swap Agreements, the Swap Providers and the Swap Accounts–Group I—The Class I-A-1 Interest Rate Swap Agreement” in this prospectus supplement.

Group II—Available Distribution Amount

On each distribution date, the securities administrator will make distributions to the supplemental interest trust and to group II certificateholders from the group II available distribution amount for such distribution date.  The group II available distribution amount on any distribution date from which principal and interest distributions will be made to certificateholders will generally include the following amounts, net of servicing fees, credit risk manager fees, premiums payable in connection with certain lender paid primary mortgage insurance policies, if applicable, any net swap payments, any swap termination payments payable to a swap provider that are not the result of a swap provider trigger event, prepayment charges with respect to the group II mortgage loans and certain other expenses of the trust:

•

amounts received on the group II mortgage loans during the related due period in respect of scheduled principal and interest payments (including advances received from the servicers and/or master servicer);

•

full and partial prepayments received on the group II mortgage loans during the related prepayment period (including compensating interest received from the servicers and/or master servicer);

•

any other unscheduled amounts received on the group II mortgage loans during the related prepayment period, including liquidation proceeds and proceeds received in connection with the repurchase of a group II mortgage loan; and

•

with respect to the distribution date immediately following the termination of the pre-funding period, any remaining pre-funded amount for group II, as described in this prospectus supplement.

Group II—Interest Distributions

On each distribution date, interest will be distributed to each class of interest bearing group II offered certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance for such group II certificates at the related pass-through rate provided for in this prospectus supplement, less any interest shortfalls allocated to such certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates, together with interest on such unpaid amounts at the applicable pass-through rate. Interest on the group II offered certificates will be calculated based on a 360-day year and the actual number of days elapsed during the related interest accrual period.

On each distribution date, interest accrued on each class of interest bearing group II certificates will be reduced by such class’ share of (i) prepayment interest shortfalls on the group II mortgage loans not covered by compensating interest paid by the related servicers or the master servicer, (ii) interest shortfalls on the group II mortgage loans as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws  and (iii) such class’ share of certain realized losses on the group II mortgage loans in the related loan group attributable to interest.

The group II senior certificates will be entitled to payments of interest prior to the payment of interest to the group II mezzanine certificates.  Each class of group II mezzanine certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of group II mezzanine certificates with a lower payment priority.

See “Description of the Certificates—Group II—Interest Distributions” in this prospectus supplement.

Group II—Principal Distributions

On each distribution date, the securities administrator will distribute the principal distribution amount with respect to the group II mortgage loans, for such distribution date to the group II offered certificates, in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such group II certificate has been reduced to zero.

See “Description of the Certificates—Group II—Priority of Distributions” in this prospectus supplement.

Group II—Credit Enhancement

The credit enhancement provided for the benefit of the holders of the group II offered certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under “Description of the Certificates—Group II—Subordination and Allocation of Losses” and “Group II—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Group II—Excess Interest.  The group II mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the group II offered certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including with respect to the group II certificates any net swap payments payable to any swap provider and any swap termination payment payable to any swap provider that is not payable as a result of the occurrence of a swap provider trigger event under the applicable interest rate swap agreement).  Any excess interest from the group II mortgage loans each month will be available to absorb realized losses on the group II mortgage loans and to maintain or restore overcollateralization at required levels with respect to group II.

Group II—Overcollateralization. The aggregate principal balance of the initial group II mortgage loans as of the cut-off date and amounts on deposit in the group II pre-funding account on the closing date will exceed the aggregate scheduled principal balance of the group II senior certificates, the group II mezzanine certificates and the Class II-P Certificates on the closing date by approximately $16,355,998, or approximately 1.05% of the aggregate principal balance of the initial group II mortgage loans as of the cut-off date and any amounts on the deposit in the group II pre-funding account on the closing date, which is approximately equal to the initial amount of overcollateralization required to be provided by the group II mortgage loans under the pooling and servicing agreement.  See “Description of the Certificates—Group II—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Group II—Subordination. The rights of the holders of the group II mezzanine certificates and Class II-CE Certificates to receive distributions of principal and interest will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the group II senior certificates.

In addition, to the extent described under “Description of the Certificates–Group II Subordination and Allocation of Losses” in this prospectus supplement, the rights of the holders of the Class II-CE Certificates will be subordinated to the rights of the holders of each class of group II mezzanine certificates, and the rights of the holders of each class of group II mezzanine certificates will be subordinated to the rights of the holders of each class of group II mezzanine certificates with a lower numerical designation.

Subordination is intended to enhance the likelihood of regular distributions on the more senior group II certificates in respect of interest and principal and to afford the more senior group II certificates protection against realized losses on the group II  mortgage loans, as described under “Description of the Certificates—Group II—Subordination and Allocation of Losses” in this prospectus supplement.

Group II—Allocation of Losses

If, on any distribution date, there is not sufficient excess interest, overcollateralization (represented by the Class II-CE Certificates) to absorb realized losses on the group II mortgage loans or payments made by the swap counterparty under the group II certificate interest rate swap agreement, then realized losses on the group II mortgage loans will be allocated to the Class II-M-9, Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Certificates, sequentially, in that order, until each such class certificate principal balance is reduced to zero, and then to the Class II-A-7 Certificates until its class certificate principal balance is reduced to zero, and then to the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, pro rata, based on the certificate principal balance of each certificate, until the respective certificate principal balance is reduced to zero; provided, however, (i) any realized losses otherwise allocable to the Class II-A-2A and Class II-A-2B Certificates will be allocated to the Class II-A-3 Certificates, until the certificate principal balance of the Class II-A-3 Certificates is reduced to zero and (ii) any realized losses otherwise allocable to the Class II-A-5 Certificates will be allocated to the Class II-A-6 Certificates, until the class principal  balance of the Class II-A-6 Certificates is reduced to zero.  See “Description of the Certificates–Group II—Subordination and Allocation of Losses” in this prospectus supplement.

Once realized losses are allocated to the offered certificates, their certificate principal balances will be reduced by the amount so allocated.  However, the amount of any realized losses allocated to the offered certificates may be distributed to the holders of those certificates to the extent of funds available as described in this prospectus supplement under “Description of the Certificates—Group II—Excess Spread and Overcollateralization Provisions” and “Group II—The Group II Certificate Interest Rate Swap Agreement, the Group II Swap Provider and the Group II Swap Account.”

Group II Certificate Interest Rate Swap Agreement

The group II offered certificates will have the benefit of an interest rate swap agreement, referred to in this prospectus supplement as the group II certificate interest rate swap agreement, provided by Deutsche Bank AG, New York Branch for each distribution date commencing in June 2007 and terminating immediately following the distribution date in May 2012, unless the group II certificate interest rate swap agreement is terminated earlier in accordance with its provisions.  The group II certificate interest rate swap agreement will have an initial notional amount of $1,528,750,838.68.

Pursuant to the group II certificate interest rate swap agreement, on each distribution date the securities administrator (on behalf of the supplemental interest trust and from funds available in an account, referred to in this prospectus supplement as the group II certificate interest rate swap account) will be obligated to pay to the group II certificate swap provider an amount equal to the product of (a) 5.10% per annum, (b) the notional amount set forth in the group II certificate interest rate swap agreement and (c) a fraction, the numerator of which is 30 and the denominator of which is 360. The amount payable by the swap provider with respect to the group II certificate interest rate swap agreement, referred to in this prospectus supplement as the group II certificate swap provider, to the supplemental interest trust for the benefit of the certificateholders will equal the product of (a) one-month LIBOR (as calculated pursuant to the group II certificate interest rate swap agreement), (b) the notional amount set forth in the group II certificate interest rate swap agreement and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date and the denominator of which is 360.  However, only the net amount of the two obligations will be paid on each distribution date by the appropriate party.

On each distribution date, to the extent that the amount payable by the securities administrator under the group II certificate interest rate swap agreement exceeds the amount payable by the group II certificate swap provider, the securities administrator will be required to deposit the amount of such excess into the group II certificate interest rate swap account.  The certificate interest rate swap account will be an asset of a supplemental trust and amounts deposited to this account will be used by the securities administrator, on behalf of the trustee of the supplemental trust, to remit net payments to the group II certificate swap provider.  On the business day preceding any distribution date on which the group II certificate swap provider is required to make a net payment to the supplemental trust pursuant to the group II certificate interest rate swap agreement, the group II certificate swap provider will be required to deposit such net amount to the certificate interest rate swap account.

Any net amounts paid by the group II certificate swap provider to the supplemental interest trust will be used, with respect to group II, on the applicable distribution date to pay any interest shortfall amounts, to pay unpaid interest shortfall amounts, to maintain or restore overcollateralization, to cover realized losses on the group II mortgage loans allocated to the group II offered certificates and to pay any net WAC rate carryover amounts as described under “Description of the Certificates—Group II—The Group II Interest Rate Swap Agreement, the Swap Providers and the Swap Accounts–The Group II Certificate Interest Rate Swap Agreement”.

Upon early termination of the group II certificate interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust and from funds in the group II certificate swap account) or the group II certificate swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Any such termination payment will be computed in accordance with the procedures set forth in the group II certificate interest rate swap agreement.  In the event that the securities administrator is required to make such a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full.  Any swap termination payments due from the securities administrator to the group II certificate swap provider that do not result from the occurrence of a swap provider trigger event will be paid to the group II certificate swap provider on the applicable distribution date or dates before any distributions are made to group II certificateholders.

See “Description of the Certificates–The Swap Agreements, the Swap Providers and the Swap Accounts—Group II—The Group II Certificate Interest Rate Swap Agreement” in this prospectus supplement.

Group II—Class II-A-2A Interest Rate Swap Agreement

The Class II-A-2A Certificates will have the benefit of a separate interest rate swap agreement, referred to in this prospectus supplement as the Class II-A-2A interest rate swap agreement, provided by Deutsche Bank AG, New York Branch.  The Class II-A-2A interest rate swap agreement will be in effect beginning on the distribution date in May 2007 through the earlier of the distribution date in June 2037 and the distribution date on which the principal balance of the Class II-A-2A Certificates has been reduced to zero, unless terminated earlier in accordance with its terms.  The Class II-A-2A interest rate swap will have an initial notional amount of $132,844,000.

On each distribution date, the amount payable by the securities administrator (on behalf of the supplemental interest trust and from funds available in the Class II-A-2A interest rate swap account) to the Class II-A-2A swap provider will be an amount equal to the product of:

(a) the least of (1) the sum of (A) One-Month LIBOR plus 0.18% for any distribution date on or prior to the first possible related optional termination date or One-Month LIBOR plus 0.36% for any distribution date after the first possible related optional termination date and (B) a per annum rate not to exceed 0.06% for any distribution date on or prior to the first possible related optional termination date or 0.12% per annum for any distribution date after the first possible related optional termination date, (2) the weighted average net mortgage rate (as defined herein) for the group II mortgage loans for the related accrual period and (3) 10.50% per annum,

(b) a notional amount equal to the lesser of: (1) the principal balance of the Class II-A-2A Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the group II mortgage loans as of the last day of the related due period, and

(c) the actual number of days in the related interest accrual period divided by 360.

The amount payable with respect to each distribution date by the Class II-A-2A swap provider to the supplemental interest trust will be an amount equal to the product of:

(a) one-month LIBOR plus 0.18% for any distribution date on or prior to the first possible related optional termination date, or  one-month LIBOR plus 0.36% for any distribution date after the first possible related optional termination date,

(b) a notional amount equal to the lesser of: (1) the principal balance of the Class II-A-2A Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the group II mortgage loans as of the last day of the related due period, and

(c) the actual number of days in the related interest accrual period divided by 360.

On each distribution date, to the extent that the amount payable by the securities administrator under the Class II-A-2A interest rate swap agreement exceeds the amount payable by the Class II-A-2A swap provider, the securities administrator will be required to deposit such amount into the Class II-A-2A interest rate swap account and then remit such amount to the Class II-A-2A swap provider.  To the extent that the amount payable by the Class II-A-2A swap provider exceeds the amount payable by the securities administrator, the Class II-A-2A swap provider will be required to deposit on the business day preceding the applicable distribution date such net amount to the Class II-A-2A interest rate swap account, reduced (but not below zero) by any amount received by the securities administrator on that distribution date with respect to the group II certificate interest rate swap agreement that is used to pay to the Class II-A-2A Certificates any interest shortfall amounts, unpaid interest shortfall amounts and any net WAC carryover amounts.  Any net payments received by the securities administrator from the Class II-A-2A swap provider pursuant to the Class II-A-2A interest rate swap agreement will be used to pay amounts due to the holders of the Class II-A-2A Certificates with respect to any interest shortfall amounts, unpaid interest shortfall amounts and any net WAC carryover amounts.

Upon early termination of the Class II-A-2A interest rate swap agreement, the securities administrator (on behalf of a supplemental interest trust and from funds available in the Class II-A-2A interest rate swap account) or the Class II-A-2A swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Such swap termination payment will be computed in accordance with the procedures set forth in the Class II-A-2A interest rate swap agreement.  In the event that the securities administrator is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to any distributions to certificateholders.  Any net swap payment amounts payable by the securities administrator as well as any swap termination amounts payable to the Class II-A-2A swap provider that are not payable as a result of the occurrence of a Class II-A-2A swap provider trigger event will first be deposited to the Class II-A-2A interest rate swap account and will be paid to the Class II-A-2A swap provider on the applicable distribution date before distributions to certificateholders.

See “Description of the Certificates–The Swap Agreements, the Swap Providers and the Swap Accounts–Group II—The Class II-A-2A Interest Rate Swap Agreement” in this prospectus supplement.

Group II—Class II-A-5 Interest Rate Swap Agreement

The Class II-A-5 Certificates will have the benefit of a separate interest rate swap agreement, referred to in this prospectus supplement as the Class II-A-5 interest rate swap agreement, provided by Deutsche Bank AG, New York Branch.  The Class II-A-5 interest rate swap agreement will be in effect beginning on the distribution date in May 2007 through the earlier of the distribution date in June 2037 and the distribution date on which the principal balance of the Class II-A-5 Certificates has been reduced to zero, unless terminated earlier in accordance with its terms.  The Class II-A-5 interest rate swap will have an initial notional amount of $202,068,000.

On each distribution date, the amount payable by the securities administrator (on behalf of the supplemental interest trust and from funds available in the Class II-A-5 interest rate swap account) to the Class II-A-5 swap provider will be an amount equal to the product of:

(a) the least of (1) the sum of (A) One-Month LIBOR plus 0.20% for any distribution date on or prior to the first possible related optional termination date or One-Month LIBOR plus 0.40% for any distribution date after the first possible related optional termination date and (B) a per annum rate not to exceed 0.06% for any distribution date on or prior to the first possible related optional termination date or 0.12% per annum for any distribution date after the first possible related optional termination date, (2) the weighted average net mortgage rate (as defined herein) for the group II mortgage loans for the related accrual period and (3) 10.50% per annum,

(b) a notional amount equal to the lesser of: (1) the principal balance of the Class II-A-5 Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the group II mortgage loans as of the last day of the related due period, and

(c) the actual number of days in the related interest accrual period divided by 360.

The amount payable with respect to each distribution date by the Class II-A-5 swap provider to the supplemental interest trust will be an amount equal to the product of:

(a) one-month LIBOR plus 0.20% for any distribution date on or prior to the first possible optional termination date, or  one-month LIBOR plus 0.40% for any distribution date after the first possible optional termination date,

(b) a notional amount equal to the lesser of: (1) the principal balance of the Class II-A-5 Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the group II mortgage loans as of the last day of the related due period, and

(c) the actual number of days in the related interest accrual period divided by 360.

On each distribution date, to the extent that the amount payable by the securities administrator under the Class II-A-5 interest rate swap agreement exceeds the amount payable by the Class II-A-5 swap provider, the securities administrator will be required to deposit such amount into the Class II-A-5 interest rate swap account and then remit such amount to the Class II-A-5 swap provider.  To the extent that the amount payable by the Class II-A-5 swap provider exceeds the amount payable by the securities administrator, the Class II-A-5 swap provider will be required to deposit on the business day preceding the applicable distribution date such net amount to the Class II-A-5 interest rate swap account, reduced (but not below zero) by any amount received by the securities administrator on that distribution date with respect to the group II certificate interest rate swap agreement that is used to pay to the Class II-A-5 Certificates any interest shortfall amounts, unpaid interest shortfall amounts and any net WAC carryover amounts.  Any net payments received by the securities administrator from the Class II-A-5 swap provider pursuant to the Class II-A-5 interest rate swap agreement will be used to pay amounts due to the holders of the Class II-A-5 Certificates with respect to any interest shortfall amounts, unpaid interest shortfall amounts and any net WAC carryover amounts.

Upon early termination of the Class II-A-5 interest rate swap agreement, the securities administrator (on behalf of a supplemental interest trust and from funds available in the Class II-A-5 interest rate swap account) or the Class II-A-5 swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Such swap termination payment will be computed in accordance with the procedures set forth in the Class II-A-5 interest rate swap agreement.  In the event that the securities administrator is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to any distributions to certificateholders.  Any net swap payment amounts payable by the securities administrator as well as any swap termination amounts payable to the Class II-A-5 swap provider that are not payable as a result of the occurrence of a Class II-A-5 swap provider trigger event will first be deposited to the Class II-A-5 interest rate swap account and will be paid to the Class II-A-5 swap provider on the applicable distribution date before distributions to certificateholders.

See “Description of the Certificates–The Swap Agreements, the Swap Providers and the Swap Accounts–Group II—The Class II-A-5 Interest Rate Swap Agreement” in this prospectus supplement.

Retention of Certain Servicing Rights

The sponsor will retain certain rights relating to the servicing of the mortgage loans, including the right to sell the servicing rights with respect to approximately 100% of the mortgage loans serviced by GMAC Mortgage, LLC, and Ocwen Loan Servicing, LLC at any time to a successor servicer as further specified in the pooling and servicing agreement.  Any such transfer of servicing on a group I mortgage loan requires the prior written consent of the group I senior certificate insurer if the transfer is being made to a servicer that is not either a servicer of any group I mortgage loan on the closing date or is the master servicer, in the capacity of servicer, which consent shall not be unreasonably withheld.

See “Servicing–Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Advances

Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under “Servicing—Advances” in this prospectus supplement. The master servicer, in its capacity as successor servicer, will be obligated to make any required delinquency advance if the applicable servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable servicer or the master servicer, as the case may be, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Servicing–Advances” in this prospectus supplement and “Description of the Securities–Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

With respect to the group I mortgage loans, the servicing fee that will be paid to the related servicers ranges from approximately 0.200% per annum to approximately 0.375% per annum, and the weighted average servicing fee for the group I mortgage loans as of the cut-off date will be approximately 0.340% per annum.

With respect to the group II mortgage loans, the servicing fee that will be paid to the related servicers ranges from approximately 0.200% per annum to approximately 0.375% per annum, and the weighted average servicing fee for the group II mortgage loans as of the cut-off date will be approximately 0.345% per annum.

The servicing fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.  The obligation to pay the servicing fee to the related servicer will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

Credit Risk Manager Fee

With respect to the group I mortgage loans and group II mortgage loans, the fee that will be paid to the credit risk manager will be equal to approximately 0.009% per annum of the stated principal balance of each mortgage loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.

Expected Final Distribution Date

The expected final distribution date for each class of offered certificates is as set forth in the following table:

Class	Expected Final Distribution Date
I-A-1	December 2013
I-A-2	December 2013
I-A-3	April 2013
I-A-4	December 2013
II-A-1	November 2008
II-A-2A	September 2012
II-A-2B	September 2012
II-A-3	September 2012
II-A-4	April 2014
II-A-5	April 2014
II-A-6	April 2014
II-A-7	April 2014

I-M-1	December 2013
I-M-2	December 2013
I-M-3	December 2013
I-M-4	December 2013
I-M-5	April 2013
II-M-1	April 2014
II-M-2	April 2014
II-M-3	April 2014
II-M-4	April 2014
II-M-5	April 2014
II-M-6	April 2014
II-M-7	April 2014
II-M-8	April 2014
II-M-9	December 2013

The expected final distribution date for each class of offered certificates is based upon (i) 100% PPC of the related mortgage loans and (ii) the modeling assumptions used in this prospectus supplement, as described under “Prepayment and Yield Considerations–Prepayment Assumption and Modeling Assumptions” assuming the optional termination for the related loan group is exercised on the earliest possible distribution date, as described in this prospectus supplement under “The Pooling and Servicing Agreement–Optional Termination”.  It is possible that the principal balance of the certificates may be fully paid or reduced to zero, as applicable, prior to the related expected final distribution date, or may not be fully paid or reduced to zero, as applicable, by the related expected final distribution date.

Last Scheduled Distribution Date

The last scheduled distribution date for the group I certificates is the distribution date in May 2037, which is the distribution date occurring one month after the original scheduled maturity date for the latest maturing group I mortgage loan.

The last scheduled distribution date for the group II certificates is the distribution date in June 2037, which is the distribution date occurring one month after the original scheduled maturity date for the latest maturing 30-year group II mortgage loan.

The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the mortgage loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the mortgage loans.

Optional Termination

The master servicer may, at its option and subject to certain conditions, purchase the group I mortgage loans (and any properties acquired in respect of the group I mortgage loans) when the total outstanding principal balance of the group I mortgage loans (and the fair market value of any properties acquired in respect of the group I mortgage loans) on any distribution date is less than or equal to 10% of the sum of the aggregate outstanding principal balance of the group I mortgage loans as of the cut-off date.  In the event the master servicer fails to exercise its optional termination right within 90 days of the first date that it is able to exercise such right and the group I senior certificates are outstanding or any reimbursement amounts owed to the group I senior certificate insurer are outstanding, the group I senior certificate insurer may, at its option, exercise the optional termination right. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

The master servicer may, at its option and subject to certain conditions, purchase the group II mortgage loans (and any properties acquired in respect of the group II mortgage loans) when the total outstanding principal balance of the group II mortgage loans (and the fair market value of any properties acquired in respect of the group II mortgage loans) on any distribution date is less than or equal to 10% of the sum of the aggregate outstanding principal balance of the group II mortgage loans as of the cut-off date.

See “Pooling and Servicing Agreement–Optional Termination” in this prospectus supplement.

Federal Income Tax Treatment

The offered certificates will represent ownership of REMIC regular interests, which will be treated as ownership of debt, coupled with certain contractual rights and obligations.  Certificateholders must include in income all interest and any original issue discount on such offered certificates in accordance with the accrual method of accounting, even if the certificateholder is otherwise a cash method taxpayer.  The residual certificates will consist of components, each of which will represent the sole class of residual interests in a REMIC.

Certain classes of offered certificates may be treated as having been issued with original issue discount.

See “Federal Income Tax Consequences” in this prospectus supplement.

Legal Investment

Prior to the date on which the balance of the applicable pre-funding account has been reduced to zero, the offered certificates will not constitute “mortgage-related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as “SMMEA”.  On and after the date on which the balance of the applicable pre-funding account has been reduced to zero, the offered certificates (other than the Class I-M-3, Class I-M-4, Class I-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates) will constitute “mortgage-related securities” for purposes of the SMMEA  for so long as such offered certificates are rated in one of the two highest rating categories by S&P, Moody’s, Fitch Ratings or another nationally recognized statistical rating organization.  Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them.  See “Legal Investment Aspects” in this prospectus supplement.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, a person investing assets of any such plans or arrangements may not hold or acquire (i) group I offered certificates (other than the Class I-A-1 Certificates), before the termination of the group I certificate interest rate swap agreement and the group I interest rate cap agreement, (ii) the Class I-A-1 Certificates, before the termination of the Class I-A-1 interest rate swap agreement, the group I certificate interest rate swap agreement and the group I interest rate cap agreement respectively, (iii) group II offered certificates (other than the Class II-A-2A and Class II-A-5 Certificates), before the termination of the group II certificate interest rate swap agreement (iv) the Class II-A-2A Certificates, before the termination of the Class II-A-2A interest rate swap agreement and the group II certificate interest rate swap agreement or (v) the Class II-A-5 Certificates, before the termination of the Class II-A-5 interest rate swap agreement and the group II certificate interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the administrative or statutory exemptions described in this prospectus supplement under “ERISA Considerations.”

We refer you to “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

TRANSACTION STRUCTURE

RISK FACTORS

The offered certificates may not be suitable investments for you.  In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

The certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the related mortgage loans.  Mortgage prepayment rates are likely to fluctuate significantly from time to time.  You should consider the associated risks, including the following:

Prepayments on the mortgage loans may affect the yield on your certificates.

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If the mortgage loans are prepaid at a rate faster than assumed, this may reduce the yields of related classes of certificates purchased at a premium over their principal balances.  If the mortgage loans are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of certificates purchased at a discount to their principal balances.  However, with respect to approximately 33.09% of the group I mortgage loans and approximately 36.61% of the group II mortgage loans, by aggregate principal balance of the related mortgage loans as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.  All prepayment charges collected will be paid to the holder of the Class I-P and the Class II-P Certificates, except such prepayment charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

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If your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

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If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related certificates.

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The rate of principal payments on the mortgage loans varies and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See “Prepayment and Yield Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

The pass-through rates on the offered certificates are subject to a weighted average net rate cap.

The pass-through rates on the offered certificates are subject to a cap generally equal to the weighted average of the net mortgage rates of the related mortgage loans, net of any related net swap payments and related swap termination payments payable to each related swap provider and not due to a swap provider trigger event and net of the other expenses of the trust fund. Therefore, the prepayment of the mortgage loans in a loan group with higher mortgage rates may result in a lower pass-through rate on the related offered certificates.

To the extent that interest paid to a class of offered certificates is calculated based on a rate equal to the related Net WAC Pass-Through Rate, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of offered certificates absent such cap will create a shortfall.  That shortfall will carry forward with interest thereon.  These shortfalls, to the extent not covered by excess cash flow for the related loan group or payments made under the group I interest rate cap agreement, group I certificate interest rate swap agreement or Class I-A-1 interest rate swap agreement (solely with respect to the Class 1-A-1 Certificates), with respect to the group I certificates, or the group II certificate interest rate swap agreement, Class II-A-2A interest rate swap agreement (solely with respect to the Class II-A-2A Certificates) or Class II-A-5 interest rate swap agreement (solely with respect to Class II-A-5 Certificates), with respect to the group II certificates, may remain unpaid on the related optional termination date or, if the related optional termination is not exercised, on the final payment date.  Such shortfalls are not covered by the group I senior certificate policy issued by the group I senior certificate insurer.  In addition, when the pass-through rates applicable to the group I or group II certificates are limited by the related Net WAC Pass-Through Rate, there may be little or no excess cash flow for the related loan group to cover losses and to maintain or restore the required level of overcollateralization.  No assurance can be given that the excess cash flow for the related loan group that may be available to cover the shortfalls resulting from the limitation of the pass-through rates on the group I or group II certificates as applicable will be sufficient for that purpose.

Losses and delinquent payments on the group I mortgage loans may affect the return on the group I certificates.

If, as a result of losses on the group I mortgage loans, the certificate principal balance of the Class I-CE Certificates (which is equal to the group I overcollateralization amount) is reduced to zero, the yield on each class of group I mezzanine certificates will be extremely sensitive to losses on the group I mortgage loans since such losses will then be allocated to the class of group I mezzanine certificates with the lowest payment priority until the certificate principal balance of each such class has been reduced to zero.  If, as a result of losses on the group I mortgage loans, the certificate principal balance of the Class I-CE Certificates and the group I mezzanine certificates is reduced to zero, the yield on the group I senior certificates will be extremely sensitive to losses on the group I mortgage loans since such losses will then be allocated to the group I senior certificates, pro rata, based on the certificate principal balance of each certificate, until each respective certificate principal balance is reduced to zero.

Delinquencies on the group I mortgage loans that are not covered by amounts advanced by the related servicers or the master servicer, as applicable, because the related servicers or the master servicer believe such amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class I-CE, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2, Class I-M-1, sequentially, in that order, and then on the group I senior certificates pro rata based on their respective certificate principal balance.

Realized losses with respect to group I mortgage loans will be allocated to a class of group I certificates by reducing or “writing down” the certificate principal balance thereof by the amount of losses allocated to that class.  Such written down amounts will not accrue interest and, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Group I—Subordination and Allocation of Losses”, such amounts will not be reinstated.  However, the amount of realized losses allocated to the group I offered certificates may be distributed to the holders of those group I certificates as described in this prospectus supplement from excess cash flow for the related loan group, from amounts received under the group I interest rate cap agreement and from amounts received under the group I certificate interest rate swap agreement; provided, however, that to the extent such amounts were otherwise covered under the group I senior certificate policy issued by the group I senior certificate insurer, such amounts will instead be paid to the group I senior certificate insurer.

The yields on the group I offered certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the group I mortgage loans.  Losses on the group I mortgage loans resulting in a reduction in the certificate principal balance of the group I offered certificates will cause less interest to accrue on such group I certificates than would otherwise be the case.  The earlier a loss and resulting reduction in certificate principal balance occur, the greater the effect on an investor’s yields.

Unless the aggregate certificate principal balance of the group I senior certificates has been reduced to zero and all amounts due to the group I senior certificate insurer have been paid in full, the group I mezzanine certificates generally will not be entitled to any principal distributions until at least the distribution date in May 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the group I mortgage loans exceed the levels set forth under “Description of the Certificates—Group I—Glossary—Trigger Event” in this prospectus supplement.  As a result, the weighted average lives of the group I mezzanine certificates will be longer than would be the case if distributions of principal were allocated among all of the group I certificates at the same time. As a result of the longer weighted average lives of the group I mezzanine certificates, the holders of these group I certificates have a greater risk of suffering a loss on their investments. Further, because such group I certificates might not receive any principal if certain delinquency levels are exceeded, it is possible for such group I certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the group I mortgage loans.

Losses and delinquent payments on the group II mortgage loans may affect the return on the group II certificates.

If, as a result of losses on the group II mortgage loans, the certificate principal balance of the Class II-CE Certificates (which is equal to the group II overcollateralization amount) is reduced to zero, the yield on each class of group II mezzanine certificates will be extremely sensitive to losses on the group II mortgage loans since such losses will then be allocated to the class of group II mezzanine certificates with the lowest payment priority until the certificate principal balance of each such class has been reduced to zero.  If, as a result of losses on the group II mortgage loans, the aggregate certificate principal balance of the Class II-CE Certificates and the group II mezzanine certificates is reduced to zero, the yield on the Class II-A-7 senior certificates will be extremely sensitive to losses on the group II mortgage loans since such losses will then be allocated to the Class II-A-7 Certificates until the certificate principal balance of the Class II-A-7 Certificates has been reduced to zero.  If, as a result of losses on the group II mortgage loans, the certificate principal balance of the Class II-CE Certificates, the group II mezzanine certificates and Class II-A-7 Certificates is reduced to zero, the yield on the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates will be extremely sensitive to losses on the group II mortgage loans since such losses will be allocated to the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, pro rata, based on the certificate principal balance of each certificate, until the respective certificate principal balance is reduced to zero; provided, however, (i) any realized losses otherwise allocable to the Class II-A-2A and Class II-A-2B Certificates will be allocated to the Class II-A-3 Certificates, until the certificate principal balance of the Class II-A-3 Certificates is reduced to zero and (ii) any realized losses otherwise allocable to the Class II-A-5 Certificates will be allocated to the Class II-A-6 Certificates, until the certificate principal balance of the Class II-A-6 Certificates is reduced to zero.

Delinquencies on the group II mortgage loans that are not covered by amounts advanced by the related servicers or the master servicer, as applicable, because the related servicers or the master servicer believe such amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class II-CE, Class II-M-9, Class II-M-8, Class II-M-7, Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1, sequentially, in that order, because any resulting shortfalls to the extent not covered by excess interest for the related loan group will be borne first by the Class II-CE Certificates, second by the group II mezzanine certificates sequentially, in the reverse order of their seniority, third by the Class II-A-7 Certificates, and fourth by the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, on a pro rata basis; provided, however, (i) any realized losses otherwise allocable to the Class II-A-2A and Class II-A-2B Certificates will be allocated to the Class II-A-3 Certificates, until the certificate principal balance of the Class II-A-3 Certificates is reduced to zero and (ii) any realized losses otherwise allocable to the Class II-A-5 Certificates will be allocated to the Class II-A-6 Certificates, until the certificate principal balance of the Class II-A-6 Certificates is reduced to zero.

Realized losses will be allocated to a class of group II certificates by reducing or “writing down” the certificate principal balance thereof by the amount of losses allocated to that class.  Such written down amounts will not accrue interest and, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Group II—Subordination and Allocation of Losses”, such amounts will not be reinstated.  However, the amount of realized losses allocated to the group II offered certificates may be distributed to the holders of those group II certificates as described in this prospectus supplement from excess cash flow for the related loan groups, from amounts received under the group II certificate interest rate swap agreement.

The yields on the group II offered certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the group II mortgage loans.  Losses on the group II mortgage loans resulting in a reduction in the certificate principal balance of the group II offered certificates will cause less interest to accrue on such group II certificates than would otherwise be the case.  The earlier a loss and resulting reduction in certificate principal balance occurs, the greater the effect on an investor’s yields.

Unless the aggregate certificate principal balance of the group II senior certificates has been reduced to zero, the group II mezzanine certificates generally will not be entitled to any principal distributions until at least the distribution date in May 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the group II mortgage loans exceed the levels set forth under “Description of the Certificates—Group II—Glossary—Trigger Event” in this prospectus supplement.  As a result, the weighted average lives of the group II mezzanine certificates will be longer than would be the case if distributions of principal were allocated among all of the group II certificates at the same time. As a result of the longer weighted average lives of the group II mezzanine certificates, the holders of these group II certificates have a greater risk of suffering a loss on their investments. Further, because such group II certificates might not receive any principal if certain delinquency levels are exceeded, it is possible for such group II certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the group II mortgage loans.

The yields to maturity on the offered certificates will depend on a variety of factors.

The yields to maturity on the offered certificates will depend on:

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the applicable pass-through rate thereon;

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the applicable purchase price;

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the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates;

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the rate, timing and severity of realized losses on the related mortgage loans, adjustments to the mortgage rates on the related mortgage loans, the amount of excess interest generated by the related mortgage loans and the allocation to the offered certificates of certain interest shortfalls;

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with respect to the group I offered certificates, payments due from the supplemental interest trust in respect of payments received from the group I cap provider and the group I certificate swap provider under the group I interest rate cap agreement and group I certificate interest rate swap agreement, respectively;

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with respect to the Class I-A-1 Certificates, payments due from the supplemental interest trust in respect of payments received from the Class I-A-1 swap provider under the Class I-A-1 interest  rate swap agreement;

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with respect to the group II offered certificates, payments due from the supplemental interest trust in respect of payments received from the group II certificate swap provider under the group II certificate interest rate swap agreement;

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with respect to the Class II-A-2A Certificates, payments due from the supplemental interest trust in respect of payments received from the Class II-A-2A swap provider under the Class II-A-2A interest  rate swap agreement; and

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with respect to the Class II-A-5 Certificates, payments due from the supplemental interest trust in respect of payments received from the Class II-A-5 swap provider under the Class II-A-5 interest  rate swap agreement.

In general, if the offered certificates are purchased at a premium and principal distributions on those certificates occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered certificates are purchased at a discount and principal distributions on those certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC to call (based on the assumed prepayment rates set forth under “Yield on the Certificates–Weighted Average Lives” in this prospectus supplement) and weighted average lives corresponding thereto.  No representation is made that the mortgage loans in either loan group will prepay at such rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale.

The difference between the pass-through rates on the offered certificates and the mortgage rates on the related  mortgage loans may result in interest shortfalls on such certificates.

The yield to maturity on the offered certificates may be affected by the resetting of the mortgage rates on the related group of mortgage loans on their related adjustment dates. In addition, because the mortgage rate for (i)  approximately 28.62%, 70.30% and 1.08% of the adjustable-rate group I mortgage loans adjusts based on Six-Month LIBOR (as defined herein), One-Year LIBOR (as defined herein) and One-Year CMT (as defined herein), respectively, plus a fixed percentage amount  and (ii) approximately 71.77%, 27.81% and 0.42% of the adjustable-rate group II mortgage loans adjusts based on Six-Month LIBOR (as defined herein), One-Year LIBOR (as defined herein) and One-Year CMT (as defined herein), respectively, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the mortgage loans after their adjustments.  Finally, the mortgage rates on all of hybrid adjustable-rate mortgage loans are based on Six-Month LIBOR, One-Year LIBOR or One-Year CMT while the pass-through rates on the offered certificates are based on One-Month LIBOR.  Consequently, the application to such certificates of the weighted average net mortgage rate cap, which is equal to the weighted average mortgage rate on the mortgage loans in the related loan group, net of certain fees of the trust related to such loan group (including any net swap payment payable to any related swap provider and any swap termination payment payable to any related swap provider that is not due to the occurrence of a swap provider trigger event under a related interest rate swap agreement and, in the case of group I the premium due to the group I senior certificate insurer with respect to the group I senior certificate insurer), could adversely affect the yield to maturity on such certificates.  In addition, the applicable weighted average net mortgage rate cap will decrease if the mortgage loans in the related loan group with relatively high mortgage rates prepay at a faster rate than mortgage loans in the related loan group with relatively low mortgage rates.

If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds for the related loan group remaining after certain other distributions on the related group of offered certificates, payments to the group I senior certificate insurer and the payment of certain fees and expenses of the trust related to such loan group (including any related net swap payments payable to each swap provider and any related swap termination payments payable to each swap provider that does not result from the occurrence of a swap provider trigger event under one of the related interest rate swap agreements). Such interest shortfalls are not covered by the group I senior certificate policy issued by the group I senior certificate insurer.  The ratings on the offered certificates will not address the likelihood of any recovery of interest shortfalls by holders of these offered certificates from amounts collected on the related mortgage loans.

Amounts used to pay such interest shortfalls on the group I offered certificates may be supplemented by amounts received under the group I interest rate cap agreement to the extent that such amount is available in the priority described in this prospectus supplement, the group I certificate interest rate swap agreement and, with respect to the Class I-A-1 Certificates, the Class I-A-1 interest rate swap agreement; however, no amount will be received from the applicable swap provider unless the amount payable by such swap provider to the securities administrator (on behalf of the supplemental interest trust) on any distribution date exceeds the amount payable by the securities administrator to such swap provider on such distribution date, and such amounts are available for distribution to the various classes of group I certificates based on the payment priorities described in this prospectus supplement.  However, the amount received from the group I cap provider and the swap providers under the group I interest rate cap agreement and the group I certificate interest rate swap agreements, respectively, may be insufficient to pay group I certificateholders the full amount of interest which they would have received absent the application of the applicable weighted average net mortgage rate cap.

Amounts used to pay such interest shortfalls on the group II offered certificates may be supplemented by amounts received under the group II certificate interest rate swap agreement and, with respect to the Class II-A-2A and Class II-A-5 Certificates, the Class II-A-2A and Class II-A-5 interest rate swap agreement, respectively; however, no amount will be received from the applicable swap provider unless the amount payable by such swap provider to the securities administrator (on behalf of the supplemental interest trust) on any distribution date exceeds the amount payable by the securities administrator to such swap provider on such distribution date, and such amounts are available for distribution to the various classes of group II certificates based on the payment priorities described in this prospectus supplement.  However, the amount received from the group II swap providers under the group II certificate interest rate swap agreements may be insufficient to pay group II certificateholders the full amount of interest which they would have received absent the application of the applicable weighted average net mortgage rate cap.

Payment in Full of a Balloon Loan Depends on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately 1.80% and 3.30% of the group I and group II mortgage loans, respectively (by aggregate principal balance as of the cut-off date), will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity.  Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

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the level of available mortgage interest rates at the time of sale or refinancing;

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the borrower’s equity in the related mortgaged property;

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the financial condition of the borrower;

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tax laws;

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prevailing general economic conditions; and

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the availability of credit for single family real properties generally.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

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the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit;

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the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

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the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the related servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults. Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund. The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the pooling and servicing agreement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

The group I interest rate cap agreement and the group I cap provider.

Any amounts received from the group I cap provider under the group I interest rate cap agreement will be applied as described in this prospectus supplement to pay interest shortfalls for group I, maintain or restore overcollateralization for group I, repay realized losses on the group I mortgage loans allocated to the group I offered certificates, pay certain amounts to the group I senior certificate insurer and pay any Net WAC Rate Carryover Amounts on the group I offered certificates.  No assurance can be made that any amounts will be received under the group I interest rate cap agreement, or that any such amounts that are received will be sufficient to pay interest shortfalls for group I, maintain or restore overcollateralization for group I, repay realized losses on the group I mortgage loans allocated to the group I offered certificates and pay any Net WAC Rate Carryover Amounts on the group I offered certificates.

To the extent that distributions on the group I offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the group I interest rate cap agreement, the ability of the securities administrator to make such distributions on the group I offered certificates will be subject to the credit risk of the group I cap provider. Although there is a mechanism in place to facilitate replacement of the group I interest rate cap agreement upon the default or credit impairment of the group I cap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement group I interest rate cap agreement. See “Description of the Certificates—Group I—The Group I Interest Rate Cap Agreement, the Group I Cap Provider and the Group I Cap Payment Account” in this prospectus supplement.

The group I certificate interest rate swap agreement and the group I certificate swap provider.

Any amounts received from the group I certificate swap provider under the group I certificate interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls for group I, maintain or restore overcollateralization for group I, repay realized losses on the group I mortgage loans allocated to the group I offered certificates, pay certain amounts to the group I senior certificate insurer and pay any Net WAC Rate Carryover Amounts (as defined herein) on the group I certificates.  No assurance can be made that any amounts will be received under the group I certificate interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls for group I, maintain or restore overcollateralization for group I, repay realized losses on the group I mortgage loans allocated to the group I offered certificates and pay any Net WAC Rate Carryover Amounts on the group I certificates.

To the extent that distributions on the group I offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the group I certificate interest rate swap agreement, the ability of the securities administrator to make such distributions on the group I offered certificates will be subject to the credit risk of the group I certificate swap provider. Although there is a mechanism in place to facilitate replacement of the group I certificate interest rate swap agreement upon the default or credit impairment of the group I certificate swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement group I certificate interest rate swap agreement. See “Description of the Certificates—Group I—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group I Certificate Interest Rate Swap Agreement” in this prospectus supplement.

Any net certificate interest rate swap payment payable to the group I certificate swap provider under the terms of any of group I certificate interest rate swap agreement will reduce the amount available for distribution to certificateholders, and may reduce the pass-through rates of the group I offered certificates.  Any swap termination amount payable to the group I certificate swap provider upon the early termination of the group I certificate interest rate swap agreement that is not due to a group I certificate swap provider trigger event will reduce the amount available for distribution to holders of the group I offered certificates.

Upon early termination of the group I certificate interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the group I certificate swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the group I certificate interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the group I offered certificates.  Due to the priority of the application of the available distribution amount for group I, the group I mezzanine certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the securities administrator pursuant to the group I certificate interest rate swap agreement before such effects are borne by the group I senior certificates or the group I senior certificate insurer and, therefore, one or more classes of group I mezzanine certificates may suffer a loss as a result of such payment.

The Class I-A-1 interest rate swap agreement and the Class I-A-1 swap provider.

Any amounts received from the Class I-A-1 swap provider under the Class I-A-1 interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls for group I, any Net WAC Rate Carryover Amounts (as defined herein) on the Class I-A-1 Certificates and certain payments to the group I senior certificate insurer.  No assurance can be made that any amounts will be received under the Class I-A-1 interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls for group I and any Net WAC Rate Carryover Amounts on the Class I-A-1 certificates.

To the extent that distributions on the Class I-A-1 certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Class I-A-1 interest rate swap agreement, the ability of the securities administrator to make such distributions on the Class I-A-1 certificates will be subject to the credit risk of the Class I-A-1 swap provider. Although there is a mechanism in place to facilitate replacement of the Class I-A-1 interest rate swap agreement upon the default or credit impairment of the Class I-A-1 swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement Class I-A-1 interest rate swap agreement. See “Description of the Certificates—Group I—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Class I-A-1 Interest Rate Swap Agreement” in this prospectus supplement.

No assurance can be made that any amounts will be received under the Class I-A-1 interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls with respect to the Class I-A-1 Certificates or to pay any Net WAC Rate Carryover Amounts on the Class I-A-1 Certificates.  Any net Class I-A-1 interest rate swap payment payable to the Class I-A-1 swap provider under the terms of the Class I-A-1 interest rate swap agreement will reduce the amount available for distribution to group I certificateholders, and may reduce the pass-through rates of the group I offered certificates.  Any swap termination amount payable to the Class I-A-1 swap provider upon the early termination of the Class I-A-1 interest rate swap agreement that is not due to a Class I-A-1 swap provider trigger event will reduce the amount available for distribution to holders of the offered certificates.

Upon early termination of the Class I-A-1 interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the Class I-A-1 swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the Class I-A-1 interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, prior to distributions to for group I certificateholders.  This feature may result in losses on the Class I-A-1 Certificates.

The group II certificate interest rate swap agreement and the group II certificate swap provider.

Any amounts received from the group II certificate swap provider under the group II certificate interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls for group II, maintain or restore overcollateralization for group II, repay realized losses on the group II mortgage loans allocated to the group II offered certificates and pay any Net WAC Rate Carryover Amounts (as defined herein) on the group II certificates.  No assurance can be made that any amounts will be received under the group II certificate interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls for group II, maintain or restore overcollateralization for group II, repay realized losses on the group II mortgage loans allocated to the group II offered certificates and pay any Net WAC Rate Carryover Amounts on the group II certificates.

To the extent that distributions on the group II offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the group II certificate interest rate swap agreement, the ability of the securities administrator to make such distributions on the group II offered certificates will be subject to the credit risk of the group II certificate swap provider. Although there is a mechanism in place to facilitate replacement of the group II certificate interest rate swap agreement upon the default or credit impairment of the group II certificate swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement group II certificate interest rate swap agreement. See “Description of the Certificates—Group II—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group II Certificate Interest Rate Swap Agreement” in this prospectus supplement.

No assurance can be made that any amounts will be received under the group II certificate interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls for group II, restore or maintain required overcollateralization for group II, to repay realized losses on the group II mortgage loans allocated to the group II offered certificates, or to pay the any Net WAC Rate Carryover Amounts on the group II offered certificates.  Any net certificate interest rate swap payment payable to the group II certificate swap provider under the terms of any of group II certificate interest rate swap agreement will reduce the amount available for distribution to group II certificateholders, and may reduce the pass-through rates of the group II offered certificates.  Any swap termination amount payable to the group II certificate swap provider upon the early termination of the group II certificate interest rate swap agreement that is not due to a group II certificate swap provider trigger event will reduce the amount available for distribution to holders of the group II offered certificates.

Upon early termination of the group II certificate interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the group II certificate swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the group II certificate interest rate swap agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to group II certificateholders.  This feature may result in losses on the group II offered certificates.  Due to the priority of the application of the available distribution amount for group II, the group II mezzanine certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the securities administrator pursuant to the group II certificate interest rate swap agreement before such effects are borne by the group II senior certificates and, therefore, one or more classes of group II mezzanine certificates may suffer a loss as a result of such payment.  Similarly, due to the priority of the application of the available distribution amount for group II, the Class II-A-7 Certificates will bear the effects of any shortfalls before such effects are borne by the other classes of group II senior certificates, the Class II-A-6 Certificates will bear the effect of any shortfalls before such effects are borne by the Class II-A-5 Certificates and the Class II-A-3 Certificates will bear the effect of any shortfalls before such effects are borne by the Class II-A-2A and Class II-A-2B Certificates.

The Class II-A-2A interest rate swap agreement and the Class II-A-2A swap provider.

Any amounts received from the Class II-A-2A swap provider under the Class II-A-2A interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls and any Net WAC Rate Carryover Amounts (as defined herein) on the Class II-A-2A Certificates.  No assurance can be made that any amounts will be received under the Class II-A-2A interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls and any Net WAC Rate Carryover Amounts on the Class II-A-2A certificates.

To the extent that distributions on the Class II-A-2A certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Class II-A-2A interest rate swap agreement, the ability of the securities administrator to make such distributions on the Class II-A-2A certificates will be subject to the credit risk of the Class II-A-2A swap provider. Although there is a mechanism in place to facilitate replacement of the Class II-A-2A interest rate swap agreement upon the default or credit impairment of the Class II-A-2A swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement Class II-A-2A interest rate swap agreement. See “Description of the Certificates—Group II—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Class II-A-2A Interest Rate Swap Agreement” in this prospectus supplement.

No assurance can be made that any amounts will be received under the Class II-A-2A interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls with respect to the Class II-A-2A Certificates or to pay any Net WAC Rate Carryover Amounts on the Class II-A-2A Certificates.  Any net Class II-A-2A interest rate swap payment payable to the Class II-A-2A swap provider under the terms of the Class II-A-2A interest rate swap agreement will reduce the amount available for distribution to certificateholders, and may reduce the pass-through rates of the group II offered certificates.  Any swap termination amount payable to the Class II-A-2A swap provider upon the early termination of the Class II-A-2A interest rate swap agreement that is not due to a Class II-A-2A swap provider trigger event will reduce the amount available for distribution to holders of the offered certificates.

Upon early termination of the Class II-A-2A interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the Class II-A-2A swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the Class II-A-2A interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to group II certificateholders.  This feature may result in losses on the Class II-A-2A Certificates.

The Class II-A-5 interest rate swap agreement and the Class II-A-5 swap provider.

Any amounts received from the Class II-A-5 swap provider under the Class II-A-5 interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls and any Net WAC Rate Carryover Amounts (as defined herein) on the Class II-A-5 Certificates.  No assurance can be made that any amounts will be received under the Class II-A-5 interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls and any Net WAC Rate Carryover Amounts on the Class II-A-5 certificates.

To the extent that distributions on the Class II-A-5 certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Class II-A-5 interest rate swap agreement, the ability of the securities administrator to make such distributions on the Class II-A-5 certificates will be subject to the credit risk of the Class II-A-5 swap provider. Although there is a mechanism in place to facilitate replacement of the Class II-A-5 interest rate swap agreement upon the default or credit impairment of the Class II-A-5 swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement Class II-A-5 interest rate swap agreement. See “Description of the Certificates—Group II—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Class II-A-5 Interest Rate Swap Agreement” in this prospectus supplement.

No assurance can be made that any amounts will be received under the Class II-A-5 interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls with respect to the Class II-A-5 Certificates or to pay any Net WAC Rate Carryover Amounts on the Class II-A-5 Certificates.  Any net Class II-A-5 interest rate swap payment payable to the Class II-A-5 swap provider under the terms of the Class II-A-5 interest rate swap agreement will reduce the amount available for distribution to certificateholders, and may reduce the pass-through rates of the group II offered certificates.  Any swap termination amount payable to the Class II-A-5 swap provider upon the early termination of the Class II-A-5 interest rate swap agreement that is not due to a Class II-A-5 swap provider trigger event will reduce the amount available for distribution to holders of the offered certificates.

Upon early termination of the Class II-A-5 interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the Class II-A-5 swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the Class II-A-5 interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to group II certificateholders.  This feature may result in losses on the Class II-A-5 Certificates.

Risks Related to the Group I Senior Certificate Policy

The group I senior certificate policy issued by MBIA Insurance Corporation, group I senior certificate insurer, covers current interest (and any interest unpaid from previous months) on, realized losses allocated to the group I senior certificates and the payment of principal on the final distribution date.  However, the group I senior certificates may incur losses to the extent that the group I senior certificate insurer does not perform its obligations under the group I senior certificate policy and the group I senior certificate policy does not cover certain interest shortfalls.

Investors in the group I mezzanine certificates should understand that certain payments to the group I senior certificate insurer from amounts received on the group I mortgage loans will reduce the amounts available to make payments on the group I mezzanine certificates, while the group I mezzanine certificates will not get the benefit of any payments under the group I senior certificate policy.  See “Description of the Certificates” and “The Group I Senior Certificate Policy” in this prospectus supplement.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so.  There is no assurance that such a secondary market will develop for any class of certificates or, if it develops, that it will continue.  Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield.  The market values of the certificates are likely to fluctuate.  These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  However, any class of certificates may experience illiquidity.

Other than the group I senior certificates, which also have the benefit of the group I senior certificate policy, payments from the mortgage loans and from the cap provider and swap providers are the sole source of payments on the certificates.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodians, the servicers, the trustee, the credit risk manager, the underwriter or any of their affiliates.  However, each of the depositor and the sponsor does have limited obligations with respect to certain breaches of its representations and warranties.  No governmental agency or instrumentality, the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodians, the trustee, the credit risk manager, the underwriter or any of their affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the related certificates, you will have no recourse to the depositor, the sponsor the master servicer, the servicers, the securities administrator, the custodians, the trustee, the credit risk manager, the underwriter or any of their affiliates.  Other than the group I senior certificates, which have the benefit of the group I senior certificate policy, the group I offered certificates will be entitled to payments only from amounts received or advanced in respect of the group I mortgage loans and payments from the related swap and cap agreements and the group II offered certificates will be entitled to payments only from amounts received or advanced in respect of the group II mortgage loans and payments from the related swap agreements.

The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

DB Structured Products, Inc. owns the servicing rights with respect to approximately 100% of the mortgage loans serviced by GMAC Mortgage, LLC and Ocwen Loan Servicing, LLC,  and may elect to transfer the servicing of those mortgage loans to a qualified successor servicer in accordance with the terms of the pooling and servicing agreement; provided that in the case of any such servicing transfer of a group I mortgage loan, the group I senior certificate insurer must consent to the transfer if the successor servicer is an entity which is not a servicer of a group 1 mortgage loan as of the closing date or the master servicer acting as a successor servicer.  On or about June 1, 2007, the servicing obligations are expected to transfer (i) from GMAC Mortgage, LLC to Countrywide Home Loans Servicing LP with respect to approximately 97.15% of the group I mortgage loans serviced by GMAC Mortgage, LLC, 83.65% of the group II mortgage loans serviced by GMAC Mortgage, LLC and (ii) from Ocwen Loan Servicing, LLC to Countrywide Home Loans Servicing LP with respect to approximately 36.41% of the group II mortgage loans Ocwen Loan Servicing, LLC.  All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons.  As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

The return on your certificates may be particularly sensitive to changes in the real estate markets in certain geographical areas.

As of the cut-off date, mortgaged properties located in California, Florida, New York, Virginia and Arizona secure approximately 40.15%, 9.37%, 6.45%, 6.26% and 4.70%, respectively, of the group I mortgage loans.  As of the cut-off date, mortgaged properties located in California, Florida and Arizona secure approximately 40.48%, 7.87% and 6.54%, respectively, of the group II mortgage loans.  If the residential real estate market in those states should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates.  If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors.  The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest with respect to the defaulted mortgage loans.

The high percentage of mortgaged properties located in California may cause the rate of delinquencies, defaults and losses on the mortgage loans to be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

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Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs.  In addition, recently the cost of crude oil reached record highs.  These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.  Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

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Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

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Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

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Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

Approximately 87.95% of the group I mortgage loans and approximately 76.90% of the group II mortgage loans by aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date, require the mortgagors to make monthly payments of accrued interest only for the first three, five, seven or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the mortgagor’s monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for three, five, seven or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on the related certificateholders’ investment.

The bankruptcy or insolvency of a servicer or the master servicer could further delay or reduce payments to you.

If a servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related servicing agreement or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable.  In this event, the ability of that servicer or the master servicer to service or master service the mortgage loans or to oversee the servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the transfer from the sponsor to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust will each be characterized as a sale.  Each of the sponsor and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of the sponsor may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act and similar state or local laws, referred to in this prospectus supplement as the Relief Act, provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates.  The group I senior certificate policy issued in connection with the group I senior certificates will not cover such shortfalls.  In addition, the Relief Act and similar state or local laws may affect the ability of the trust to foreclose on a mortgage loan the mortgagor of which is in active military service.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

To the extent amounts on deposit in a pre-funding account are not used, there may be a mandatory prepayment on the related certificates.

To the extent that the pre-funded amounts on deposit in a pre-funding account have not been fully applied to the purchase of subsequent mortgage loans on or before June 5, 2007, the holders of the group I or group II certificates, as applicable, entitled to principal will receive on the June 2007 distribution date the related pre-funded amount remaining after the purchase of the related subsequent mortgage loans as a prepayment of principal in accordance with the priorities set forth in this prospectus supplement.  Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding accounts and that there will be no material principal prepayment to the holders of the certificates on such distribution date.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future mortgagor performance. See “Description of the Mortgage Pool–Mortgage Loan Characteristics” in this prospectus supplement.

Information regarding historical performance of other mortgage loans may not be indicative of the performance of the loans in the trust fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

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differences in loan type;

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the relative seasoning of the pools;

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differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

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the extent to which the loans in a pool have prepayment penalties;

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whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

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whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Recent developments in the residential mortgage market may adversely affect the performance and market value of your securities .

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.

DESCRIPTION OF THE MORTGAGE POOL

General

On the closing date, the depositor will deposit two loan groups of mortgage loans into the trust.

The Initial Group I Mortgage Loans delivered to the trust on the Closing Date will consist of 1,615 conventional one- to four-family, first lien adjustable-rate and hybrid adjustable-rate mortgage loans that have an aggregate outstanding principal balance as of April 1, 2007 (the “Cut-Off Date”), after deducting payments due on or before that date, of approximately $683,190,956 (the “Initial Group I Mortgage Loans” or “Initial Loan Group I”).  None of the Initial Group I Mortgage Loans were delinquent as of the Cut-Off Date.

During the Pre-Funding Period, the trust will purchase subsequent mortgage loans to be included in the Initial Group I Mortgage Pool with amounts on deposit in the group I pre-funding account. After the termination of the Pre-Funding Period, the trust will include the Initial Group I Mortgage Loans and the Subsequent Group I Mortgage Loans (as defined below), which are expected to have an aggregate principal balance as of the Cut-Off Date of approximately $823,716,467 after application of scheduled payments due on or before the Cut-Off Date, whether or not received (the Initial Group I Mortgage Loans and the Subsequent Group I Mortgage Loans collectively, the “Group I Mortgage Loans” or “Loan Group I”).

The Initial Group II Mortgage Loans delivered to the trust on the Closing Date will consist of 4,433 conventional one-to four-family, first lien fixed-rate, adjustable-rate and hybrid adjustable-rate mortgage loans that have an aggregate outstanding principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $1,451,970,375 (the “Initial Group II Mortgage Loans” or “Initial Loan Group II”).  None of the Initial Group II Mortgage Loans were delinquent as of the Cut-Off Date.

During the Pre-Funding Period, the trust will purchase subsequent mortgage loans to be included in the Group II Mortgage Pool with amounts on deposit in the group II pre-funding account. After the termination of the Pre-Funding Period, the trust will include the Initial Group II Mortgage Loans and the Subsequent Group II Mortgage Loans (as defined below), which are expected to have an aggregate principal balance as of the Cut-Off Date of approximately $1,557,679,098 after application of scheduled payments due on or before the Cut-Off Date, whether or not received (the Initial Group II Mortgage Loans and the Subsequent Group II Mortgage Loans collectively, the “Group II Mortgage Loans” or “Loan Group II”).

The delinquency status of a Mortgage Loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered current in payment.  If the payment were not made on March 1, the Mortgage Loan would then be considered to be 30 days delinquent.

The Initial Group I Mortgage Loans and the Initial Group II Mortgage loans are collectively referred to in this prospectus supplement as the “Initial Mortgage Loans” and the Group I Mortgage Loans and Group II Mortgage Loans are collectively referred to in this prospectus supplement as the “Mortgage Loans” or the “Mortgage Pool”.  Each of Loan Group I and Loan Group II are referred to in this prospectus supplement as a “Loan Group”.

The description of the Group I Mortgage Loans (which includes the Initial Group I Mortgage Loans and the Subsequent Group I Mortgage Loans) and the Group II Mortgage Loans (which includes the Initial Group II Mortgage Loans and the Subsequent Group II Mortgage Loans) in this prospectus supplement, which includes the Mortgaged Properties related thereto to each related Loan Group, is based upon the principal balance of the each of the Mortgage Loans in such Loan Group at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not received.  References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date (determined as described in the preceding sentence).  Prior to the issuance of the certificates, Mortgage Loans may be removed from either loan group as a result of principal prepayments in full, delinquencies or otherwise.  In such event, other mortgage loans may be included in either loan group.  The depositor believes that the information set forth herein with respect to the Mortgage Loans is representative of the characteristics of the Mortgage Loans as it will actually be constituted at the time the certificates are issued, although the range of mortgage rates and certain other characteristics of the Mortgage Loans may vary.  See “–Additional Information” in this prospectus supplement.

All percentages with respect to the characteristics of the Mortgage Loans shown in this prospectus supplement are by aggregate stated principal balance of the Mortgage Loans or related loan group, as applicable and the aggregate number and aggregate stated principal balance of the Mortgage Loans or related loan group, as applicable, include information as of the Cut-Off Date pertaining to related Subsequent Mortgage Loans identified and expected to be transferred to the trust no later than June 5, 2007 as of the Cut-Off Date.  All dollar amounts, percentages and other numerical information relating to the Mortgage Loans or related loan group, as applicable, described herein are subject to a permitted variance of plus or minus 5%.

The Group I and Group II Mortgage Loans will have original terms to maturity of not greater than 40 years.  The Mortgage Loans, other than the Interest Only Loans (as defined below), will provide for initial monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms.  Approximately 87.95% of the Group I Mortgage Loans and 76.90% of the Group II Mortgage Loans, by aggregate principal balance of the Mortgage Loans in the related Loan Group, as of the Cut-off Date, are interest only loans (“Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first three, five, seven or ten years following origination.  After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a “Mortgaged Property”).  The Mortgaged Properties will include single family residences, two- to four-family dwelling units, townhouses, condominium units, co-ops, condotels, modulars  and planned unit developments, all of which are the property subject to the lien of the related mortgage and consist of no more than four units and has the additional characteristics described below and in the prospectus.

The mortgage rate on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

All of the Group I Mortgage Loans are adjustable-rate mortgage loans and approximately 0.83%, 0.20%, 15.04%, 63.73%, 17.42% and 2.77% of the Group I Mortgage Loans are hybrid adjustable-rate mortgage loans with an initial rate adjustment occurring one, two, three, five, seven or ten years, respectively, after the related date of origination.

Approximately 19.42% and 80.58% of the Group II Mortgage Loans are fixed-rate mortgage loans and adjustable-rate mortgage loans, respectively, and approximately 0.05%, 7.74%, 5.80%, 55.05%, 9.23% and 2.71% of the Group II Mortgage Loans are hybrid adjustable-rate mortgage loans with an initial rate adjustment occurring six months, and two, three, five, seven or ten years, respectively, after the related date of origination.

Mortgage Loan Characteristics

The weighted average FICO Score for the Group I Mortgage Loans and Group II Mortgage Loans that were scored are approximately 708 and 705, respectively.  “FICO Scores“ are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a mortgagor’s creditworthiness as of the time the score is obtained.  FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.  The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the mortgagor’s probability of default.  The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, meaning that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor.  The depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

Substantially all of the Mortgage Loans other than the Interest Only Loans will have principal and interest payable on the first day of each month, which day is called the due date.  None of the Group I Mortgage Loans will have an original scheduled maturity date later than 30 years.  None of the Group II Mortgage Loans will have an original scheduled maturity date later than 40 years.  At origination, the Group I Mortgage Loans and Group II Mortgage Loans had approximate loan-to-value ratios as described in the table below.

	Approximate Loan-to-Value Ratio
	Less than or equal to 80%	Greater than 80%, but less than or equal to 100%
Percentage of Group I Mortgage Loans by Principal Balance	97.89%	2.11%
Percentage of Group II Mortgage Loans by Principal Balance	95.64%	4.36%

The loan to value ratios were based upon (i) with respect to purchase money Mortgage Loans, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the Mortgaged Property and (ii) with respect to non-purchase money Mortgage Loans, the appraisal of the Mortgaged Property.  Approximately 2.11% and 3.20% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, having loan-to-value ratios greater than approximately 80% at origination are covered by mortgagor paid or lender paid primary mortgage insurance policies.  Approximately 1.22% and 2.28% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, are covered by lender paid primary mortgage insurance policies which will cover certain losses on such Mortgage Loans up to specified limits.

Approximately 33.09% and 36.61% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, by aggregate principal balance of the Mortgage Loans in the related Loan Group, as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but in most cases is equal to six months’ interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law.  The holders of the Class I-P Certificates will be entitled to all Prepayment Charges received on the Group I Mortgage Loans except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement. The holders of the Class II-P Certificates will be entitled to all Prepayment Charges received on the Group II Mortgage Loans except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.  Under the limited instances described under the terms of the related servicing agreement, the related servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003.  Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act may have on the prepayment performance of the Mortgage Loans. The depositor makes no representation as to the effect that the Prepayment Charges, decisions by the related servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans.  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

Tabular Characteristics of the Group I Mortgage Loans

Subject to a permitted variance of plus or minus 5%, as of the Cut-Off Date, the Group I Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group I Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
1 - 50,000	5	$ 193,961	0.02%
50,001 - 100,000	60	4,774,044	0.58
100,001 - 150,000	149	18,578,260	2.26
150,001 - 200,000	170	30,011,749	3.64
200,001 - 250,000	144	32,444,462	3.94
250,001 - 300,000	104	28,265,033	3.43
300,001 - 350,000	74	23,652,276	2.87
350,001 - 400,000	46	17,222,741	2.09
400,001 - 450,000	178	76,940,424	9.34
450,001 - 500,000	243	115,551,714	14.03
500,001 - 550,000	159	83,711,735	10.16
550,001 - 600,000	113	65,217,337	7.92
600,001 - 650,000	96	60,344,841	7.33
650,001 - 700,000	45	30,513,385	3.70
700,001 - 750,000	47	34,275,223	4.16
750,001 - 800,000	31	24,196,363	2.94
800,001 - 850,000	21	17,450,914	2.12
850,001 - 900,000	17	14,898,168	1.81
900,001 - 950,000	22	20,275,387	2.46
950,001 - 1,000,000	37	36,623,674	4.45
Greater than or equal to 1,000,001	55	88,574,776	10.75
Total:	1,816	$823,716,467	100.00%

Principal Balances of the Group I Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
1 - 50,000	6	$ 242,819	0.03%
50,001 - 100,000	60	4,781,539	0.58
100,001 - 150,000	149	18,578,260	2.26
150,001 - 200,000	172	30,390,007	3.69
200,001 - 250,000	143	32,301,203	3.92
250,001 - 300,000	105	28,597,822	3.47
300,001 - 350,000	72	23,304,424	2.83
350,001 - 400,000	46	17,222,741	2.09
400,001 - 450,000	178	76,940,424	9.34
450,001 - 500,000	244	116,224,342	14.11
500,001 - 550,000	159	83,765,277	10.17
550,001 - 600,000	113	65,266,633	7.92
600,001 - 650,000	95	59,869,841	7.27
650,001 - 700,000	45	30,628,521	3.72
700,001 - 750,000	46	33,583,332	4.08
750,001 - 800,000	31	24,196,363	2.94
800,001 - 850,000	22	18,295,914	2.22
850,001 - 900,000	17	14,898,168	1.81
900,001 - 950,000	21	19,430,387	2.36
950,001 - 1,000,000	37	36,623,674	4.45
Greater than or equal to 1,000,001	55	88,574,776	10.75
Total:	1,816	$823,716,467	100.00%

Geographic Distribution of the Group I Mortgaged Properties of the Mortgage Loans

Location	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
California	611	$330,697,565	40.15%
Florida	222	77,192,522	9.37
New York	85	53,121,549	6.45
Virginia	114	51,590,370	6.26
Arizona	73	38,735,808	4.70
Maryland	82	35,763,889	4.34
Illinois	70	25,530,769	3.1
Washington	55	24,541,304	2.98
Nevada	49	19,815,686	2.41
New Jersey	40	18,910,956	2.30
Massachusetts	35	16,737,642	2.03
Georgia	51	13,858,072	1.68
Colorado	25	11,549,522	1.40
Oregon	25	10,944,418	1.33
Minnesota	20	9,557,726	1.16
Utah	18	7,920,183	0.96
Michigan	21	7,819,947	0.95
North Carolina	26	7,148,506	0.87
South Carolina	17	6,871,475	0.83
Connecticut	14	5,368,675	0.65
Pennsylvania	20	5,193,212	0.63
Ohio	19	4,934,916	0.60
Hawaii	6	4,675,643	0.57
Texas	17	4,526,721	0.55
Maine	7	3,783,170	0.46
Rhode Island	6	3,001,630	0.36
Missouri	10	2,504,814	0.30
District of Columbia	9	2,409,347	0.29
Delaware	5	2,361,183	0.29
New Hampshire	5	2,048,663	0.25
Indiana	8	1,746,750	0.21
Tennessee	7	1,599,141	0.19
Wyoming	3	1,522,750	0.18
Idaho	5	1,375,097	0.17
New Mexico	5	1,220,400	0.15
Kentucky	5	1,203,471	0.15
Arkansas	1	996,257	0.12
Louisiana	3	959,197	0.12
Mississippi	3	906,369	0.11
Alabama	6	870,243	0.11
Kansas	2	647,430	0.08
West Virginia	2	516,320	0.06
Alaska	1	263,200	0.03
Nebraska	3	217,832	0.03
Wisconsin	2	192,301	0.02
Montana	1	149,528	0.02
South Dakota	1	110,000	0.01
Oklahoma	1	104,300	0.01
Total:	1,816	$823,716,467	100.00%

Mortgage Interest Rates of the Group I Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
4.000 - 4.499	1	$ 575,000	0.07%
4.500 - 4.999	7	4,451,011	0.54
5.000 - 5.499	33	16,144,226	1.96
5.500 - 5.999	128	83,111,635	10.09
6.000 - 6.499	247	159,807,184	19.40
6.500 - 6.999	418	218,429,761	26.52
7.000 - 7.499	373	140,117,046	17.01
7.500 - 7.999	386	127,925,753	15.53
8.000 - 8.499	186	61,993,893	7.53
8.500 - 8.999	31	9,308,845	1.13
9.000 - 9.499	6	1,852,114	0.22
Total:	1,816	$823,716,467	100.00%

Mortgaged Property Types of the Group I Mortgage Loans

Mortgaged Property Type	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Single Family Residence	1,006	$465,812,461	56.55%
PUD	442	214,294,444	26.02
Condominium	245	92,965,752	11.29
2-4 Family	111	47,435,572	5.76
Townhouse	10	1,945,338	0.24
Condotel	2	1,262,900	0.15
Total:	1,816	$823,716,467	100.00%

Original Loan-to-Value Ratios of the Group I Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.01 - 50.00	36	$ 19,117,126	2.32%
50.01 - 55.00	18	8,642,994	1.05
55.01 - 60.00	33	23,858,555	2.90
60.01 - 65.00	42	23,668,973	2.87
65.01 - 70.00	165	103,395,106	12.55
70.01 - 75.00	198	98,080,785	11.91
75.01 - 80.00	1,273	529,565,676	64.29
80.01 - 85.00	10	3,317,169	0.40
85.01 - 90.00	21	7,925,763	0.96
90.01 - 95.00	15	3,915,456	0.48
95.01 - 100.00	5	2,228,863	0.27
Total:	1,816	$823,716,467	100.00%

Loan Programs of the Group I Mortgage Loan

Loan Program	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Stated Documentation	884	$ 387,525,773	47.05%
No Ratio	329	135,141,887	16.41
Full Documentation	239	122,112,966	14.82
Reduced	136	103,184,979	12.53
No Documentation	220	70,108,662	8.51
Alternative	4	3,055,100	0.37
Preferred	4	2,587,101	0.31
Total:	1,816	$823,716,467	100.00%

FICO Scores for the Group I Mortgage Loan

FICO Score	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
600 - 619	3	$ 1,130,500	0.14%
620 - 639	142	53,271,703	6.47
640 - 659	201	69,523,366	8.44
660 - 679	342	134,066,572	16.28
680 - 699	294	130,348,792	15.82
700 - 719	231	110,236,107	13.38
720 - 739	194	95,231,844	11.56
740 - 759	140	82,509,295	10.02
760 - 779	148	76,799,448	9.32
780 - 799	91	56,638,765	6.88
Greater than or equal to 800	30	13,960,077	1.69
Total:	1,816	$823,716,467	100.00%

Loan Purpose of the Group I Mortgage Loan

Loan Purpose	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Purchase	1,031	$422,531,685	51.30%
Refinance - Cashout	512	241,572,248	29.33
Refinance - Rate Term	273	159,612,535	19.38
Total:	1,816	$823,716,467	100.00%

Occupancy Status of the Group I Mortgage Loan

Occupancy Status*	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Primary	1,393	$679,038,651	82.44%
Investment	342	100,933,337	12.25
Second Home	81	43,744,479	5.31
Total:	1,816	$823,716,467	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group I Mortgage Loan

Product Type	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
ARM - 1 Year	12	$ 4,677,790	0.57%
ARM - 1 Year IO	9	2,185,073	0.27
ARM - 2 Year/6 Month	4	685,770	0.08
ARM - 2 Year/6 Month IO	4	992,752	0.12
ARM - 3 Year/6 Month	10	2,424,606	0.29
ARM - 3 Year/6 Month IO	68	23,130,435	2.81
ARM - 3 Year/6 Month 30/40	5	1,827,268	0.22
ARM - 5 Year/6 Month	118	31,103,246	3.78
ARM - 5 Year/6 Month IO	510	164,593,749	19.98
ARM - 5 Year/6 Month 30/40	13	3,199,649	0.39
ARM - 7 Year/6 Month	2	689,552	0.08
ARM - 7 Year/6 Month IO	9	3,128,663	0.38
ARM - 10 Year/6 Month	2	233,513	0.03
ARM - 10 Year/6 Month IO	13	3,707,705	0.45
ARM - 3 Year/1 Year	21	8,062,317	0.98
ARM - 3 Year/1 Year IO	151	87,519,035	10.62
ARM - 3 Year/1 Year 30/40	5	941,226	0.11
ARM - 5 Year/1 Year	61	23,889,091	2.90
ARM - 5 Year/1 Year IO	548	293,492,874	35.63
ARM - 5 Year/1 Year 30/40	26	8,638,131	1.05
ARM - 7 Year/1 Year	23	12,030,977	1.46
ARM - 7 Year/1 Year IO	173	127,451,664	15.47
ARM - 7 Year/1 Year 30/40	1	231,129	0.03
ARM - 10 Year/1 Year	1	606,260	0.07
ARM - 10 Year/1 Year IO	27	18,273,990	2.22
Total:	1,816	$823,716,467	100.00%

Month of Next Rate Adjustment of the Group I Mortgage Loan

Month of Next Rate Adjustment	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
May 2007	3	$ 1,049,175	0.13%
June 2007	2	1,033,016	0.13
July 2007	1	171,635	0.02
September 2007	2	238,223	0.03
October 2007	2	1,140,719	0.14
November 2007	2	1,078,158	0.13
December 2007	5	705,273	0.09
January 2008	1	333,000	0.04
February 2008	3	695,252	0.08
March 2008	1	539,000	0.07
April 2008	3	1,143,088	0.14
July 2008	1	470,853	0.06
August 2008	2	396,429	0.05
January 2009	2	123,615	0.02
February 2009	5	1,449,977	0.18
June 2009	1	643,975	0.08
August 2009	1	779,464	0.09
September 2009	1	428,000	0.05
October 2009	1	416,000	0.05
November 2009	9	4,269,574	0.52
December 2009	40	16,441,951	2.00
January 2010	72	44,562,308	5.41
February 2010	73	26,863,957	3.26
March 2010	37	13,864,277	1.68
April 2010	25	15,635,383	1.90
May 2010	1	230,000	0.03
December 2010	1	80,327	0.01
April 2011	1	723,750	0.09
June 2011	1	242,208	0.03
July 2011	3	3,108,618	0.38
August 2011	6	2,105,939	0.26
September 2011	10	3,606,342	0.44
October 2011	18	5,258,471	0.64
November 2011	42	13,586,963	1.65
December 2011	292	118,026,886	14.33
January 2012	458	194,254,747	23.58
February 2012	252	107,295,589	13.03
March 2012	147	61,535,359	7.47
April 2012	38	12,835,513	1.56
March 2013	1	765,208	0.09
October 2013	1	824,000	0.10
December 2013	8	3,982,978	0.48
January 2014	30	23,352,842	2.84
February 2014	25	10,465,883	1.27
March 2014	27	16,881,926	2.05
April 2014	116	87,259,148	10.59
May 2016	1	701,316	0.09
November 2016	5	1,677,772	0.20
December 2016	11	6,023,359	0.73
January 2017	24	14,085,421	1.71
February 2017	2	333,600	0.04
Total:	1,816	$823,716,467	100.00%

Prepayment Penalty Terms on the Group I Mortgage Loan at Origination

Prepayment Penalty Term at Origination (months)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0	1,128	$ 551,127,896	66.91%
12	215	97,303,177	11.81
24	120	36,717,818	4.46
36	333	127,835,915	15.52
42	3	447,763	0.05
60	17	10,283,897	1.25
Total:	1,816	$823,716,467	100.00%

Gross Margins of the Group I Mortgage Loan

Gross Margin (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000 - 2.499	731	$424,176,330	51.50%
2.500 - 2.999	567	248,955,174	30.22
3.000 - 3.499	123	44,982,907	5.46
3.500 - 3.999	19	5,487,484	0.67
4.000 - 4.499	22	5,984,821	0.73
4.500 - 4.999	5	1,637,960	0.20
5.000 - 5.499	345	91,651,313	11.13
6.000 - 6.499	3	550,001	0.07
7.000 - 7.499	1	290,477	0.04
Total:	1,816	$823,716,467	100.00%

Maximum Mortgage Rates of the Group I Mortgage Loan

Maximum Mortgage Rate (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
9.000 - 9.499	1	$ 575,000	0.07%
9.500 - 9.999	3	1,911,811	0.23
10.000 - 10.499	17	9,095,686	1.10
10.500 - 10.999	90	58,445,030	7.10
11.000 - 11.499	206	134,207,365	16.29
11.500 - 11.999	379	211,555,935	25.68
12.000 - 12.499	370	153,097,469	18.59
12.500 - 12.999	413	142,557,332	17.31
13.000 - 13.499	221	71,419,094	8.67
13.500 - 13.999	77	25,515,609	3.10
14.000 - 14.499	26	10,672,471	1.30
14.500 - 14.999	11	3,919,100	0.48
15.000 - 15.499	2	744,564	0.09
Total:	1,816	$823,716,467	100.00%

Minimum Mortgage Rates of the Group I Mortgage Loan

Minimum Mortgage Rate (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000 - 2.499	731	$ 424,176,330	51.50%
2.500 - 2.999	567	248,955,174	30.22
3.000 - 3.499	123	44,982,907	5.46
3.500 - 3.999	19	5,487,484	0.67
4.000 - 4.499	22	5,984,821	0.73
4.500 - 4.999	5	1,637,960	0.20
5.000 - 5.499	345	91,651,313	11.13
6.000 - 6.499	3	550,001	0.07
7.000 - 7.499	1	290,477	0.04
Total:	1,816	$823,716,467	100.00%

Lifetime Rate Caps of the Group I Mortgage Loan

Lifetime Rate Cap (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
5.000 - 5.499	1,459	$664,354,407	80.65%
6.000 - 6.499	357	159,362,060	19.35
Total:	1,816	$823,716,467	100.00%

Initial Periodic Rate Caps of the Group I Mortgage Loan

Initial Periodic Rate Cap (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
2.000	214	$108,099,686	13.12%
3.000	44	15,488,803	1.88
4.000	1	108,000	0.01
5.000	1,466	669,068,035	81.23
6.000	91	30,951,943	3.76
Total:	1,816	$823,716,467	100.00%

Subsequent Periodic Rate Caps of the Group I Mortgage Loan

Subsequent Periodic Rate Cap (%)	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
1.000	649	$199,477,946	24.22%
2.000	1,167	624,238,522	75.78
Total:	1,816	$823,716,467	100.00%

Originator of the Group I Mortgage Loan

Originator	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
AMERICAN HOME MORTGAGE	717	$333,735,143	40.52%
INDYMAC	787	311,760,084	37.85
COUNTRYWIDE	178	132,890,906	16.13
GREENPOINT	134	45,330,334	5.50
Total:	1,816	$823,716,467	100.00%

Tabular Characteristics of the Group II Mortgage Loans

Subject to a permitted variance of plus or minus 5%, as of the Cut-Off Date, the Group II Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Group II Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
1 - 50,000	23	$ 955,527	0.06%
50,001 - 100,000	349	27,372,443	1.76
100,001 - 150,000	575	72,708,992	4.67
150,001 - 200,000	714	125,039,210	8.03
200,001 - 250,000	608	136,348,249	8.75
250,001 - 300,000	429	117,538,814	7.55
300,001 - 350,000	340	110,224,884	7.08
350,001 - 400,000	264	99,154,035	6.37
400,001 - 450,000	262	111,796,639	7.18
450,001 - 500,000	312	148,866,430	9.56
500,001 - 550,000	167	87,388,340	5.61
550,001 - 600,000	177	101,637,585	6.52
600,001 - 650,000	115	71,960,048	4.62
650,001 - 700,000	76	51,651,898	3.32
700,001 - 750,000	66	47,898,376	3.07
750,001 - 800,000	50	38,958,066	2.50
800,001 - 850,000	26	21,707,154	1.39
850,001 - 900,000	26	22,843,239	1.47
900,001 - 950,000	24	22,299,109	1.43
950,001 - 1,000,000	64	63,282,956	4.06
Greater than or equal to 1,000,001	53	78,047,104	5.01
Total:	4,720	$1,557,679,098	100.00%

Principal Balances of the Group II Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Cut-Off Date ($)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
1 - 50,000	23	$ 955,527	0.06%
50,001 - 100,000	351	27,436,754	1.76
100,001 - 150,000	578	73,147,479	4.70
150,001 - 200,000	710	124,524,613	7.99
200,001 - 250,000	613	137,556,212	8.83
250,001 - 300,000	427	117,075,713	7.52
300,001 - 350,000	340	110,657,734	7.10
350,001 - 400,000	263	98,999,788	6.36
400,001 - 450,000	261	111,397,383	7.15
450,001 - 500,000	311	148,491,019	9.53
500,001 - 550,000	170	88,995,173	5.71
550,001 - 600,000	175	100,583,929	6.46
600,001 - 650,000	114	71,819,456	4.61
650,001 - 700,000	75	51,002,313	3.27
700,001 - 750,000	66	47,898,376	3.07
750,001 - 800,000	49	38,158,066	2.45
800,001 - 850,000	27	22,507,154	1.44
850,001 - 900,000	26	22,843,239	1.47
900,001 - 950,000	24	22,299,109	1.43
950,001 - 1,000,000	64	63,282,956	4.06
Greater than or equal to 1,000,001	53	78,047,104	5.01
Total:	4,720	$1,557,679,098	100.00%

Geographic Distribution of the Group II Mortgaged Properties of the Mortgage Loans

Location	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
California	1,410	$ 630,552,462	40.48%
Florida	462	122,532,035	7.87
Arizona	333	101,879,806	6.54
New York	148	69,442,009	4.46
New Jersey	167	59,774,253	3.84
Nevada	165	52,122,137	3.35
Virginia	147	50,020,831	3.21
Illinois	163	42,668,023	2.74
Maryland	128	41,639,799	2.67
Colorado	113	41,355,128	2.65
Washington	130	41,096,879	2.64
Georgia	178	35,212,693	2.26
Texas	174	33,250,439	2.13
Oregon	89	26,404,815	1.70
Massachusetts	72	23,255,433	1.49
North Carolina	89	18,312,522	1.18
Minnesota	69	16,415,496	1.05
Hawaii	34	15,166,070	0.97
Utah	51	14,787,218	0.95
Connecticut	38	13,596,587	0.87
Michigan	65	12,904,243	0.83
Ohio	77	11,767,116	0.76
Pennsylvania	57	10,975,756	0.70
South Carolina	32	8,916,346	0.57
Missouri	45	7,616,688	0.49
Idaho	37	7,038,714	0.45
Tennessee	32	6,588,450	0.42
Wisconsin	29	5,260,637	0.34
Alabama	15	4,522,850	0.29
Indiana	28	3,210,348	0.21
District of Columbia	11	3,080,798	0.20
Rhode Island	10	2,985,229	0.19
Louisiana	19	2,872,395	0.18
New Mexico	11	2,317,519	0.15
Maine	11	2,081,879	0.13
Kentucky	10	2,044,315	0.13
Montana	9	1,896,194	0.12
Kansas	10	1,655,212	0.11
Wyoming	2	1,629,259	0.10
Delaware	9	1,549,931	0.10
Arkansas	5	1,457,051	0.09
Mississippi	10	1,307,033	0.08
West Virginia	5	1,035,056	0.07
Nebraska	7	935,954	0.06
New Hampshire	4	873,208	0.06
North Dakota	3	531,903	0.03
Alaska	1	526,652	0.03
Oklahoma	3	338,718	0.02
Iowa	2	177,345	0.01
South Dakota	1	97,667	0.01
Total:	4,720	$1,557,679,098	100.00%

Mortgage Interest Rates of the Group II Mortgage Loans as of the Cut-Off Date

Mortgage Interest Rate (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
4.000 - 4.499	1	$ 373,552	0.02%
4.500 - 4.999	18	5,773,198	0.37
5.000 - 5.499	51	19,392,312	1.24
5.500 - 5.999	320	138,408,631	8.89
6.000 - 6.499	595	249,556,870	16.02
6.500 - 6.999	1,479	538,128,775	34.55
7.000 - 7.499	884	255,543,807	16.41
7.500 - 7.999	840	222,590,246	14.29
8.000 - 8.499	303	71,846,304	4.61
8.500 - 8.999	181	46,538,351	2.99
9.000 - 9.499	28	5,412,327	0.35
9.500 - 9.999	16	3,247,007	0.21
10.000 - 10.499	2	548,719	0.04
10.500 - 10.999	2	319,000	0.02
Total:	4,720	$1,557,679,098	100.00%

Mortgaged Property Types of the Group II Mortgage Loans

Mortgaged Property Type	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Single Family Residence	2,711	$ 925,981,825	59.45%
PUD	1,096	374,771,132	24.06
Condominium	556	142,984,427	9.18
2-4 Family	330	107,502,263	6.90
Townhouse	23	4,779,993	0.31
Co-op	2	1,300,854	0.08
Condotel	1	234,000	0.02
Modular	1	124,604	0.01
Total:	4,720	$1,557,679,098	100.00%

Original Loan-to-Value Ratios of the Group II Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.01 - 50.00	147	$ 44,849,399	2.88%
50.01 - 55.00	47	18,502,824	1.19
55.01 - 60.00	119	45,866,742	2.94
60.01 - 65.00	207	108,692,509	6.98
65.01 - 70.00	344	116,772,157	7.50
70.01 - 75.00	346	152,321,051	9.78
75.01 - 80.00	3,218	1,002,778,018	64.38
80.01 - 85.00	37	8,837,220	0.57
85.01 - 90.00	92	23,030,794	1.48
90.01 - 95.00	66	14,665,129	0.94
95.01 - 100.00	97	21,363,255	1.37
Total:	4,720	$1,557,679,098	100.00%

Loan Programs of the Group II Mortgage Loan

Loan Program	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Stated Documentation	2,294	$ 816,304,376	52.41%
Full Documentation	937	291,866,736	18.74
No Ratio	803	268,552,631	17.24
No Documentation	646	169,968,681	10.91
No Income Verifier	40	10,986,675	0.71
Total:	4,720	$1,557,679,098	100.00%

FICO Scores for the Group II Mortgage Loan

FICO Score	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Not Available	13	$ 3,003,682	0.19%
560 - 579	1	159,717	0.01
580 - 599	1	174,341	0.01
600 - 619	16	4,659,087	0.30
620 - 639	373	105,884,940	6.80
640 - 659	568	155,407,977	9.98
660 - 679	857	250,683,569	16.09
680 - 699	760	236,873,394	15.21
700 - 719	597	212,553,643	13.65
720 - 739	522	194,834,907	12.51
740 - 759	410	162,214,473	10.41
760 - 779	324	126,337,832	8.11
780 - 799	198	79,929,507	5.13
Greater than or equal to 800	80	24,962,029	1.60
Total:	4,720	$1,557,679,098	100.00%

Loan Purpose of the Group II Mortgage Loan

Loan Purpose	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Purchase	2,731	$ 813,579,034	52.23%
Refinance - Cashout	1,318	474,503,792	30.46
Refinance - Rate Term	658	264,941,894	17.01
Debt Consolidation	13	4,654,378	0.30
Total:	4,720	$1,557,679,098	100.00%

Occupancy Status of the Group II Mortgage Loan

Occupancy Status*	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Primary	3,679	$1,308,474,897	84.00%
Investment	871	193,620,504	12.43
Second Home	170	55,583,697	3.57
Total:	4,720	$1,557,679,098	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Group II Mortgage Loan

Product Type	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Fixed - 15 Year	13	$ 2,595,922	0.17%
Fixed - 15 Year IO	1	384,792	0.02
Fixed - 20 Year	5	1,511,677	0.10
Fixed - 30 Year	560	131,656,254	8.45
Fixed - 30 Year IO	391	129,768,499	8.33
Fixed - 40 Year	1	432,000	0.03
Balloon - 30/40	133	36,111,584	2.32
ARM - 6 Month IO	2	833,000	0.05
ARM - 2 Year/6 Month	114	21,150,476	1.36
ARM - 2 Year/6 Month IO	329	94,766,746	6.08
ARM - 2 Year/6 Month 30/40	21	4,668,636	0.30
ARM - 3 Year/6 Month	44	9,923,596	0.64
ARM - 3 Year/6 Month IO	154	50,824,120	3.26
ARM - 3 Year/6 Month 30/40	3	555,395	0.04
ARM - 5 Year/6 Month	276	67,257,320	4.32
ARM - 5 Year/6 Month IO	1,520	562,082,194	36.08
ARM - 5 Year/6 Month 30/40	9	1,664,735	0.11
ARM - 7 Year/6 Month	23	7,735,294	0.50
ARM - 7 Year/6 Month IO	77	41,780,424	2.68
ARM - 10 Year/6 Month	12	3,690,547	0.24
ARM - 10 Year/6 Month IO	60	33,997,208	2.18
ARM - 3 Year/1 Year	25	6,251,950	0.40
ARM - 3 Year/1 Year IO	65	21,481,992	1.38
ARM - 3 Year/1 Year 30/40	5	1,283,028	0.08
ARM - 5 Year/1 Year	140	41,891,623	2.69
ARM - 5 Year/1 Year IO	493	177,727,885	11.41
ARM - 5 Year/1 Year 30/40	30	6,931,016	0.44
ARM - 7 Year/1 Year	43	14,366,731	0.92
ARM - 7 Year/1 Year IO	155	79,743,477	5.12
ARM - 7 Year/1 Year 30/40	1	129,480	0.01
ARM - 10 Year/1 Year IO	15	4,481,499	0.29
Total:	4,720	$1,557,679,098	100.00%

Month of Next Rate Adjustment of the Group II Mortgage Loan

Month of Next Rate Adjustment	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
FRM	1,104	$ 302,460,728	19.42%
May 2007	3	764,633	0.05
June 2007	1	417,000	0.03
July 2007	1	416,000	0.03
February 2008	1	133,840	0.01
March 2008	1	154,661	0.01
May 2008	1	218,434	0.01
June 2008	3	755,920	0.05
July 2008	3	572,688	0.04
August 2008	1	233,057	0.01
September 2008	3	1,253,044	0.08
October 2008	3	1,006,997	0.06
November 2008	8	3,560,065	0.23
December 2008	53	11,595,998	0.74
January 2009	223	59,123,571	3.80
February 2009	172	43,724,105	2.81
March 2009	2	868,899	0.06
June 2009	2	998,500	0.06
July 2009	12	3,507,169	0.23
August 2009	7	1,109,477	0.07
September 2009	8	1,603,629	0.10
October 2009	17	4,644,716	0.30
November 2009	22	6,182,371	0.40
December 2009	42	13,861,362	0.89
January 2010	113	36,974,896	2.37
February 2010	53	13,913,698	0.89
March 2010	14	4,988,557	0.32
April 2010	2	995,920	0.06
November 2010	4	1,501,413	0.10
December 2010	2	623,732	0.04
January 2011	2	466,294	0.03
February 2011	1	399,000	0.03
March 2011	4	1,497,509	0.10
April 2011	6	3,831,735	0.25
May 2011	1	132,250	0.01
June 2011	13	4,403,270	0.28
July 2011	43	10,126,245	0.65
August 2011	37	7,936,617	0.51
September 2011	70	24,241,054	1.56
October 2011	121	32,591,929	2.09
November 2011	179	57,043,771	3.66
December 2011	397	135,067,216	8.67
January 2012	813	309,064,537	19.84
February 2012	512	192,343,983	12.35
March 2012	248	72,311,081	4.64
April 2012	6	2,132,870	0.14
July 2013	21	8,600,596	0.55
August 2013	14	8,546,917	0.55
September 2013	14	4,045,609	0.26
October 2013	21	10,557,358	0.68
November 2013	41	19,134,278	1.23
December 2013	25	10,977,984	0.70
January 2014	49	24,033,977	1.54
February 2014	52	17,385,482	1.12
March 2014	13	7,827,493	0.50
April 2014	28	19,032,168	1.22
May 2014	21	13,613,542	0.87
January 2016	1	387,408	0.02
June 2016	1	580,000	0.04
July 2016	2	1,822,845	0.12
September 2016	1	782,396	0.05
October 2016	1	499,782	0.03
November 2016	3	1,768,689	0.11
December 2016	9	4,508,263	0.29
January 2017	53	26,573,361	1.71
February 2017	16	5,246,510	0.34
Total:	4,720	$1,557,679,098	100.00%

Prepayment Penalty Terms on the Group II Mortgage Loan at Origination

Prepayment Penalty Term at Origination (months)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0	2,796	$ 987,358,921	63.39%
6	40	17,737,583	1.14
7	8	3,105,860	0.20
12	275	75,270,709	4.83
24	510	133,377,867	8.56
30	1	175,338	0.01
34	1	74,975	0.00
36	1,083	338,589,311	21.74
60	6	1,988,533	0.13
Total:	4,720	$1,557,679,098	100.00%

Gross Margins of the Group II Mortgage Loan

Gross Margin (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.000 - 1.999	1,104	$ 302,460,728	19.42%
2.000 - 2.499	2,218	869,556,545	55.82
2.500 - 2.999	639	184,513,917	11.85
3.000 - 3.499	157	43,242,898	2.78
3.500 - 3.999	12	3,131,248	0.20
4.000 - 4.499	25	6,827,316	0.44
4.500 - 4.999	82	22,578,822	1.45
5.000 - 5.499	189	52,280,406	3.36
5.500 - 5.999	147	38,425,163	2.47
6.000 - 6.499	79	19,953,050	1.28
6.500 - 6.999	54	12,545,232	0.81
7.000 - 7.499	12	2,012,941	0.13
7.500 - 7.999	2	150,833	0.01
Total:	4,720	$1,557,679,098	100.00%

Maximum Mortgage Rates of the Group II Mortgage Loan

Maximum Mortgage Rate (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.000 - 8.999	1,104	$ 302,460,728	19.42%
9.000 - 9.499	1	373,552	0.02
9.500 - 9.999	17	5,399,674	0.35
10.000 - 10.499	32	12,419,100	0.80
10.500 - 10.999	154	80,141,919	5.14
11.000 - 11.499	195	86,111,498	5.53
11.500 - 11.999	494	167,793,328	10.77
12.000 - 12.499	543	182,164,671	11.69
12.500 - 12.999	1,077	384,436,627	24.68
13.000 - 13.499	525	164,343,449	10.55
13.500 - 13.999	386	114,597,466	7.36
14.000 - 14.499	107	30,638,012	1.97
14.500 - 14.999	80	25,830,511	1.66
15.000 - 15.499	3	517,765	0.03
16.000 - 16.499	1	369,798	0.02
16.500 - 16.999	1	81,000	0.01
Total:	4,720	$1,557,679,098	100.00%

Minimum Mortgage Rates of the Group II Mortgage Loan

Minimum Mortgage Rate (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.000 - 1.999	1,104	$ 302,460,728	19.42%
2.000 - 2.499	2,207	863,779,106	55.45
2.500 - 2.999	558	157,258,171	10.10
3.000 - 3.499	156	43,123,899	2.77
3.500 - 3.999	12	3,131,248	0.20
4.000 - 4.499	25	6,827,316	0.44
4.500 - 4.999	82	22,578,822	1.45
5.000 - 5.499	161	43,208,104	2.77
5.500 - 5.999	146	39,592,822	2.54
6.000 - 6.499	87	23,435,000	1.50
6.500 - 6.999	80	19,872,101	1.28
7.000 - 7.499	43	12,810,111	0.82
7.500 - 7.999	29	10,801,146	0.69
8.000 - 8.499	19	6,339,970	0.41
8.500 - 8.999	11	2,460,554	0.16
Total:	4,720	$1,557,679,098	100.00%

Lifetime Rate Caps of the Group II Mortgage Loan

Lifetime Rate Cap (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.000 - 4.999	1,104	$ 302,460,728	19.42%
5.000 - 5.499	1,507	475,981,694	30.56
6.000 - 6.499	2,109	779,236,676	50.03
Total:	4,720	$1,557,679,098	100.00%

Initial Periodic Rate Caps of the Group II Mortgage Loan

Initial Periodic Rate Cap (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.000	1,104	$ 302,460,728	19.42%
2.000	170	53,492,498	3.43
3.000	580	156,290,532	10.03
5.000	1,501	472,395,655	30.33
5.375	1	163,000	0.01
6.000	1,364	572,876,684	36.78
Total:	4,720	$1,557,679,098	100.00%

Subsequent Periodic Rate Caps of the Group II Mortgage Loan

Subsequent Periodic Rate Cap (%)	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
0.000	1,104	$ 302,460,728	19.42%
1.000	1,075	289,849,932	18.61
2.000	2,315	908,317,470	58.31
5.000	1	305,000	0.02
6.000	225	56,745,968	3.64
Total:	4,720	$1,557,679,098	100.00%

Originator of the Group II Mortgage Loan

Originator	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
MORTGAGE IT	858	$ 437,383,196	28.08%
HOME123	812	248,591,684	15.96
INDYMAC	563	125,830,320	8.08
Other	2,487	745,873,899	47.88
Total:	4,720	$1,557,679,098	100.00%

Pool Delinquency and Loss Experience

The following table sets forth certain information regarding delinquency with respect to the Group I Mortgage Loans and Group II Mortgage Loans as of the Cut-Off Date.

Group I Delinquency Experience

Days Delinquent	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date ($)	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
30-59 Days
0 times	1,693	$ 767,718,191	93.20%
1 times	121	55,165,418	6.70
2 times	2	832,858	0.10
Total	1,816	$ 823,716,467	100.00%

Days Delinquent	Number of Group I Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
60-89 Days
0 times	1,800	$ 816,298,277	99.10%
1 times	16	7.418,191	0.90
Total	1,816	$ 823,716,467	100.00%

None of the Group I Mortgage Loans has been delinquent 90 days or more since origination.

Group II Delinquency Experience

Days Delinquent	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date($)	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
30-59 Days
0 times	4,407	$ 1,455,581,417	93.45%
1 times	305	100,020,094	6.42
2 times	7	1,837,587	0.12
3 times	0	0	0.00
4 times	1	240,000	0.02
Total	4,720	$ 1,557,679,098	100.00%

Days Delinquent	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
60-89 Days
0 times	4,659	$ 1,535,477,802	98.57%
1 times	61	22,201,296	1.43
Total	4,720	$ 1,557,679,098	100.00%

Days Delinquent	Number of Group II Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
90-119 Days
0 times	4,718	$ 1,556,735,591	99.94%
1 times	2	943,507	0.06
Total	4,720	$ 1,557,679,098	100.00%

None of the Group II Mortgage Loans has been delinquent 120 days or more since origination.

Index

As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable-rate will generally be (A) with respect to approximately 28.62% and 57.84% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that adjustment date or (ii) as of the first business day of the month preceding the month of the adjustment date, as specified in the related mortgage note (“Six-Month LIBOR”), (B) with respect to approximately 70.30% and 22.41% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note (“One-Year LIBOR”) and (C) with respect to approximately 1.08% and 0.33% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519) as most recently announced as of a date 45 days prior to that adjustment date (“One-Year CMT”). The index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date. In the event that the related Index becomes unavailable or otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Additional Information

The description in this prospectus supplement of the characteristics of the Mortgage Loans and the Mortgaged Properties is based on the Group I Mortgage Loans and the Group II Mortgage Loans only.  Prior to the issuance of the certificates, the depositor may add or remove Mortgage Loans if it deems such addition or removal necessary or appropriate.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

The group I pre-funding account will be established to provide the trust with sufficient funds to purchase subsequent mortgage loans for group I (the “Subsequent Group I Mortgage Loans”) and the group II pre-funding account will be established to provide the trust with sufficient funds to purchase subsequent mortgage loans for group II (the “Subsequent Group II Mortgage Loans” and together with the Subsequent Group I Mortgage Loans, the “Subsequent Mortgage Loans”).  On the Closing Date, approximately $140,525,512 and approximately $105,708,724 will be deposited into the group I and group II pre-funding accounts, respectively.  The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, (i) Subsequent Group I Mortgage Loans secured by conventional, one- to four-family, adjustable-rate and hybrid adjustable-rate mortgage loans secured by first liens on residential Mortgage Properties and (ii) Subsequent Group II Mortgage Loans secured by conventional, one- to four-family, fixed-rate, adjustable-rate and hybrid adjustable-rate mortgage loans secured by first liens on residential Mortgage Properties.  The Subsequent Mortgage Loans will be transferred to the trustee, on behalf of the trust, on any date during the Pre-Funding Period (each such date, a “Subsequent Transfer Date”) pursuant to subsequent transfer instruments between the depositor and the trustee.  In connection with the purchase of Subsequent Mortgage Loans on such Subsequent Transfer Dates, the securities administrator, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the related pre-funding account, a cash purchase price of 100% of the principal balance thereof.  The amount paid from a pre-funding account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans.  On each Subsequent Transfer Date, the depositor will transfer to the trust all of its right, title and interest in and to the related Subsequent Mortgage Loans, including all scheduled payments with respect to each such Subsequent Mortgage Loan due after the later of (i) the first day of the month in which such Subsequent Transfer Date occurs and (ii) the date of origination of that Subsequent Mortgage Loan (such later date, the “Subsequent Cut-off Date” with respect to that Subsequent Mortgage Loan).  Following each Subsequent Transfer Date, the aggregate principal balance of the Group I or Group II Mortgage Loans, as applicable, which were part of the trust prior to such Subsequent Transfer Date will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the related pre-funding account will decrease accordingly.

Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the trust will require application of substantially all of the amount deposited into each pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding accounts, no assurance can be given that such distributions will not occur on the Distribution Date immediately following the termination of the Pre-Funding Period.  In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amount deposited into the related pre-funding account on the Closing Date.  The aggregate characteristics of the Group I and Group II Mortgage Loans in the trust will change upon the acquisition of the related Subsequent Mortgage Loans.  It is expected that Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans having aggregate principal balances as of the Cut-Off-Date of approximately $140,525,512 and approximately $105,708,724, respectively, after application of scheduled payments due on or before the Cut-Off-Date whether or not received, which have been identified by the depositor, will be transferred to the trust by June 5, 2003.  To the extent that the identified Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans have aggregate principal balances as of the related Subsequent Cut-Off Dates of less than approximately $140,525,512 and approximately $105,708,724, either additional Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, will be delivered by the depositor during the Pre-Funding Period in order to reach that amount or the pre-funded amount remaining after the purchase of all Subsequent Group I Mortgage Loans or Subsequent Group II Mortgage Loans, as applicable, will be distributed as a payment of principal in accordance with the priorities set forth in this prospectus supplement.  The group I and group II pre-funding account(s) will be established to provide the trust with sufficient funds to purchase Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans, respectively.  During the Pre-Funding Period, the pre-funded amounts will be reduced by the amounts used to purchase the related Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement.

Any investment income on funds in the pre-funding accounts will be paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.

Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following, and the Subsequent Mortgage Loan criteria set forth below:

1.

Each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Pooling and Servicing Agreement;

2.

The depositor will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders or the Group I Senior Certificate Insurer;

3.

The depositor will deliver certain opinions of counsel in connection with the conveyance of such Subsequent Mortgage Loans;

4.

Each such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the related Subsequent Cut-Off-Date; and

5.

The Subsequent Mortgage Loans for Group I must be acceptable to the Group I Senior Certificate Insurer.

Each Subsequent Group I Mortgage Loan that is sold to the trust on a Subsequent Transfer Date will have the characteristics set forth below as of the related Subsequent Cut-Off-Date:

1.

Such Subsequent Group I Mortgage Loan will be secured by a first lien;

2.

The original term to stated maturity of such Subsequent Group I Mortgage Loan will not be less than 347 months;

3.

The latest maturity date of any Subsequent Group I Mortgage Loan will be no later than April 2037;

4.

No Subsequent Group I Mortgage Loan will have a first payment date occurring after May 1, 2007;

5.

Such Subsequent Group I Mortgage Loan will not have a loan-to-value ratio greater than or equal to approximately 95.00%;

6.

Such Subsequent Group I Mortgage Loan will have a weighted average credit score of approximately 716; and

7.

Such Subsequent Group I Mortgage Loan will have been originated by one of the originators of the Initial Group I Mortgage Loans and will be serviced by one of the services of the Initial Group I Mortgage Loans.

The Initial Group I Mortgage Loans together with the Subsequent Group I Mortgage Loans will have, in the aggregate, the characteristics set forth below as of the Subsequent Cut-Off Date:

1.

Have a weighted average credit score greater than or equal to 708;

2.

Have no less than approximately 82.44% of the Mortgaged Properties be owner occupied;

3.

Have no less than approximately 57.39% of the Mortgaged Properties be single family or planned unit developments;

4.

Have no more than approximately 29.33% of the aggregate mortgage loans be cash out refinance;

5.

Have a weighted average remaining term to stated maturity of less than approximately 357 months;

6.

Have a weighted average loan-to-value ratio of not more than approximately 75.69%;

7.

Have a stated principal balance of $30,000 to $4,480,000;

8.

No more than approximately 40.15% of the aggregate mortgage loans by aggregate principal balance will be concentrated in one state; and

9.

Be acceptable to the rating agencies and the Group I Senior Certificate Insurer.

Each Subsequent Group II Mortgage Loan that is sold to the trust on a Subsequent Transfer Date will have the characteristics set forth below as of the related Subsequent Cut-Off-Date:

1.

Such Subsequent Group II Mortgage Loan will be secured by a first lien;

2.

The original term to stated maturity of such Subsequent Group II Mortgage Loan will not be less than 360 months;

3.

The latest maturity date of any Subsequent Group II Mortgage Loan will be no later than May 2037;

4.

No Subsequent Group II Mortgage Loan will have a first payment date occurring after June 1, 2007;

5.

Such Subsequent Group II Mortgage Loan will not have a loan-to-value ratio greater than or equal to approximately 100.00%; and

6.

Such Subsequent Group II Mortgage Loan will have a weighted average credit score of approximately 701.

The Initial Group II Mortgage Loans together with the Subsequent Group II Mortgage Loans will have, in the aggregate, the characteristics set forth below as of the Subsequent Cut-Off Date:

1.

Have a weighted average credit score greater than or equal to 705;

2.

Have no less than approximately 84.00% of the Mortgaged Properties be owner occupied;

3.

Have no less than approximately 59.45% of the Mortgaged Properties be single family or planned unit developments;

4.

Have no more than approximately 30.46% of the aggregate mortgage loans be cash out refinance;

5.

Have a weighted average remaining term to stated maturity of less than approximately 357 months;

6.

Have a weighted average loan-to-value ratio of not more than approximately 75.83%;

7.

No more than approximately 40.48% of the aggregate mortgage loans by aggregate principal balance will be concentrated in one state; and

8.

Be acceptable to the rating agencies.

To the extent that the pre-funded amount on deposit in the related pre-funding account has not been fully applied to the purchase of Group I Subsequent Mortgage Loans and Group II Subsequent Mortgage Loans, as applicable, on or before June 5, 2007, the holders of the Group I and Group II Certificates then entitled to  distributions in respect of principal, will receive as a principal payment, in accordance with the priorities set forth in this prospectus supplement, on the Distribution Date in June 2007, the remaining related pre-funded amount.

Any such amount transferred to the Distribution Account for the Group I and Group II Mortgage Loans will be included in principal funds for payment to the Group I and Group II Senior Certificates, respectively.

THE ORIGINATORS

General

The principal originators of the Group I Mortgage Loans are American Home Mortgage Corp., Indymac Bank, F.S.B and Countrywide Home Loans, Inc., with respect to approximately 40.52%, 37.85%, and 16.13%, respectively, of the Group I Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  The remainder of the Group I Mortgage Loans were originated by various originators, each of which has originated less than 10.00% of the Group I Mortgage Loans by aggregate principal balance as of the cut-off date.

The principal originator of the Group II Mortgage Loans is MortgageIT, Inc. and Home123 Corporation, with respect to approximately 28.08% and 15.96% of the Group II Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  The remainder of the Group II Mortgage Loans were originated by various originators, each of which has originated less than 10.00% of the Group II Mortgage Loans by aggregate principal balance as of the Cut-Off Date.

American Home Mortgage Corp.

General

American Home Mortgage Corp. (“American Home”) is a New York corporation.  American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center.  American Home operates more than 550 retail and wholesale loan production offices located in 47 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of ARM loans for the past three years:

Short Reset ARM Loans	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Number of Loans	21,772	28,179	53,299
Principal Balance	$5,243,914,215	$9,539,586,012	$20,291,229,888
Long Reset ARM Loans	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Number of Loans	21,749	43,471	30,624
Principal Balance	$5,184,362,416	$11,525,035,476	$9,401,339,446

With respect to the table above, a short reset ARM loan is any ARM loan without an initial fixed-rate period or with an initial fixed-rate period of three years or less, and a long reset ARM loan is any ARM loan with an initial fixed-rate period of five years or more.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

IndyMac Bank, F.S.B.

The principal executive offices of IndyMac Bank, F.S.B. (“IndyMac Bank”) are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101.  IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc.  The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000.  During calendar years 2003, 2004, 2005 and 2006, IndyMac Bank’s conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion, $60.8 billion and $89.95 billion, respectively.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels:  mortgage professionals, consumer direct, correspondent and conduit.  IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct:  Mortgage loans initiated through direct contact with the borrower.  This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent:  Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit:  IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience.  Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

IndyMac Bank's Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions.  Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA.  Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify.  Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types.  To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers:  traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting.  E-MITS is an automated, internet-based underwriting and risk-based pricing system.  IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions.  IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral.  Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s FICO credit score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores.  In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan.  A FICO credit score might not be available for a borrower due to insufficient credit information on file with the credit repositories.  In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments.  In addition to the FICO credit score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac.  After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies.  In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written or telephonic communications.  All loans may be submitted under the Full/Alternate Documentation Program.  The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.  Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief.  Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program).  Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment.  If applicable, written verification of a borrower’s assets is required under this program.

Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower’s credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting.  The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income.  Information regarding assets is verified through written communications.  Information regarding income is not verified.  The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.  The No Ratio Program does not require prospective borrowers to provide information regarding their income.  Employment is orally verified under both programs.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.  Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO credit score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions.  Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied.  Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice.  The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form.  In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal.  AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property.  The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination.  Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis.  Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines.  Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1.

Prior Approval Program.  Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel.  Only after IndyMac Bank issues an approval notice to a “third party loan originator” is a mortgage loan eligible for purchase pursuant to this program.

2.

Preferred Delegated Underwriting Program.  Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information.  The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth.  Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies.  Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions.  IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting.  A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel are generally initially underwritten by a “third party seller” to the third party seller’s underwriting guidelines.  IndyMac Bank reviews each third party seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank.  Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used.  In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist.  Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

MortgageIT, Inc.

MortgageIT, Inc. (“MortgageIT”) is a New York corporation with an executive and administrative office located at 33 Maiden Lane, New York, New York 10038.  MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States.  MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Alt-A mortgage loans since that time. For the year ended December 31, 2006, MortgageIT had an origination portfolio of approximately $29.5 billion, all of which was secured by one- to four-family residential real properties and individual condominium units.

On January 3, 2007, an affiliate of DB Structured Products, Inc., the sponsor, announced the completion of its acquisition of MortgageIT Holdings, Inc. (“MortgageIT Holdings”), MortgageIT’s former parent company.  Wells Fargo Bank, N.A., which is the master servicer and securities administrator and, potentially, a custodian, is also the master servicer for issuances of asset-backed securities for which MortgageIT Holdings was the sponsor.  GMAC Mortgage, LLC, which is a servicer, serves as the interim servicer for all of the mortgage loans that MortgageIT funds.

The following table describes the size, composition and growth of MortgageIT’s mortgage loan production for Alt-A adjustable-rate mortgage loans over the past three years.

	December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARMs	10,318	$2,893,893,784	18,154	$5,076,582,539	9,086	$2,723,899,272

MortgageIT Underwriting Guidelines

MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT’s underwriting guidelines with respect to mortgage loans originated pursuant to its “prime” underwriting standards for mortgage loans with non-conforming balances and its “Alt-A” underwriting guidelines for mortgage loans with conforming and non-conforming balances.

MortgageIT’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower’s creditworthiness based solely on information that MortgageIT believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

The mortgage loans have been originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a “stated income/verified assets” program, no verification of a mortgagor’s income is undertaken by the origination; however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, the originator undertakes no verification of either a mortgagor’s income or a mortgagor’s assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor’s income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing.

MortgageIT obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Alt-A products, the minimum credit score is generally 650.

In addition to reviewing the borrower’s credit history and credit score, MortgageIT underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Alt-A loans the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

The Alt-A loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require.  Certain Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

Generally, in order to determine if a borrower qualifies for an Alt-A loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies manually underwrite and approve such loans; under certain limited circumstances, if other application safeguards are in place, a borrower’s qualification for an Alt-A loan is determined utilizing automated underwriting systems. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

ISSUING ENTITY

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and payments to the Group I Senior Certificate Insurer in respect of the premium and reimbursement amounts and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights and, in the event such amendment would require the holders of the Group I Senior Certificates to vote, the consent of the Group I Senior Certificate Insurer, which consent shall not to be unreasonably withheld.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements–Amendment” in the prospectus.

The assets of the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3 will consist of the Group I Mortgage Loans, Group II Mortgage Loans and certain related assets.

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3’s fiscal year end is December 31.

THE DEPOSITOR

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the prospectus and any supplement hereto, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the sponsor.  The sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”.  The name of the sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc.  The sponsor maintains its principal office at 60 Wall Street, New York, New York 10005.  Its telephone number is (212) 250-2500.

Through December 31, 2006, the sponsor has purchased over $32 billion in residential mortgage loans.  This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions.

The sponsor has been securitizing residential mortgage loans since 2004.  The following table describes the size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006
		Total Portfolio		Total Portfolio		Total Portfolio
		of Loans		of Loans		of Loans
Loan Type	Number	($)	Number	($)	Number	($)
Alt-A/Alt-B ARM……….	----	----	3,466	1,088,327,305	26,609	8,141,028,206
Alt-A/Alt-B Fixed……….	----	----	17,892	3,361,707,721	35,239	4,976,189,203
Prime ARM……………..	3,612	1,096,433,033	----	----	----	----
Prime Fixed…………….	5,275	986,186,740	----	----	----	----
Scratch & Dent/Reperf…	1,376	135,671,795	4,913	500,710,103	2,607	468,926,300
Seconds…………………	----	----	5,227	258,281,341	36,822	2,082,515,320
SubPrime……………….	31,174	5,481,240,453	71,747	13,066,859,416	96,052	18,022,392,642
Seasoned……………….	----	----	1,827	165,210,069	----	----
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955	197,329	33,691,051,671

STATIC POOL INFORMATION

Static pool information material to this offering may be found at  .

Information provided through the Internet addresses above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage before January 1, 2006, or with respect to the Mortgage Loans (if applicable), any period before January 1, 2006.

DESCRIPTION OF THE CERTIFICATES

General

The Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3, Mortgage Pass-Through Certificates will consist of thirty-two (32) classes of certificates, designated as (i) the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 (collectively, the “Group I Senior Certificates”), (ii) the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 and Class II-A-7 Certificates (collectively, the “Group II Senior Certificates” and together with the Group I Senior Certificates, the “Senior Certificates”); (iii) the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates (collectively, the “Group I Mezzanine Certificates”, and together with the Class I-CE Certificates, the “Group I Subordinate Certificates”), (iv) the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates (collectively, the “Group II Mezzanine Certificates”, and together with the Class II-CE Certificates, the “Group II Subordinate Certificates”); (v) the Class I-P and Class II-P Certificates and (vi) the Class I-R and Class II-R Certificates (collectively, the “Residual Certificates”).  Only the Group I Senior Certificates and Group I Mezzanine Certificates (the “Group I Offered Certificates”) and the Group II Senior Certificates and Group II Mezzanine Certificates (the “Group II Offered Certificates”, and together with the Group I Offered Certificates, the “Offered Certificates”) are offered by this prospectus supplement and accompanying prospectus.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund established by the depositor into which the Mortgage Loans will be deposited.  The Group I Offered Certificates (together with the Class I-CE, Class I-R and Class I-P Certificates, the “Group I Certificates”) are related solely to the Group I Mortgage Loans.  The Group II Offered Certificates (together with the Class II-CE, Class II-R and Class II-P Certificates, the “Group II Certificates”) are related solely to the Group II Mortgage Loans.  There will be no cross-collateralization between the Group I Certificates and the Group II Certificates.  The Group I Certificates and Group II Certificates are collectively referred to in this prospectus supplement as the “Certificates”.

The aggregate initial certificate principal balance of the Group I Senior Certificates and Group I Subordinate Certificates will be less than the aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date plus the amounts on deposit in the group I pre-funding account on the Closing Date.  The aggregate initial certificate principal balance of the Group II Senior Certificates and Group II Subordinate Certificates will be less than the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus the amounts on deposit in the group II pre-funding account on the Closing Date.

Distributions on the Offered Certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in May 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Offered Certificates is the business day preceding such Distribution Date.  The “Due Date” related to each Distribution Date will be the first day of the month in which such Distribution Date occurs.  The “Due Period” related to each Distribution Date and the Mortgage Loans will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending at close of business on the first day of the month in which such Distribution Date occurs.  The “Determination Date” will be a day not later than the 18th day of the month in which such Distribution Date occurs.  The “Prepayment Period“ related to each Distribution Date will be (i) with respect to the Mortgage Loans serviced by GMAC Mortgage, LLC (“GMACM”) and the Group II Mortgage Loans serviced by Countrywide Home Loans Servicing LP (“Countrywide Servicing”), the period commencing on the 16th day of the month preceding the month in which the Distribution Date occurs and ending on the 15th day of the month in the which such Distribution Date occurs, (ii) with respect to the Group I Mortgage Loans serviced by Countrywide Servicing, the period commencing on the 2nd day of the month preceding the month in which such Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs, (iii) with respect to the loans serviced by Greenpoint Mortgage Funding, Inc., the calendar month immediately preceding the month in which such Distribution Date occurs and (iv) with respect to the Mortgage Loans serviced by Wells Fargo Bank, N.A., the period commencing on the 14th day of the month preceding the month in which such Distribution Date occurs and ending on the 13th day of the month in which such Distribution Date occurs.

The securities administrator will execute and authenticate and the trustee will deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date among the depositor, the master servicer, the securities administrator and the trustee (the “Pooling and Servicing Agreement”), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part.  Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates.  It is a condition to the issuance of the Offered Certificates that they receive the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) indicated under “Certificate Ratings” in this prospectus supplement.

The Offered Certificates are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof.

Book-Entry Registration

The Offered Certificates will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depositary”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof.  Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the securities administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC, and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Tax Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations–REMIC–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

DTC has advised the securities administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates, and the depositor is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the securities administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the securities administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the securities administrator will issue Definitive Certificates, and thereafter the securities administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Transfer Restrictions

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass through entities that have disqualified organizations as beneficial owners.  No tax will be imposed on a pass through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization.  The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the securities administrator an affidavit, substantially in the form set forth in the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the securities administrator that it has no actual knowledge that such affidavit is false.  Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit.  The transferor must also certify in a writing to the securities administrator in the form set forth in the Pooling and Servicing Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer.  Because these rules are not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that they be met as a condition to transfer of the Residual Certificates.  Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Residual Certificates—Tax and Restrictions on Transfer of REMIC Residual Certificates to Certain Organizations” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the securities administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

The Pooling and Servicing Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates.  Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

The Residual Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law.  See “ERISA Considerations” in this prospectus supplement and in the prospectus.

The Residual Certificates will contain a legend describing the foregoing restrictions.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund while the Offered Certificates are outstanding.

Certain fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the applicable Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)

The servicing fee rate for each Group I Mortgage Loan is a per annum fee rate ranging from approximately 0.200% to approximately 0.375% per annum, and the weighted average servicing fee rate for the Group I Mortgage Loans as of the Cut-Off Date will be approximately 0.340% per annum.

The servicing fee rate for each Group II Mortgage Loan is a per annum fee rate ranging from approximately 0.200% to approximately 0.375% per annum, and the weighted average servicing fee rate for the Group II Mortgage Loans as of the Cut-Off Date will be approximately 0.345% per annum.

		Servicer	Mortgage loan collections	Monthly

Master Servicing Fee	The investment income with respect to funds deposited in the distribution account	Master Servicer	Amounts on deposit in distribution account	Monthly

Credit Risk Manager Fee	0.009% with respect to the Group I Mortgage Loans and Group II Mortgage Loans	Credit Risk Manager	Mortgage loan collections	Monthly

Insurer Premium	0.100% per annum of the aggregate Certificate Principal Balance of the Group I Senior Certificates.	Group I Senior Certificate Insurer	Group I Mortgage Loan collections	Monthly

Group I Swap Policy Premium	0.005% per annum of the applicable notional balance of the Group I Certificate Swap Agreement.	Group I Senior Certificate Insurer	Group I Mortgage Loan collections	Monthly

Lender paid mortgage insurance fee(2)

The lender paid mortgage insurance fee rate for each Group I Mortgage Loan is a per annum fee rate ranging from approximately 0.000% to approximately 2.557% per annum, and the weighted average lender paid mortgage insurance fee rate for the Group I Mortgage Loans as of the Cut-Off Date will be approximately 0.004% per annum.

The lender paid mortgage insurance fee rate for each Group II Mortgage Loan is a per annum fee rate ranging from approximately 0.000% to approximately 3.000% per annum, and the weighted average lender paid mortgage insurance fee rate for the Group II Mortgage Loans as of the Cut-Off Date will be approximately 0.008%

 per annum.

		Mortgage insurance provider	Mortgage loan collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any Advances and servicing advances	Servicer or master servicer, as applicable

With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to time

Nonrecoverable Advances and Servicing Advances	The amount of any Advances and servicing advances deemed nonrecoverable	Servicer or master servicer, as applicable	All collections on the related Mortgage Loans	Time to time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the securities administrator, the Group I Senior Certificate Insurer, the sponsor or the depositor in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates(3)

	The amount of the expenses, costs and liabilities incurred	Servicer, master servicer, securities administrator, Group I Senior Certificate Insurer, sponsor or depositor, as applicable	All collections on the related Mortgage Loans	Time to time

Reimbursement for amounts paid by the Group I Senior Certificate Insurer under the Group I Senior Certificate Policy and other reimbursement amounts

The aggregate of any payments made with respect to the Group I Senior Certificates by the Group I Senior Certificate Insurer under the Group I Senior Certificate Policy to the extent not previously reimbursed, plus interest on that amount at a rate equal to the prime rate plus 3%, plus any other amounts owing to the Group I Senior Certificate Insurer under the Pooling and Servicing Agreement and the Insurance Agreement.

		Group I Senior Certificate Insurer	Group I Available Distribution Amount plus certain cap and swap payments	Time to time

Indemnification expenses	Amounts for which the sponsor, the servicers, the master servicer, the securities administrator and the depositor are entitled to indemnification(4)	Servicers, master servicer, Securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans (or, in the case of each servicer, the related Mortgage Loans)	Time to time

Indemnification expenses	Amounts for which the trustee or custodian, as applicable, is entitled to indemnification(5)	Trustee or custodian, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any amounts payable by the trustee or depositor for recording of assignments of mortgages to the extent not paid by the related servicer	The amounts paid by the trustee or depositor	Trustee	All collections on the Mortgage Loans	Time to time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the master servicer or a defaulting servicer

The amount of costs incurred by the master servicer or the trustee in connection with the transfer of servicing to the master servicer or a successor servicer or by the trustee in the event of termination the master servicer, to the extent not paid by the terminated servicer or master servicer

		Trustee or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	Trustee and securities administrator	All collections on the Mortgage Loans	Time to time

(1)

 The servicing fee is paid on a first priority basis from collections allocable to interest on the Group I Mortgage Loans, as applicable, prior to distributions to the related certificateholders.  With respect to approximately 16.10% of the Group I Mortgage Loans, the servicing fee rate will increase by 0.175% per annum on the first adjustment date, with respect to approximately 0.03% the Group I Mortgage Loans the servicing fee rate will increase by 0.125% and with respect to approximately 2.80% of the Group II Mortgage Loans, the servicing fee rate will increase by 0.175% per annum on the first adjustment date.

(2) The lender paid mortgage insurance fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.
(3) The master servicer pays Trustee Fees and ongoing custodial and safekeeping fees out of its compensation.
(4) See “The Securities Administrator, the Master Servicer and the Custodians” herein.
(5) See “The Trustee” herein.

Last Scheduled Distribution Date

The last scheduled Distribution Date for the Group I Certificates is the Distribution Date in May 2037, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Group I Mortgage Loan.  The last scheduled Distribution Date for the Group II Certificates is the Distribution Date in June 2037, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing 30-year Group II Mortgage Loan.

The actual last Distribution Date on any class of certificates will depend on the rate of payments of principal on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the Group I Mortgage Loans or Group II Mortgage Loans.

Group I—Available Distribution Amount

The Group I Available Distribution Amount (as defined below) for any Distribution Date will be distributed, to the extent of funds available therefor, on each Distribution Date by the securities administrator to the Group I Certificateholders and the Group I Senior Certificate Insurer, as specified in this prospectus supplement.

The “Group I Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)   the total amount of all cash received by or on behalf of each servicer with respect to the Group I Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Group I Mortgage Loan and, with respect to the Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount), except:

•

all scheduled payments of principal and interest collected on the Group I Mortgage Loans but due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

•

all prepayments in full received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

•

liquidation proceeds, insurance proceeds, condemnation proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Group I Mortgage Loan received after the related Prepayment Period;

•

all amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement;

•

reinvestment income on the balance of funds, if any, in the Custodial Account, or the Distribution Account or the group I pre-funding account;

•

any fees payable to the related servicers, the master servicer and the credit risk manager, and any premiums payable in connection with any lender paid primary mortgage insurance policies; and

•

all Prepayment Charges received in connection with the Group I Mortgage Loans.

•

all Subsequent Recoveries that are payable to the Group I Senior Certificate Insurer.

(2)  all Advances made by a servicer and/or the master servicer with respect to Group I Mortgage Loans for that Distribution Date;

(3)  any amounts paid as Compensating Interest on the Group I Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)  the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Group I Mortgage Loan by the depositor or the sponsor; and

(5)  the total amount of any cash deposited in the Distribution Account in connection with the optional termination of the trust fund with respect to Loan Group I.

Group I—Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the Group I Certificates.  Unless otherwise indicated, defined terms in this section relate to Group I.  These terms are defined below and highlighted within the various definitions:

“Administration Fee” with respect to the Group I Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Group I Mortgage Loan multiplied by (y) the principal balance of that Group I Mortgage Loan as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

“Administration Fee Rate” with respect to the Group I Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the credit risk manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

“Aggregate Insurer Premium” as to any Distribution Date and Group I, the sum of the (a) Insurer Premium for such Distribution Date, (b) amount of any Insurer Premium that was not distributed to the Group I Senior Certificate Insurer on any prior Distribution Date and (c) the Group I Swap Policy Premium for such Distribution Date.

“Allocated Realized Loss Amount” with respect to any class of Group I Offered Certificates and any Distribution Date is an amount equal to the sum of any Realized Losses allocated to that class of Offered Certificates on all prior Distribution Dates minus the sum of all payments in respect of Allocated Realized Loss Amounts distributed to that class of Group I Offered Certificates on all previous Distribution Dates, as described below under “Group I–Excess Spread and Overcollateralization Provisions” and “ Group I –The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group I Certificate Interest Rate Swap Agreement” and, with respect to the Group I Senior Certificates, minus the sum of all amounts paid in respect of principal by the Group I Senior Certificate Insurer to cover any Realized Losses to those classes.

“Bankruptcy Loss” with respect to any Group I Mortgage Loan will be any reduction of the amount of the monthly payment on such Group I Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of the related mortgagor or the positive difference, if any, resulting from the outstanding principal balance on such Group I Mortgage Loan being less than a bankruptcy court’s valuation of the related Mortgaged Property with respect to such Group I Mortgage Loan in connection with a personal bankruptcy of the related mortgagor.

“Certificate Principal Balance” with respect to a Group I Senior Certificate or Group I Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Group I Mortgage Loans and the other related assets in the trust fund. The Certificate Principal Balance of a Group I Senior Certificate or any class of Group I Mezzanine Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate (including principal payments under the Group I Senior Certificate Policy) and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement; provided that the Certificate Principal Balance of each class of Group I Certificates to which Realized Losses have been allocated (other than the Group I Senior Certificates to the extent such Realized Loss was reimbursed under the Group I Senior Certificate Policy) will be increased by the amount of any Subsequent Recoveries on the Group I Mortgage Loans received by the related servicer or the master servicer as set forth in this prospectus supplement, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balances of such certificates and not previously reimbursed to such certificates as an Allocated Realized Loss Amount; provided, further, that to the extent any Realized Losses were reimbursed under the Group I Senior Certificate Policy, any Subsequent Recovery otherwise payable to the Group I Senior Certificates shall be payable to the Group I Senior Certificate Insurer. The certificate principal balance of the Class I-CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Group I Mortgage Loans (which includes the Subsequent Group I Mortgage Loans identified and expected to be purchased by the trust during the Pre-Funding Period) over (ii) the then aggregate Certificate Principal Balance of the Group I Offered Certificates. The initial aggregate Certificate Principal Balance of the Class I-P Certificates is equal to $100.  For the purpose of determining the premium payable to the Group I Senior Certificate Insurer and the subrogation rights of the Group I Senior Certificate Insurer, the Certificate Principal Balance of the Group I Senior Certificates will not be reduced by the amount of any payment by the Group I Senior Certificate Insurer in respect of principal on such Certificates under the Group I Senior Certificate Policy and the Group I Senior Certificate Insurer shall be subrogated to such amounts except to the extent such payment has been reimbursed to the Group I Senior Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

“Class I-M-1 Principal Distribution Amount” The Class I-M-1 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.10% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group I pre-funding account as of the Closing Date.

“Class I-M-2 Principal Distribution Amount” The Class I-M-2 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.00% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group I pre-funding account as of the Closing Date.

“Class I-M-3 Principal Distribution Amount” The Class I-M-3 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.00% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) excess, if any, of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group I pre-funding account as of the Closing Date.

“Class I-M-4 Principal Distribution Amount” The Class I-M-4 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such Distribution Date and (v) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.30% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group I pre-funding account as of the Closing Date.

“Class I-M-5 Principal Distribution Amount” The Class I-M-5 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such Distribution Date and (vi) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.30% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group I pre-funding account as of the Closing Date.

“Credit Enhancement Percentage” for any Distribution Date and Group I is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates and the related Overcollateralization Amount by (y) the aggregate principal balance of the Initial Group I Mortgage Loans (including amounts on deposit in the group I pre-funding account), calculated after taking into account distributions of principal on the Group I Mortgage Loans and distribution of the Group I Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on the Distribution Date.

“Group I Interest Distribution Amount” will be, with respect to any class of Group I Offered Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), by such class’ allocable share, if any, of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer or the related servicers, Relief Act Interest Shortfalls and such class’ allocable share of the interest portion of Realized Losses incurred on the Group I Mortgage Loans.

“Group I Interest Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

all interest received by or on behalf of each servicer with respect to the Group I Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed;

(2)

all Advances in respect of interest made by a servicer and/or the master servicer with respect to Group I Mortgage Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Group I Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)

the interest portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Group I Mortgage Loan by the depositor or the sponsor; and

(5)

the interest portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund with respect to Loan Group I;

minus the sum of the following amounts:

(1)

all scheduled payments of interest collected on the Group I Mortgage Loans but due on a date after the related Due Date;

(2)

all interest paid by the mortgagors in connection with partial principal prepayments received with respect to the Group I Mortgage Loans after the related Prepayment Period;

(3)

all interest paid by the mortgagors in connection with prepayments in full received with respect to the Group I Mortgage Loans after the related Prepayment Period;

(4)

all amounts (other than Advances in respect of principal) reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreements for Group I; and

(5)

any fees payable to the servicers, the master servicer, the credit risk manager and any premiums payable in connection with any lender paid primary mortgage insurance policies for the related Due Period for Group I.

“Group I Principal Distribution Amount” for any Distribution Date will be the sum of (i) the Group I Principal Remittance Amount for such Distribution Date plus (ii) any related Overcollateralization Increase Amount minus (iii) the amount of any related Overcollateralization Reduction Amount for such Distribution Date.  In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group I Offered Certificates plus amounts due to the Group I Senior Certificate Insurer.

“Group I Principal Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all principal received by or on behalf of each servicer with respect to the Group I Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries and, with respect to the Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount);

(2)

all Advances in respect of principal made by a servicer and/or the master servicer with respect to Group I Mortgage Loans for that Distribution Date;

(3)

the principal portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Group I Mortgage Loan by the depositor or the sponsor; and

(4)

the principal portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund with respect to Loan Group I;

minus, the sum of the following amounts:

(1)

all scheduled payments of principal collected on the Group I Mortgage Loans but due on a date after the related Due Date;

(2)

all partial principal prepayments received with respect to the Group I Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such partial principal prepayments;

(3)

all prepayments in full received with respect to the Group I Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such prepayments in full;

(4)

liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Group I Mortgage Loans after the related Prepayment Period;

(5)

all Advances in respect of principal reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer or the trustee with respect to the Group I Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement; and

(6)

all other amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement for the related Due Period to the extent not reimbursed from the Group I Interest Remittance Amount for the related Due Period.

“Group I Senior Certificate Policy” will be the certificate guaranty insurance policy provided by the Group I Senior Certificate Insurer with respect to the Group I Senior Certificates.

 “Group I Senior Interest Distribution Amount” for any Distribution Date will be equal to the Group I Interest Distribution Amount for such Distribution Date for the Group I Senior Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Group I Senior Certificates.

“Group I Senior Principal Distribution Amount” for any Distribution Date will be an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.10% on or after the Stepdown Date and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any of the sum of (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (2) any amounts on deposit in the group I pre-funding account over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group I pre-funding account as of the Closing Date.

“Insurance Agreement” the insurance agreement dated as of April 30, 2007 among the Sponsor, the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Group I Senior Certificate Insurer.

“Insurer Premium” with respect to any Distribution Date and the Group I Senior Certificates, an amount equal to the product of (a) the aggregate Certificate Principal Balance of the Group I Senior Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date), (b) the Premium Percentage and (c) a fraction, the numerator which is the number of days elapsed in the related Interest Accrual period and the denominator which is 360.

“Interest Accrual Period” for any Distribution Date and any class of Group I Offered Certificates will be (i) with respect to the first Distribution Date, the period commencing on April 30, 2007 and ending on May 24, 2007 and (ii) with respect to any Distribution Date thereafter, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on the Group I Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

“Interest Carry Forward Amount” with respect to any class of Group I Offered Certificates and any Distribution Date will be equal to the amount, if any, by which the Group I Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed to such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

“Liquidated Loan” with respect to a Group I Mortgage Loan, will be a Group I Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Proceeds” with respect to a Group I Mortgage Loans, will be amounts received by the related servicer in connection with the liquidation of a defaulted Group I Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

“Net Monthly Excess Cashflow” for any Distribution Date and Group I will be equal to the sum of (i) any Overcollateralization Reduction Amount related to Group I and (ii) the excess of (x) the Group I Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Group I Senior Interest Distribution Amounts payable to the holders of the Group I Senior Certificates, the aggregate of the Group I Interest Distribution Amounts payable to the holders of the Group I Mezzanine Certificates, the Group I Principal Remittance Amount, any net swap payment or swap termination payment owed to either swap provider with respect to Group I (other than due to a swap provider trigger event), and all amounts payable to the Group I Senior Certificate Insurer from the Group I Principal Distribution Amount and Group I Interest Remittance Amount.

“Net Mortgage Rate” for each Group I Mortgage Loan will be equal to the mortgage interest rate thereon less the related Administration Fee Rate.

“Net WAC Pass-Through Rate” for any Distribution Date and the Group I Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Group I Mortgage Loans in the prior calendar month (with respect to the Group I Senior Certificates, net of the premium payable to the Group I Senior Certificate Insurer) minus (i) the aggregate Administration Fee for each Group I Mortgage Loan and (ii) the sum of any net swap payment and swap termination payment owed to either swap provider with respect to Group I, in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments related to Group I received during the related Prepayment Period, subject to adjustment based on the actual number of days elapsed.

“Net WAC Rate Carryover Amount” with respect to any class of Group I Offered Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the related Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Group I Offered Certificates would have been entitled to receive on such Distribution Date if the related Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the related Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the  related Net WAC Pass-Through Rate.

“Overcollateralization Amount” with respect to any Distribution Date following the Closing Date and Group I will be an amount by which the aggregate stated principal balance of the Group I Mortgage Loans (which includes any Subsequent Group I Mortgage Loans which have been transferred to the trust prior to such Distribution Date) and the Remaining Pre-Funded Amount immediately following such Distribution Date exceeds the sum of the Certificate Principal Balances of the Group I Offered Certificates after taking into account all payments of the Group I Principal Remittance Amount on such Distribution Date.

“Overcollateralization Increase Amount” with respect to any Distribution Date and Group I will be the lesser of (i) the related Net Monthly Excess Cashflow for such Distribution Date and (ii) the amount, if any, by which the related Required Overcollateralization Amount for such Distribution Date exceeds the related Overcollateralization Amount for such Distribution Date.

“Overcollateralization Reduction Amount” for any Distribution Date and Group I will be the lesser of (a) the Group I Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of

•

the related Overcollateralization Amount for such Distribution Date over

•

the related Required Overcollateralization Amount for such Distribution Date.

“Pass-Through Rate” with respect to each class of Group I Senior Certificates and Group I Mezzanine Certificates and any Distribution Date will be the least of (i) One-Month LIBOR plus the applicable margin set forth on page S-7 of this prospectus supplement, (ii) the related Net WAC Pass-Through Rate and (iii) 10.50% per annum; provided, that the Pass-Through Rate for the Class I-A-1 Certificates will only be subject to the rate cap specified above if payments are not made under the Class I-A-1 Interest Rate Swap Agreement or if the Class I-A-1 Interest Rate Swap Agreement has been terminated.  In addition, (a) the margins applicable to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates will increase by 100% and the margins applicable to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates will increase by 50% on the Distribution Date following the first possible optional termination date with respect to the Group I Mortgage Loans and (b) in the event that the Class I-A-1 interest rate swap agreement is terminated early, the current margin for the Class I-A-1 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.

“Pre-Funded Amount” with respect to Group I is the amount deposited in the group I pre-funding account on the Closing Date for the purchase of Subsequent Group I Mortgage Loans, which amount is approximately $140,525,511.67.

“Pre-Funding Period” with respect to Group I is the period from the Closing Date up to and including June 5, 2007, during which the trustee, on behalf of the trust, may purchase Subsequent Group I Mortgage Loans for inclusion in the trust with amounts in the group I pre-funding account.

“Premium Percentage” the premium rate under the Group I Senior Certificate Policy with respect to the Group I Senior Certificates pursuant to the Insurance Agreement, which is equal to 0.10% per annum.

“Prepayment Interest Shortfall” for any Distribution Date and with respect to Group I will be the sum of all interest shortfalls resulting from prepayments in full or in part on the Group I Mortgage Loans during the related Prepayment Period.

“Realized Loss” with respect to any Distribution Date and any Group I Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Group I Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and, without duplication, the principal portion of Advances made by the related servicer with respect to such Group I Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Group I Mortgage Loan remaining unpaid and, without duplication, the interest portion of Advances made by the related servicer with respect to such Group I Mortgage Loan which have been reimbursed from Liquidation Proceeds.  The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.  With respect to any Group I Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Group I Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

“Relief Act Interest Shortfall” for any Distribution Date and Group I Mortgage Loan will be the reduction in the amount of interest collectible on such Group I Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

“Remaining Pre-Funded Amount” is an amount equal to the Pre-Funded Amount minus an amount equal to 100% of the aggregate stated principal balance of the Subsequent Group I Mortgage Loans transferred to the trust during the Pre-Funding Period.

“Required Overcollateralization Amount” with respect to any Distribution Date and Group I, (a) if such Distribution Date is prior to the Stepdown Date, 0.85% of the sum of the aggregate outstanding principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date and the amount on deposit in the group I pre-funding account on the Closing Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 1.70% of the aggregate outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period), and (ii) 0.35% of the sum of the aggregate outstanding principal balance of the Initial Group I Mortgage Loans as of the Cut-Off Date and the amount on deposit in the group I pre-funding account on the Closing Date.  If a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount for the previous Distribution Date.

“Stepdown Date” with respect to Group I will be the earlier to occur of (1) the distribution date following the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and all amounts due to the Group I Senior Certificate Insurer have been paid in full and (2) the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Mortgage Loans, but prior to any distribution of the Group I Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 6.90%.

“Subsequent Recoveries” with respect to any Distribution Date and Group I will be amounts received during the related Prepayment Period by a related servicer specifically related to a defaulted Group I Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Group I Mortgage Loan.

“Trigger Event” With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Group I Mortgage Loans, in each case as of the last day of the previous calendar month exceeds 40% of the Credit Enhancement Percentage with respect to the prior Distribution Date or (y) the aggregate amount of Group I Realized Losses incurred since the applicable cut-off dates through the last day of the related Due Period divided by the amount by which the sum of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off and the related Pre-Funded Amount exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
May 2009 to April 2010	0.25%, plus 1/12th of 0.35% for each month thereafter
May 2010 to April 2011	0.60%, plus 1/12th of 0.45% for each month thereafter
May 2011 to April 2012	1.05%, plus 1/12th of 0.45% for each month thereafter
May 2012 to April 2013	1.50%, plus 1/12th of 0.30% for each month thereafter
May 2013 and thereafter	1.80%

Group I—The Group I Interest Rate Cap Agreement, the Group I Cap Provider and the Group I Cap Payment Account

Group I Interest Rate Cap Agreement

The Group I Offered Certificates will have the benefit of a group I interest rate cap agreement. On or before the Closing Date, the Trustee will enter into an group I interest rate cap agreement (the “Group I Interest Rate Cap Agreement”) with The Bank of New York (the “Group I Cap Provider”). A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Group I Interest Rate Cap Agreement documented by a Confirmation between the Trustee, on behalf of the Supplemental Interest Trust, and the Group I Cap Provider. The Group I Interest Rate Cap Agreement and any payments made by the Group I Cap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The significance percentage, as calculated by the Sponsor in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Group I Cap Provider is requested to provide financial information (“Required Cap Information”) pursuant to Item 1115 of Regulation AB (a “Cap Disclosure Event”), the Group I Cap Provider will be required to (1) provide the Required Cap Information within the time period required by the Group I Interest Rate Cap Agreement, (2) obtain a substitute Group I Cap Provider acceptable to the rating agencies that will assume the obligations of the Group I Cap Provider under the Group I Interest Rate Cap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Group I Interest Rate Cap Agreement or (3) obtain a guaranty of the Group I Cap Provider’s obligations under the Group I Interest Rate Cap Agreement from an affiliate of the Group I Cap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Group I Interest Rate Cap Agreement.

Pursuant to the Group I Interest Rate Cap Agreement, on the second business day  prior to each Distribution Date, commencing in May 2012, the Group I Cap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Group I Offered Certificates (the “Group I Cap Provider Payment”), a floating amount (the “Cap Payment”) equal to the product of (i) the excess, if any, of (x) one-month LIBOR (as determined pursuant to the Group I Interest Rate Cap Agreement) over (y) the Cap Strike Rate (as set forth on Annex II to this prospectus supplement), (ii) the Cap Notional Balance (as set forth on Annex II to this prospectus supplement) and (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360.  Payments received by the Supplemental Interest Trust pursuant to the Group I Interest Rate Cap Agreement will be deposited by the Securities Administrator in a reserve fund (the “Group I Cap Payment Account”) and will be available for distributions to the Group I Offered Certificates and the Group I Senior Certificate Insurer for payment of any interest shortfall amounts, unpaid interest shortfall amounts, amounts necessary to maintain or restore the related Required Overcollateralization Amount, certain reimbursement amounts, related Allocated Realized Loss Amounts and related Net WAC Rate Carryforward Amounts.

The Group I Interest Rate Cap Agreement will terminate immediately following the Distribution Date in May 2014.

If the Group I Cap Provider’s short-term credit rating falls below A-1 from Standard & Poor’s, or if the Group I Cap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below I-P by Moody’s as specified in the Group I Interest Rate Cap Agreement, the Group I Cap Provider will be required, subject to the Rating Agency Condition (as defined in the Group I Interest Rate Cap Agreement) to (1) post collateral securing its obligations under the Group I Interest Rate Cap Agreement, (2) obtain a substitute Group I Cap Provider acceptable to the Rating Agencies that will assume the obligations of the Group I Cap Provider under the Group I Interest Rate Cap Agreement, (3) obtain a guaranty or contingent agreement of the Group I Cap Provider’s obligations under the Group I Interest Rate Cap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Group I Interest Rate Cap Agreement (such provisions, the “Downgrade Provisions”). If the Group I Cap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below A-2 from Standard & Poor’s or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below II-P by Moody’s, then as specified in the Group I Interest Rate Cap Agreement, the Group I Cap Provider will be required, subject to the Rating Agency Condition (as defined in the Group I Interest Rate Cap Agreement) to (1) obtain a substitute Group I Cap Provider acceptable to the Rating Agencies that will assume the obligations of the Group I Cap Provider under the Group I Interest Rate Cap Agreement or (2) obtain a guaranty or contingent agreement of the Group I Cap Provider’s obligations under the Group I Interest Rate Cap Agreement from another person acceptable to the Rating Agencies, all as provided in the Downgrade Provisions.  In either case, the Group I Cap Provider shall deliver collateral acceptable to Moody’s and Standard and Poor’s until the Group I Cap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date, to the extent required, following the distribution of the Group I Interest Remittance Amount, the Group I Principal Distribution Amount and the related Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described below in “Group I—Excess Spread and Overcollateralization Provisions” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Group I Cap Payment Account and distribute such amounts in the following order of priority:

first, (a) concurrently, to each class of Group I Senior Certificates, the related Group I Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount, on a pro rata basis based on such respective remaining Group I Senior Interest Distribution Amounts, and then (b) to reimburse the Group I Senior Certificate Insurer for any payments under the Group I Senior Certificate Policy of Group I Senior Interest Distribution Amounts for the Insured Certificates, together with interest thereon at the rate specified in the Insurance Agreement;

second, sequentially, to the Group I Mezzanine Certificates, in the order of their numerical class designations, the related Group I Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed;

third, (a) to the holders of the class or classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the related Required Overcollateralization Amount and then (b) to reimburse the Group I Senior Certificate Insurer for any payments under the Group I Senior Certificate Policy of Realized Losses allocated to the Insured Certificates and any payments in respect of the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the Last Scheduled Distribution Date (after taking into account all distributions to be made on such date), together with interest thereon at the rate specified in the Insurance Agreement;

fourth, concurrently, to each class of Group I Senior Certificates, the related Allocated Realized Loss Amount related to each such certificates for such Distribution Date remaining undistributed, on a pro rata basis, based on such respective remaining Allocable Realized Loss Amounts;

fifth, to the Group I Mezzanine Certificates sequentially, in the order of their numerical class designations, in each case up to the related Allocated Realized Loss Amount related to each such certificates for such Distribution Date remaining undistributed;

sixth, concurrently, to each class of Group I Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

seventh, to the Group I Mezzanine Certificates sequentially, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed; and

eighth, to the Class I-CE Certificates, any remaining amounts.

Group I Cap Provider

The Bank of New York is the Group I Cap Provider.  Founded in 1784, The Bank of New York is a banking organization organized in the State of New York and headquartered in New York, NY, and is the principal subsidiary of The Bank of New York Company, Inc.  The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services.  The Bank of New York Company, Inc.’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.
As of the date of this Private Placement Memorandum, the long-term senior unsecured debt of The Bank of New York is rated “Aaa” by Moody's, “AA-” by S&P, and “AA-” by Fitch.

Said ratings are based on information obtained by the applicable rating agency from The Bank of New York and other sources, and may be changed, suspended or withdrawn as a result of changes in or unavailability of such information by the rating agency issuing said rating.  Said ratings are opinions and information of the applicable rating agency.  No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

Group I—The Group I Certificate Interest Rate Swap Agreement, the Group I Certificate Swap Provider and the Group I Certificate Swap Account

Group I Certificate Interest Rate Swap Agreement

The Group I Offered Certificates will have the benefit of an interest rate swap agreement (the “Group I Certificate Interest Rate Swap Agreement”).  On or prior to the Closing Date, the trustee will enter into the Group I Certificate Interest Rate Swap Agreement with Deutsche Bank AG, New York Branch (the “Group I Certificate Swap Provider”).  The Supplemental Interest Trust will hold the Group I Certificate Interest Rate Swap Agreement between the trustee, on behalf of the Supplemental Interest Trust, and the Group I Certificate Swap Provider.  The Group I Certificate Interest Rate Swap Agreement and any payments made by the Group I Certificate Swap Provider thereunder will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Group I Certificate Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Group I Certificate Swap Provider is requested to provide financial information (“Required Certificate Swap Information”) pursuant to Item 1115 of Regulation AB (a “Certificate Swap Disclosure Event”), the Group I Certificate Swap Provider will be required to (1) provide the Required Certificate Swap Information within the time period required by the Group I Certificate Interest Rate Swap Agreement, (2) obtain a substitute Group I Certificate Swap Provider acceptable to the rating agencies and the Group I Senior Certificate Insurer that will assume the obligations of the Group I Certificate Swap Provider under the Group I Certificate Interest Rate Swap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Group I Certificate Interest Rate Swap Agreement or (3) obtain a guaranty in form and substance acceptable to the Group I Senior Certificate Insurer of the Group I Certificate Swap Provider’s obligations under the Group I Certificate Interest Rate Swap Agreement from an affiliate of the Group I Certificate Swap Provider acceptable to the Group I Senior Certificate Insurer that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Group I Certificate Interest Rate Swap Agreement.

Pursuant to the Group I Certificate Interest Rate Swap Agreement, on each Distribution Date, commencing in June 2007 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of the Group I Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in April 2012 the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Group I Certificate Swap Account) will be obligated to pay to the Group I Certificate Swap Provider an amount equal to the product of (a) 4.95% per annum, (b) the notional amount set forth in the Group I Certificate Interest Rate Swap Agreement (and shown on Annex III to this prospectus supplement) and (c) a fraction, the numerator of which is 30 and the denominator of which is 360 (the “Securities Administrator Group I Certificate Swap Payment”). The amount payable by the Group I Certificate Swap Provider to the Supplemental Interest Trust for the benefit of the Group I certificateholders will be a floating amount equal to the product of (w) one-month LIBOR (as calculated pursuant to the Group I Certificate Interest Rate Swap Agreement), (x) the notional amount set forth in the Group I Certificate Interest Rate Swap Agreement (and shown on Annex III to this prospectus supplement) and (y) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the “Group I Certificate Swap Provider Payment”).

On each such Distribution Date, to the extent that the Securities Administrator Group I Certificate Swap Payment exceeds the Group I Certificate Swap Provider Payment (a “Net Securities Administrator Group I Certificate Swap Payment”), the securities administrator will be required to deposit the Net Securities Administrator Group I Certificate Swap Payment into the Group I Certificate Swap Account and remit such Net Securities Administrator Group I Certificate Swap Payment to the Group I Certificate Swap Provider.  To the extent that the Group I Certificate Swap Provider Payment exceeds the Securities Administrator Group I Certificate Swap Payment, the Group I Certificate Swap Provider will be required to deposit into the Group I Certificate Swap Account on the business day preceding the applicable Distribution Date the Net Group I Certificate Swap Provider Payment for distribution to the Offered Certificates in accordance with the priority of payments described below.

The Group I Certificate Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of Group I Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in April 2012, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The Group I Senior Certificate Insurer will issue the swap policy (the “Group I Certificate Swap Policy”) guaranteeing payment from the issuing entity to the Group I Certificate Swap Provider of each Net Securities Administrator Group I Certificate Swap Payment and, under the limited circumstances described in the Group I Certificate Swap Policy, Group I Certificate Swap Termination Payment. If the Group I Senior Certificate Insurer makes payments under the Group I Certificate Swap Policy, the Group I Senior Certificate Insurer will be subrogated (to the extent of its payments under the Group I Certificate Swap Policy) to the rights of the Group I Certificate Swap Provider to receive payments under the Group I Certificate Interest Rate Swap Agreement.  The premium rate under the Group I Swap Policy (the “Group I Swap Policy Premium”) will equal the product of (a) 0.005% per annum, (b) the notional amount set forth in the group I certificate interest rate swap agreement and (c) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date and the denominator of which is 360.

The respective obligations of the Group I Certificate Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Group I Certificate Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing under the Group I Certificate Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of the Group I Certificate Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Group I Certificate Interest Rate Swap Agreement.

“Events of Default” include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver” (as amended in the Group I Certificate Interest Rate Swap Agreement),

•

“Bankruptcy” (as amended in the Group I Certificate Interest Rate Swap Agreement) and

•

“Merger without Assumption” (only with respect to the Group I Certificate Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” include the following standard events under the ISDA Master Agreement:

•

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group I Certificate Interest Rate Swap Agreement),

•

“Tax Event” (which generally relates to either party to the Group I Certificate Interest Rate Swap Agreement receiving a payment under the Group I Certificate Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (which generally relates to the Group I Certificate Swap Provider’s receiving a payment under the Group I Certificate Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Group I Certificate Interest Rate Swap Agreement) including if the trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the master servicer exercises the option to purchase the Mortgage Loans. With respect to the Group I Certificate Swap Provider, an Additional Termination Event will occur if the Group I Certificate Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Event of Default under the Group I Certificate Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Group I Certificate Interest Rate Swap Agreement and subject to certain consent and cure rights of the Group I senior Certificate Insurer  and will occur only after notice has been given of the Termination Event, all as set forth in the Group I Certificate Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Group I Certificate Interest Rate Swap Agreement will constitute an “Early Termination”.  However, the Group I Senior Certificate Insurer will have the right to cure any failure to pay, prior to such occurrence being deemed an Event of Default and will have the right to be reimbursed for any payments made by it, as further described in the related documents.

Upon any Early Termination, the Supplemental Interest Trust or the Group I Certificate Swap Provider may be liable to make a termination payment (the “Group I Certificate Swap Termination Payment”) to the other party (regardless of which of the parties has caused the termination). The Group I Certificate Swap Termination Payment will be based on the value of the Group I Certificate Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group I Certificate Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Group I Certificate Swap Provider under the remaining scheduled term of the Group I Certificate Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Group I Certificate Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement unless due to a Group I Certificate Swap Provider Trigger Event.

Upon an Early Termination of the Group I Certificate Interest Rate Swap Agreement, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor and with the consent of the Group I Senior Certificate Insurer (which consent shall not be unreasonably withheld), will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Group I Certificate Swap Termination Payment from the Group I Certificate Swap Provider, all or such portion of such Group I Certificate Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Group I Certificate Swap Termination Payment to the Group I Certificate Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Group I Certificate Swap Termination Payment amount owing to the Group I Certificate Swap Provider.

A Group I Certificate Swap Termination Payment that is triggered upon: (i) an Event of Default under the Group I Certificate Interest Rate Swap Agreement with respect to which the Group I Certificate Swap Provider is a Defaulting Party (as defined in the Group I Certificate Interest Rate Swap Agreement), (ii) a Termination Event under the Group I Certificate Interest Rate Swap Agreement with respect to which the Group I Certificate Swap Provider is the sole Affected Party (as defined in the Group I Certificate Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Group I Certificate Interest Rate Swap Agreement with respect to which the Group I Certificate Swap Provider is the sole Affected Party, will be a “Group I Certificate Swap Provider Trigger Event“.

If the Group I Certificate Swap Provider’s short-term credit rating falls below A-1 from S&P, or if the Group I Certificate Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below I-P by Moody’s as specified in the Group I Certificate Interest Rate Swap Agreement, the Group I Certificate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Group I Certificate Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Group I Certificate Interest Rate Swap Agreement, (2) obtain a substitute Group I Certificate Swap Provider acceptable to the rating agencies that will assume the obligations of the Group I Certificate Swap Provider under the Group I Certificate Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Group I Certificate Swap Provider’s obligations under the Group I Certificate Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Group I Certificate Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”). If the Group I Certificate Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below I-A-2 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below II-P by Moody’s, then as specified in the Group I Certificate Interest Rate Swap Agreement, the Group I Certificate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Group I Certificate Interest Rate Swap Agreement) to (1) obtain a substitute Certificates Swap Provider acceptable to the rating agencies that will assume the obligations of the Group I Certificate Swap Provider under the Group I Certificate Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Group I Certificate Swap Provider’s obligations under the Group I Certificate Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Certificate Swap Downgrade Provisions.  In either case, the Group I Certificate Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Group I Certificate Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date following the distribution of the Group I Interest Remittance Amount and the Group I Principal Distribution Amount, the related Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “ Group I—Excess Spread and Overcollateralization Provisions” in this prospectus supplement, the securities administrator will withdraw any amounts in the Group I Certificate Swap Account to the extent required and distribute such amounts in the following order of priority:

(i)

first, to the Group I Certificate Swap Provider, any Net Securities Administrator Group I Certificate Swap Payment owed to the Group I Certificate Swap Provider pursuant to the Group I Certificate Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Group I Certificate Swap Provider, any Group I Certificate Swap Termination Payment owed to the Group I Certificate Swap Provider not due to a Group I Certificate Swap Provider Trigger Event pursuant to the Group I Certificate Interest Rate Swap Agreement;

(iii)

third, (a) concurrently, to the holders of the Group I Senior Certificates, the related Group I Senior Interest Distribution Amount remaining undistributed, on a pro rata basis based on such respective remaining Group I Senior Interest Distribution Amount, and then (b) to reimburse the Group I Senior Certificate Insurer for any payments under the Group I Senior Certificate Policy of Group I Senior Interest Distribution Amounts for the Insured Certificates, together with interest thereon at the rate specified in the Insurance Agreement;

(iv)

fourth, sequentially, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates, in that order, the related Group I Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed;

(v)

fifth, (a) to the holders of the class or classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the related Required Overcollateralization Amount in accordance with the priorities set forth under “Group I—Principal Distributions” below, and then (b) to reimburse the Group I Senior Certificate Insurer for any payments under the Group I Senior Certificate Policy of Allocated Realized Loss Amounts allocated to the Insured Certificates and any payments in respect of the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the Final Scheduled Distribution Date (after taking into account all distributions to be made on such date), together with interest thereon at the rate specified in the Insurance Agreement;

(vi)

sixth, concurrently, to the holders of the Group I Senior Certificates, on a pro rata basis based on such respective Allocated Realized Loss Amount, the related Allocated Realized Loss Amount related to each such certificates for such Distribution Date remaining undistributed;

(vii)

seventh, sequentially, to the holders of the Group I Mezzanine Certificates, in the order of their numerical class designations, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed;

(viii)

eighth, concurrently, to the holders of the Group I Senior Certificates, on a pro rata basis based on their respective Net WAC Rate Carryover Amounts, to the extent remaining undistributed;

(ix)

ninth, sequentially, to the holders of the Group I Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed;

(x)

tenth, to the Group I Certificate Swap Provider, an amount equal to any Group I Certificate Swap Termination Payment owed to the Group I Certificate Swap Provider due to a Group I Certificate Swap Provider Trigger Event pursuant to the Group I Certificate Interest Rate Swap Agreement; and

(xi)

eleventh, to the holders of the Class I-CE Certificates, any remaining amount.

In the event that the Supplemental Interest Trust receives a Group I Certificate Swap Termination Payment, and a successor Group I Certificate Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Group I Certificate Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Group I Certificate Interest Rate Swap Agreement or the appointment of a successor Group I Certificate Swap Provider), will withdraw the amount of any Net Certificates Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Group I Certificate Interest Rate Swap Agreement) and distribute such Net Group I Certificate Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Group I Certificate Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Group I Certificate Swap Provider are limited to those specifically set forth in the Group I Certificate Interest Rate Swap Agreement.

Group I Certificate Swap Provider

Deutsche Bank Aktiengesellschaft (“Deutsche Bank” or the “Bank”) originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the “Deutsche Bank Group”).

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks.  Its office is currently located at 60 Wall Street, New York, NY 10005-2858.  The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch.  The Branch is also examined by the Federal Reserve Bank of New York.

As of 30 June 2006, Deutsche Bank’s issued share capital amounted to Euro 1,329,684,136.96 consisting of 519,407,866 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in New York, Tokyo and Zurich. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets. In respect of the stock exchanges in Amsterdam, Brussels, London, Luxembourg, Paris and Vienna this decision was already completely implemented.

As of 30 June 2006, Deutsche Bank Group had total assets of EUR 1,058,293 million, total liabilities of EUR 1,029,229 million and total shareholders’ equity of EUR 29,064 million on the basis of United States Generally Accepted Accounting Principles.

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook positive) by Standard & Poor’s, Aa3 (outlook stable) by Moody’s Investors Services and AA- (outlook stable) by Fitch Ratings.

Group I—The Class I-A-1 Interest Rate Swap Agreement, Class I-A-1 Swap Provider and Class I-A-1 Swap Account

Class I-A-1 Interest Rate Swap Agreement

In addition to the Group I Certificate Interest Rate Swap Agreement, the Class I-A-1 Certificates will have the benefit of a second interest rate swap agreement (the “Class I-A-1 Interest Rate Swap Agreement”).  On or prior to the Closing Date, the trustee will enter into the Class I-A-1 Interest Rate Swap Agreement with Deutsche Bank AG New York Branch (the “Class I-A-1 Swap Provider”).  The Class I-A-1 Interest Rate Swap Agreement and any payments made by the Class I-A-1 Swap Provider will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Class I-A-1 Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Class I-A-1 Swap Provider is requested to provide financial information (“Required Class I-A-1 Swap Information”) pursuant to Item 1115 of Regulation AB (a “Class I-A-1 Swap Disclosure Event”), the Class I-A-1 Swap Provider will be required to (1) provide the Required Class I-A-1 Swap Information within the time period required by the Class I-A-1 Interest Rate Swap Agreement, (2) obtain a substitute Class I-A-1 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class I-A-1 Swap Provider under the Class I-A-1 Interest Rate Swap Agreement, which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Class I-A-1 Interest Rate Swap Agreement or (3) obtain a guaranty of the Class I-A-1 Swap Provider’s obligations under the Class I-A-1 Interest Rate Swap Agreement from an affiliate of the Class I-A-1 Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Class I-A-1 Interest Rate Swap Agreement.

Pursuant to the Class I-A-1 Interest Rate Swap Agreement, on each Distribution Date, commencing in May 2007 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero or (b) the Distribution Date in May 2037, the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Class I-A-1 Swap Account) will be obligated to pay to the Class I-A-1 Swap Provider an amount (the “Securities Administrator Class I-A-1 Swap Payment”) equal to the product of:

(a)

the least of (1) the sum of (A) One-Month LIBOR plus 0.14%, for any Distribution Date on or prior to the first possible related Optional Termination Date, or One-Month LIBOR plus 0.28% for any Distribution Date after the first possible related Optional Termination Date and (B) a per annum rate not to exceed 0.06% for any Distribution Date on or prior to the first possible related Optional Termination Date or 0.12% per annum for any Distribution Date after the first possible related Optional Termination Date, (2) the related Net WAC Pass-Through Rate for the related Interest Accrual Period and (3) 10.50%,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class I-A-1 Certificates immediately prior to the related Distribution Date, and (2) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related Interest Accrual Period divided by 360.

The amount payable with respect to each Distribution Date by the Class I-A-1 Swap Provider to the Supplemental Interest Trust will be an amount (the “Class I-A-1 Swap Provider Payment”) equal to the product of:

(a)

One-Month LIBOR plus 0.14% for any Distribution Date on or prior to the first possible Group I Optional Termination Date, or One-Month LIBOR plus 0.28% for any Distribution Date after the first possible Group I Optional Termination Date,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class I-A-1 Certificates immediately prior to the related Distribution Date, and (2) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related interest accrual period divided by 360.

On each such Distribution Date, to the extent that the Securities Administrator Class I-A-1 Swap Payment exceeds the Class I-A-1 Swap Provider Payment (a “Net Securities Administrator Class I-A-1 Swap Payment”), the securities administrator will be required to deposit the Net Securities Administrator Class I-A-1 Swap Payment into the Class I-A-1 Swap Account and remit the Net Securities Administrator Class I-A-1 Swap Payment to the Class I-A-1 Swap Provider.  To the extent that the amount payable by the Class I-A-1 Swap Provider exceeds the amount payable by the securities administrator, the Class I-A-1 Swap Provider will be required to deposit into the Class I-A-1 Swap Account on the business day preceding the applicable Distribution Date the amount of that excess reduced (but not below zero) by any amount received by the securities administrator on that Distribution Date with respect to the Group I Certificate Interest Rate Swap Agreement and the Group I Interest Rate Cap Agreement that is used to pay to the Class I-A-1 Certificates the Group I Interest Distribution Amount, any Interest Carry Forward Amount and any Net WAC Carryover Amounts (the “Net Class I-A-1 Swap Provider Payment”).

The Class I-A-1 Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero or (b) the Distribution Date in May 2037, unless terminated earlier upon the occurrence under the Class I-A-1 Interest Rate Swap of an Event of Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Class I-A-1 Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Class I-A-1 Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Class I-A-1 Interest Rate Swap Agreement; and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of the Class I-A-1 Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Class I-A-1 Interest Rate Swap Agreement.

Upon the occurrence of any Event of Default under the Class I-A-1 Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Class I-A-1 Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Class I-A-1 Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Class I-A-1 Interest Rate Swap Agreement will constitute an Early Termination.

Upon any Early Termination, the Supplemental Interest Trust or the Class I-A-1 Swap Provider may be liable to make a termination payment (the “Class I-A-1 Swap Termination Payment”) to the other party (regardless of which of the parties has caused the termination). The Class I-A-1 Swap Termination Payment will be based on the value of the Class I-A-1 Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Class I-A-1 Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Class I-A-1 Swap Provider under the remaining scheduled term of the Class I-A-1 Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Class I-A-1 Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Class I-A-1 Swap Termination Payment from the Class I-A-1 Swap Provider, all or such portion of such Class I-A-1 Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Class I-A-1 Swap Termination Payment to the Class I-A-1 Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Class I-A-1 Swap Termination Payment amount owing to the Class I-A-1 Swap Provider.

A Class I-A-1 Swap Termination Payment that is triggered upon: (i) an Event of Default under the Class I-A-1 Interest Rate Swap Agreement with respect to which the Class I-A-1 Swap Provider is a Defaulting Party (as defined in the Class I-A-1 Interest Rate Swap Agreement), (ii) a Termination Event under the Class I-A-1 Interest Rate Swap Agreement with respect to which the Class I-A-1 Swap Provider is the sole Affected Party (as defined in the Class I-A-1 Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Class I-A-1 Interest Rate Swap Agreement with respect to which the Class I-A-1 Swap Provider is the sole Affected Party, will be a “Class I-A-1 Swap Provider Trigger Event.”

If the Class I-A-1 Swap Provider’s short-term credit rating falls below A-1 from S&P, or if the Class I-A-1 Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below I-P by Moody’s as specified in the Class I-A-1 Interest Rate Swap Agreement, the Class I-A-1 Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class I-A-1 Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Class I-A-1 Interest Rate Swap Agreement, (2) obtain a substitute Class I-A-1 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class I-A-1 Swap Provider under the Class I-A-1 Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Class I-A-1 Swap Provider’s obligations under the Class I-A-1 Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Class I-A-1 Certificates, all as provided in the Class I-A-1 Interest Rate Swap Agreement (such provisions, the “Class I-A-1 Swap Downgrade Provisions”). If the Class I-A-1 Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below I-A-1 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below II-P by Moody’s, then as specified in the Class I-A-1 Interest Rate Swap Agreement, the Class I-A-1 Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class I-A-1 Interest Rate Swap Agreement) to (1) obtain a substitute Class I-A-1 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class I-A-1 Swap Provider under the Class I-A-1 Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Class I-A-1 Swap Provider’s obligations under the Class I-A-1 Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Class I-A-1 Swap Downgrade Provisions.  In either case, the Class I-A-1 Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Class I-A-1 Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date, to the extent required, following the distribution of the related Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “Group I—Excess Spread and Overcollateralization Provisions” in this prospectus supplement, withdrawals from the Group I Cap Payment Account, as described in “Group I—The Group I Interest Rate Cap Agreements, the Group I Cap Provider and the Group I Cap Payment Account” in this prospectus supplement and withdrawals from the Group I Certificate Swap Account, as described in “Group I—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group I Certificate Interest Rate Swap Agreement” in this prospectus supplement, the securities administrator will withdraw any amounts in the Class I-A-1 Swap Account and distribute such amounts in the following order of priority:

first, to the Class I-A-1 Swap Provider, any Net Securities Administrator Class I-A-1 Swap Payment owed to the Class I-A-1 Swap Provider pursuant to the Class I-A-1 Interest Rate Swap Agreement for such Distribution Date;

second, to the Class I-A-1 Swap Provider, any Class I-A-1 Swap Termination Payment owed to the Class I-A-1 Swap Provider not due to a Class I-A-1 Swap Provider Trigger Event pursuant to the Class I-A-1 Interest Rate Swap Agreement;

third, to the holders of the Class I-A-1 Certificates, the related Group I Senior Interest Distribution Amount remaining undistributed;

fourth, to the holders of the Class I-A-1 Certificates, the related Net WAC Rate Carryover Amount remaining undistributed;

fifth, to the Class I-A-1 Swap Provider, an amount equal to any Class I-A-1 Swap Termination Payment owed to the Class I-A-1 Swap Provider due to a Class I-A-1 Swap Provider Trigger Event pursuant to the Class I-A-1 Interest Rate Swap Agreement; and

sixth, to the Class I-CE Certificates, any remaining amounts.

In the event that the Supplemental Interest Trust receives a Class I-A-1 Swap Termination Payment, and a successor Class I-A-1 Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Class I-A-1 Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Class I-A-1 Interest Rate Swap Agreement or the appointment of a successor Class I-A-1 Swap Provider), will withdraw the amount of any Net Class I-A-1 Swap Provider Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Class I-A-1 Interest Rate Swap Agreement) and distribute such Net Class I-A-1 Swap Provider Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Class I-A-1 Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Class I-A-1 Swap Provider are limited to those specifically set forth in the Class I-A-1 Interest Rate Swap Agreement.

Class I-A-1 Swap Provider

Please refer to “—Group I—The Class I-A-1 Interest Rate Swap Agreement, Class I-A-1 Swap Provider and Class I-A-1 Swap Account—Class I-A-1 Swap Provider” in this prospectus supplement for a description of Deutsche Bank, as swap provider.

Group I—Distributions to the Supplemental Interest Trust

On each Distribution Date, prior to making distributions to the holders of the Certificates, the securities administrator shall remit to the Supplemental Interest Trust from the Group I Available Distribution Amount an amount equal to any Net Securities Administrator Group I Certificate Swap Payment and any Group I Certificate Swap Termination Payment not due to a Group I Certificate Swap Provider Trigger Event owed to the Group I Certificate Swap Provider.  Such distributions shall be made on each Distribution Date first, from the Group I Interest Remittance Amount for such Distribution Date and then, to the extent remaining unpaid, from the Group I Principal Remittance Amount for such Distribution Date.

Group I—Priority of Distributions

Commencing in May 2007, the securities administrator will make distributions to Group I Certificateholders on each Distribution Date from funds on deposit in the Distribution Account with respect to Group I as set forth below.

Group I—Interest Distributions

Holders of the Group I Offered Certificates will be entitled to receive interest distributions on each Distribution Date, following distributions made to the Supplemental Interest Trust on such Distribution Date as specified under “Group I—Distributions to the Supplemental Interest Trust” above, in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance at the then-applicable Pass-Through Rates, in the priorities set forth below.

On each Distribution Date, the Group I Interest Remittance Amount remaining after distributions to the Supplemental Interest Trust (other than with respect to the Class I-A-1 Swap Agreement) on such Distribution Date as described above will be distributed in the following order of priority:

First, to the Group I Senior Certificate Insurer, the Aggregate Insurer Premium for such Distribution Date;

Second, concurrently to the holders of Group I Senior Certificates, the related Group I Senior Interest Distribution Amount for such Distribution Date to the extent of the remaining Group I Interest Remittance Amount, on a pro rata basis based on the entitlement of each such class; and

Third, to the Supplemental Interest Trust, any Net Securities Administrator Class I-A-1 Swap Payment and any Class I-A-1 Swap Termination Payment not due to a Class I-A-1 Swap Provider Trigger Event owed to the Class I-A-1 Swap Provider;

Fourth, to the Group I Senior Certificate Insurer, any unreimbursed Insured Payments, together with interest thereon at the rate specified in the Insurance Agreement plus any payment made by the Group I Senior Certificate Insurer under the Group I Certificate Swap Policy in respect of the Group I Certificate Interest Rate Swap Agreement;

Fifth, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates, sequentially, in that order, the related Group I Interest Distribution Amount allocable to each such class; and

Sixth, To the Group I Senior Certificate Insurer all amounts due to the Group I Senior Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement.

On any Distribution Date, any related Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest paid by the related servicer or the master servicer will, first, reduce the related Net Monthly Excess Cashflow for such Distribution Date, second, reduce the related Overcollateralization Amount on the related Distribution Date, third, will be allocated to reduce the Group I Interest Distribution Amount payable to the Class I-M-5 Certificates, fourth, will be allocated to reduce the Group I Interest Distribution Amount payable to the Class I-M-4 Certificates, fifth, will be allocated to reduce the Group I Interest Distribution Amount payable to the Class I-M-3 Certificates, sixth, will be allocated to reduce the Group I Interest Distribution Amount payable to the Class I-M-2 Certificates, seventh, will be allocated to reduce the Group I Interest Distribution Amount payable to the Class I-M-1 Certificates and eighth, will be allocated to reduce the Group I Interest Distribution Amount payable to the Group I Senior Certificates on a pro rata basis based on their respective Group I Senior Interest Distribution Amounts before such reduction.  On any Distribution Date, any Relief Act Interest Shortfalls will be allocated to the certificates on a pro rata basis based on their respective Group I Interest Distribution Amounts before such reduction.  The Group I Senior Certificate Policy issued in connection with the Group I Senior Certificates will not cover Prepayment Interest Shortfalls or Relief Act Interest Shortfalls.

With respect to any Distribution Date, to the extent that the aggregate Group I Interest Distribution Amount exceeds the Group I Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Group I Offered Certificates will result and such amounts will be carried forward and paid to the Group I Offered Certificates on future distribution dates to the extent of available funds. The Interest Carry Forward Amount with respect to the Group I Senior Certificates, if any, will be distributed as part of the Group I Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Group I Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under “—Group I—Excess Spread and Overcollateralization Provisions”, “—Group I—The Group I Interest Rate Cap Agreement, the Group I Cap Provider and the Group I Cap Account”, “—Group I—The Group I Certificate Interest Rate Swap Agreement, the Group I Certificate Swap Provider and the Group I Certificate Swap Account” in this prospectus supplement and “—Group I—The Class I-A-1 Interest Rate Swap Agreement, the Class I-A-1 Swap Provider and the Class I-A-1 Swap Account”

Except as otherwise described in this prospectus supplement, on each Distribution Date, distributions of the Group I Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of such class.

Group I—Principal Distributions

Holders of each class of Group I Offered Certificates will be entitled to receive on each Distribution Date, to the extent of the Group I Principal Distribution Amount for that Distribution Date following distributions made to the Supplemental Interest Trust on that Distribution Date, a distribution allocable to principal in the manner set forth below.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Group I Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, pro rata ((i) with respect to clause (1) below, based on the Certificate Principal Balance of the Class I-A-1 Certificates, (ii) with respect to clause (2) below, based on the Certificate Principal Balance of the Class I-A-2 Certificates and (iii) with respect to clause (3) below, based on the aggregate Certificate Principal Balances of the Class I-A-3 and Class I-A-4 Certificates) as follows:

(1)  to the holders of the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2)  to the holders of the Class I-A-2 Certificates, until its Certificates Principal Balance has been reduced to zero; and

(3)  sequentially, to the holders of the Class I-A-3 and Class I-A-4 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero;

Second, to the Supplemental Interest Trust, any Net Securities Administrator Class I-A-1 Swap Payment and any Class I-A-1 Swap Termination Payment not due to a Class I-A-1 Swap Provider Trigger Event owed to the Class I-A-1 Swap Provider (to the extent not distributed on such Distribution Date from the Group I Interest Remittance Amount as described under “Description of the Certificates—Group I—Interest Distributions” in this prospectus supplement);

Third, to the Group I Senior Certificate Insurer, any unreimbursed Insured Payments, together with interest thereon at the rate specified in the Insurance Agreement plus any payment made by the Group I Senior Certificate Insurer under the Group I Certificate Swap Policy in respect of the Group I Certificate Interest Rate Swap Agreement (to the extent not distributed on such Distribution Date from the Group I Interest Remittance Amount as described under “Description of the Certificates—Group I—Interest Distributions” in this prospectus supplement);

Fourth, to the Group I Senior Certificate Insurer all amounts due to the Group I Senior Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement (to the extent not distributed on such Distribution Date from the Group I Interest Remittance Amount as described under “Description of the Certificates—Group I—Interest Distributions” in this prospectus supplement); and

Fifth, sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates, in that order, until their respective Certificate Principal Balances have reduced to zero.

 (B) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, an amount up to the Group I Senior Principal Distribution Amount for that Distribution Date will be distributed to the Group I Senior Certificates, pro rata ((i) with respect to clause (1) below, based on the Certificate Principal Balance of the Class I-A-1 Certificates, (ii) with respect to clause (2) below, based on the Certificate Principal Balance of the Class I-A-2 Certificates and (iii) with respect to clause (3) below, based on the aggregate Certificate Principal Balances of the Class I-A-3 and Class I-A-4 Certificates) as follows:

(1)  to the holders of the Class I-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2)  to the holders of the Class I-A-2 Certificates, until its Certificates Principal Balance has been reduced to zero; and

(3)  sequentially, to the holders of the Class I-A-3 and Class I-A-4 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

Second, to the Supplemental Interest Trust, any Net Securities Administrator Class I-A-1 Swap Payment and any Class I-A-1 Swap Termination Payment not due to a Class I-A-1 Swap Provider Trigger Event owed to the Class I-A-1 Swap Provider (to the extent not distributed on such Distribution Date from the Group I Interest Remittance Amount as described under “Description of the Certificates—Group I—Interest Distributions” in this prospectus supplement);

Third, to the Group I Senior Certificate Insurer, any unreimbursed Insured Payments, together with interest thereon at the rate specified in the Insurance Agreement plus any payment made by the Group I Senior Certificate Insurer under the Group I Certificate Swap Policy in respect of the Group I Certificate Interest Rate Swap Agreement (to the extent not distributed on such Distribution Date from the Group I Interest Remittance Amount as described under “Description of the Certificates—Group I—Interest Distributions” in this prospectus supplement);

Fourth, To the Group I Senior Certificate Insurer all amounts due to the Group I Senior Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement (to the extent not distributed on such Distribution Date from the Group I Interest Remittance Amount as described under “Description of the Certificates—Group I—Interest Distributions” in this prospectus supplement);

Fifth, to the holders of the Class I-M-1 Certificates, the Class I-M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero;

Sixth, to the holders of the Class I-M-2 Certificates, the Class I-M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero;

Seventh, to the holders of the Class I-M-3 Certificates, the Class I-M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero;

Eighth, to the holders of the Class I-M-4 Certificates, the Class I-M-4 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-4 Certificates has been reduced to zero; and

Ninth, to the holders of the Class I-M-5 Certificates, the Class I-M-5 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-5 Certificates has been reduced to zero.

Group I—Excess Spread and Overcollateralization Provisions

The weighted average of the Net Mortgage Rates for the Group I Mortgage Loans less the amount, expressed as a per annum rate, of any group I net securities administrator swap payments payable to any related swap provider and any Termination Payments payable to any related swap provider not due to a group I swap provider trigger event is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group I Offered Certificates plus the premium payable to the Group I Senior Certificate Insurer. As a result, interest collections on the Group I Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Group I Offered Certificates, the premium payable to the Group I Senior Certificate Insurer and the related fees and expenses payable by the trust and the Supplemental Interest Trust. We refer to this excess interest as “Excess Spread”.

On each Distribution Date, the Net Monthly Excess Cashflow will be distributed as follows:

First, to the holders of the classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Group I Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “Group I—Principal Distributions” above;

Second, concurrently, to the holders of the Group I Senior Certificates, the related Group I Senior Interest Distribution Amount for such Distribution Date remaining unpaid, on a pro rata basis based on the entitlement of each such class;

Third, sequentially, to the holders of the Group I Mezzanine Certificates, in the order of their numerical class designations, the related Group I Interest Distribution Amount remaining unpaid and Interest Carry Forward Amount for each such class for such Distribution Date;

Fourth, concurrently, to the holders of the Group I Senior Certificates, the related Allocated Realized Loss Amount (to the extent not paid under the Group I Senior Certificate Policy), on a pro rata basis, based on the respective Allocated Realized Loss Amount for each such class and such Distribution Date;

Fifth, sequentially, to the holders of the Group I Mezzanine Certificates, in the order of their numerical class designations the Allocated Realized Loss Amount for each such class and such Distribution Date;

Sixth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the related Net WAC Rate Carryover Amounts, if any, with respect to the Group I Offered Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

Seventh, to the Supplemental Interest Trust, an amount equal to any Group I swap termination payments resulting from swap provider trigger events owed to a Group I swap provider pursuant to the applicable interest rate swap agreement; and

Eighth, to the holders of the Class I-CE, Class I-P and Class I-R Certificates as provided in the Pooling and Servicing Agreement.

On each Distribution Date after distribution to the Supplemental Interest Trust of the amounts described under “–Distributions to the Supplemental Interest Trust,” the required distributions of interest and principal to the Offered Certificates as described under “Group I—Interest Distributions” and “Group I—Principal Distributions” and the distribution of the Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Offered Certificates in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently to the Group I Senior Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class; second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class.

On each distribution date, the securities administrator will withdraw from the distribution account all Prepayment Charges received in respect of the Group I Mortgage Loans received during the related Prepayment Period and will distribute those amounts to the holders of the Class I-P Certificates, except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the Pooling and Servicing Agreement.  The Class I-P Certificates will have an aggregate principal balance of $100 and will not be entitled to distributions in respect of interest.  The payment of such Prepayment Charges will not reduce the certificate principal balance of the Class I-P Certificates.

Group I—Subordination and Allocation of Losses

Realized Losses on the Group I Mortgage Loans for any Distribution Date will first, cause a reduction in the related Net Monthly Excess Cash Flow for that Distribution Date, second, reduce the available cap payments from the Group I Cap Provider and available net swap payments from the Group I Certificate Swap Provider for that distribution date, and third, cause a reduction in the related Overcollateralization Amount until it is reduced to zero.  To the extent that related Realized Losses on a Distribution Date cause the aggregate Certificate Principal Balance of the Group I Offered Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, such excess Realized Losses will be allocated first, sequentially to the Group I Mezzanine Certificates, beginning with the class of Group I Mezzanine Certificates then outstanding with the lowest payment priority, until the Certificate Principal Balance of each such class has been reduced to zero, second, to the Group I Senior Certificates on a pro rata basis, based on the certificate principal balance of each such certificates, until their respective Certificate Principal Balances have been reduced to zero; provided, however, that on each Distribution Date, the Group I Senior Certificate Insurer, in accordance with the terms of the Group I Senior Certificate Policy will be required to make a payment in respect of principal to the holders of the Group I Senior Certificates, in an amount equal to any Realized Losses allocated to such certificates.  In addition, to the extent a related servicer receives Subsequent Recoveries with respect to any defaulted Group I Mortgage Loan, the amount of the related Realized Loss with respect to that defaulted Group I Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Offered Certificates on any Distribution Date; provided, however, that to the extent any such Realized Loss was covered under the Group I Senior Certificate Policy, such recoveries shall instead be paid to the Group I Senior Certificate Insurer.

Once related Realized Losses have been allocated to the Group I Offered Certificates, such amounts with respect to these certificates will no longer accrue interest nor will such amounts be reinstated thereafter.  However, Allocated Realized Loss Amounts related to Group I may be paid to holders of these certificates from the related Net Monthly Excess Cashflow and, from amounts received by the securities administrator under the Group I Interest Rate Cap Agreement and the Group I Certificate Interest Rate Swap Agreement, according to the priorities set forth in this prospectus supplement under “Group I—Excess Spread and Overcollateralization Provisions,” “Group I—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group I Certificate Interest Rate Swap Agreement” and “The Group I Senior Certificate Policy”.

Any allocation of a Realized Loss on a Group I Mortgage Loan to a Group I Offered Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made (except, with respect to the Group I Senior Certificates, such amount so allocated will be reduced by the amount of principal paid by the Group I Senior Certificate Insurer in respect thereof).  Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Group I Offered Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of related Realized Losses and (ii) payable as principal to the holder of such certificate from related Net Monthly Excess Cashflow and amounts on deposit in the Group I Cap Payment Account and the Group I Certificate Swap Account.

In the event that a servicer receives a Subsequent Recovery with respect to any defaulted Group I Mortgage Loan, such Subsequent Recovery will be distributed as part of the Group I Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement, except that if a Subsequent Recovery is received with respect to an Group I Senior Certificate as to which the Group I Senior Certificate Insurer has paid an Allocated Realized Loss Amount, such Subsequent Recovery will be paid directly to the Group I Senior Certificate Insurer, to the extent of the Allocated Realized Loss Amount paid by the Group I Senior Certificate Insurer.  In addition, the Certificate Principal Balance of each class of Group I Offered Certificates that has been reduced by the allocation of a related Realized Loss to such class will be increased, on a pro rata basis based on the related Allocated Realized Loss Amount with respect to the Group I Senior Certificates, and in order of seniority with respect to the Group I Mezzanine Certificates, by the amount of such Subsequent Recovery, but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from related Net Monthly Excess Cashflow as described under “Group I—Excess Spread and Overcollateralization Provisions” above in this prospectus supplement or from amounts on deposit in the Group I Cap Payment Account and the Group I Certificate Swap Account.  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Group II—Available Distribution Amount

The Group II Available Distribution Amount (as defined below) for any Distribution Date will be distributed, to the extent of funds available therefor, on each Distribution Date by the securities administrator to the Group II Certificateholders, as specified in this prospectus supplement.

The “Group II Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all cash received by or on behalf of each servicer with respect to the Group II Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Group II Mortgage Loan and, with respect to the Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount), except:

•

all scheduled payments of principal and interest collected on the Group II Mortgage Loans  due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Group II Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

•

all prepayments in full received with respect to the Group II Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

•

liquidation proceeds, insurance proceeds, condemnation proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Group II Mortgage Loan received after the related Prepayment Period;

•

all amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement;

•

reinvestment income on the balance of funds, if any, in the Custodial Account, or the Distribution Account or the group II pre-funding account;

•

any fees payable to the related servicers, the master servicer and the credit risk manager, and any premiums payable in connection with any lender paid primary mortgage insurance policies; and

•

all Prepayment Charges received in connection with the Group II Mortgage Loans.

(2)  all Advances made by a servicer and/or the master servicer with respect to Group II Mortgage Loans for that Distribution Date;

(3)  any amounts paid as Compensating Interest on the Group II Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)  the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Group II Mortgage Loan by the depositor or the sponsor; and

(5)  the total amount of any cash deposited in the Distribution Account in connection with the optional termination of the trust fund with respect to Loan Group II.

Group II—Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the Group II Certificates .  Unless otherwise indicated defined terms in this section relate to Group II.  These terms are defined below and highlighted within the various definitions:

“Administration Fee” with respect to the Group II Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Group II Mortgage Loan multiplied by (y) the principal balance of that Group II Mortgage Loan as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

“Administration Fee Rate” with respect to the Group II Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the credit risk manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

“Allocated Realized Loss Amount” with respect to any class of Group II Offered Certificates and any Distribution Date is an amount equal to the sum of any Allocated Realized Loss Amounts allocated to that class of Offered Certificates on all prior Distribution Dates minus the sum of all payments in respect of Realized Loss amounts distributed to that class of Group II Offered Certificates on all previous Distribution Dates, as described below under “Group II–Excess Spread and Overcollateralization Provisions” and “ Group II –The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group II Certificate Interest Rate Swap Agreement”

“Bankruptcy Loss” with respect to any Group II Mortgage Loan will be any reduction of the amount of the monthly payment on such Group II Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of the related mortgagor or the positive difference, if any, resulting from the outstanding principal balance on such Group II Mortgage Loan being less than a bankruptcy court’s valuation of the related Mortgaged Property with respect to such Group II Mortgage Loan in connection with a personal bankruptcy of the related mortgagor.

“Certificate Principal Balance” with respect to a Group II Senior Certificate or Group II Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Group II Mortgage Loans and the other related assets in the trust fund. The Certificate Principal Balance of a Group II Senior Certificate or any class of Group II Mezzanine Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement; provided that the Certificate Principal Balance of each class of Group II Certificates to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Group II Mortgage Loans received by the related servicer or the master servicer as set forth in this prospectus supplement, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balances of such certificates and not previously reimbursed to such certificates as an Allocated Realized Loss Amount. The certificate principal balance of the Class II-CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Group II Mortgage Loans (which includes the Subsequent Group II Mortgage Loans identified and expected to be purchased by the trust during the Pre-Funding Period) over (ii) the then aggregate Certificate Principal Balance of the Group II Offered Certificates. The initial aggregate Certificate Principal Balance of the Class II-P Certificates is equal to $100.

“Class II-M-1 Principal Distribution Amount” The Class II-M-1 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.30% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-2 Principal Distribution Amount” The Class II-M-2 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.90% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-3 Principal Distribution Amount” The Class II-M-3 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class II-M-2 Certificates after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.50% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) excess, if any, of the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-4 Principal Distribution Amount” The Class II-M-4 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class II-M-2 Certificates after taking into account the payment of the Class II-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class II-M-3 Certificates after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such Distribution Date and (v) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.90% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-5 Principal Distribution Amount” The Class II-M-5 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class II-M-2 Certificates after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class II-M-3 Certificates after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class II-M-4 Certificates after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such Distribution Date and (vi) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.20% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-6 Principal Distribution Amount” The Class II-M-6 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class II-M-2 Certificates after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class II-M-3 Certificates after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class II-M-4 Certificates after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class II-M-5 Certificates after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such Distribution Date and (vii) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.20% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-7 Principal Distribution Amount” The Class II-M-7 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class II-M-2 Certificates after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class II-M-3 Certificates after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class II-M-4 Certificates after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class II-M-5 Certificates after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class II-M-6 Certificates after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such Distribution Date and (viii) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.20% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-8 Principal Distribution Amount” The Class II-M-8 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class II-M-2 Certificates after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class II-M-3 Certificates after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class II-M-4 Certificates after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class II-M-5 Certificates after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class II-M-6 Certificates after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such Distribution Date, (viii) the Certificate Principal Balance of the Class II-M-7 Certificates after taking into account the payment of the Class II-M-7 Principal Distribution Amount on such Distribution Date and (ix) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.90% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Class II-M-9 Principal Distribution Amount” The Class II-M-9 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates after taking into account the payment of the Group II Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class II-M-1 Certificates after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class II-M-2 Certificates after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class II-M-3 Certificates after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class II-M-4 Certificates after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class II-M-5 Certificates after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class II-M-6 Certificates after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such Distribution Date, (viii) the Certificate Principal Balance of the Class II-M-7 Certificates after taking into account the payment of the Class II-M-7 Principal Distribution Amount on such Distribution Date, (ix) the Certificate Principal Balance of the Class II-M-8 Certificates after taking into account the payment of the Class II-M-8 Principal Distribution Amount on such Distribution Date and (x) the Certificate Principal Balance of the Class II-M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.90% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Credit Enhancement Percentage” for any Distribution Date and Group II is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Group II Subordinate Certificates and the related Overcollateralization Amount by (y) the aggregate principal balance of the Initial Group II Mortgage Loans (including amounts on deposit in the group II pre-funding account), calculated after taking into account distributions of principal on the Group II Mortgage Loans and distribution of the Group II Principal Distribution Amount to the holders of the Group II Certificates then entitled to distributions of principal on the Distribution Date.

“Group II Interest Distribution Amount” will be, with respect to any class of Group II Offered Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), by such class’ allocable share, if any, of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer or the related servicers, Relief Act Interest Shortfalls and such class’ allocable share of the interest portion of Realized Losses incurred on the Group II Mortgage Loans.

“Group II Interest Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

all interest received by or on behalf of each servicer with respect to the Group II Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed;

(2)

all Advances in respect of interest made by a servicer and/or the master servicer with respect to Group II Mortgage Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Group II Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)

the interest portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Group II Mortgage Loan by the depositor or the sponsor; and

(5)

the interest portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund with respect to Loan Group II;

minus the sum of the following amounts:

(1)

all scheduled payments of interest collected on the Group II Mortgage Loans but due on a date after the related Due Date;

(2)

all interest paid by the mortgagors in connection with partial principal prepayments received with respect to the Group II Mortgage Loans after the related Prepayment Period;

(3)

all interest paid by the mortgagors in connection with prepayments in full received with respect to the Group II Mortgage Loans after the related Prepayment Period;

(4)

all amounts (other than Advances in respect of principal) reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator or the trustee pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreements for Group II; and

(5)

any fees payable to the servicers, the master servicer, the credit risk manager and any premiums payable in connection with any lender paid primary mortgage insurance policies for the related Due Period for Group II.

“Group II Principal Distribution Amount” for any Distribution Date will be the sum of (i) the Group II Principal Remittance Amount for such Distribution Date plus (ii) any related Overcollateralization Increase Amount minus (iii) the amount of any related Overcollateralization Reduction Amount for such Distribution Date.  In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group II Offered Certificates.

“Group II Principal Remittance Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all principal received by or on behalf of each servicer with respect to the Group II Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries and, with respect to the Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount);

(2)

all Advances in respect of principal made by a servicer and/or the master servicer with respect to Group II Mortgage Loans for that Distribution Date;

(3)

the principal portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Group II Mortgage Loan by the depositor or the sponsor; and

(4)

the principal portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund with respect to Loan Group II;

minus, the sum of the following amounts:

(1)

all scheduled payments of principal collected on the Group II Mortgage Loans but due on a date after the related Due Date;

(2)

all partial principal prepayments received with respect to the Group II Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such partial principal prepayments;

(3)

all prepayments in full received with respect to the Group II Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such prepayments in full;

(4)

liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Group II Mortgage Loans after the related Prepayment Period;

(5)

all Advances in respect of principal reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer or the trustee or the custodians with respect to the Group II Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement; and

(6)

all other amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement for the related Due Period to the extent not reimbursed from the Group II Interest Remittance Amount for the related Due Period.

“Group II Senior Interest Distribution Amount” for any Distribution Date will be equal to the Group II Interest Distribution Amount for such Distribution Date for the Group II Senior Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Group II Senior Certificates.

“Group II Senior Principal Distribution Amount” for any Distribution Date will be an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.40% on or after the Stepdown Date and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any of the sum of (1) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (2) any amounts on deposit in the group II pre-funding account over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date plus amounts on deposit in the group II pre-funding account as of the Closing Date.

“Interest Accrual Period” for any Distribution Date and any class of Group II Offered Certificates will be (i) with respect to the first Distribution Date, the period commencing on April 30, 2007 and ending on May 24, 2007 and (ii) with respect to any Distribution Date thereafter, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on the Group II Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

“Interest Carry Forward Amount” with respect to any class of Group II Offered Certificates and any Distribution Date will be equal to the amount, if any, by which the Group II Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed to such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

“Liquidated Loan” with respect to a Group II Mortgage Loan, will be a Group II Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Proceeds” with respect to a Group II Mortgage Loans, will be amounts received by the related servicer in connection with the liquidation of a defaulted Group II Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

“Net Monthly Excess Cashflow” for any Distribution Date and Group II will be equal to the sum of (i) any related Overcollateralization Reduction Amount and (ii) the excess of (x) the Group II Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Group II Senior Interest Distribution Amounts payable to the holders of the Group II Senior Certificates, the aggregate of the Group II Interest Distribution Amounts payable to the holders of the Group II Mezzanine Certificates, the Group II Principal Remittance Amount and any net swap payment or swap termination payment owed to any swap provider with respect to Group II.

“Net Mortgage Rate” for each Group II Mortgage Loan will be equal to the mortgage interest rate thereon less the related Administration Fee Rate.

“Net WAC Pass-Through Rate” for any Distribution Date and the Group II Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Group II Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Group II Mortgage Loan and (ii) the sum of any net swap payment and swap termination payment owed to any swap provider with respect to Group II, in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments related to Group II received during the related Prepayment Period, subject to adjustment based on the actual number of days elapsed.

“Net WAC Rate Carryover Amount” with respect to any class of Group II Offered and any Distribution Date on which the related Pass-Through Rate is limited to the related Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Group II Offered Certificates would have been entitled to receive on such Distribution Date if the related Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the related Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the related Net WAC Pass-Through Rate.

“Overcollateralization Amount” with respect to any Distribution Date and Group II following the Closing Date and Group II will be an amount by which the aggregate outstanding principal balance of the Group II Mortgage Loans (which includes any Subsequent Group II Mortgage Loans which have been transferred to the trust prior to such Distribution Date) and the Remaining Pre-Funded Amount immediately following such Distribution Date exceeds the sum of the Certificate Principal Balances of the Group II Offered Certificates after taking into account all payments of principal on such Distribution Date.

“Overcollateralization Increase Amount” with respect to any Distribution Date and Group II will be the lesser of (i) the related Net Monthly Excess Cashflow for such Distribution Date and (ii) the amount, if any, by which the related Required Overcollateralization Amount for such Distribution Date exceeds the related Overcollateralization Amount for such Distribution Date (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, and assuming that 100% of the Group II Principal Remittance Amount  is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Group II Offered Certificates in reduction of their respective Certificate Principal Balances on such Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date and Group II will be the lesser of (a) the Group II Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of

•

the related Overcollateralization Amount for such Distribution Date  (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, and assuming that 100% of the Group II Principal Remittance Amount  is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Group II Offered Certificates in reduction of their respective Certificate Principal Balances on such Distribution Date) over

•

the related Required Overcollateralization Amount for such Distribution Date.

“Pass-Through Rate” with respect to each class of Group II Senior Certificates and Group II Mezzanine Certificates and any Distribution Date will be the least of (i) One-Month LIBOR plus the applicable margin set forth on page S-7 of this prospectus supplement, (ii) the related Net WAC Pass-Through Rate and (iii) 10.50% per annum; provided, provided, that the Pass-Through Rate for the Class II-A-2A and Class II-A-5 Certificates will only be subject to the rate cap specified above if payments are not made under the Class II-A-2A Interest Rate Swap Agreement and Class II-A-5 Interest Rate Swap Agreement, respectively, or if the Class II-A-2A Interest Rate Swap Agreement or the Class II-A-5 Interest Rate Swap Agreement, respectively, has been terminated.  In addition, (a) the margins applicable to the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6 and Class II-A-7 Certificates will increase by 100% and the margins applicable to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates will increase by 50% on the Distribution Date following the first possible optional termination date with respect to the Group II Mortgage Loans, (b) in the event that the Class II-A-2A Interest Rate Swap Agreement is terminated early, the current margin for the Class II-A-2A Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date and (c) in the event that the Class II-A-5 Interest Rate Swap Agreement is terminated early, the current margin for the Class II-A-5 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.

“Pre-Funded Amount” with respect to Group II is the amount deposited in the group II pre-funding account on the Closing Date for the purchase of Subsequent Group II Mortgage Loans, which amount is approximately $105,708,724.

“Pre-Funding Period” with respect to Group II is the period from the Closing Date up to and including June 5, 2007, during which the trustee, on behalf of the trust, may purchase Subsequent Group II Mortgage Loans for inclusion in the trust with amounts in the group II pre-funding account.

“Prepayment Interest Shortfall” for any Distribution Date and with respect to Group II will be the sum of all interest shortfalls resulting from prepayments in full or in part of the Group II Mortgage Loans during the related Prepayment Period.

“Realized Loss” with respect to any Distribution Date and any Group II Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Group II Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related servicer with respect to such Group II Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Group II Mortgage Loan remaining unpaid and the interest portion of Advances made by the related servicer with respect to such Group II Mortgage Loan which have been reimbursed from Liquidation Proceeds.  The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.  With respect to any Group II Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Group II Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

“Relief Act Interest Shortfall” for any Distribution Date and Group II Mortgage Loan will be the reduction in the amount of interest collectible on such Group II Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

“Remaining Pre-Funded Amount” is an amount equal to the Pre-Funded Amount minus an amount equal to 100% of the aggregate Stated Principal Balance of the Subsequent Group II Mortgage Loans transferred to the trust during the Pre-Funding Period.

“Required Overcollateralization Amount” with respect to any Distribution Date and Group II, (a) if such Distribution Date is prior to the Stepdown Date, 1.05% of the sum of the aggregate outstanding principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date and the amount on deposit in the group II pre-funding account on the Closing Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 2.10% of the aggregate outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period), and (ii) 0.35% of the sum of the aggregate outstanding principal balance of the Initial Group II Mortgage Loans as of the Cut-Off Date and the amount on deposit in the group II pre-funding account on the Closing Date.  If a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount for the previous Distribution Date.

“Stepdown Date” with respect to Group II will be the earlier to occur of (1) the distribution date following the Distribution Date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Group II Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, but prior to any distribution of the Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 15.60%.

“Subsequent Recoveries” with respect to any Distribution Date and Group II will be amounts received during the related Prepayment Period by a related servicer specifically related to a defaulted Group II Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Group II Mortgage Loan.

“Trigger Event” With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Group II Mortgage Loans delinquent 60 days or more (including Group II Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Group II Mortgage Loans, in each case as of the last day of the previous calendar month exceeds 40% of the Credit Enhancement Percentage with respect to the prior Distribution Date or (y) the aggregate amount of Group II Realized Losses incurred since the applicable cut-off dates through the last day of the related Due Period divided by the amount by which the sum of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-Off Date and the related Pre-Funded Amount exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
May 2009 to April 2010	0.30%, plus 1/12th of 0.40% for each month thereafter
May 2010 to April 2011	0.70%, plus 1/12th of 0.50% for each month thereafter
May 2011 to April 2012	1.20%, plus 1/12th of 0.50% for each month thereafter
May 2012 to April 2013	1.70%, plus 1/12th of 0.30% for each month thereafter
May 2013 and thereafter	2.00%

Group II—The Group II Certificate Interest Rate Swap Agreement, the Group II Certificate Swap Provider and the Group II Certificate Swap Account

Group II Certificate Interest Rate Swap Agreement

The Group II Offered Certificates will have the benefit of an interest rate swap agreement (the “Group II Certificate Interest Rate Swap Agreement”).  On or prior to the Closing Date, the trustee will enter into the Group II Certificate Interest Rate Swap Agreement with Deutsche Bank AG, New York Branch (the “Group II Certificate Swap Provider”).  The Supplemental Interest Trust will hold the Group II Certificate Interest Rate Swap Agreement between the trustee, on behalf of the Supplemental Interest Trust, and the Group II Certificate Swap Provider.  The Group II Certificate Interest Rate Swap Agreement and any payments made by the Group II Certificate Swap Provider thereunder will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Group II Certificate Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Group II Certificate Swap Provider is requested to provide financial information (“Required Certificate Swap Information”) pursuant to Item 1115 of Regulation AB (a “Certificate Swap Disclosure Event”), the Group II Certificate Swap Provider will be required to (1) provide the Required Certificate Swap Information within the time period required by the Group II Certificate Interest Rate Swap Agreement, (2) obtain a substitute Group II Certificate Swap Provider acceptable to the rating agencies that will assume the obligations of the Group II Certificate Swap Provider under the Group II Certificate Interest Rate Swap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Group II Certificate Interest Rate Swap Agreement or (3) obtain a guaranty of the Group II Certificate Swap Provider’s obligations under the Group II Certificate Interest Rate Swap Agreement from an affiliate of the Group II Certificate Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Group II Certificate Interest Rate Swap Agreement.

Pursuant to the Group II Certificate Interest Rate Swap Agreement, on each Distribution Date, commencing in June 2007 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of the Group II Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in May 2012 the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Group II Certificate Swap Account) will be obligated to pay to the Group II Certificate Swap Provider an amount equal to the product of (a) 5.10% per annum, (b) the notional amount set forth in the Group II Certificate Interest Rate Swap Agreement (and shown on Annex IV to this prospectus supplement) and (c) a fraction, the numerator of which is 30 and the denominator of which is 360 (the “Securities Administrator Group II Certificate Swap Payment”). The amount payable by the Group II Certificate Swap Provider to the Supplemental Interest Trust for the benefit of the certificateholders will be a floating amount equal to the product of (w) one-month LIBOR (as calculated pursuant to the Group II Certificate Interest Rate Swap Agreement), (x) the notional amount set forth in the Group II Certificate Interest Rate Swap Agreement (and shown on Annex IV to this prospectus supplement) and (y) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the “Group II Certificate Swap Provider Payment”).

On each such Distribution Date, to the extent that the Securities Administrator Group II Certificate Swap Payment exceeds the Group II Certificate Swap Provider Payment (a “Net Securities Administrator Group II Certificate Swap Payment”), the securities administrator will be required to deposit the Net Securities Administrator Group II Certificate Swap Payment into the Group II Certificate Swap Account and remit such Net Securities Administrator Group II Certificate Swap Payment to the Group II Certificate Swap Provider.  To the extent that the Group II Certificate Swap Provider Payment exceeds the Securities Administrator Group II Certificate Swap Payment, the Group II Certificate Swap Provider will be required to deposit into the Group II Certificate Swap Account on the business day preceding the applicable Distribution Date the Net Group II Certificate Swap Provider Payment for distribution to the Offered Certificates in accordance with the priority of payments described below.

The Group II Certificate Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of Group II Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in May 2012, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Group II Certificate Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Group II Certificate Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing under the Group II Certificate Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of the Group II Certificate Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Group II Certificate Interest Rate Swap Agreement.

“Events of Default” include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver” (as amended in the Group II Certificate Interest Rate Swap Agreement),

•

“Bankruptcy” (as amended in the Group II Certificate Interest Rate Swap Agreement) and

•

“Merger without Assumption” (only with respect to the Group II Certificate Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events“ consist of the following standard events under the ISDA Master Agreement:

•

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group II Certificate Interest Rate Swap Agreement),

•

“Tax Event” (which generally relates to either party to the Group II Certificate Interest Rate Swap Agreement receiving a payment under the Group II Certificate Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (which generally relates to the Group II Certificate Swap Provider’s receiving a payment under the Group II Certificate Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Group II Certificate Interest Rate Swap Agreement) including if the trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the master servicer exercises the option to purchase the Mortgage Loans. With respect to the Group II Certificate Swap Provider, an Additional Termination Event will occur if the Group II Certificate Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Event of Default under the Group II Certificate Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Group II Certificate Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Group II Certificate Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Group II Certificate Interest Rate Swap Agreement will constitute an “Early Termination“.

Upon any Early Termination, the Supplemental Interest Trust or the Group II Certificate Swap Provider may be liable to make a termination payment (the “Group II Certificate Swap Termination Payment”) to the other party (regardless of which of the parties has caused the termination). The Group II Certificate Swap Termination Payment will be based on the value of the Group II Certificate Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Group II Certificate Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Group II Certificate Swap Provider under the remaining scheduled term of the Group II Certificate Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Group II Certificate Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination of the Group II Certificate Interest Rate Swap Agreement, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Group II Certificate Swap Termination Payment from the Group II Certificate Swap Provider, all or such portion of such Group II Certificate Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Group II Certificate Swap Termination Payment to the Group II Certificate Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Group II Certificate Swap Termination Payment amount owing to the Group II Certificate Swap Provider.

A Group II Certificate Swap Termination Payment that is triggered upon: (i) an Event of Default under the Group II Certificate Interest Rate Swap Agreement with respect to which the Group II Certificate Swap Provider is a Defaulting Party (as defined in the Group II Certificate Interest Rate Swap Agreement), (ii) a Termination Event under the Group II Certificate Interest Rate Swap Agreement with respect to which the Group II Certificate Swap Provider is the sole Affected Party (as defined in the Group II Certificate Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Group II Certificate Interest Rate Swap Agreement with respect to which the Group II Certificate Swap Provider is the sole Affected Party, will be a “Group II Certificate Swap Provider Trigger Event“.

If the Group II Certificate Swap Provider’s short-term credit rating falls below A-1 from S&P, or if the Group II Certificate Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below I-P by Moody’s as specified in the Group II Certificate Interest Rate Swap Agreement, the Group II Certificate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Group II Certificate Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Group II Certificate Interest Rate Swap Agreement, (2) obtain a substitute Group II Certificate Swap Provider acceptable to the rating agencies that will assume the obligations of the Group II Certificate Swap Provider under the Group II Certificate Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Group II Certificate Swap Provider’s obligations under the Group II Certificate Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Group II Certificate Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”). If the Group II Certificate Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below I-A-2 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below II-P by Moody’s, then as specified in the Group II Certificate Interest Rate Swap Agreement, the Group II Certificate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Group II Certificate Interest Rate Swap Agreement) to (1) obtain a substitute Certificates Swap Provider acceptable to the rating agencies that will assume the obligations of the Group II Certificate Swap Provider under the Group II Certificate Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Group II Certificate Swap Provider’s obligations under the Group II Certificate Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Certificate Swap Downgrade Provisions.  In either case, the Group II Certificate Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Group II Certificate Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date following the distribution of the Group II Interest Remittance Amount and the Group II Principal Distribution Amount, the related Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “Group II—Excess Spread and Overcollateralization Provisions” in this prospectus supplement, the securities administrator will withdraw any amounts in the Group II Certificate Swap Account to the extent required and distribute such amounts in the following order of priority:

(i)

first, to the Group II Certificate Swap Provider, any Net Securities Administrator Group II Certificate Swap Payment owed to the Group II Certificate Swap Provider pursuant to the Group II Certificate Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Group II Certificate Swap Provider, any Group II Certificate Swap Termination Payment owed to the Group II Certificate Swap Provider not due to a Group II Certificate Swap Provider Trigger Event pursuant to the Group II Certificate Interest Rate Swap Agreement;

(iii)

third, concurrently, to the holders of the Group II Senior Certificates, the related Group II Senior Interest Distribution Amount remaining undistributed, on a pro rata basis based on such respective remaining Group II Senior Interest Distribution Amount;

(iv)

fourth, sequentially, to the holders of the Group II Mezzanine Certificates, in the order of their numerical class designations, the related Group II Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed;

(v)

fifth, to the holders of the class or classes of Group II Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the related Required Overcollateralization Amount, in accordance with the priorities set forth under “Group II—Principal Distributions” below;

(vi)

sixth, concurrently, to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, on a pro rata basis based on such respective Allocated Realized Loss Amount, the related Allocated Realized Loss Amount related to each such certificates for such Distribution Date remaining undistributed; provided, however, (a) any amounts otherwise allocable to the Class II-A-3 Certificates will first be paid to the Class II-A-2A and Class II-A-2B Certificates, pro rata, to the extent necessary to cover their respective Allocated Realized Losses and (b) any amounts otherwise allocable to the Class II-A-6 Certificates will first be paid Class II-A-5 Certificates to the extent necessary to cover its Allocated Realized Losses;

(vii)

seventh, to the holders of the Class II-A-7 Certificates, up to the related Allocated Realized Loss Amount  related to such certificates for such Distribution Date remaining undistributed;

(viii)

eighth, sequentially, to the holders of the Group II Mezzanine Certificates, in the order of their numerical class designations, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed;

(ix)

ninth, concurrently, to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, on a pro rata basis based on their respective Net WAC Rate Carryover Amounts, to the extent remaining undistributed; provided, however, (a) any amounts otherwise allocable to the Class II-A-3 Certificates will first be distributed to the Class II-A-2A and Class II-A-2B Certificates, pro rata, to the extent remaining undistributed and (b) any amounts otherwise allocable to the Class II-A-6 Certificates will first be distributed to the Class II-A-5 Certificates to the extent remaining undistributed;

(x)

tenth,  to the holders of the Class II-A-7 Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed;

(xi)

eleventh, sequentially, to the holders of the Group II Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed;

(xii)

twelfth, to the Group II Certificate Swap Provider, an amount equal to any Group II Certificate Swap Termination Payment owed to the Group II Certificate Swap Provider due to a Group II Certificate Swap Provider Trigger Event pursuant to the Group II Certificate Interest Rate Swap Agreement; and

(xiii)

thirteenth, to the holders of the Class II-CE Certificates, any remaining amount.

In the event that the Supplemental Interest Trust receives a Group II Certificate Swap Termination Payment, and a successor Group II Certificate Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Group II Certificate Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Group II Certificate Interest Rate Swap Agreement or the appointment of a successor Group II Certificate Swap Provider), will withdraw the amount of any Net Certificates Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Group II Certificate Interest Rate Swap Agreement) and distribute such Net Group II Certificate Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Group II Certificate Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Group II Certificate Swap Provider are limited to those specifically set forth in the Group II Certificate Interest Rate Swap Agreement.

Group II Certificate Swap Provider

Please refer to “—Group I—The Class I-A-1 Interest Rate Swap Agreement, Class I-A-1 Swap Provider and Class I-A-1 Swap Account—Class I-A-1 Swap Provider” in this prospectus supplement for a description of Deutsche Bank, as swap provider.

Group II—The Class II-A-2A Interest Rate Swap Agreement, Class II-A-2A Swap Provider and Class II-A-2A Swap Account

Class II-A-2A Interest Rate Swap Agreement

In addition to the Group II Certificate Interest Rate Swap Agreement, the Class II-A-2A Certificates will have the benefit of a second interest rate swap agreement (the “Class II-A-2A Interest Rate Swap Agreement”).  On or prior to the Closing Date, the trustee will enter into the Class II-A-2A Interest Rate Swap Agreement with Deutsche Bank AG New York Branch (the “Class II-A-2A Swap Provider”).  The Class II-A-2A Interest Rate Swap Agreement and any payments made by the Class II-A-2A Swap Provider will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Class II-A-2A Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Class II-A-2A Swap Provider is requested to provide financial information (“Required Class II-A-2A Swap Information”) pursuant to Item 1115 of Regulation AB (a “Class II-A-2A Swap Disclosure Event”), the Class II-A-2A Swap Provider will be required to (1) provide the Required Class II-A-2A Swap Information within the time period required by the Class II-A-2A Interest Rate Swap Agreement, (2) obtain a substitute Class II-A-2A Swap Provider acceptable to the rating agencies that will assume the obligations of the Class II-A-2A Swap Provider under the Class II-A-2A Interest Rate Swap Agreement, which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Class II-A-2A Interest Rate Swap Agreement or (3) obtain a guaranty of the Class II-A-2A Swap Provider’s obligations under the Class II-A-2A Interest Rate Swap Agreement from an affiliate of the Class II-A-2A Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Class II-A-2A Interest Rate Swap Agreement.

Pursuant to the Class II-A-2A Interest Rate Swap Agreement, on each Distribution Date, commencing in May 2007 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class II-A-2A Certificates has been reduced to zero or (b) the Distribution Date in June 2037, the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Class II-A-2A Swap Account) will be obligated to pay to the Class II-A-2A Swap Provider an amount (the “Securities Administrator Class II-A-2A Swap Payment”) equal to the product of:

(a)

the least of (1) the sum of (A) One-Month LIBOR plus 0.18%, for any Distribution Date on or prior to the first possible related Optional Termination Date, or One-Month LIBOR plus 0.36% for any Distribution Date after the first possible related Optional Termination Date and (B) a per annum rate not to exceed 0.06% for any Distribution Date on or prior to the first possible related Optional Termination Date or 0.12% per annum for any Distribution Date after the first possible related Optional Termination Date, (2) the related Net WAC Pass-Through Rate for the related Interest Accrual Period and (3) 10.50%,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class II-A-2A Certificates immediately prior to the related Distribution Date, and (2) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related Interest Accrual Period divided by 360.

The amount payable with respect to each Distribution Date by the Class II-A-2A Swap Provider to the Supplemental Interest Trust will be an amount (the “Class II-A-2A Swap Provider Payment”) equal to the product of:

(a)

One-Month LIBOR plus 0.18% for any Distribution Date on or prior to the first possible Group II Optional Termination Date, or One-Month LIBOR plus 0.36% for any Distribution Date after the first possible Group II Optional Termination Date,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class II-A-2A Certificates immediately prior to the related Distribution Date, and (2) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related interest accrual period divided by 360.

On each such Distribution Date, to the extent that the Securities Administrator Class II-A-2A Swap Payment exceeds the Class II-A-2A Swap Provider Payment (a “Net Securities Administrator Class II-A-2A Swap Payment”), the securities administrator will be required to deposit the Net Securities Administrator Class II-A-2A Swap Payment into the Class II-A-2A Swap Account and remit the Net Securities Administrator Class II-A-2A Swap Payment to the Class II-A-2A Swap Provider.  To the extent that the amount payable by the Class II-A-2A Swap Provider exceeds the amount payable by the securities administrator, the Class II-A-2A Swap Provider will be required to deposit into the Class II-A-2A Swap Account on the business day preceding the applicable Distribution Date the amount of that excess reduced (but not below zero) by any amount received by the securities administrator on that Distribution Date with respect to the Group II Certificate Interest Rate Swap Agreement and the Group II Interest Rate Cap Agreement that is used to pay to the Class II-A-2A Certificates the Group II Interest Distribution Amount, any Interest Carry Forward Amount and any Net WAC Carryover Amounts (the “Net Class II-A-2A Swap Provider Payment”).

The Class II-A-2A Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class II-A-2A Certificates has been reduced to zero or (b) the Distribution Date in June 2037, unless terminated earlier upon the occurrence under the Class II-A-2A Interest Rate Swap of an Event of Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Class II-A-2A Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Class II-A-2A Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Class II-A-2A Interest Rate Swap Agreement; and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of the Class II-A-2A Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Class II-A-2A Interest Rate Swap Agreement.

Upon the occurrence of any Event of Default under the Class II-A-2A Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Class II-A-2A Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Class II-A-2A Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Class II-A-2A Interest Rate Swap Agreement will constitute an Early Termination.

Upon any Early Termination, the Supplemental Interest Trust or the Class II-A-2A Swap Provider may be liable to make a termination payment (the “Class II-A-2A Swap Termination Payment”) to the other party (regardless of which of the parties has caused the termination). The Class II-A-2A Swap Termination Payment will be based on the value of the Class II-A-2A Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Class II-A-2A Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Class II-A-2A Swap Provider under the remaining scheduled term of the Class II-A-2A Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Class II-A-2A Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Class II-A-2A Swap Termination Payment from the Class II-A-2A Swap Provider, all or such portion of such Class II-A-2A Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Class II-A-2A Swap Termination Payment to the Class II-A-2A Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Class II-A-2A Swap Termination Payment amount owing to the Class II-A-2A Swap Provider.

A Class II-A-2A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Class II-A-2A Interest Rate Swap Agreement with respect to which the Class II-A-2A Swap Provider is a Defaulting Party (as defined in the Class II-A-2A Interest Rate Swap Agreement), (ii) a Termination Event under the Class II-A-2A Interest Rate Swap Agreement with respect to which the Class II-A-2A Swap Provider is the sole Affected Party (as defined in the Class II-A-2A Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Class II-A-2A Interest Rate Swap Agreement with respect to which the Class II-A-2A Swap Provider is the sole Affected Party, will be a “Class II-A-2A Swap Provider Trigger Event.”

If the Class II-A-2A Swap Provider’s short-term credit rating falls below A-1 from S&P, or if the Class II-A-2A Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below I-P by Moody’s as specified in the Class II-A-2A Interest Rate Swap Agreement, the Class II-A-2A Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class II-A-2A Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Class II-A-2A Interest Rate Swap Agreement, (2) obtain a substitute Class II-A-2A Swap Provider acceptable to the rating agencies that will assume the obligations of the Class II-A-2A Swap Provider under the Class II-A-2A Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Class II-A-2A Swap Provider’s obligations under the Class II-A-2A Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Class II-A-2A Certificates, all as provided in the Class II-A-2A Interest Rate Swap Agreement (such provisions, the “Class II-A-2A Swap Downgrade Provisions”). If the Class II-A-2A Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below A-1 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below II-P by Moody’s, then as specified in the Class II-A-2A Interest Rate Swap Agreement, the Class II-A-2A Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class II-A-2A Interest Rate Swap Agreement) to (1) obtain a substitute Class II-A-2A Swap Provider acceptable to the rating agencies that will assume the obligations of the Class II-A-2A Swap Provider under the Class II-A-2A Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Class II-A-2A Swap Provider’s obligations under the Class II-A-2A Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Class II-A-2A Swap Downgrade Provisions.  In either case, the Class II-A-2A Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Class II-A-2A Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “Group II—Excess Spread and Overcollateralization Provisions” in this prospectus supplement and withdrawals from the Group II Certificate Swap Account, as described in “Group II—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group II Certificate Interest Rate Swap Agreement” in this prospectus supplement, the securities administrator will withdraw any amounts in the Class II-A-2A Swap Account and distribute such amounts in the following order of priority:

(i)

first, to the Class II-A-2A Swap Provider, any Net Securities Administrator Class II-A-2A Swap Payment owed to the Class II-A-2A Swap Provider pursuant to the Class II-A-2A Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Class II-A-2A Swap Provider, any Class II-A-2A Swap Termination Payment owed to the Class II-A-2A Swap Provider not due to a Class II-A-2A Swap Provider Trigger Event pursuant to the Class II-A-2A Interest Rate Swap Agreement;

(iii)

third, concurrently, to the holders of the Class II-A-2A Certificates, the related Group II Senior Interest Distribution Amount remaining undistributed;

(iv)

fourth, to the holders of the Class II-A-2A Certificates, the related Net WAC Rate Carryover Amount remaining undistributed;

(v)

fifth, to the Class II-A-2A Swap Provider, an amount equal to any Class II-A-2A Swap Termination Payment owed to the Class II-A-2A Swap Provider due to a Class II-A-2A Swap Provider Trigger Event pursuant to the Class II-A-2A Interest Rate Swap Agreement; and

(vi)

sixth, to the Class II-CE Certificates, any remaining amounts.

In the event that the Supplemental Interest Trust receives a Class II-A-2A Swap Termination Payment, and a successor Class II-A-2A Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Class II-A-2A Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Class II-A-2A Interest Rate Swap Agreement or the appointment of a successor Class II-A-2A Swap Provider), will withdraw the amount of any Net Class II-A-2A Swap Provider Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Class II-A-2A Interest Rate Swap Agreement) and distribute such Net Class II-A-2A Swap Provider Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Class II-A-2A Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Class II-A-2A Swap Provider are limited to those specifically set forth in the Class II-A-2A Interest Rate Swap Agreement.

Class II-A-2A Swap Provider

Please refer to “—Group I—The Class I-A-1 Interest Rate Swap Agreement, Class I-A-1 Swap Provider and Class I-A-1 Swap Account—Class I-A-1 Swap Provider” in this prospectus supplement for a description of Deutsche Bank, as swap provider.

Group II—The Class II-A-5 Interest Rate Swap Agreement, Class II-A-5 Swap Provider and Class II-A-5 Swap Account

Class II-A-5 Interest Rate Swap Agreement

In addition to the Group II Certificate Interest Rate Swap Agreement, the Class II-A-5 Certificates will have the benefit of a second interest rate swap agreement (the “Class II-A-5 Interest Rate Swap Agreement”).  On or prior to the Closing Date, the trustee will enter into the Class II-A-5 Interest Rate Swap Agreement with Deutsche Bank AG New York Branch (the “Class II-A-5 Swap Provider”).  The Class II-A-5 Interest Rate Swap Agreement and any payments made by the Class II-A-5 Swap Provider will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Class II-A-5 Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Class II-A-5 Swap Provider is requested to provide financial information (“Required Class II-A-5 Swap Information”) pursuant to Item 1115 of Regulation AB (a “Class II-A-5 Swap Disclosure Event”), the Class II-A-5 Swap Provider will be required to (1) provide the Required Class II-A-5 Swap Information within the time period required by the Class II-A-5 Interest Rate Swap Agreement, (2) obtain a substitute Class II-A-5 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class II-A-5 Swap Provider under the Class II-A-5 Interest Rate Swap Agreement, which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Class II-A-5 Interest Rate Swap Agreement or (3) obtain a guaranty of the Class II-A-5 Swap Provider’s obligations under the Class II-A-5 Interest Rate Swap Agreement from an affiliate of the Class II-A-5 Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Class II-A-5 Interest Rate Swap Agreement.

Pursuant to the Class II-A-5 Interest Rate Swap Agreement, on each Distribution Date, commencing in May 2007 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class II-A-5 Certificates has been reduced to zero or (b) the Distribution Date in June   2037, the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Class II-A-5 Swap Account) will be obligated to pay to the Class II-A-5 Swap Provider an amount (the “Securities Administrator Class II-A-5 Swap Payment”) equal to the product of:

(a)

the least of (1) the sum of (A) One-Month LIBOR plus 0.20%, for any Distribution Date on or prior to the first possible related Optional Termination Date, or One-Month LIBOR plus 0.40% for any Distribution Date after the first possible related Optional Termination Date and (B) a per annum rate not to exceed 0.06% for any Distribution Date on or prior to the first possible related Optional Termination Date or 0.12% per annum for any Distribution Date after the first possible related Optional Termination Date, (2) the related Net WAC Pass-Through Rate for the related Interest Accrual Period and (3) 10.50%,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class II-A-5 Certificates immediately prior to the related Distribution Date, and (2) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related Interest Accrual Period divided by 360.

The amount payable with respect to each Distribution Date by the Class II-A-5 Swap Provider to the Supplemental Interest Trust will be an amount (the “Class II-A-5 Swap Provider Payment”) equal to the product of:

(a)

One-Month LIBOR plus 0.20% for any Distribution Date on or prior to the first possible Group II Optional Termination Date, or One-Month LIBOR plus 0.40% for any Distribution Date after the first possible Group II Optional Termination Date,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class II-A-5 Certificates immediately prior to the related Distribution Date, and (2) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related interest accrual period divided by 360.

On each such Distribution Date, to the extent that the Securities Administrator Class II-A-5 Swap Payment exceeds the Class II-A-5 Swap Provider Payment (a “Net Securities Administrator Class II-A-5 Swap Payment”), the securities administrator will be required to deposit the Net Securities Administrator Class II-A-5 Swap Payment into the Class II-A-5 Swap Account and remit the Net Securities Administrator Class II-A-5 Swap Payment to the Class II-A-5 Swap Provider.  To the extent that the amount payable by the Class II-A-5 Swap Provider exceeds the amount payable by the securities administrator, the Class II-A-5 Swap Provider will be required to deposit into the Class II-A-5 Swap Account on the business day preceding the applicable Distribution Date the amount of that excess reduced (but not below zero) by any amount received by the securities administrator on that Distribution Date with respect to the Group II Certificate Interest Rate Swap Agreement that is used to pay to the Class II-A-5 Certificates the Group II Interest Distribution Amount, any Interest Carry Forward Amount and any Net WAC Carryover Amounts (the “Net Class II-A-5 Swap Provider Payment”).

The Class II-A-5 Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class II-A-5 Certificates has been reduced to zero or (b) the Distribution Date in June 2037, unless terminated earlier upon the occurrence under the Class II-A-5 Interest Rate Swap of an Event of Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Class II-A-5 Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Class II-A-5 Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Class II-A-5 Interest Rate Swap Agreement; and (2) no “Early Termination Date” (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of the Class II-A-5 Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Class II-A-5 Interest Rate Swap Agreement.

Upon the occurrence of any Event of Default under the Class II-A-5 Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Class II-A-5 Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Class II-A-5 Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Class II-A-5 Interest Rate Swap Agreement will constitute an Early Termination.

Upon any Early Termination, the Supplemental Interest Trust or the Class II-A-5 Swap Provider may be liable to make a termination payment (the “Class II-A-5 Swap Termination Payment”) to the other party (regardless of which of the parties has caused the termination). The Class II-A-5 Swap Termination Payment will be based on the value of the Class II-A-5 Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Class II-A-5 Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Class II-A-5 Swap Provider under the remaining scheduled term of the Class II-A-5 Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Class II-A-5 Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Class II-A-5 Swap Termination Payment from the Class II-A-5 Swap Provider, all or such portion of such Class II-A-5 Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Class II-A-5 Swap Termination Payment to the Class II-A-5 Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Class II-A-5 Swap Termination Payment amount owing to the Class II-A-5 Swap Provider.

A Class II-A-5 Swap Termination Payment that is triggered upon: (i) an Event of Default under the Class II-A-5 Interest Rate Swap Agreement with respect to which the Class II-A-5 Swap Provider is a Defaulting Party (as defined in the Class II-A-5 Interest Rate Swap Agreement), (ii) a Termination Event under the Class II-A-5 Interest Rate Swap Agreement with respect to which the Class II-A-5 Swap Provider is the sole Affected Party (as defined in the Class II-A-5 Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Class II-A-5 Interest Rate Swap Agreement with respect to which the Class II-A-5 Swap Provider is the sole Affected Party, will be a “Class II-A-5 Swap Provider Trigger Event.”

If the Class II-A-5 Swap Provider’s short-term credit rating falls below A-1 from S&P, or if the Class II-A-5 Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below I-P by Moody’s as specified in the Class II-A-5 Interest Rate Swap Agreement, the Class II-A-5 Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class II-A-5 Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Class II-A-5 Interest Rate Swap Agreement, (2) obtain a substitute Class II-A-5 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class II-A-5 Swap Provider under the Class II-A-5 Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Class II-A-5 Swap Provider’s obligations under the Class II-A-5 Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Class II-A-5 Certificates, all as provided in the Class II-A-5 Interest Rate Swap Agreement (such provisions, the “Class II-A-5 Swap Downgrade Provisions”). If the Class II-A-5 Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below A-1 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below II-P by Moody’s, then as specified in the Class II-A-5 Interest Rate Swap Agreement, the Class II-A-5 Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class II-A-5 Interest Rate Swap Agreement) to (1) obtain a substitute Class II-A-5 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class II-A-5 Swap Provider under the Class II-A-5 Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Class II-A-5 Swap Provider’s obligations under the Class II-A-5 Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Class II-A-5 Swap Downgrade Provisions.  In either case, the Class II-A-5 Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Class II-A-5 Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “Group II—Excess Spread and Overcollateralization Provisions” in this prospectus supplement and withdrawals from the Group II Certificate Swap Account, as described in “Group II—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group II Certificate Interest Rate Swap Agreement” in this prospectus supplement, the securities administrator will withdraw any amounts in the Class II-A-5 Swap Account and distribute such amounts in the following order of priority:

(i)

first, to the Class II-A-5 Swap Provider, any Net Securities Administrator Class II-A-5 Swap Payment owed to the Class II-A-5 Swap Provider pursuant to the Class II-A-5 Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Class II-A-5 Swap Provider, any Class II-A-5 Swap Termination Payment owed to the Class II-A-5 Swap Provider not due to a Class II-A-5 Swap Provider Trigger Event pursuant to the Class II-A-5 Interest Rate Swap Agreement;

(iii)

third, concurrently, to the holders of the Class II-A-5 Certificates, the related Group II Senior Interest Distribution Amount remaining undistributed;

(iv)

fourth, to the holders of the Class II-A-5 Certificates, the related Net WAC Rate Carryover Amount remaining undistributed;

(v)

fifth, to the Class II-A-5 Swap Provider, an amount equal to any Class II-A-5 Swap Termination Payment owed to the Class II-A-5 Swap Provider due to a Class II-A-5 Swap Provider Trigger Event pursuant to the Class II-A-5 Interest Rate Swap Agreement; and

(vi)

sixth, to the Class II-CE Certificates, any remaining amounts.

In the event that the Supplemental Interest Trust receives a Class II-A-5 Swap Termination Payment, and a successor Class II-A-5 Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Class II-A-5 Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Class II-A-5 Interest Rate Swap Agreement or the appointment of a successor Class II-A-5 Swap Provider), will withdraw the amount of any Net Class II-A-5 Swap Provider Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Class II-A-5 Interest Rate Swap Agreement) and distribute such Net Class II-A-5 Swap Provider Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Class II-A-5 Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Class II-A-5 Swap Provider are limited to those specifically set forth in the Class II-A-5 Interest Rate Swap Agreement.

Class II-A-5 Swap Provider

Please refer to “—Group I—The Class I-A-1 Interest Rate Swap Agreement, Class I-A-1 Swap Provider and Class I-A-1 Swap Account—Class I-A-1 Swap Provider” in this prospectus supplement for a description of Deutsche Bank, as swap provider.

Group II—Distributions to the Supplemental Interest Trust

On each Distribution Date, prior to making distributions to the holders of the Group II Certificates, the securities administrator shall remit to the Supplemental Interest Trust from the Group II Available Distribution Amount an amount equal to any Net Securities Administrator Group II Certificate Swap Payment, any Group II Certificate Swap Termination Payment not due to a Group II Certificate Swap Provider Trigger Event owed to the Group II Certificate Swap Provider, any Net Securities Administrator Class II-A-2A Swap Payment, any Class II-A-2A Swap Termination Payment not due to a Class II-A-2A Swap Provider Trigger Event owed to the Class II-A-2A Swap Provider, any Net Securities Administrator Class II-A-5 Swap Payment and any Class II-A-5 Swap Termination Payment not due to a Class II-A-5 Swap Provider Trigger Event owed to the Class II-A-5 Swap Provider for such Distribution Date.  Such distributions shall be made on each Distribution Date first, from the Group II Interest Remittance Amount for such Distribution Date and then, to the extent remaining unpaid, from the Group II Principal Remittance Amount for such Distribution Date.

Group II—Priority of Distributions

Commencing in May 2007, the securities administrator will make distributions to Group II Certificateholders on each Distribution Date from funds on deposit in the Distribution Account with respect to Group II as set forth below.

Group II—Interest Distributions

Holders of the Group II Offered Certificates will be entitled to receive interest distributions on each Distribution Date, following distributions made to the Supplemental Interest Trust on such Distribution Date, in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance at the then-applicable Pass-Through Rates, in the priorities set forth below.

On each Distribution Date, the Group II Interest Remittance Amount remaining after distributions to the Supplemental Interest Trust on such Distribution Date as described above will be distributed in the following order of priority:

First, concurrently to the holders of Group II Senior Certificates, the related Group II Senior Interest Distribution Amount for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and

Second, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, sequentially, in that order, the related Group II Interest Distribution Amount allocable to each such class.

On any Distribution Date, any related Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest paid by the related servicer or the master servicer will, first, reduce the related Net Monthly Excess Cashflow for such Distribution Date, second, reduce the related Overcollateralization Amount on the related Distribution Date, third, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-9 Certificates, fourth, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-8 Certificates, fifth, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-7 Certificates, sixth, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-6 Certificates, seventh, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-5 Certificates, eighth, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-4 Certificates, ninth, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-3 Certificates, tenth, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-2 Certificates, eleventh, will be allocated to reduce the Group II Interest Distribution Amount payable to the Class II-M-1 Certificates and twelfth, reduce the Group II Interest Distribution Amount payable to each class of Group II Senior Certificates on a pro rata basis based on their respective Group II Senior Interest Distribution Amounts before such reduction.  On any Distribution Date, any Relief Act Interest Shortfalls will be allocated to such certificates on a pro rata basis based on their respective Group II Interest Distribution Amounts before such reduction.

With respect to any Distribution Date, to the extent that the aggregate Group II Interest Distribution Amount exceeds the Group II Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Group II Offered Certificates will result and such amounts will be carried forward and paid to the Group II Offered Certificates on future distribution dates to the extent of available funds. The Interest Carry Forward Amount with respect to the Group II Senior Certificates, if any, will be distributed as part of the Group II Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Group II Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under “Group II—Excess Spread and Overcollateralization Provisions”, “Group II—The Group II Certificate Interest Rate Swap Agreement, the Group II Certificate Swap Provider and the Group II Certificate Swap Account”, “Group II—The Class II-A-2A Certificate Interest Rate Swap Agreement, the Class II-A-2A Certificate Swap Provider and the Class II-A-2A Certificate Swap Account”  and “Group II—The Class II-A-5 Certificate Interest Rate Swap Agreement, the Class II-A-5 Swap Provider and the Class II-A-5 Swap Account” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on each Distribution Date, distributions of the Group II Interest Distribution Amount for a class of related certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of such class.

Group II—Principal Distributions

Holders of each class of Group II Offered Certificates will be entitled to receive on each Distribution Date, to the extent of the Group II Principal Distribution Amount for that Distribution Date following distributions made to the Supplemental Interest Trust on that Distribution Date, a distribution allocable to principal in the manner set forth below.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Group II Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, pro rata ((i) with respect to clause (1) below, based on the Certificate Principal Balance of the Class II-A-7 Certificates and (ii) with respect to clause (2) below, based on the aggregate Certificate Principal Balance of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates) as follows:

(1)  to the holders of the Class II-A-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2)  to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, pro rata ((i) with respect to clause (a) below, based on the aggregate Certificate Principal Balances of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3 and Class II-A-4 Certificates and (ii) with respect to clause (b) below, based on the aggregate Certificate Principal Balances of the Class II-A-5 and Class II-A-6 Certificates) as follows:

(a)  to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3 and Class II-A-4 Certificates, sequentially, as follows:

        (i)  to the holders of the Class II-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

        (ii)  to the holders of the Class II-A-2A, Class II-A-2B and Class II-A-3 Certificates, pro rata based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

        (iii)  to the holders of the Class II-A-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(b) to the holders of the Class II-A-5 and Class II-A-6 Certificates, pro rata based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

Second, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, until their respective Certificate Principal Balances have reduced to zero.

(B) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, an amount up to the Group II Senior Principal Distribution Amount for that Distribution Date will be distributed to the Group II Senior Certificates, pro rata ((i) with respect to clause (1) below, based on the Certificate Principal Balance of the Class II-A-7 Certificates and (ii) with respect to clause (2) below, based on the aggregate Certificate Principal Balance of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates) as follows:

(1)  to the holders of the Class II-A-7 Certificates, until its Certificate Principal Balance has been reduced to zero;

(2)  to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, pro rata ((i) with respect to clause (a) below, based on the aggregate Certificate Principal Balances of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3 and Class II-A-4 Certificates and (ii) with respect to clause (b) below, based on the aggregate Certificate Principal Balances of the Class II-A-5 and Class II-A-6 Certificates) as follows:

(a)  to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3 and Class II-A-4 Certificates, sequentially, as follows:

        (i)  to the holders of the Class II-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

        (ii)  to the holders of the Class II-A-2A, Class II-A-2B and Class II-A-3 Certificates, pro rata based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

        (iii)  to the holders of the Class II-A-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

(b) to the holders of the Class II-A-5 and Class II-A-6 Certificates, pro rata based on Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

Second, to the holders of the Class II-M-1 Certificates, the Class II-M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-1 Certificates has been reduced to zero;

Third, to the holders of the Class II-M-2 Certificates, the Class II-M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-2 Certificates has been reduced to zero;

Fourth, to the holders of the Class II-M-3 Certificates, the Class II-M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-3 Certificates has been reduced to zero;

Fifth, to the holders of the Class II-M-4 Certificates, the Class II-M-4 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-4 Certificates has been reduced to zero;

Sixth, to the holders of the Class II-M-5 Certificates, the Class II-M-5 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-5 Certificates has been reduced to zero;

Seventh, to the holders of the Class II-M-6 Certificates, the Class II-M-6 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-6 Certificates has been reduced to zero;

Eighth, to the holders of the Class II-M-7 Certificates, the Class II-M-7 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-7 Certificates has been reduced to zero;

Ninth, to the holders of the Class II-M-8 Certificates, the Class II-M-8 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-8 Certificates has been reduced to zero; and

Tenth, to the holders of the Class II-M-9 Certificates, the Class II-M-9 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-M-9 Certificates has been reduced to zero.

Group II—Excess Spread and Overcollateralization Provisions

The weighted average of the Net Mortgage Rates for the Group II Mortgage Loans less the amount, expressed as a per annum rate, of any group II net securities administrator swap payments payable to any related swap provider and any Termination Payments payable to any related swap provider not due to a group II swap provider trigger event is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group II Offered Certificates. As a result, interest collections on the Group II Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Group II Offered Certificates, the fees and expenses payable by the trust and the Supplemental Interest Trust. We refer to this excess interest as “Excess Spread“.

On each Distribution Date, the related Net Monthly Excess Cashflow will be distributed as follows:

First, to the holders of the classes of Group II Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Group II Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “Group II—Principal Distributions” above;

Second, concurrently, to the holders of the Group II Senior Certificates, the related Group II Senior Interest Distribution Amount for such Distribution Date remaining unpaid, on a pro rata basis based on the entitlement of each such class;

Third, sequentially, to the holders of the Group II Mezzanine Certificates, in the order for their numerical class designations, the related Group II Interest Distribution Amount remaining unpaid and Interest Carry Forward Amount for each such class for such Distribution Date;

Fourth, concurrently, to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, on a pro rata basis based on such respective Allocated Realized Loss Amount, the related Allocated Realized Loss Amount related to each such certificates for such Distribution Date; provided, however, (a) any amounts otherwise allocable to the Class II-A-3 Certificates will first be distributed to the Class II-A-2A and Class II-A-2B Certificates, pro rata, based on their respective Allocated Realized Loss Amounts to the extent necessary to cover their respective Allocated Realized Loss Amounts and (b) any amounts otherwise allocable to the Class II-A-6 Certificates will first be distributed to the Class II-A-5 Certificates to the extent necessary to cover its Allocated Realized Losses;

Fifth, to the holders of the Class II-A-7 Certificates, up to the related Allocated Realized Loss Amount  related to such certificates for such Distribution Date;

Sixth, sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, the related Allocated Realized Loss Amount for each such class and such Distribution Date;

Seventh, to the reserve fund (a “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the related Net WAC Rate Carryover Amounts, if any, with respect to the Group II Offered Certificates exceeds the related amount in the Reserve Fund that was not distributed on prior Distribution Dates;

Eighth, to the Supplemental Interest Trust, an amount equal to any Group II swap termination payments resulting from swap provider trigger events owed to a Group II swap provider pursuant to the applicable interest rate swap agreement; and

Ninth, to the holders of the Class II-CE, Class II-P and Class II-R Certificates as provided in the Pooling and Servicing Agreement.

On each Distribution Date after distribution to the Supplemental Interest Trust of the amounts described under “–Distributions to the Supplemental Interest Trust,” the required distributions of interest and principal to the Group II Offered Certificates as described under “–Interest Distributions” and “–Principal Distributions” and the distribution of the related Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein with respect to Group II and distribute such amounts to the Group II Offered Certificates in respect of any related Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently, to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, on a pro rata basis based on their respective Net WAC Rate Carryover Amount, to the extent remaining undistributed for such Distribution Date for each such class; provided, however, (a) any amounts otherwise allocable to the Class II-A-3 Certificates will first be paid to the Class II-A-2A and Class II-A-2B Certificates, on a pro rata basis; and (b) any amounts otherwise allocable to the Class II-A-6 Certificates will first be paid Class II-A-5 Certificates; second, to the Class II-A-7, the related Net WAC Carryover Amount, to the extent remaining undistributed for such Distribution Date for such class; third, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed for such Distribution Date for each such class.

On each distribution date, the securities administrator will withdraw from the distribution account all Prepayment Charges received in respect of the Group II Mortgage Loans during the related Prepayment Period and will distribute those amounts to the holders of the Class II-P Certificates, except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the Pooling and Servicing Agreement.  The Class II-P Certificates will have an aggregate principal balance of $100 and will not be entitled to distributions in respect of interest.  The payment of such Prepayment Charges will not reduce the certificate principal balance of the Class II-P Certificates.

Group II—Subordination and Allocation of Losses

Realized Losses on the Group II Mortgage Loans for any Distribution Date will first, cause a reduction in the related Net Monthly Excess Cash Flow for that Distribution Date, second, reduce the available net swap payments from the Group II certificate swap provider for that distribution date, and third, cause a reduction in the related Overcollateralization Amount until it is reduced to zero.  To the extent that related Realized Losses on a Distribution Date cause the aggregate Certificate Principal Balance of the Group II Offered Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period, such excess Realized Losses will be allocated first, sequentially to the Group II Mezzanine Certificates, beginning with the class of Group II Mezzanine Certificates then outstanding with the lowest payment priority, until the Certificate Principal Balance of each such class has been reduced to zero, second, to the Group Class II-A-7 Certificates, until its respective Certificate Principal Balances has been reduced to zero, third, to the remaining Group II Senior Certificates, pro rata based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero; provided, however, that (i) Realized Losses otherwise allocable to the Class II-A-2A and Class II-A-2B Certificates will first be allocated to the Class II-A-3 Certificates until its Certificate Principal Balance has been reduced to zero and (ii) realized losses otherwise allocable to the Class II-A-5 Certificates will first be allocated to the Class II-A-6 Certificates until its Certificate Principal Balance has been reduced to zero.

In addition, to the extent a servicer receives Subsequent Recoveries with respect to any defaulted Group II Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Group II Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Group II Offered Certificates on any Distribution Date.

Once Realized Losses have been allocated to the Group II Certificates, such amounts with respect to these certificates will no longer accrue interest nor will such amounts be reinstated thereafter.  However, related Allocated Realized Loss Amounts may be paid to holders of these certificates from related Net Monthly Excess Cashflow and, from amounts received by the securities administrator under the Group II Certificate Interest Rate Swap Agreement, according to the priorities set forth in this prospectus supplement under “Group II—Excess Spread and Overcollateralization Provisions” and “Group II—The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Group II Certificate Interest Rate Swap Agreement”.

Any allocation of a related Realized Loss on a Group II Mortgage Loan to a Group II Offered Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Group II Offered Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of related Realized Losses and (ii) payable as principal to the holder of such certificate from related Net Monthly Excess Cashflow and amounts on deposit in the Group II Certificate Swap Account.

In the event that a servicer receives a Subsequent Recovery with respect to any defaulted Group II Mortgage Loan, such Subsequent Recovery will be distributed as part of the Group II Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement.  In addition, the Certificate Principal Balance of each class of Group II Offered Certificates that has been reduced by the allocation of a related Realized Loss to such class will be increased, (i) with respect to the Group II Senior Certificates, concurrently, to the holders of the Class II-A-1, Class II-A-2A, Class II-A-2B, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, on a pro rata basis based on such respective Allocated Realized Loss Amount; provided, however, (a) any amounts otherwise allocable to the Class II-A-3 Certificates will first be paid to the Class II-A-2A and Class II-A-2B Certificates, on a pro rata  basis and (b) any amounts otherwise allocable to the Class II-A-6 Certificates will first be paid Class II-A-5 Certificates and (ii) with respect to the Group II Mezzanine Certificate, in order of seniority, by the amount of such Subsequent Recovery, but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from related Net Monthly Excess Cashflow as described under “Group II—Excess Spread and Overcollateralization Provisions” above in this prospectus supplement or from amounts on deposit in the Group II Certificate Swap Account.  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date”), the securities administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. “One Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such S-134 other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks“ means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the securities administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the securities administrator, and “Reserve Interest Rate“ shall be the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the securities administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the securities administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Group II Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

SERVICING

General

The primary servicers of the Group I Mortgage Loans will be Indymac Bank, F.S.B., GMAC Mortgage, LLC,  and Countrywide Home Loans Servicing LP with respect to approximately 37.85%, 33.53% and 24.07%, respectively, of the Group I Mortgage Loans by aggregate principal balance as of the Cut-Off Date.

The primary servicers of the Group II Mortgage Loans will be Countrywide Home Loans Servicing LP, GMAC Mortgage, LLC and Ocwen Loan Servicing, LLC with respect to approximately 52.38%, 21.84% and 17.10%, respectively, of the Group II Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  The remainder of the Group II Mortgage Loans are serviced by various servicers, each of which will service less than 10.00% of the Group II Mortgage Loans by aggregate principal balance as of the Cut-Off Date.

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC (“GMACM”) is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

 GMACM and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.  The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

Servicing Activities

GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMACM for the periods indicated, and the number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMACM was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMACM PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans……………………	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans……….	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans…………………….	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans……….	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans……………………	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans……….	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans……………………	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans……….	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

IndyMac Bank, F.S.B.

IndyMac Bank, F.S.B. (“IndyMac”) will act as a servicer under the Servicing Agreement. The principal executive offices of IndyMac are located at 888 East Walnut Street, Pasadena, California  91101-7211. IndyMac has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998.  As of the date of this prospectus supplement, IndyMac is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody’s, “SQ2-” as a primary servicer of sub-prime mortgage loans, SQ2 as a primary servicer of prime mortgage loans and “SQ2-” as a special servicer and (z) by S&P, “strong” as a residential mortgage servicer and residential mortgage subprime servicer, and “average” for residential mortgage special servicing, residential mortgage master servicing and subordinate residential mortgage servicing.

IndyMac will be responsible for servicing of certain of the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by IndyMac for itself or others.

IndyMac will not have any custodial responsibilities for the mortgage loans.

As of December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, IndyMac provided servicing for approximately $30.77 billion, $50.22 billion, $84.50 billion and $139.81 billion, respectively, in conventional mortgage loans owned by others.   As of the date of this prospectus supplement, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of IndyMac nor has there been any material non-compliance by IndyMac with applicable servicing criteria as to any other securitization as to which IndyMac is a party.

  IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

IndyMac intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007.  Fewer than 70 of IndyMac’s employees will be affected by this relocation.  Although certain of these employees will be offered the opportunity to relocate, IndyMac expects that a substantial number of these employees may elect not to do so.

If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, IndyMac’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults.  Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates.  In an attempt to mitigate any disruptions in these processes, IndyMac will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans“ should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights.  As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.
Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such servicer pursuant to certain servicing agreements between the applicable servicer and DB Structured Products, Inc. (collectively, the “Servicing Agreements”).  Among other things, the servicers are obligated under some circumstances to make Advances with respect to the Mortgage Loans.  In managing the liquidation of defaulted Mortgage Loans, the servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the related Servicing Agreement.

Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs.  The “Servicing Fee Rate” for each Group I Mortgage Loan will range from approximately 0.200% to approximately 0.375% per annum and the weighted average Servicing Fee Rate for the Group I Mortgage Loans as of the Cut-Off Date will be approximately 0.3399% per annum; provided that with respect to approximately 16.10% of the Group I Mortgage Loans, the Servicing Fee Rate will increase by 0.175% per annum on the first adjustment date with respect to such Group I Mortgage Loan.  The Servicing Fee Rate for each Group II Mortgage Loan will range from approximately 0.200% to approximately 0.375% per annum and the weighted average Servicing Fee Rate for the Group II Mortgage Loans as of the Cut-Off Date will be approximately 0.345037% per annum; provided that with respect to approximately 2.80% of the Group II Mortgage Loans, the Servicing Fee Rate will increase by 0.175% per annum on the first adjustment date with respect to such Group II Mortgage Loan.

The Servicing Fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed; provided, however, that, with respect to certain of the GMACM Mortgage Loans, a portion of the Servicing Fee will be paid to GMACM pursuant to the terms of a side letter between GMACM and DB Structured Products, Inc.  As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing compensation in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Custodial Account and any escrow accounts established by such servicer.  In addition, with respect to certain GMACM Mortgage Loans, GMACM is entitled to retain any Prepayment Interest Excess (as defined in the related Servicing Agreement) received in respect of such GMACM Mortgage Loans.

Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the applicable servicer.

The sponsor has the right to transfer the servicing of approximately 100% of the Mortgage Loans serviced by GMACM, to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the master servicer and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates (determined without regard to the Group I Senior Certificate Policy), although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses.  In addition, the appointment of a successor servicer for any Group I Mortgage Loan, whether in connection with a transfer of servicing by GMACM or otherwise, will require the consent of the Group I Certificate Insurer if the successor servicer is not a servicer of a Group I Mortgage Loan on the closing date or the master servicer, in its capacity as successor servicer, which consent shall not be unreasonably withheld.  See “Risk Factors–The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this prospectus supplement.  Any expenses incurred by the master servicer related to the transfer of servicing to a successor servicer will be reimbursed by the sponsor or the successor servicer.

In light of DB Structured Products, Inc.’s continued ownership of the servicing rights with respect to approximately 100% of the Mortgage Loans serviced by GMACM, GMACM and the sponsor will be parties to a side letter relating to the servicing of such Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee will be payable to the sponsor and the sponsor may be obligated to reimburse GMACM for certain servicer payment obligations.  As a result of the side letter, GMACM’s net compensation for performing the servicing activities for the related Mortgage Loans will resemble that of a subservicer.  If GMACM and the sponsor agree to terminate the side letter or if the servicing with respect to such Mortgage Loans is transferred from GMACM to a qualified successor pursuant to the Pooling and Servicing Agreement, the Servicing Fee payable to GMACM or any successor servicer would not be in excess of the Servicing Fee due to GMACM as set forth above. Notwithstanding the existence of the side letter, GMAC has agreed to service and administer all of the Mortgage Loans serviced by GMAC in accordance with the terms of its Servicing Agreement.

Payments on Mortgage Loans; Deposits to Custodial Accounts

Each servicer will establish and maintain or cause to be established and maintained a separate trust account (the “Custodial Account”) for the benefit of the certificateholders.  Each Custodial Account will be an eligible account (or similar term as defined in the related Servicing Agreement). Upon receipt by the applicable servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the applicable Servicing Fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable servicer will deposit such amounts in the related Custodial Account.  Amounts so deposited may be invested in accordance with the terms of the related Servicing Agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator, if such investment is managed by a person other than the related servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by the related servicer or the securities administrator.  All investment income on funds in the related Custodial Account will be for the benefit of the applicable servicer.

Advances

Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”).

Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable servicer out of any funds in the related Custodial Account prior to the distributions on the certificates. In the event that the applicable servicer fails in its obligation to make any required Advance, the master servicer, in its capacity as master servicer, or other successor servicer will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement.  Under the Pooling and Servicing Agreement, the trustee is required to make, subject to its determination of recoverability and applicable law, any Advance that the master servicer is required to make, but fails to make.

Compensating Interest

The servicers or the master servicer, as applicable, will pay amounts referred to herein as “Compensating Interest” in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

As specified in the related Servicing Agreement, each servicer will generally be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to any servicer other than Countrywide Servicing and Wells Fargo Bank, N.A., the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (y) the aggregate Servicing Fee payable to the related servicer for the related Due Period, (b) with respect to the Group II  Mortgage Loans serviced by Countrywide Servicing the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) one-half of the aggregate Servicing Fee payable to Countrywide Servicing for the related Due Period, (c) with respect to the Group I Mortgage Loans serviced by Countrywide Servicing, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (y) one-half of the aggregate Servicing Fee payable to Countrywide Servicing for the related Due Period and (d) with respect to Wells Fargo Bank, N.A., the lesser of (x) any shortfall interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 14th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) the aggregate Servicing Fee payable to the related servicer for the related Due Period.

With respect to the master servicer, if the servicers fail to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the aggregate master servicing compensation for such Distribution Date.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders and, in the case of the Group I Mortgage Loans, the Group I Senior Certificate Insurer, the servicer, may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure in accordance with the related Servicing Agreement. However, the servicer’s ability to perform servicing modifications will generally be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the assumed final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-Off Date, but not less than the Servicing Fee Rate.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Group I Interest Distribution Amount and Group II Interest Distribution Amount, as applicable (as defined in this prospectus supplement), payable on the Offered Certificates will not be affected by the servicing modification.

Special Servicing Agreements; Purchase of Delinquent Mortgage Loans

Upon any Mortgage Loan becoming ninety (90) days or more delinquent, the holder of the majority interest in the Class I-CE or Class II-CE Certificates, as applicable, with the prior written consent of the Group I Senior Certificate Insurer shall have the option to transfer servicing with respect to such delinquent Mortgage Loan to a special servicer acceptable to the Group I Senior Certificate Insurer.  Immediately upon the transfer of servicing to the special servicer with respect to any Mortgage Loan, the special servicer shall service such Mortgage Loan in accordance with (i) all provisions of the Pooling and Servicing Agreement and (ii) any Special Servicing Agreement in form and substance acceptable to the Group I Senior Certificate Insurer.  Upon the exercise of such option with the prior written consent of the Group I Senior Certificate Insurer and with respect to Mortgage Loans that currently or subsequently become ninety (90) days or more delinquent, servicing on such Mortgage Loans will transfer to the special servicer, upon prior written notice to the master servicer, without any further action by the holder of the majority interest in the Class I-CE or Class II-CE Certificates, as applicable.  Any Special Servicing Agreement  shall be acceptable to the master servicer, the trustee, the Group I Senior Certificate Insurer and the rating agencies and will not modify any material terms of the Pooling and Servicing Agreement.

Upon assumption of servicing by the special servicer, the prior servicer of that Mortgage Loan will have no further rights or obligations with respect to that Mortgage Loan except for liability for any acts of such servicer prior to assumption of servicing by the special servicer.  The Pooling and Servicing Agreement will provide that if the holder of the majority interest in the Class I-CE or Class II-CE Certificates, as applicable, has not exercised such option, then the holder of the majority interest in the Class I-CE or Class II-CE Certificates, as applicable, (or, if the holder of the majority interest in the Class I-CE or Class II-CE Certificates, as applicable, does not exercise such option, the related servicer) may purchase from the trust fund within ninety days of a Mortgage Loan becoming ninety days delinquent that Mortgage Loan at a price equal to 100% of the outstanding principal balance plus accrued and unpaid interest, plus unreimbursed Advances and servicing advances, plus any unpaid Servicing Fees, master servicing fees and credit risk manager fees.

Upon appointment of a special servicer, all provisions of the Pooling and Servicing Agreement shall be binding on the special servicer.  In addition, the special servicer will enter into a Special Servicing Agreement with the holder of the majority interest in the Class I-CE or Class II-CE Certificates, as applicable, the master servicer and the trustee that must be acceptable to the rating agencies rating the related Certificates and the Group I Senior Certificate Insurer.

Evidence as to Compliance

The Pooling and Servicing Agreement and each Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-Off Date occurs, each party responsible for the servicing function will provide to the depositor, the Group I Senior Certificate Insurer and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the master servicer and the Group I Senior Certificate Insurer each year, on or before the date set forth in the Pooling and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders and the Group I Senior Certificate Insurer without charge upon written request to the securities administrator at the address of the securities administrator set forth under “The Securities Administrator, the Master Servicer and the Custodians” in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

Wells Fargo Bank, N. A.

General

The information set forth in the following seven paragraphs has been provided by the master servicer, the securities administrator and Wells Fargo Bank as a custodian.  None of the servicers, the trustee, the other custodian, the originators, the Group I Senior Certificate Insurer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as securities administrator and master servicer under the Pooling and Servicing Agreement and as a Custodian under a custodial agreement (the “Wells Fargo Custodial Agreement”), dated as of April 1, 2007, by and among the trustee, the applicable servicers and Wells Fargo Bank as custodian.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs  and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of each respective servicing agreement. Upon the occurrence of certain servicer events of default under the terms of each respective servicing agreement, the master servicer may be required to enforce certain remedies against the defaulting servicer on behalf of the issuing entity, including termination of the related servicer.  With respect to a servicer of a Group I Loan, at the direction of the Group I Senior Certificate Insurer such an event of default may be waived.  However, in connection with a servicer event of default caused by the failure of a servicer to make a payment when due, to comply with the requirements of Regulation AB or to report in accordance with the applicable Servicing Agreement, the Group I Senior Certificate Insurer may not waive such event of default.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Custodian

Wells Fargo Bank is acting as a custodian of 38.33% of the mortgage loan files pursuant to the Wells Fargo Custodial Agreement.

In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders and the Group I Senior Certificate Insurer.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The fees distributable to the custodians will be paid by the master servicer out of the master servicing fees.

Deutsche Bank National Trust Company

The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company.  None of the servicers, the trustee, Wells Fargo Bank, the Group I Senior Certificate Insurer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Deutsche Bank National Trust Company (“DBNTC”) will act as a custodian of Mortgage Loan files pursuant to a custodial agreement (the “DBNTC Custodial Agreement”) dated as of April 1, 2007, by and among the trustee, various servicers and DBNTC.  DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991.  DBNTC will maintain the mortgage files in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders and the Group I Senior Certificate Insurer.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC will remain liable for the duties and obligations required of it under DBNTC Custodial Agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.  Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Approximately 61.67% of the mortgage loan files will be held by DBNTC pursuant to the DBNTC Custodial Agreement.

The Distribution Account

Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will establish and maintain a separate account (the “Distribution Account”) for the benefit of the certificateholders and the Group I Senior Certificate Insurer.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in eligible investments (at the direction of the master servicer and for the benefit of the certificateholders and the Group I Senior Certificate Insurer) maturing no later than one Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders and the Group I Senior Certificate Insurer will be considered an eligible investment:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency (without giving regard to the Group I Senior Certificate Policy), as evidenced in writing;

(iii)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency (without giving regard to the Group I Senior Certificate Policy), as evidenced in writing;

(iv)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency (without giving regard to the Group I Senior Certificate Policy), as evidenced in writing;

(v)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vi)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency (without giving regard to the Group I Senior Certificate Policy), as evidenced by a signed writing delivered by each rating agency;

(vii)

interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency (without giving regard to the Group I Senior Certificate Policy), as evidenced in writing;

(viii)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency (without giving regard to the Group I Senior Certificate Policy), as evidenced in writing; and

(ix)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and the Group I Senior Certificate Insurer and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency (without giving regard to the Group I Senior Certificate Policy).

Master Servicing Compensation

The principal compensation to be paid to the master servicer on each Distribution Date in respect of its master servicing activities will be interest or other income earned on funds held in the Distribution Account to the extent provided in the Pooling and Servicing Agreement.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the master servicer will be required to pay such amounts up to the master servicing compensation payable to the master servicer on such Distribution Date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the master servicer may, with the prior written consent, or shall at the direction or the Group I Senior Certificate Insurer, be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

Any successor to the master servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency and the Group I Senior Certificate Insurer, with a net worth at the time of the appointment of at least $15,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in their entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing in form and substance reasonably acceptable to the Group I Senior Certificate Insurer such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement and (a) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will be required to have a net worth of not less than $25,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee) and the Group I Senior Certificate Insurer; and (d) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee and the Group I Senior Certificate Insurer, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the Certificates (without giving regard to the Group I Senior Certificate Policy) in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee and the Group I Senior Certificate Insurer an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The custodians and any director, officer, employee or agent of the custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3 or at such other address as the trustee may designate from time to time.

HSBC Bank USA, National Association, has been, and currently is, servicing as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; and provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such notice (i) is delivered to the trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee will have no duty under the Pooling and Servicing Agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default occurs, the trustee and the depositor may, with the prior written consent of the Group I Senior Certificate Insurer and at the direction of the Group I Senior Certificate Insurer, or if an Insurer Default has occurred and is continuing, or at least 51% of the Voting Rights, the trustee will be required to, by notice in writing to the master servicer and to the depositor, with a copy to each rating agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the master servicer under the Pooling and Servicing Agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement. Notwithstanding anything to the contrary, no termination or resignation of the master servicer shall be effective until a successor master servicer, acceptable to the Group I Senior Certificate Insurer has been appointed and has assumed such obligations.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such reasonable costs and expenses from the Distribution Account which shall be allocated between loan groups, as appropriate, as specified in the Pooling and Servicing Agreement.

For further discussion of the duties of the trustee, please see “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee’s fee to the trustee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the master servicer under the Pooling and Servicing Agreement or of a servicer under a Servicing Agreement (for which the trustee receives indemnity from the master servicer or such servicer as applicable) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or any other transaction document to which it is a party or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or any other transaction document to which it is a party.

The trustee may resign at any time after notice to the depositor and Group I Senior Certificate Insurer, in which event the depositor will be obligated to appoint a successor trustee acceptable to the Group I Senior Certificate Insurer. The depositor may, with the prior written consent of the Group I Senior Certificate Insurer, or the Group I Senior Certificate Insurer may direct the depositor to, also remove the trustee if the trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to, with the prior written consent of the Group I Senior Certificate Insurer, or the Group I Senior Certificate Insurer may direct the depositor to, appoint a successor trustee acceptable to the Group I Senior Certificate Insurer. The trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustee will be paid by the former trustee.  If the trustee is removed by holders of certificates, such holders will be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., as credit risk manager for the trust, will monitor the performance of the servicers and make recommendations to the servicers regarding certain delinquent and defaulted Mortgage loans and will report to the depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the credit risk manager and each monitored servicer, and/or master servicer on or prior to the Closing Date.  The credit risk manager will rely upon mortgage loan data that is provided to it by the monitored servicers and/or master servicer in performing its advisory and monitoring functions.  The credit risk manager will be entitled to receive a “Credit Risk Manager’s Fee“ until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.  Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.009% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the applicable cut-off date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreements and the assignment; assumption and recognition agreements related to the Servicing Agreements; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund and any proceeds thereof ; (vii) with respect to the Group I Senior Certificates, the Group I Senior Certificate Policy and (viii) the pre-funding accounts and any amounts on deposit in such pre-funding accounts, if any, from time to time.

The Group I Certificate Interest Rate Swap Agreement and the right to any Net Group I Certificate Provider Swap Payments or Group I Certificate Swap Termination Payments made by the Group I Certificate Swap Provider thereunder, the Class I-A-1 Interest Rate Swap Agreement and the right to any Net Class I-A-1 Swap Provider Swap Payments and Class I-A-1 Swap Termination Payments made by the Class I-A-1 Swap Provider thereunder, the Group II Certificate Interest Rate Swap Agreement and the right to any Net Group II Certificate Provider Swap Payments or Group II Certificate Swap Termination Payments made by the Group II Certificate Swap Provider thereunder, the Group I Interest Rate Cap Agreement and the right to any payments made by the Group I Cap Provider thereunder, the Class II-A-2A Interest Rate Swap Agreement and the right to any Net Class II-A-2A Swap Provider Swap Payments and Class II-A-2A Swap Termination Payments made by the Class II-A-2A Swap Provider thereunder and the Class II-A-5 Interest Rate Swap Agreement and the right to any Net Class II-A-5 Swap Provider Swap Payments and Class II-A-5 Swap Termination Payments made by the Class II-A-5 Swap Provider thereunder, are not assets of the trust, but instead are assets of the separate Supplemental Interest Trust.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

Assignment of the Mortgage Loans

The depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreement, (the “Mortgage Loan Purchase Agreement”), to be dated as of April 30, 2007, between the sponsor and the depositor.  The Mortgage Loans were previously purchased by the sponsor either directly or indirectly from the originators.  See “Description of the Mortgage Pool–Underwriting Standards” in this prospectus supplement.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the sponsor will make certain representations and warranties with respect to the related Mortgage Loans, which the depositor will assign to the trustee for the benefit of the certificateholders and the Group I Senior Certificate Insurer.  If the sponsor breaches any of the representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered or (ii) the interests of the Group I Senior Certificate Insurer  or the certificateholders  therein (without regard to the Group I Senior Certificate Policy), the sponsor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

In addition, the depositor will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement, but its assignment of the Mortgage Loans to the trustee will be without recourse and the depositor’s obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement.  If the depositor breaches any of the representations and warranties with respect to any Mortgage Loan which breach materially and adversely affects the interests of the certificateholders or the Group I Senior Certificate Insurer in the related Mortgage Loan (without regard to the Group I Senior Certificate Policy), the depositor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the applicable cut-off date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor.  Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the trustee and the Group I Senior Certificate Insurer pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the applicable cut-off date, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed in blank.  If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the Closing Date, the trustee or the custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement.  If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or the related custodian, the sponsor will be required to either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer, the Group I Senior Certificate Insurer and the depositor to the effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon at the mortgage interest rate from the date interest was last paid by the mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law.  The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account no later than the day prior to the related Distribution Date. The obligation of the sponsor to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

Voting Rights

At all times, 96% of all voting rights will be allocated among the holders of the Offered Certificates, the Class I-CE and Class II-CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class I-P Certificates, 1% of all voting rights will be allocated to the holders of the Class II-P Certificates, 1% of all voting rights will be allocated to the holders of the Class I-R Certificates and 1% of all voting rights will be allocated to the holders of the Class II-R Certificates.

Optional Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Group I and Group II Certificates, as applicable, are described in “Description of the Securities–Termination” in the prospectus. The master servicer will have the right to purchase all remaining Group I Mortgage Loans or Group II  Mortgage Loans, and any related properties acquired in respect thereof and thereby effect early retirement of the Group I Certificates or Group II Certificate, as applicable, on any Distribution Date following the Due Period during which the aggregate principal balance of the Group I or Group II Mortgage Loans, as applicable, and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Group I or Group II Initial Mortgage Loans, as applicable, as of the Cut-Off Date and the amount on deposit in the related pre-funding account on the Closing Date (each such date, an “Optional Termination Date”).  If the master servicer fails to exercise its optional termination right with respect to Loan Group I within 90 days of the first date that it is able to exercise such right and the Group I Senior Certificates are outstanding or any reimbursement amounts are owed to the Group I Senior Certificate Insurer are outstanding, the Group I Senior Certificate Insurer may, at its option, exercise such optional termination right.  In the event the master servicer or the Group I Certificate Insurer, as applicable, exercises its option with respect to Group I or Group II Mortgage Loans, as applicable, the purchase price payable in connection with the related option will be equal to par with respect to the Group I or Group II Mortgage Loans, as applicable, and the fair market value of all properties acquired by the trust in respect of any such related Mortgage Loans, plus accrued interest for the Group I or Group II Mortgage Loans, as applicable, at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the trustee, the Group I Senior Certificate Insurer (in the case of Loan Group I), the related servicers, the master servicer, the custodians and the securities administrator as of the termination date and any related swap Termination Payment payable to any related swap provider not due to a Swap Provider Trigger Event pursuant to the applicable interest rate swap agreement (the “Termination Price”).  In the event the master servicer or the Group I Senior Certificate Insurer exercises its related option, the purchase price, will be distributed to the Group I or Group II Certificateholders, as applicable, to the extent of available funds, in accordance with the priorities set forth in “Description of the Certificates—Group I—Interest Distributions” and “Description of the Certificates—Group I—Principal Distributions” or “Description of the Certificates—Group II—Interest Distributions” and “Description of the Certificates—Group II—Principal Distributions” above, as applicable.  In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The securities administrator will be required to give notice of any termination to the Group I Senior Certificate Insurer and the related certificateholders, upon which the related certificateholders will surrender their Certificates to the securities administrator for payment of the final distribution and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and will specify (i) the Distribution Date upon which final payment of the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Group I or Group II Mortgage Loans, as applicable, by the master servicer or the Group I Senior Certificate Insurer, as applicable, the master servicer or the Group I Senior Certificate Insurer, as applicable, will deliver to the securities administrator for deposit in the Distribution Account not later than the business day prior to the distribution date on which the final distribution on the related Certificates an amount in immediately available funds equal to the above-described Termination Price for Group I or Group II, as applicable. The securities administrator will remit to the related servicers, the master servicer, the trustee, the Group I Senior Certificate Insurer (with respect to Group I), the Custodians and the related Swap Providers from such funds deposited in the Distribution Account (i) any amounts which the related servicers would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the master servicer, the trustee, the Group I Senior Certificate Insurer (with respect to Group I), the Custodians, the related servicers and the Swap Provider from amounts on deposit in the Distribution Account for the related Group pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will promptly release or cause to be released to the master servicer the related Mortgage Files for the remaining Group I or Group II Mortgage Loans, as applicable, and trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the related Certificates by the certificateholders on the final distribution date, the securities administrator will distribute to each certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such distribution date in respect of the Certificates so presented and surrendered. Any funds not distributed to any holder or holders of Certificates being retired on such distribution date because of the failure of such holder or holders to tender their Certificates will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering holder or holders. If any Certificates as to which notice has been given are not surrendered for cancellation within six months after the time specified in such notice, the securities administrator will mail a second notice to the remaining non-tendering certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates have not been surrendered for cancellation, the securities administrator will, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders will be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates have not been surrendered for cancellation, the securities administrator will pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its Certificate(s) on the final distribution date for final payment thereof. Any such amounts held in trust by the securities administrator will be held uninvested in an eligible account.

In the event that the master servicer or the Group I Senior Certificate Insurer, as applicable, purchases all the Group I and Group II Mortgage Loans, as applicable, or the final payment on or other liquidation of the last Group I and Group II Mortgage Loan, as applicable, the trust fund will be terminated in accordance with the following additional requirements:

(i)

The securities administrator will specify the first day in the 90-day liquidation period in a statement attached to each trust REMIC’s final tax return pursuant to Treasury regulation Section 1.860F-1 and will satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the master servicer;

(ii)

During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the trustee will sell all of the assets of REMIC I to the master servicer for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the securities administrator will distribute or credit, or cause to be distributed or credited, to the holders of the related Residual Certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund will terminate at that time.

At the expense of the master servicer (or, if the trust fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the trust fund), the master servicer will prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the securities administrator to specify the 90-day liquidation period for each trust REMIC, which authorization will be binding upon all successor certificateholders.

Reports to Certificateholders

On each Distribution Date, the securities administrator will make available to each certificateholder, the Group I Senior Certificate Insurer and the depositor a statement generally setting forth, among other information:

(1)

the applicable Interest Accrual Periods and general Distribution Dates;

(2)

the total cash flows received and the general sources thereof, including any Insured Payment;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(4)

the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any related Overcollateralization Increase Amount included therein;

(5)

the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest;

(6)

the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates, if any;

(7)

the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of related Allocated Realized Loss Amounts on such distribution date;

(8)

the number and Scheduled Principal Balance of all the Group I and Group II Mortgage Loans for the following Distribution Date;

(9)

the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

(10)

the aggregate amount of Advances included in the distributions on the Distribution Date (including the general purpose of such Advances);

(11)

the number and aggregate principal balance of any Mortgage Loans (A) that were delinquent (exclusive of Group I or Group II Mortgage Loans, as applicable, in foreclosure) using the “OTS” method (1) one scheduled payment, (2) two scheduled payments and (3) three scheduled payments and (B) as to which foreclosure proceedings have been commenced, and loss information for the period;

(12)

the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow with respect to Group I and Group II;

(13)

with respect to any Group I or Group II Mortgage Loan, as applicable, that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and related Realized Loss on, such Group I and Group II Mortgage Loan, as applicable, as of the end of the related Prepayment Period;

(14)

whether the Stepdown Date has occurred or whether a Trigger Event is in effect with respect to Group I and Group II;

(15)

the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period with respect to Group I and Group II;

(16)

the cumulative Realized Losses with respect to Group I and Group II through the end of the preceding month;

(17)

With respect to Group I and Group II, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Group I or Group II Mortgage Loans, as applicable, that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Group I or Group II Mortgage Loans;

(18)

the amount of the Prepayment Charges with respect to Group I and Group II remitted by the related servicers;

(19)

the amount of any Cap Payment payable to the Supplement Interest Trust; and

(20)

the amount of any Net Group I Certificate Swap Provider Payment, Net Class I-A-1 Swap Provider Payment, Net Group II Certificate Swap Provider Payment, Net Class II-A-2A Swap Provider Payment or Net Class II-A-5 Swap Provider Payment payable to the supplemental interest trust, any related Net Securities Administrator Group I Certificate Swap Payment, Net Securities Administrator Class I-A-1 Swap Payment, Net Securities Administrator Group II Certificate Swap Payment, Net Securities Administrator Class II-A-2A Swap Payment or Net Securities Administrator Class II-A-5 Swap Payment payable to a swap provider, any Group I Certificate Swap Termination Payment, Class I-A-1 Swap Termination Payment, Group II Swap Termination Payment, Class II-A-2A Swap Termination Payment or Class II-A-5 Swap Termination Payment payable to the supplemental interest trust, any Group I Certificate Swap Termination Payment, Class I-A-1 Swap Termination Payment, Group II Swap Termination Payment, Class II-A-2A Swap Termination Payment or Class II-A-5 Swap Termination Payment payable to a swap provider and any Group I Interest Rate Cap Agreement Payment payable to the supplemental interest trust.

On each Distribution Date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available via the securities administrator’s internet website, initially located at www.ctslink.com.  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (866) 864-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such.  The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the certificateholders, and the Group I Senior Certificate Insurer and the depositor and the securities administrator will provide timely and adequate notification to the certificateholders and the depositor regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of record of a Certificate during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE GROUP I SENIOR CERTIFICATE POLICY

The Group I Senior Certificate Policy

The following information has been supplied by the Group I Senior Certificate Insurer for inclusion in this prospectus supplement. The Group I Senior Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Group I Senior Certificate Policy and the Group I Senior Certificate Insurer set forth under this heading “—The Group I Senior Certificate Policy.”  Additionally, the Group I Senior Certificate Insurer makes no representation regarding the Group I Senior Certificates (collectively, the “Insured Certificates” and the holders thereof, the “Insured Certificateholders”) or the advisability of investing in any such class of certificates.

The Group I Senior Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Group I Senior Certificate Policy, thereby unconditionally and irrevocably guarantees to any holder of an Insured Certificate that an amount equal to each full and complete Insured Payment will be received from the Group I Senior Certificate Group I Senior Certificate Insurer by the securities administrator on behalf of the trustee or its successors, as trustee for the Insured Certificateholders, on behalf of the Insured Certificateholders, for distribution by the securities administrator to each Insured Certificateholder of each Insured Certificateholder’s applicable share of the Insured Payment.

The Group I Senior Certificate Insurer’s obligations under the Group I Senior Certificate Policy with respect to a particular Insured Payment will be discharged to the extent funds equal to the applicable Insured Payment are received by the securities administrator, whether or not those funds are properly applied by the securities administrator.  Insured Payments will be made only at the time set forth in the Group I Senior Certificate Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Insured Certificates, unless the acceleration is at the sole option of the Group I Senior Certificate Insurer.

Notwithstanding the foregoing paragraph, the Group I Senior Certificate Policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the securities administrator for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Group I Senior Certificate Policy will not provide credit enhancement for any class of certificates other than the Insured Certificates.

The Group I Senior Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Group I Senior Certificate Insurer’s fiscal agent of the following:

•

a certified copy of the order requiring the return of a preference payment;

•

an opinion of counsel satisfactory to the Group I Senior Certificate Insurer that the order is final and not subject to appeal;

•

an assignment in a form that is reasonably required by the Group I Senior Certificate Insurer, irrevocably assigning to the Group I Senior Certificate Insurer all rights and claims of the Insured Certificateholder relating to or arising under the Insured Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

•

appropriate instruments to effect the appointment of the Group I Senior Certificate Insurer as agent for such holder of an Insured Certificate in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Group I Senior Certificate Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day.  Payments by the Group I Senior Certificate Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of such Insured Certificateholder and not to any Insured Certificateholder directly unless such Insured Certificateholder has returned principal or interest paid on the Insured Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to such Insured Certificateholder.

The Group I Senior Certificate Insurer will pay any other amount payable under the Group I Senior Certificate Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third  business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the Group I Senior Certificate Insurer or any successor fiscal agent appointed by the Group I Senior Certificate Insurer of a notice from the securities administrator specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Group I Senior Certificate Insurer’s fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Group I Senior Certificate Policy, it will be deemed not to have been received by the Group I Senior Certificate Insurer’s fiscal agent for the purposes of this paragraph, and the Group I Senior Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the securities administrator and the securities administrator may submit an amended notice.

Insured Payments due under the Group I Senior Certificate Policy, unless otherwise stated therein, will be disbursed by the Group I Senior Certificate Insurer’s fiscal agent to the securities administrator, on behalf of the Insured Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the securities administrator for the payment of the Insured Payment and legally available therefor.

The fiscal agent is the agent of the Group I Senior Certificate Insurer only and the fiscal agent will in no event be liable to the Insured Certificateholders for any acts of the fiscal agent or any failure of the Group I Senior Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Group I Senior Certificate Policy.

Subject to the terms of the Pooling and Servicing Agreement, the Group I Senior Certificate Insurer will be subrogated to the rights of each Insured Certificateholder to receive payments under the Insured Certificates to the extent of any payment by the Group I Senior Certificate Insurer under the Group I Senior Certificate Policy.

As used in the Group I Senior Certificate Policy, the following terms shall have the following meanings:

“Deficiency Amount” means, with respect to any Distribution Date, the excess, if any, of any Required Distributions for such Distribution Date over the Insured Certificate Available Funds.

“Insured Certificate Available Funds” means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the Pooling and Servicing Agreement to make distributions on the Insured Certificates on such Distribution Date, including without limitation amounts on deposit in the Distribution Account, the Group I Certificate Cap Payment Account and the Group I Certificate Swap Payment Account.

“Insured Payment” means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

“Preference Amount” means any amount previously paid to a holder of an Insured Certificate on the Insured Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Required Distributions” means (a) with respect to any Distribution Date, the sum of (i) the amount of interest that has accrued on the Insured Certificates at the applicable Pass-Through Rate during the applicable Interest Accrual Period with respect to the Insured Obligations, net of any interest shortfalls resulting from related Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, or similar state or local laws and (ii) if such Distribution Date is not the Last Scheduled Distribution Date, the amount of any Realized Losses allocated to the Insured Certificates and (b) on the Last Scheduled Distribution Date, the aggregate Certificate Balance of the Insured Certificates (after giving effect to all distributions to be made on such Distribution Date).  Required Distributions do not include any Net WAC Rate Carryover Amounts.

To the extent that an Insurer Default has occurred and is continuing, the Group I Senior Certificate Insurer shall not have any consent rights, control rights or rights to notification.

Capitalized terms used in the Group I Senior Certificate Policy and not otherwise defined in the Group I Senior Certificate Policy shall have the meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Group I Senior Certificate Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Group I Senior Certificate Insurer.

The Group I Senior Certificate Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The insurance provided by the Group I Senior Certificate Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Group I Senior Certificate Policy is not cancelable for any reason. The premium on the Group I Senior Certificate Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Insured Certificates.

THE GROUP I SENIOR CERTIFICATE INSURER

The following information has been provided by MBIA Insurance Corporation.

General

The Group I Senior Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Group I Senior Certificate Insurer. The Group I Senior Certificate Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Group I Senior Certificate Insurer, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.

The principal executive offices of the Group I Senior Certificate Insurer are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

Regulation

As a financial guaranty insurance company licensed to do business in the State of New York, the Group I Senior Certificate Insurer is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for the Group I Senior Certificate Insurer, limits the classes and concentrations of investments that are made by the Group I Senior Certificate Insurer and requires the approval of policy rates and forms that are employed by the Group I Senior Certificate Insurer. State law also regulates the amount of both the aggregate and individual risks that may be insured by the Group I Senior Certificate Insurer, the payment of dividends by the Group I Senior Certificate Insurer, changes in control with respect to the Group I Senior Certificate Insurer and transactions among the Group I Senior Certificate Insurer and its affiliates.

The Group I Senior Certificate Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Financial Strength Ratings of the Group I Senior Certificate Insurer

Moody’s  Investors Services, Inc. rates the financial strength of the Group I Senior Certificate Insurer “Aaa.”

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Group I Senior Certificate Insurer “AAA.”

Fitch Ratings rates the financial strength of the Group I Senior Certificate Insurer “AAA.”

Each rating of the Group I Senior Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the Group I Senior Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold the Group I Senior Certificates and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Group I Senior Certificates. The Group I Senior Certificate Insurer does not guaranty the market price of the Group I Senior Certificates nor does it guaranty that the ratings on the Group I Senior Certificates will not be revised or withdrawn.

The Group I Senior Certificate Insurer Financial Information

The tables below present selected financial information of the Group I Senior Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (“SAP”) as well as selected financial information of the Group I Senior Certificate Insurer on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”):

	SAP
	December 31, 2006	December 31, 2005
In millions	(Unaudited)	(Audited)

Admitted Assets	$10,9523	$11,037
Liabilities	6,872	7,237
Capital and Surplus	4,080	3,800

	GAAP
	December 31, 2006	December 31, 2005
In millions	(Audited)	(Audited)

Assets	$13,408	$13,506
Liabilities	6,349	6,426
Equity	7,058	7,080

For further information concerning the Group I Senior Certificate Insurer, see the consolidated financial statements of the Group I Senior Certificate Insurer and its subsidiaries as of December 31, 2006 and December 31, 2005 and for each of the three years in the period ended December 31, 2006, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2006 and the consolidated financial statements of the Group I Senior Certificate Insurer and its subsidiaries as of December 31, 2006, which are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

Copies of the statutory financial statements filed by the Group I Senior Certificate Insurer with the State of New York Insurance Department are available over the Internet at MBIA Inc.’s web site at http://www.mbia.com and at no cost, upon request to the Group I Senior Certificate Insurer at its principal executive offices.

Incorporation of Certain Documents by Reference

The following document filed by MBIA Inc. with the Securities and Exchange Commission (the “SEC”) is incorporated by reference into this prospectus supplement:

MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

Any documents, including any financial statements of the Group I Senior Certificate Insurer and its subsidiaries that are included therein or attached as exhibits thereto, filed by MBIA Inc. pursuant to  Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of MBIA Inc.’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

MBIA Inc. files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of MBIA Inc.’s SEC filings (including (1) MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, and (2) MBIA Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006) are available (i) over the Internet at the SEC’s web site at http://www.sec.gov; (ii) at the SEC’s public reference room in Washington D.C.; (iii) over the Internet at MBIA Inc.’s web site at http://www.mbia.com; and (iv) at no cost, upon request to the Group I Senior Certificate Insurer at its principal executive offices.

PREPAYMENT AND YIELD CONSIDERATIONS

The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the related Mortgage Loans, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the related Mortgage Loans, the rate of prepayment on the related Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments.  See “Risk Factors” in this prospectus supplement and “Yield Considerations” in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected.  As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments.  Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated.  There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates.  Investors should fully consider all of the associated risks.

The rate of principal payments on the certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the related Mortgage Loans will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of related certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the related Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Group I or Group II Mortgage Loans, as applicable, will prepay at any constant rate until maturity or that all of the Group I or Group II Mortgage Loans, as applicable, will prepay at the same rate. Moreover, the timing of prepayments on the Group I or Group II Mortgage Loans, as applicable, may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Group I or Group II Mortgage Loan, as applicable, there can be no assurance that recourse will be available beyond the specific related Mortgaged Property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month.  In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date.

The servicers will pay Compensating Interest in the manner and to the extent set forth in the following sentence to reduce the adverse effect on the related certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

As specified in the related Servicing Agreement, each servicer will generally be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to any servicer other than Countrywide Servicing and Wells Fargo Bank, N.A., the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (y) the aggregate Servicing Fee payable to the related servicer for the related Due Period, (b) with respect to the Group II  Mortgage Loans serviced by Countrywide Servicing the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) one-half of the aggregate Servicing Fee payable to Countrywide Servicing for the related Due Period, (c) with respect to the Group I certain other Mortgage Loans serviced by Countrywide Servicing, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (y) one-half of the aggregate Servicing Fee payable to Countrywide Servicing for the related Due Period and (d) with respect to Wells Fargo Bank, N.A., the lesser of (x) any shortfall interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 14th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) the aggregate Servicing Fee payable to the related servicer for the related Due Period.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid by them on any Distribution Date, the master servicer will be required to pay the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the aggregate compensation payable to the master servicer for such Distribution Date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a related Mortgage Loan, such deficiency will be allocated to the certificates as described under “Description of the Certificates—Group I—Interest Distributions” and “Description of the Certificates—Group II—Interest Distributions.  In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates as described under “Description of the Certificates –Interest Distributions”.

The Certificates--General

Because principal distributions are paid to certain classes of Group I or Group II Certificates, as applicable, before other classes, holders of Group I or Group II Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the Group I or Group II Certificates having a later priority of payment will represent an increasing percentage interest in the Group I or Group II Mortgage Loans, as applicable, during the period prior to the commencement of distributions of principal on these Group I or Group II Certificates, as applicable.  As described under “Description of the Certificates—Group I—Principal Distributions” and “Description of the Certificates—Group II—Principal Distributions” herein, prior to the Stepdown Date, all principal payments on the Group I  and Group II Mortgage Loans will be allocated to the Group I and Group II Senior Certificates, respectively. Thereafter, as further described herein, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Group I and Group II Mortgage Loans will be allocated among the Group I and Group II Senior Certificates, respectively, entitled to principal, in accordance with their respective priorities described under “Description of the Certificates—Group I—Principal Distributions” and “Description of the Certificates—Group II—Principal Distributions” in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

Prepayment Speed Assumption and Modeling Assumptions

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the “Prepayment Assumption”).  The Prepayment Assumption used in the prospectus supplement (“PPC”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.  With respect to the Group I Mortgage Loans, 100% PPC assumes that (i) a per annum constant prepayment rate of 12.00% of the then outstanding principal balance of the Group I Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.6% (precisely 18%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 30.00% per annum thereafter.  With respect to (A) the fixed-rate Group II Mortgage Loans, 100% PPC assumes that (i) a per annum constant prepayment rate of 8.00% of the then outstanding principal balance of the fixed-rate Group II Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.5% (precisely 16%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 24.00% per annum thereafter and (B) the adjustable-rate Group II Mortgage Loans, 100% PPC assumes that (i) a per annum constant prepayment rate of 12.00% of the then outstanding principal balance of the Group II Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.6% (precisely 18%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 30.00% per annum thereafter. No representation is made that the Mortgage Loans will prepay in accordance with such prepayment model or any other rate.

PPC does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of PPC.  The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors.  In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the related certificates.

The depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors.  Factors not identified by the depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans.  In particular, the depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC” have been prepared on the basis of the characteristics of the related Mortgage Loans that are expected to be included in the Mortgage Pool, as described under “Description of the Mortgage Pool” and assuming, among other things, the following modeling assumptions (collectively, the “Modeling Assumptions”).  All computational materials will be prepared on the basis of the following Modeling Assumptions:

•

scheduled payments on all related Mortgage Loans (including the related Initial Mortgage Loans and the Subsequent Mortgage Loans)  are received on the first day of each month beginning in May 2007 and are computed prior to giving effect to any prepayments received in the prior month;

•

prepayments representing prepayments in full on the related Mortgage Loans are received on the last day of each month, beginning in April 2007 and include a full month’s interest thereon;

•

there are no defaults or delinquencies on the related Mortgage Loans;

•

optional termination of the REMIC does not occur unless stated otherwise;

•

the related Mortgage Loans prepay at the indicated constant percentages of PPC;

•

the date of issuance for the certificates is April 30, 2007;

•

cash distributions are received by the related certificateholders on the 25th day of each month when due beginning in May 2007;

•

the scheduled monthly payments for each related Mortgage Loan except for balloon loans are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date;

•

the Certificate Principal Balances of each of the Class I-P and Class II-P Certificates is assumed to be zero;

•

One-Month LIBOR remains constant at 5.3200% per annum with respect to Group I and 5.3200% per annum with respect to Group II;

•

Six-Month LIBOR remains constant at 5.3600% per annum with respect to Group I and 5.3741% per annum with respect to Group II;

•

One-Year LIBOR remains constant at 5.2960% per annum with respect to Group I and 5.3525% per annum with respect to Group II;

•

One-Year CMT remains constant at 4.8890% per annum with respect to Group I and 4.9450% per annum with respect to Group II;

•

the premium payable to the Group I Senior Certificate Insurer in connection with the Group I Senior Certificates is 0.10%; and

•

the related Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:

Assumed Loan Characteristics for the Group I Mortgage Loans

Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Age (Months)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)	Step Up Fee Rate (%)(1)
763,800.00	240	357	3	8.7549423933	8.4959423933	LIBOR_6MO	2.7500000000	13.7549423933	2.7500000000	5.0000000000	1.0000000000	117	6	117	N/A
848,060.14	240	355	5	8.6873449270	8.4283449270	LIBOR_6MO	2.7500000000	13.6873449270	2.7500000000	5.0000000000	1.0000000000	115	6	115	N/A
123,615.42	357	357	3	7.3750000000	7.1160000000	LIBOR_6MO	2.7500000000	13.3750000000	2.7500000000	3.0000000000	1.0000000000	21	6	N/A	N/A
327,419.63	358	358	2	6.6250000000	6.3660000000	LIBOR_6MO	2.7500000000	12.6250000000	2.7500000000	3.0000000000	1.0000000000	22	6	N/A	N/A
172,000.00	240	358	2	7.0000000000	6.7410000000	LIBOR_6MO	2.7500000000	13.0000000000	2.7500000000	3.0000000000	1.0000000000	22	6	118	N/A
179,822.38	240	358	2	6.7500000000	6.4910000000	LIBOR_6MO	2.7500000000	12.7500000000	2.7500000000	3.0000000000	1.0000000000	22	6	118	N/A
638,947.72	358	358	2	7.0000000000	6.7410000000	LIBOR_6MO	2.7500000000	13.0000000000	2.7500000000	5.0000000000	1.0000000000	34	6	N/A	N/A
139,806.67	358	358	2	7.8750000000	7.6160000000	LIBOR_6MO	2.7500000000	13.8750000000	2.7500000000	5.0000000000	1.0000000000	34	6	N/A	N/A
530,326.55	477	357	3	6.6250000000	6.3660000000	LIBOR_6MO	2.7500000000	12.6250000000	2.7500000000	5.0000000000	1.0000000000	33	6	N/A	N/A
535,501.76	477	357	3	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	13.7500000000	2.7500000000	5.0000000000	1.0000000000	33	6	N/A	N/A
2,994,751.08	240	356	4	7.6670776975	7.4080776975	LIBOR_6MO	2.7500000000	13.6670776975	2.7500000000	5.0000000000	1.0000000000	32	6	116	N/A
733,000.00	240	358	2	7.5407571623	7.2817571623	LIBOR_6MO	2.7500000000	13.5407571623	2.7500000000	5.0000000000	1.0000000000	34	6	118	N/A
678,359.53	240	358	2	6.5000000000	6.2410000000	LIBOR_6MO	2.7500000000	12.5000000000	2.7500000000	5.0000000000	1.0000000000	34	6	118	N/A
800,000.00	240	357	3	6.8750000000	6.6160000000	LIBOR_6MO	2.7500000000	12.8750000000	2.7500000000	5.0000000000	1.0000000000	33	6	117	N/A
242,208.00	300	350	10	6.0000000000	5.7410000000	LIBOR_1YR	2.2500000000	11.0000000000	2.2500000000	5.0000000000	2.0000000000	50	12	50	0.125
1,102,630.59	358	358	2	7.6906587353	7.4316587353	LIBOR_6MO	2.7500000000	12.6906587353	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
1,453,621.55	478	358	2	7.1595174755	6.9005174755	LIBOR_6MO	2.7500000000	12.1595174755	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
167,841.99	478	358	2	6.2500000000	5.9910000000	LIBOR_6MO	2.7500000000	11.2500000000	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
207,876.05	478	358	2	7.8750000000	7.6160000000	LIBOR_6MO	2.7500000000	12.8750000000	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
7,257,482.59	240	358	2	7.3006857566	7.0416857566	LIBOR_6MO	2.7500000000	12.3006857566	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
86,200.00	240	358	2	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	12.7500000000	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
1,535,100.00	240	358	2	7.2722053938	7.0132053938	LIBOR_6MO	2.7500000000	12.2722053938	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
3,001,500.00	240	358	2	7.4344077961	7.1754077961	LIBOR_6MO	2.7500000000	12.4344077961	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
338,200.00	240	358	2	7.2191011236	6.9601011236	LIBOR_6MO	2.7500000000	12.2191011236	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
143,900.00	240	357	3	8.1250000000	7.8660000000	LIBOR_6MO	2.7500000000	13.1250000000	2.7500000000	5.0000000000	1.0000000000	81	6	117	N/A
109,563.47	240	358	2	8.0000000000	7.7410000000	LIBOR_6MO	2.7500000000	13.0000000000	2.7500000000	5.0000000000	1.0000000000	82	6	118	N/A
448,828.00	240	354	6	7.1250000000	6.8660000000	LIBOR_1YR	2.7500000000	13.1250000000	2.7500000000	2.0000000000	2.0000000000	6	12	114	N/A
233,512.51	356	356	4	8.6954589874	8.4364589874	LIBOR_6MO	2.7500000000	13.6954589874	2.7500000000	5.0000000000	1.0000000000	116	6	N/A	N/A
1,446,300.00	240	357	3	8.4486793888	8.1896793888	LIBOR_6MO	2.7500000000	13.4486793888	2.7500000000	5.0000000000	1.0000000000	117	6	117	N/A
649,544.86	240	355	5	8.2216406385	7.9626406385	LIBOR_6MO	2.7500000000	13.2216406385	2.7500000000	5.0000000000	1.0000000000	115	6	115	N/A
234,735.08	358	358	2	7.2500000000	6.9910000000	LIBOR_6MO	2.7500000000	13.2500000000	2.7500000000	3.0000000000	1.0000000000	22	6	N/A	N/A
536,000.00	240	358	2	6.8750000000	6.6160000000	LIBOR_6MO	2.7500000000	12.8750000000	2.7500000000	3.0000000000	1.0000000000	22	6	118	N/A
98,120.09	357	357	3	8.5000000000	8.2410000000	LIBOR_6MO	2.7500000000	14.5000000000	2.7500000000	5.0000000000	1.0000000000	33	6	N/A	N/A
437,665.29	478	358	2	7.0000000000	6.7410000000	LIBOR_6MO	2.7500000000	13.0000000000	2.7500000000	5.0000000000	1.0000000000	34	6	N/A	N/A
323,774.69	478	358	2	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	13.7500000000	2.7500000000	5.0000000000	1.0000000000	34	6	N/A	N/A
927,992.69	240	358	2	7.8534431828	7.5944431828	LIBOR_6MO	2.7500000000	13.8534431828	2.7500000000	5.0000000000	1.0000000000	34	6	118	N/A
84,800.00	240	357	3	7.8750000000	7.6160000000	LIBOR_6MO	2.7500000000	13.8750000000	2.7500000000	5.0000000000	1.0000000000	33	6	117	N/A
141,399.47	358	358	2	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	12.7500000000	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
191,513.33	357	357	3	6.8750000000	6.6160000000	LIBOR_6MO	2.7500000000	11.8750000000	2.7500000000	5.0000000000	1.0000000000	57	6	N/A	N/A
179,836.41	478	358	2	6.3750000000	6.1160000000	LIBOR_6MO	2.7500000000	11.3750000000	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
3,733,250.40	240	357	3	7.7460926961	7.4870926961	LIBOR_6MO	2.7500000000	12.7460926961	2.7500000000	5.0000000000	1.0000000000	57	6	117	N/A
867,600.00	240	358	2	7.0944559705	6.8354559705	LIBOR_6MO	2.7500000000	12.0944559705	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
190,400.00	240	358	2	7.6250000000	7.3660000000	LIBOR_6MO	2.7500000000	12.6250000000	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
201,534.03	240	358	2	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	12.7500000000	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
642,810.09	240	358	2	7.5243442643	7.2653442643	LIBOR_6MO	2.7500000000	12.5243442643	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
648,174.51	240	358	2	7.6534547251	7.3944547251	LIBOR_6MO	2.7500000000	12.6534547251	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
232,402.20	358	358	2	8.2500000000	7.9910000000	LIBOR_6MO	2.7500000000	13.2500000000	2.7500000000	5.0000000000	1.0000000000	82	6	N/A	N/A
134,000.00	240	357	3	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	12.7500000000	2.7500000000	5.0000000000	1.0000000000	81	6	117	N/A
606,260.29	357	357	3	6.2500000000	5.8660000000	LIBOR_1YR	2.2500000000	11.2500000000	2.2500000000	5.0000000000	2.0000000000	117	12	N/A	N/A
17,672,990.32	240	356	4	6.3410932737	5.9466309809	LIBOR_1YR	2.2652068210	11.3410932737	2.2652068210	5.0000000000	2.0000000000	116	12	116	N/A
104,930.00	240	352	8	8.3750000000	7.9910000000	LIBOR_6MO	2.2500000000	13.3750000000	2.2500000000	3.0000000000	1.0000000000	16	6	112	N/A
4,446,487.48	356	356	4	5.9981025200	5.6141025200	LIBOR_1YR	2.3352172826	11.9981025200	2.3352172826	2.0000000000	2.0000000000	32	12	N/A	N/A
159,881.26	359	359	1	7.5000000000	7.1160000000	LIBOR_1YR	3.0000000000	13.5000000000	3.0000000000	2.0000000000	2.0000000000	35	12	N/A	N/A
559,734.82	358	358	2	7.4965902394	7.1125902394	LIBOR_1YR	2.8215261514	13.4965902394	2.8215261514	2.0000000000	2.0000000000	34	12	N/A	N/A
181,547.98	479	359	1	8.0000000000	7.6160000000	LIBOR_1YR	3.1250000000	14.0000000000	3.1250000000	2.0000000000	2.0000000000	35	12	N/A	N/A
235,563.00	324	357	3	5.2500000000	4.8660000000	LIBOR_1YR	2.2500000000	11.2500000000	2.2500000000	2.0000000000	2.0000000000	33	12	33	N/A
49,452,968.31	240	357	3	6.1273650439	5.7433650439	LIBOR_1YR	2.4179694344	12.1273650439	2.4179694344	2.0000000000	2.0000000000	33	12	117	N/A
2,874,191.34	240	358	2	6.0997862602	5.7157862602	LIBOR_1YR	2.7792081685	12.0997862602	2.7792081685	2.0000000000	2.0000000000	34	12	118	N/A
1,088,339.20	240	359	1	6.1916512793	5.8076512793	LIBOR_1YR	2.8000641712	12.1916512793	2.8000641712	2.0000000000	2.0000000000	35	12	119	N/A
2,922,508.00	240	358	2	6.2975822479	5.9135822479	LIBOR_1YR	2.7500000000	12.2975822479	2.7500000000	2.0000000000	2.0000000000	34	12	118	N/A
1,063,470.94	356	356	4	6.8482700265	6.4642700265	LIBOR_6MO	3.6584023326	12.8482700265	3.6584023326	6.0000000000	2.0000000000	32	6	N/A	N/A
53,412.02	356	356	4	8.2500000000	7.8660000000	LIBOR_6MO	2.2500000000	13.2500000000	2.2500000000	3.0000000000	1.0000000000	32	6	N/A	N/A
121,813.77	358	358	2	7.3750000000	6.9910000000	LIBOR_6MO	5.0000000000	13.3750000000	5.0000000000	6.0000000000	2.0000000000	34	6	N/A	N/A
540,000.00	300	358	2	7.7972222222	7.4132222222	LIBOR_6MO	5.0000000000	13.7972222222	5.0000000000	6.0000000000	2.0000000000	34	6	58	N/A
2,281,370.00	300	357	3	6.8513376831	6.4673376831	LIBOR_6MO	5.0000000000	12.8513376831	5.0000000000	6.0000000000	2.0000000000	33	6	57	N/A
9,279,696.40	240	356	4	6.2704860022	5.8864860022	LIBOR_6MO	3.1003296684	11.6363120275	3.1003296684	3.3033931530	1.2697021909	32	6	116	N/A
468,920.00	240	357	3	7.1378486735	6.7538486735	LIBOR_6MO	3.6900750661	12.7200375331	3.6900750661	3.0000000000	1.0000000000	33	6	117	N/A
544,000.00	240	357	3	5.0000000000	4.6160000000	LIBOR_6MO	2.2500000000	10.0000000000	2.2500000000	3.0000000000	1.0000000000	33	6	117	N/A
274,243.42	240	356	4	7.7581648085	7.3741648085	LIBOR_6MO	5.0000000000	12.7581648085	5.0000000000	3.0000000000	1.0000000000	32	6	116	N/A
234,000.00	240	358	2	6.3750000000	5.9910000000	LIBOR_6MO	3.2500000000	12.3750000000	3.2500000000	2.0000000000	1.0000000000	34	6	118	N/A
308,750.00	240	358	2	6.0000000000	5.6160000000	LIBOR_6MO	3.5000000000	12.0000000000	3.5000000000	6.0000000000	1.0000000000	34	6	118	N/A
15,370,944.67	357	357	3	6.4648296725	6.0602776542	LIBOR_1YR	2.5016312632	11.4648296725	2.5016312632	5.0000000000	1.9815140835	57	12	N/A	N/A
1,500,945.55	359	359	1	7.1699312402	6.7859312402	LIBOR_1YR	2.7500000000	12.1699312402	2.7500000000	5.0000000000	2.0000000000	59	12	N/A	N/A
357,970.49	359	359	1	7.2741743076	6.8901743076	LIBOR_1YR	2.7500000000	12.2741743076	2.7500000000	5.0000000000	2.0000000000	59	12	N/A	N/A
682,765.07	357	357	3	7.4461889798	7.0621889798	LIBOR_1YR	2.5412020309	12.4461889798	2.5412020309	5.0000000000	2.0000000000	57	12	N/A	N/A
541,921.51	357	357	3	7.5844455178	7.2004455178	LIBOR_1YR	2.3603696548	12.5844455178	2.3603696548	5.0000000000	2.0000000000	57	12	N/A	N/A
2,467,814.86	479	359	1	7.3784124835	6.9726295512	LIBOR_1YR	2.9189533931	12.3784124835	2.9189533931	5.0000000000	2.0000000000	59	12	N/A	N/A
2,822,177.35	478	358	2	7.1406481050	6.7566481050	LIBOR_1YR	2.8999898850	12.1406481050	2.8999898850	5.0000000000	2.0000000000	58	12	N/A	N/A
1,869,222.00	300	352	8	7.2706580599	6.8866580599	LIBOR_1YR	2.5392690114	12.6906188778	2.5392690114	5.4199608179	2.0000000000	52	12	52	N/A
2,882,300.00	300	358	2	7.0321661520	6.6481661520	LIBOR_1YR	2.2500000000	12.0321661520	2.2500000000	5.0000000000	2.0000000000	58	12	58	N/A
871,200.00	300	357	3	7.2362258953	6.8522258953	LIBOR_1YR	2.2500000000	12.2362258953	2.2500000000	5.0000000000	2.0000000000	57	12	57	N/A
178,947,523.76	240	357	3	6.4706576804	6.0810709435	LIBOR_1YR	2.4263446743	11.4706576804	2.4263446743	5.0000000000	1.9977090307	57	12	117	N/A
515,848.00	240	358	2	6.7500000000	6.3660000000	LIBOR_1YR	2.7500000000	11.7500000000	2.7500000000	5.0000000000	2.0000000000	58	12	118	N/A
788,556.00	240	358	2	6.7038009983	6.3198009983	LIBOR_1YR	2.7500000000	11.7038009983	2.7500000000	5.0000000000	2.0000000000	58	12	118	N/A
32,883,898.50	240	358	2	6.8773315077	6.4890594123	LIBOR_1YR	2.7677379744	11.8773315077	2.7677379744	5.0000000000	2.0000000000	58	12	118	N/A
9,649,400.00	240	359	1	6.9739491575	6.5899491575	LIBOR_1YR	2.7708303107	11.9739491575	2.7708303107	5.0000000000	2.0000000000	59	12	119	N/A
124,120.00	240	359	1	7.3750000000	6.9910000000	LIBOR_1YR	3.0000000000	12.3750000000	3.0000000000	5.0000000000	2.0000000000	59	12	119	N/A
2,384,704.73	240	358	2	6.9684756852	6.5844756852	LIBOR_1YR	2.7500000000	11.9684756852	2.7500000000	5.0000000000	2.0000000000	58	12	118	N/A
29,590,094.53	240	358	2	7.2198570271	6.8358570271	LIBOR_1YR	2.9063935944	12.2198570271	2.9063935944	5.0000000000	2.0000000000	58	12	118	N/A
305,250.00	240	355	5	7.1250000000	6.7410000000	LIBOR_1YR	3.2500000000	12.1250000000	3.2500000000	5.0000000000	2.0000000000	55	12	115	N/A
12,512,654.70	357	357	3	7.6870182716	7.3030182716	LIBOR_6MO	4.0107594239	12.7553733266	4.0107594239	5.0437938146	1.0559847951	57	6	N/A	N/A
247,199.59	356	356	4	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	12.1250000000	2.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
970,197.31	358	358	2	6.9844740873	6.6004740873	LIBOR_6MO	2.8501608786	12.3192226345	2.8501608786	5.0000000000	1.3347485472	58	6	N/A	N/A
1,531,534.38	357	357	3	7.3905539499	7.0065539499	LIBOR_6MO	4.7132376307	12.5075572260	4.7132376307	5.1170032762	1.1170032762	57	6	N/A	N/A
155,755.88	358	358	2	7.2500000000	6.8660000000	LIBOR_6MO	3.2500000000	12.2500000000	3.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
3,627,227.10	357	357	3	7.4000099866	7.0160099866	LIBOR_6MO	2.6182967752	12.6015276060	2.6182967752	4.8832892266	1.0000000000	57	6	N/A	N/A
1,191,225.46	357	357	3	7.6264326171	7.2424326171	LIBOR_6MO	3.1992303928	13.2250437063	3.1992303928	5.5986110891	1.5986110891	57	6	N/A	N/A
305,198.41	356	356	4	7.6348070547	7.2508070547	LIBOR_6MO	5.0000000000	12.6348070547	5.0000000000	5.0000000000	1.0000000000	56	6	N/A	N/A
449,500.47	477	357	3	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	12.1250000000	2.2500000000	5.0000000000	1.0000000000	57	6	N/A	N/A
230,157.73	478	358	2	7.7500000000	7.3660000000	LIBOR_6MO	2.2500000000	12.7500000000	2.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
107,850.54	476	356	4	7.3750000000	6.9910000000	LIBOR_6MO	2.2500000000	12.3750000000	2.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
402,964.28	478	358	2	7.9464345016	7.5624345016	LIBOR_6MO	2.2500000000	12.9464345016	2.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
663,200.00	300	352	8	7.6000000000	7.2160000000	LIBOR_6MO	4.9900000000	13.6000000000	4.9900000000	6.0000000000	1.0000000000	52	6	52	N/A
847,900.00	300	354	6	6.8011705390	6.4171705390	LIBOR_6MO	4.0000000000	12.8011705390	4.0000000000	6.0000000000	2.0000000000	54	6	54	N/A
956,824.44	300	356	4	7.5269359902	7.1429359902	LIBOR_6MO	2.2500000000	12.5269359902	2.2500000000	5.0000000000	1.0000000000	56	6	56	N/A
68,803,300.65	240	357	3	7.5519874215	7.1679874215	LIBOR_6MO	3.9470105443	12.6001290071	3.9470105443	5.0418628171	1.0414921955	57	6	117	N/A
456,000.00	240	357	3	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	12.5000000000	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
1,584,691.86	240	357	3	6.9880903361	6.6040903361	LIBOR_6MO	3.1460050189	11.9880903361	3.1460050189	5.0000000000	1.0000000000	57	6	117	N/A
607,619.87	240	356	4	7.0285849153	6.6445849153	LIBOR_6MO	2.2500000000	12.0285849153	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
10,031,726.79	240	357	3	7.5019285806	7.1179285806	LIBOR_6MO	3.3286833041	12.8022587295	3.3286833041	4.9567053600	1.3481783419	57	6	117	N/A
959,650.00	240	355	5	7.2931537540	6.9091537540	LIBOR_6MO	2.4297334966	12.7724430782	2.4297334966	5.4792893242	1.4792893242	55	6	115	N/A
10,617,184.88	240	357	3	7.5436647704	7.1596647704	LIBOR_6MO	4.8167075339	12.5884977469	4.8167075339	4.9103340470	1.0448329765	57	6	117	N/A
966,980.53	240	353	7	7.3402318219	6.9562318219	LIBOR_6MO	2.7500000000	13.3402318219	2.7500000000	6.0000000000	1.0000000000	53	6	113	N/A
440,000.00	240	357	3	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	12.1250000000	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
480,000.00	240	358	2	7.7500000000	7.3660000000	LIBOR_6MO	3.2500000000	12.7500000000	3.2500000000	5.0000000000	1.0000000000	58	6	118	N/A
2,917,000.00	240	356	4	7.6838361330	7.2998361330	LIBOR_6MO	2.5955605074	12.6838361330	2.5955605074	5.0000000000	1.0000000000	56	6	116	N/A
170,386.17	240	356	4	6.8750000000	6.4910000000	LIBOR_6MO	2.2500000000	11.8750000000	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
7,682,408.10	240	357	3	7.3031625399	6.9191625399	LIBOR_6MO	2.4177859316	12.6566975207	2.4177859316	4.9468916524	1.3535349808	57	6	117	N/A
6,610,777.41	240	357	3	7.3333572116	6.9493572116	LIBOR_6MO	2.5893403780	13.0141935385	2.5893403780	5.3821952024	1.6070193793	57	6	117	N/A
3,967,299.98	240	356	4	7.3114870293	6.9274870293	LIBOR_6MO	5.0000000000	12.3114870293	5.0000000000	5.0000000000	1.0000000000	56	6	116	N/A
2,167,860.14	354	354	6	6.5548419725	6.1708419725	LIBOR_1YR	2.3531850053	11.5548419725	2.3531850053	5.0000000000	2.0000000000	78	12	N/A	N/A
571,175.29	359	359	1	7.4195781102	7.0355781102	LIBOR_1YR	2.7500000000	12.4195781102	2.7500000000	5.0000000000	2.0000000000	83	12	N/A	N/A
231,128.82	479	359	1	7.7500000000	7.3660000000	LIBOR_1YR	2.7500000000	12.7500000000	2.7500000000	5.0000000000	2.0000000000	83	12	N/A	N/A
151,920.00	276	357	3	6.8750000000	6.4910000000	LIBOR_1YR	2.2500000000	11.8750000000	2.2500000000	5.0000000000	2.0000000000	81	12	81	N/A
520,000.00	276	357	3	6.5000000000	6.1160000000	LIBOR_1YR	2.2500000000	11.5000000000	2.2500000000	5.0000000000	2.0000000000	81	12	81	N/A
19,252,451.49	240	357	3	6.3422908492	5.9469430729	LIBOR_1YR	2.3239856360	11.3422908492	2.3239856360	5.0000000000	2.0000000000	81	12	117	N/A
1,329,300.00	240	359	1	7.0055292259	6.6215292259	LIBOR_1YR	2.7500000000	12.0055292259	2.7500000000	5.0000000000	2.0000000000	83	12	119	N/A
327,750.00	240	358	2	6.1250000000	5.7410000000	LIBOR_1YR	2.7500000000	11.1250000000	2.7500000000	5.0000000000	2.0000000000	82	12	118	N/A
3,895,920.00	240	358	2	6.9615751863	6.5775751863	LIBOR_1YR	2.7500000000	11.9615751863	2.7500000000	5.0000000000	2.0000000000	82	12	118	N/A
544,000.00	240	358	2	6.1250000000	5.7410000000	LIBOR_1YR	2.2500000000	11.1250000000	2.2500000000	5.0000000000	2.0000000000	82	12	118	N/A
457,150.06	357	357	3	6.5000000000	6.1160000000	LIBOR_6MO	3.2500000000	11.5000000000	3.2500000000	5.0000000000	1.0000000000	81	6	N/A	N/A
479,200.00	240	359	1	6.0000000000	5.6160000000	LIBOR_6MO	2.2500000000	12.0000000000	2.2500000000	6.0000000000	2.0000000000	83	6	119	N/A
536,000.00	240	358	2	7.1250000000	6.7410000000	LIBOR_6MO	2.7500000000	13.1250000000	2.7500000000	3.0000000000	1.0000000000	82	6	118	N/A
350,000.00	240	358	2	6.8750000000	6.4910000000	LIBOR_6MO	2.7500000000	12.8750000000	2.7500000000	3.0000000000	1.0000000000	82	6	118	N/A
235,000.00	240	356	4	5.6250000000	5.2410000000	LIBOR_1YR	2.2500000000	11.6250000000	2.2500000000	2.0000000000	2.0000000000	8	12	116	N/A
225,250.00	240	356	4	7.5000000000	7.1160000000	LIBOR_1YR	2.2500000000	13.5000000000	2.2500000000	2.0000000000	2.0000000000	8	12	116	N/A
601,000.00	240	357	3	6.5000000000	6.1160000000	LIBOR_1YR	2.2500000000	11.5000000000	2.2500000000	5.0000000000	2.0000000000	117	12	117	N/A
507,365.99	358	358	2	7.8289872908	7.4449872908	LIBOR_1YR	3.0248033131	13.8289872908	3.0248033131	2.0000000000	2.0000000000	34	12	N/A	N/A
83,931.15	359	359	1	7.0000000000	6.6160000000	LIBOR_1YR	2.7500000000	13.0000000000	2.7500000000	2.0000000000	2.0000000000	35	12	N/A	N/A
458,661.14	478	358	2	7.1511768233	6.7671768233	LIBOR_1YR	2.7500000000	13.1511768233	2.7500000000	2.0000000000	2.0000000000	34	12	N/A	N/A
109,201.39	478	358	2	8.8750000000	5.9340000000	LIBOR_1YR	6.0000000000	14.8750000000	6.0000000000	2.0000000000	2.0000000000	34	12	N/A	N/A
191,815.38	478	358	2	6.5000000000	6.1160000000	LIBOR_1YR	3.3750000000	12.5000000000	3.3750000000	2.0000000000	2.0000000000	34	12	N/A	N/A
5,901,269.19	240	357	3	6.4820887990	5.9837553304	LIBOR_1YR	2.5381090950	12.4820887990	2.5381090950	2.0000000000	2.0000000000	33	12	117	N/A
735,995.00	240	358	2	7.1453780257	6.7613780257	LIBOR_1YR	3.2010900210	13.1453780257	3.2010900210	2.0000000000	2.0000000000	34	12	118	N/A
492,000.00	240	358	2	5.7500000000	5.3660000000	LIBOR_1YR	3.5000000000	11.7500000000	3.5000000000	2.0000000000	2.0000000000	34	12	118	N/A
2,119,000.00	240	358	2	6.8409627183	6.2320051912	LIBOR_1YR	2.8406087777	12.8409627183	2.8406087777	2.0000000000	2.0000000000	34	12	118	N/A
309,035.10	358	358	2	7.0833875545	6.6993875545	LIBOR_6MO	5.0000000000	13.0833875545	5.0000000000	6.0000000000	2.0000000000	34	6	N/A	N/A
500,000.00	300	357	3	6.7900000000	6.4060000000	LIBOR_6MO	5.0000000000	12.7900000000	5.0000000000	6.0000000000	2.0000000000	33	6	57	N/A
591,452.00	300	358	2	7.0801950116	6.6961950116	LIBOR_6MO	5.0000000000	13.0801950116	5.0000000000	6.0000000000	2.0000000000	34	6	58	N/A
398,700.00	240	357	3	7.4365124153	7.0525124153	LIBOR_6MO	5.0000000000	13.0485013795	5.0000000000	2.3880110359	1.6119889641	33	6	117	N/A
176,250.00	240	356	4	8.2500000000	7.8660000000	LIBOR_6MO	5.0000000000	13.2500000000	5.0000000000	3.0000000000	1.0000000000	32	6	116	N/A
84,000.00	240	357	3	8.3750000000	7.9910000000	LIBOR_6MO	5.0000000000	13.3750000000	5.0000000000	3.0000000000	1.0000000000	33	6	117	N/A
339,149.98	240	356	4	7.0331158725	6.6491158725	LIBOR_6MO	5.0000000000	13.0331158725	5.0000000000	6.0000000000	2.0000000000	32	6	116	N/A
1,290,136.24	358	358	2	7.2719738266	6.8879738266	LIBOR_1YR	2.6626887870	12.2719738266	2.6626887870	5.0000000000	2.0000000000	58	12	N/A	N/A
794,040.83	358	358	2	7.0157914707	6.6317914707	LIBOR_1YR	2.7500000000	12.0157914707	2.7500000000	5.0000000000	2.0000000000	58	12	N/A	N/A
920,342.69	359	359	1	7.1661185126	6.7821185126	LIBOR_1YR	2.7500000000	12.1661185126	2.7500000000	5.0000000000	2.0000000000	59	12	N/A	N/A
226,818.47	359	359	1	7.1250000000	6.7410000000	LIBOR_1YR	2.7500000000	12.1250000000	2.7500000000	5.0000000000	2.0000000000	59	12	N/A	N/A
91,636.79	355	355	5	7.2500000000	6.8660000000	LIBOR_1YR	2.7500000000	12.2500000000	2.7500000000	5.0000000000	2.0000000000	55	12	N/A	N/A
85,541.09	359	359	1	7.8750000000	7.4910000000	LIBOR_1YR	3.2500000000	12.8750000000	3.2500000000	5.0000000000	2.0000000000	59	12	N/A	N/A
1,169,413.32	478	358	2	7.3564753318	6.9724753318	LIBOR_1YR	3.0896927647	12.3564753318	3.0896927647	5.0000000000	2.0000000000	58	12	N/A	N/A
303,783.48	478	358	2	7.2500000000	6.8660000000	LIBOR_1YR	3.3750000000	12.2500000000	3.3750000000	5.0000000000	2.0000000000	58	12	N/A	N/A
455,728.27	478	358	2	7.8750000000	7.4910000000	LIBOR_1YR	2.7500000000	12.8750000000	2.7500000000	5.0000000000	2.0000000000	58	12	N/A	N/A
1,419,214.01	479	359	1	7.4853382208	7.1013382208	LIBOR_1YR	3.1901140363	12.4853382208	3.1901140363	5.0000000000	2.0000000000	59	12	N/A	N/A
681,000.00	300	357	3	7.2769823789	6.8929823789	LIBOR_1YR	2.2500000000	12.2769823789	2.2500000000	5.0000000000	2.0000000000	57	12	57	N/A
273,000.00	300	356	4	7.0000000000	6.6160000000	LIBOR_1YR	2.2500000000	12.0000000000	2.2500000000	5.0000000000	2.0000000000	56	12	56	N/A
14,107,298.74	240	358	2	7.2006584177	6.8166584177	LIBOR_1YR	2.8098422757	12.2006584177	2.8098422757	5.0000000000	2.0000000000	58	12	118	N/A
430,999.98	240	359	1	7.3750000000	6.9910000000	LIBOR_1YR	2.7500000000	12.3750000000	2.7500000000	5.0000000000	2.0000000000	59	12	119	N/A
550,000.00	240	358	2	7.7500000000	7.3660000000	LIBOR_1YR	2.7500000000	12.7500000000	2.7500000000	5.0000000000	2.0000000000	58	12	118	N/A
4,428,450.00	240	358	2	6.8905189739	6.5065189739	LIBOR_1YR	2.8023885332	11.8905189739	2.8023885332	5.0000000000	2.0000000000	58	12	118	N/A
2,351,800.00	240	358	2	7.0333255379	6.6493255379	LIBOR_1YR	2.8831745897	12.0333255379	2.8831745897	5.0000000000	2.0000000000	58	12	118	N/A
440,000.00	240	359	1	8.6250000000	8.2410000000	LIBOR_1YR	3.2500000000	13.6250000000	3.2500000000	5.0000000000	2.0000000000	59	12	119	N/A
500,000.00	240	357	3	6.8750000000	6.4910000000	LIBOR_1YR	2.7500000000	11.8750000000	2.7500000000	5.0000000000	2.0000000000	57	12	117	N/A
602,400.00	240	359	1	7.1250000000	6.7410000000	LIBOR_1YR	2.7500000000	12.1250000000	2.7500000000	5.0000000000	2.0000000000	59	12	119	N/A
7,843,600.00	240	358	2	7.2306147687	6.8466147687	LIBOR_1YR	2.8791243817	12.2306147687	2.8791243817	5.0000000000	2.0000000000	58	12	118	N/A
3,569,366.86	356	356	4	7.6880065146	7.3027072942	LIBOR_6MO	4.3955012507	12.8251327751	4.3955012507	5.1371262605	1.1371262605	56	6	N/A	N/A
471,364.49	358	358	2	8.0000000000	7.6160000000	LIBOR_6MO	2.2500000000	13.0000000000	2.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
315,702.70	356	356	4	7.5394016744	7.1554016744	LIBOR_6MO	4.5788033488	12.9605983256	4.5788033488	5.4211966512	1.4211966512	56	6	N/A	N/A
748,401.67	357	357	3	7.7500000000	7.3660000000	LIBOR_6MO	2.2500000000	12.7500000000	2.2500000000	5.0000000000	1.0000000000	57	6	N/A	N/A
229,658.01	357	357	3	7.2500000000	6.8660000000	LIBOR_6MO	2.2500000000	12.2500000000	2.2500000000	5.0000000000	1.0000000000	57	6	N/A	N/A
467,581.51	358	358	2	7.7738315080	7.3898315080	LIBOR_6MO	2.2500000000	12.7738315080	2.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
3,324,634.39	357	357	3	7.3950412383	7.0110412383	LIBOR_6MO	2.6755199607	13.2173376623	2.6755199607	5.1472042284	1.5264017106	57	6	N/A	N/A
569,150.00	300	355	5	7.2500000000	6.8660000000	LIBOR_6MO	4.0000000000	13.2500000000	4.0000000000	6.0000000000	2.0000000000	55	6	55	N/A
1,530,027.28	300	355	5	7.2145930039	6.8305930039	LIBOR_6MO	3.4274285096	12.8874092951	3.4274285096	5.6728162912	1.6728162912	55	6	55	N/A
14,193,441.40	240	357	3	7.6554627482	7.2714627482	LIBOR_6MO	3.8299968792	12.7640490844	3.8299968792	4.9880226370	1.1085863362	57	6	117	N/A
1,493,711.98	240	357	3	7.5564305593	7.1724305593	LIBOR_6MO	2.9844320824	12.9915880788	2.9844320824	5.4351575195	1.4351575195	57	6	117	N/A
225,200.00	240	354	6	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	13.1250000000	2.2500000000	6.0000000000	2.0000000000	54	6	114	N/A
2,758,081.01	240	357	3	7.4634438928	7.0794438928	LIBOR_6MO	5.0000000000	12.4634438928	5.0000000000	5.0000000000	1.0000000000	57	6	117	N/A
961,879.24	240	358	2	7.2697268110	6.8857268110	LIBOR_6MO	2.8955484162	13.2697268110	2.8955484162	6.0000000000	2.0000000000	58	6	118	N/A
187,891.17	240	356	4	6.8750000000	6.4910000000	LIBOR_6MO	2.2500000000	11.8750000000	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
2,264,754.05	240	356	4	7.5003566695	7.1163566695	LIBOR_6MO	2.3462576930	12.8271029668	2.3462576930	4.7492001394	1.3267462972	56	6	116	N/A
2,563,162.00	240	356	4	7.3972655650	7.0132655650	LIBOR_6MO	2.7666567700	13.0770977410	2.7666567700	5.6798321760	1.6798321760	56	6	116	N/A
581,248.28	240	357	3	7.1054285700	6.7214285700	LIBOR_6MO	5.0000000000	12.1054285700	5.0000000000	5.0000000000	1.0000000000	57	6	117	N/A
331,727.87	359	359	1	7.0000000000	6.6160000000	LIBOR_1YR	2.7500000000	12.0000000000	2.7500000000	5.0000000000	2.0000000000	83	12	N/A	N/A
802,955.00	240	357	3	6.2182282942	5.8314824678	LIBOR_1YR	2.4754173646	11.2182282942	2.4754173646	5.0000000000	2.0000000000	81	12	117	N/A
1,200,000.00	240	358	2	7.0915625000	6.7075625000	LIBOR_1YR	2.7500000000	12.0915625000	2.7500000000	5.0000000000	2.0000000000	82	12	118	N/A
632,000.00	240	359	1	7.1835443038	6.7995443038	LIBOR_1YR	2.7500000000	12.1835443038	2.7500000000	5.0000000000	2.0000000000	83	12	119	N/A
288,000.00	240	358	2	7.7500000000	7.3660000000	LIBOR_6MO	3.2500000000	12.7500000000	3.2500000000	5.0000000000	1.0000000000	82	6	118	N/A
628,000.00	240	358	2	7.5000000000	7.1160000000	LIBOR_6MO	2.7500000000	13.5000000000	2.7500000000	3.0000000000	1.0000000000	82	6	118	N/A
460,000.00	240	358	2	8.3750000000	7.9910000000	LIBOR_6MO	2.2500000000	13.3750000000	2.2500000000	5.0000000000	2.0000000000	82	6	118	N/A
333,000.00	240	357	3	6.2500000000	5.8660000000	LIBOR_1YR	2.2500000000	12.2500000000	2.2500000000	2.0000000000	2.0000000000	9	12	117	N/A
1,422,916.48*	360	360	0	7.0129134213	6.8039134213	LIBOR_1YR	2.2500000000	13.0129134213	2.2500000000	2.0000000000	2.0000000000	36	12	N/A	0.175
458,000.00*	360	360	0	6.1250000000	5.9160000000	LIBOR_1YR	2.2500000000	12.1250000000	2.2500000000	2.0000000000	2.0000000000	36	12	N/A	0.175
1,958,540.00*	324	357	3	6.8324249186	6.6234249186	LIBOR_1YR	2.2500000000	12.8324249186	2.2500000000	2.0000000000	2.0000000000	33	12	33	0.175
8,318,512.50*	240	360	0	6.0105080010	5.8015080010	LIBOR_1YR	2.2500000000	12.0105080010	2.2500000000	2.0000000000	2.0000000000	36	12	120	0.175
2,819,950.00*	240	360	0	6.5876456143	6.3786456143	LIBOR_1YR	2.2500000000	12.5876456143	2.2500000000	2.0000000000	2.0000000000	36	12	120	0.175
850,000.00*	240	359	1	6.5000000000	6.2910000000	LIBOR_1YR	2.2500000000	12.5000000000	2.2500000000	2.0000000000	2.0000000000	35	12	119	0.175
5,412,799.71*	240	359	1	6.0547960888	5.8457960888	LIBOR_1YR	2.2500000000	12.0547960888	2.2500000000	2.0000000000	2.0000000000	35	12	119	0.175
441,000.00*	300	356	4	6.5000000000	6.2910000000	LIBOR_6MO	5.0000000000	12.5000000000	5.0000000000	2.0000000000	2.0000000000	32	6	56	0.175
450,000.00*	240	360	0	5.0000000000	4.7910000000	LIBOR_6MO	2.2500000000	11.0000000000	2.2500000000	6.0000000000	2.0000000000	36	6	120	0.175
5,055,913.33*	359	359	1	6.5888979262	6.3798979262	LIBOR_1YR	2.2500000000	11.5888979262	2.2500000000	5.0000000000	2.0000000000	83	12	N/A	0.175
1,580,000.00*	360	360	0	6.4090189873	6.2000189873	CMT_1YR	2.7500000000	11.4090189873	2.7500000000	5.0000000000	2.0000000000	84	12	N/A	0.175
1,694,300.00*	360	360	0	6.2306483504	6.0216483504	LIBOR_1YR	2.2500000000	11.2306483504	2.2500000000	5.0000000000	2.0000000000	84	12	N/A	0.175
15,050,040.00*	276	360	0	6.6049606845	6.3959606845	LIBOR_1YR	2.2500000000	11.6049606845	2.2500000000	5.0000000000	2.0000000000	84	12	84	0.175
1,400,000.00*	276	360	0	6.5000000000	6.2910000000	LIBOR_1YR	2.2500000000	11.5000000000	2.2500000000	5.0000000000	2.0000000000	84	12	84	0.175
49,397,410.00*	240	360	0	6.5955491897	6.3817702489	LIBOR_1YR	2.2556355434	11.5955491897	2.2556355434	5.0000000000	2.0000000000	84	12	120	0.175
14,450,380.00*	240	360	0	6.4276408302	6.2186408302	LIBOR_1YR	2.2500000000	11.4276408302	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
1,605,200.00*	240	360	0	6.5049838026	6.2959838026	LIBOR_1YR	2.2500000000	11.5049838026	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
4,910,049.00*	240	359	1	6.3904505332	6.1814505332	LIBOR_1YR	2.2500000000	11.3904505332	2.2500000000	5.0000000000	2.0000000000	83	12	119	0.175
424,000.00*	360	360	0	7.2500000000	7.0410000000	LIBOR_1YR	2.2500000000	13.2500000000	2.2500000000	2.0000000000	2.0000000000	36	12	N/A	0.175
643,974.56*	311	337	10	6.8750000000	6.6660000000	LIBOR_1YR	2.2500000000	12.8750000000	2.2500000000	2.0000000000	2.0000000000	26	12	26	0.175
1,693,424.43*	240	359	1	5.9940188511	5.7850188511	LIBOR_1YR	2.2500000000	11.9940188511	2.2500000000	2.0000000000	2.0000000000	35	12	119	0.175
630,000.00*	360	360	0	6.8750000000	6.6660000000	LIBOR_1YR	2.2500000000	11.8750000000	2.2500000000	5.0000000000	2.0000000000	84	12	N/A	0.175
2,511,000.00*	276	358	2	6.4733671844	6.2643671844	LIBOR_1YR	2.2500000000	11.4733671844	2.2500000000	5.0000000000	2.0000000000	82	12	82	0.175
4,823,668.32*	240	358	2	6.5799444395	6.3709444395	LIBOR_1YR	2.2500000000	11.5799444395	2.2500000000	5.0000000000	2.0000000000	82	12	118	0.175
599,920.00*	240	360	0	7.6250000000	7.4160000000	LIBOR_1YR	2.2500000000	12.6250000000	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
2,598,900.00*	240	360	0	6.8137096464	6.6047096464	LIBOR_1YR	2.2500000000	11.8137096464	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
1,448,800.00*	240	360	0	6.0484193816	5.8394193816	LIBOR_1YR	2.2500000000	11.0484193816	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
583,975.27*	310	310	50	5.7059517585	5.4469517585	CMT_1YR	2.8991247930	10.8996616394	2.8991247930	2.0000000000	2.0000000000	13	12	N/A	N/A
458,663.03*	310	310	50	5.2500000000	4.9910000000	CMT_1YR	2.8750000000	10.2500000000	2.8750000000	2.0000000000	2.0000000000	10	12	N/A	N/A
3,262,772.91*	327	327	33	8.2621318997	8.0031318997	CMT_1YR	3.3038746018	13.9065697377	3.3038746018	2.0000000000	2.0000000000	6	12	N/A	N/A
520,101.38*	337	337	23	8.6250000000	8.3660000000	CMT_1YR	3.8750000000	14.6250000000	3.8750000000	2.0000000000	2.0000000000	1	12	N/A	N/A
141,500.00*	300	336	24	8.6250000000	8.3660000000	CMT_1YR	3.5000000000	14.1250000000	3.5000000000	2.0000000000	2.0000000000	12	12	36	N/A
188,254.40*	240	344	16	8.1250000000	7.8660000000	CMT_1YR	3.1250000000	13.7500000000	3.1250000000	2.0000000000	2.0000000000	8	12	104	N/A
983,389.39*	292	292	68	8.0134155924	7.7544155924	CMT_1YR	3.7776831185	13.7169930837	3.7776831185	2.0000000000	2.0000000000	9	12	N/A	N/A
230,000.00*	240	337	23	7.1250000000	6.8660000000	CMT_1YR	3.2500000000	13.1250000000	3.2500000000	2.0000000000	2.0000000000	37	12	97	N/A
181,869.90*	281	281	79	8.5000000000	8.2410000000	CMT_1YR	3.2500000000	14.5000000000	3.2500000000	2.0000000000	2.0000000000	5	12	N/A	N/A
713,046.00*	320	320	40	8.2500000000	7.9910000000	CMT_1YR	3.2500000000	14.1076987407	3.2500000000	2.0000000000	2.0000000000	8	12	N/A	N/A
538,999.99*	240	347	13	9.1250000000	8.8660000000	LIBOR_1YR	3.7500000000	13.7500000000	3.7500000000	2.0000000000	2.0000000000	11	12	107	N/A
74,241.07*	240	346	14	8.2500000000	7.9910000000	CMT_1YR	3.2500000000	13.2500000000	3.2500000000	2.0000000000	2.0000000000	10	12	106	N/A

*Denotes a subsequent mortgage loan with one month of prefunding.

(1)

On the rate adjustment date, the Net Mortgage Rate will decrease by the amount of the Step Up Fee Rate.

Assumed Loan Characteristics for the Group II Mortgage Loans

Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Age (Months)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)	Step Up Fee Rate (%)(1)
111,389.88	358	358	2	9.5000000000	8.7310000000	LIBOR_6MO	4.1250000000	14.5000000000	4.1250000000	5.0000000000	1.0000000000	118	6	N/A	N/A
175,338.24	358	358	2	9.8750000000	9.0660000000	LIBOR_6MO	3.8750000000	14.8750000000	3.8750000000	5.0000000000	1.0000000000	118	6	N/A	N/A
73,600.00	358	358	2	8.0000000000	7.7410000000	LIBOR_6MO	2.7500000000	13.0000000000	2.7500000000	5.0000000000	1.0000000000	118	6	N/A	N/A
132,975.31	358	358	2	9.7500000000	8.9810000000	LIBOR_6MO	3.8750000000	14.7500000000	3.8750000000	5.0000000000	1.0000000000	118	6	N/A	N/A
34,100.00	240	358	2	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	12.7500000000	2.7500000000	5.0000000000	1.0000000000	118	6	118	N/A
616,027.74	358	358	2	6.9212553013	6.6622553013	LIBOR_6MO	2.7500000000	12.9212553013	2.7500000000	5.0000000000	1.0000000000	34	6	N/A	N/A
60,000.00	358	358	2	7.2500000000	6.9910000000	LIBOR_6MO	2.7500000000	13.2500000000	2.7500000000	5.0000000000	1.0000000000	34	6	N/A	N/A
272,000.00	240	358	2	7.0000000000	6.7410000000	LIBOR_6MO	2.7500000000	13.0000000000	2.7500000000	5.0000000000	1.0000000000	34	6	118	N/A
397,957.83	240	358	2	7.1250000000	6.8660000000	LIBOR_6MO	2.7500000000	13.1250000000	2.7500000000	5.0000000000	1.0000000000	34	6	118	N/A
280,000.00	240	358	2	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	13.7500000000	2.7500000000	5.0000000000	1.0000000000	34	6	118	N/A
133,839.51	298	298	62	7.8750000000	7.6160000000	CMT_1YR	2.8750000000	13.2500000000	2.8750000000	2.0000000000	2.0000000000	10	12	N/A	N/A
320,279.94	289	289	71	7.2500000000	6.9910000000	CMT_1YR	2.8750000000	13.2500000000	2.8750000000	2.0000000000	2.0000000000	1	12	N/A	N/A
1,128,780.81	358	358	2	7.1308319194	6.8718319194	LIBOR_6MO	2.7500000000	12.1308319194	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
129,775.51	358	358	2	6.7500000000	6.4910000000	LIBOR_6MO	2.7500000000	11.7500000000	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
1,391,939.98	240	358	2	7.2532221235	6.9942221235	LIBOR_6MO	2.7500000000	12.2532221235	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
976,658.80	240	358	2	7.1873972799	6.9283972799	LIBOR_6MO	2.7500000000	12.1873972799	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
475,000.00	240	358	2	7.1250000000	6.8660000000	LIBOR_6MO	2.7500000000	12.1250000000	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
1,233,499.97	240	358	2	7.0756485720	6.8166485720	LIBOR_6MO	2.7500000000	12.0756485720	2.7500000000	5.0000000000	1.0000000000	58	6	118	N/A
45,000.00	358	358	2	7.7500000000	7.4910000000	LIBOR_6MO	2.7500000000	12.7500000000	2.7500000000	5.0000000000	1.0000000000	82	6	N/A	N/A
23,200,743.59	478	358	2	6.9328254488	6.6738254488	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
99,823.40	476	356	4	6.5000000000	6.2410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
774,963.63	476	356	4	7.1221693169	6.8631693169	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,200,477.91	477	357	3	6.4988431212	6.2398431212	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,699,198.25	476	356	4	6.7306998918	6.4716998918	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,298,430.27	177	177	3	6.3096830770	6.0506830770	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
240,994.20	177	177	3	7.3750000000	7.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
217,000.91	176	176	4	6.2500000000	5.9910000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
70,598.79	177	177	3	8.3750000000	8.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
74,238.72	177	177	3	6.2500000000	5.9910000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
127,078.23	172	172	8	7.0000000000	6.7410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
384,792.00	60	177	3	8.8750000000	8.6160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
987,711.47	237	237	3	6.8750000000	6.6160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
280,794.25	238	238	2	6.1250000000	5.8660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76,093,682.06	358	358	2	6.7008610161	6.4418610161	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
575,346.99	356	356	4	6.9003218323	6.6413218323	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
197,316.93	357	357	3	7.5000000000	7.2410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
309,455.81	357	357	3	6.8750000000	6.6160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
332,513.87	356	356	4	9.4614152110	9.2024152110	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
324,135.03	357	357	3	6.6250000000	6.3660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
445,614.26	357	357	3	7.9002389561	7.6412389561	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,192,916.25	356	356	4	6.8114354064	6.5524354064	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8,225,389.98	356	356	4	7.0869318558	6.8279318558	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
74,974.66	356	356	4	7.5000000000	7.2410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,662,594.90	357	357	3	7.5835201708	7.3245201708	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
622,010.55	357	357	3	6.9160844257	6.6570844257	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
115,634.76	356	356	4	7.2500000000	6.9910000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65,844.47	356	356	4	8.7500000000	8.4910000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
604,210.17	357	357	3	7.4841932233	7.2251932233	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1,108,544.78	357	357	3	7.1161446214	6.8571446214	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7,535,988.80	357	357	3	6.9718529548	6.7128529548	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,342,492.91	356	356	4	7.0381490979	6.7791490979	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
95,726.32	356	356	4	7.7500000000	7.4910000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
160,992.00	300	357	3	6.3750000000	6.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	57	N/A
91,379,873.37	240	358	2	6.9669080736	6.7079080736	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	118	N/A
181,300.00	240	355	5	6.9900000000	6.7310000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115	N/A
1,413,919.98	240	356	4	8.0639428124	7.8049428124	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
181,904.00	240	357	3	7.3750000000	7.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
114,100.00	240	358	2	8.2500000000	7.9910000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	118	N/A
1,337,529.39	240	355	5	7.3341714204	7.0751714204	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115	N/A
208,804.00	240	357	3	7.5000000000	7.2410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
3,096,579.07	240	356	4	7.0683156478	6.8093156478	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
1,177,548.25	240	357	3	7.4317251968	7.1727251968	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
761,633.00	240	357	3	7.4825178268	7.2235178268	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
149,800.00	240	358	2	6.3750000000	6.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	118	N/A
211,920.00	240	356	4	7.1250000000	6.8660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
3,332,005.39	240	357	3	6.9227490479	6.6637490479	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
925,999.99	240	356	4	7.1797516272	6.9207516272	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
388,000.00	240	356	4	7.0000000000	6.7410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
79,868.47	358	358	2	7.0000000000	6.7410000000	LIBOR_6MO	2.7500000000	12.0000000000	2.7500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
272,000.00	240	357	3	8.2500000000	7.9910000000	LIBOR_6MO	2.7500000000	13.2500000000	2.7500000000	5.0000000000	1.0000000000	57	6	117	N/A
6,897,319.07	478	358	2	7.0395238896	6.7805238896	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
584,684.16	476	356	4	7.3309304739	7.0719304739	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
239,819.87	476	356	4	9.6250000000	9.3660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
237,416.35	476	356	4	9.3750000000	9.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
403,400.29	476	356	4	7.1250000000	6.8660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
773,737.46	476	356	4	7.0524700636	6.7934700636	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
322,840.64	178	178	2	6.8616136703	6.6026136703	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
244,740.12	176	176	4	6.6250000000	6.3660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89,354.10	237	237	3	6.6250000000	6.3660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
153,817.28	236	236	4	7.1250000000	6.8660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17,896,411.56	358	358	2	7.3722070206	7.1132070206	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
149,591.00	357	357	3	6.5000000000	6.2410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
271,444.10	356	356	4	9.3750000000	9.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
189,558.87	357	357	3	8.7819090251	8.5229090251	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
871,393.75	356	356	4	7.5346518437	7.2756518437	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
650,595.42	357	357	3	8.5231522017	8.2641522017	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2,459,918.05	356	356	4	7.1748443958	6.9158443958	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
838,370.69	357	357	3	7.6388401218	7.3798401218	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
195,285.49	356	356	4	6.5000000000	6.2410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
836,216.64	357	357	3	8.9829365241	8.7239365241	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
98,705.13	357	357	3	7.0000000000	6.7410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3,117,762.37	357	357	3	7.1688837566	6.9098837566	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
688,744.76	356	356	4	7.0804142633	6.8214142633	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
467,862.58	356	356	4	7.7458906764	7.4868906764	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
110,780.00	300	355	5	7.3750000000	7.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	55	N/A
114,750.00	300	358	2	6.5000000000	6.2410000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	58	N/A
16,763,408.19	240	358	2	7.5117336145	7.2527336145	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	118	N/A
275,200.00	240	356	4	8.6250000000	8.3660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
217,500.00	240	355	5	7.3750000000	7.1160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115	N/A
2,151,800.00	240	356	4	7.2531485268	6.9941485268	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
918,916.00	240	357	3	7.7381762860	7.4791762860	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
114,392.30	240	357	3	8.8750000000	8.6160000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
444,000.00	240	355	5	8.6250000000	8.3660000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	115	N/A
1,953,045.06	240	357	3	7.2445616206	6.9855616206	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	117	N/A
1,682,799.23	240	356	4	8.0288806801	7.7698806801	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	116	N/A
432,000.00	479	479	1	7.2500000000	6.9910000000	FR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4,302,699.36	240	357	3	6.6332772372	6.1123959375	LIBOR_1YR	2.6043971755	11.6332772372	2.6043971755	5.0000000000	2.0000000000	117	12	117	N/A
178,800.00	240	358	2	6.7500000000	6.3660000000	LIBOR_1YR	2.7500000000	11.7500000000	2.7500000000	5.0000000000	2.0000000000	118	12	118	N/A
2,355,150.29	352	352	8	6.9812496552	6.5972496552	LIBOR_6MO	2.2500000000	13.1251817633	2.2500000000	6.0000000000	2.0000000000	112	6	N/A	N/A
148,578.45	358	358	2	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	13.5000000000	2.2500000000	6.0000000000	2.0000000000	118	6	N/A	N/A
693,514.71	357	357	3	6.5918486376	6.2078486376	LIBOR_6MO	2.2500000000	12.5918486376	2.2500000000	6.0000000000	2.0000000000	117	6	N/A	N/A
17,627,039.64	240	356	4	6.9333283628	6.5493283628	LIBOR_6MO	2.2500000000	12.8900993218	2.2500000000	5.9567709590	1.9567709590	116	6	116	N/A
924,300.00	240	356	4	6.9377501893	6.5537501893	LIBOR_6MO	2.2500000000	12.9377501893	2.2500000000	6.0000000000	2.0000000000	116	6	116	N/A
500,000.00	240	357	3	6.8750000000	6.4910000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	6.0000000000	2.0000000000	117	6	117	N/A
12,993,267.91	240	357	3	6.6290973807	6.2450973807	LIBOR_6MO	2.2500000000	12.6290973807	2.2500000000	6.0000000000	2.0000000000	117	6	117	N/A
687,500.00	240	357	3	6.9281818182	6.5441818182	LIBOR_6MO	2.2500000000	12.9281818182	2.2500000000	6.0000000000	2.0000000000	117	6	117	N/A
7,767,902.28	357	357	3	6.7502174889	6.3662174889	LIBOR_6MO	5.7235452191	12.7502174889	5.7235452191	3.0000000000	2.8815569086	21	6	N/A	N/A
553,579.40	353	353	7	7.2674491794	6.8834491794	LIBOR_6MO	2.8750000000	13.2674491794	2.8750000000	3.0000000000	1.0000000000	17	6	N/A	N/A
1,177,966.60	357	357	3	7.0729320982	6.6889320982	LIBOR_6MO	5.8546136147	13.0729320982	5.8546136147	3.0000000000	1.2780701932	21	6	N/A	N/A
253,080.57	357	357	3	7.9554815678	7.5714815678	LIBOR_6MO	6.9554815678	13.9554815678	6.9554815678	3.0000000000	1.0000000000	21	6	N/A	N/A
207,666.05	358	358	2	7.1900000000	6.8060000000	LIBOR_6MO	6.1900000000	13.1900000000	6.1900000000	3.0000000000	6.0000000000	22	6	N/A	N/A
291,241.52	357	357	3	6.7500000000	6.3660000000	LIBOR_6MO	2.8750000000	12.7500000000	2.8750000000	3.0000000000	1.0000000000	21	6	N/A	N/A
1,074,943.89	357	357	3	7.0821317648	6.6981317648	LIBOR_6MO	6.0821317648	13.0821317648	6.0821317648	3.0000000000	3.7097549250	21	6	N/A	N/A
763,601.12	357	357	3	7.2348542160	6.8508542160	LIBOR_6MO	6.2348542160	13.2348542160	6.2348542160	3.0000000000	4.6936614891	21	6	N/A	N/A
3,026,173.30	357	357	3	6.4805025685	6.0965025685	LIBOR_6MO	5.4850873866	12.4805025685	5.4850873866	3.0000000000	1.0000000000	21	6	N/A	N/A
4,069,125.74	358	358	2	6.9934691670	6.6094691670	LIBOR_6MO	5.9934691670	12.9934691670	5.9934691670	3.0000000000	6.0000000000	22	6	N/A	N/A
117,278.70	356	356	4	6.4900000000	6.1060000000	LIBOR_6MO	5.4900000000	12.4900000000	5.4900000000	3.0000000000	1.0000000000	20	6	N/A	N/A
1,020,028.97	357	357	3	7.0964378691	6.7124378691	LIBOR_6MO	6.0964378691	13.0964378691	6.0964378691	3.0000000000	2.8983158880	21	6	N/A	N/A
182,230.48	357	357	3	7.3750000000	6.9910000000	LIBOR_6MO	2.8750000000	13.3750000000	2.8750000000	3.0000000000	1.0000000000	21	6	N/A	N/A
1,948,570.36	478	358	2	7.1806204446	6.7966204446	LIBOR_6MO	5.9961424861	13.1806204446	5.9961424861	3.0000000000	4.9339561493	22	6	N/A	N/A
183,837.11	478	358	2	6.9100000000	6.5260000000	LIBOR_6MO	5.9000000000	12.9100000000	5.9000000000	3.0000000000	6.0000000000	22	6	N/A	N/A
210,067.42	477	357	3	5.8400000000	5.4560000000	LIBOR_6MO	4.8400000000	11.8400000000	4.8400000000	3.0000000000	6.0000000000	21	6	N/A	N/A
738,995.35	477	357	3	6.8183859896	6.4343859896	LIBOR_6MO	5.8183859896	12.8183859896	5.8183859896	3.0000000000	1.0000000000	21	6	N/A	N/A
318,174.81	477	357	3	7.2958125359	6.9118125359	LIBOR_6MO	6.2958125359	13.2958125359	6.2958125359	3.0000000000	6.0000000000	21	6	N/A	N/A
901,321.09	477	357	3	6.4474929840	6.0634929840	LIBOR_6MO	5.4474929840	12.4474929840	5.4474929840	3.0000000000	3.2882978362	21	6	N/A	N/A
8,986,643.07	300	357	3	7.0538751226	6.6698751226	LIBOR_6MO	5.8826676998	13.0538751226	5.8826676998	3.0000000000	1.0000000000	21	6	57	N/A
555,290.68	300	357	3	6.6213341456	6.2373341456	LIBOR_6MO	5.6213341456	12.6213341456	5.6213341456	3.0000000000	1.0000000000	21	6	57	N/A
1,112,831.55	300	357	3	6.5883436240	6.2043436240	LIBOR_6MO	5.5883436240	12.5883436240	5.5883436240	3.0000000000	1.0000000000	21	6	57	N/A
1,048,175.10	300	357	3	6.9306427161	6.5466427161	LIBOR_6MO	5.9306427161	12.9306427161	5.9306427161	3.0000000000	1.0000000000	21	6	57	N/A
1,435,288.49	300	357	3	6.5084912324	6.1244912324	LIBOR_6MO	5.5084912324	12.5084912324	5.5084912324	3.0000000000	1.0000000000	21	6	57	N/A
172,000.00	300	357	3	7.5000000000	7.1160000000	LIBOR_6MO	6.5000000000	13.5000000000	6.5000000000	3.0000000000	1.0000000000	21	6	57	N/A
6,991,304.96	300	357	3	6.5557588997	6.1717588997	LIBOR_6MO	5.5557119843	12.5557588997	5.5557119843	3.0000000000	1.0000000000	21	6	57	N/A
11,845,021.04	300	357	3	6.2893134176	5.9053134176	LIBOR_6MO	5.2893134176	12.2893134176	5.2893134176	3.0000000000	1.0000000000	21	6	57	N/A
212,799.99	300	355	5	7.3750000000	6.9910000000	LIBOR_6MO	2.8750000000	13.3750000000	2.8750000000	3.0000000000	1.0000000000	19	6	55	N/A
5,796,507.28	240	358	2	7.0138237327	6.6298237327	LIBOR_6MO	5.8344881518	13.0138237327	5.8344881518	3.0000000000	5.4539815363	22	6	118	N/A
573,600.00	240	357	3	7.3750000000	6.9910000000	LIBOR_6MO	2.8750000000	13.3750000000	2.8750000000	3.0000000000	1.0000000000	21	6	117	N/A
580,000.00	240	357	3	7.9900000000	7.6060000000	LIBOR_6MO	6.9900000000	13.9900000000	6.9900000000	3.0000000000	1.0000000000	21	6	117	N/A
970,400.00	240	358	2	6.8321516900	6.4481516900	LIBOR_6MO	5.5926628195	12.8321516900	5.5926628195	3.0000000000	6.0000000000	22	6	118	N/A
933,511.18	240	357	3	7.5659588490	7.1819588490	LIBOR_6MO	6.5659588490	13.5659588490	6.5659588490	3.0000000000	3.3005143870	21	6	117	N/A
467,000.00	240	357	3	7.3750000000	6.9910000000	LIBOR_6MO	2.8750000000	13.3750000000	2.8750000000	3.0000000000	1.0000000000	21	6	117	N/A
1,112,440.00	240	358	2	6.5139869117	6.1299869117	LIBOR_6MO	5.7777638345	12.5139869117	5.7777638345	3.0000000000	4.5345726511	22	6	118	N/A
598,400.00	240	358	2	7.2357219251	6.8517219251	LIBOR_6MO	6.2357219251	13.2357219251	6.2357219251	3.0000000000	6.0000000000	22	6	118	N/A
480,000.00	240	358	2	7.5000000000	7.1160000000	LIBOR_6MO	6.5000000000	13.5000000000	6.5000000000	3.0000000000	6.0000000000	22	6	118	N/A
2,019,916.80	240	357	3	6.3809303480	5.9969303480	LIBOR_6MO	5.3809303480	12.3809303480	5.3809303480	3.0000000000	1.0000000000	21	6	117	N/A
9,427,959.81	240	358	2	6.2168437881	5.8328437881	LIBOR_6MO	5.2464960146	12.2168437881	5.2464960146	3.0000000000	6.0000000000	22	6	118	N/A
151,200.00	240	358	2	7.5400000000	7.1560000000	LIBOR_6MO	6.5400000000	13.5400000000	6.5400000000	3.0000000000	6.0000000000	22	6	118	N/A
10,459,351.20	240	358	2	6.7282726263	6.3442726263	LIBOR_6MO	5.7282726263	12.7282726263	5.7282726263	3.0000000000	5.1368680688	22	6	118	N/A
6,285,510.79	240	355	5	7.2833062333	6.8993062333	LIBOR_6MO	2.8750000000	13.2833062333	2.8750000000	3.0000000000	1.0000000000	19	6	115	N/A
651,171.06	240	357	3	8.1139596637	7.7299596637	LIBOR_6MO	2.8750000000	14.1139596637	2.8750000000	3.0000000000	1.0000000000	21	6	117	N/A
3,744,665.21	376	376	4	6.4716885849	6.0460680214	LIBOR_1YR	2.3340176928	12.2856309186	2.3340176928	2.6645527919	2.0000000000	32	12	N/A	N/A
608,577.55	358	358	2	6.7667732157	6.3827732157	LIBOR_1YR	2.4962936318	12.7667732157	2.4962936318	2.0000000000	2.0000000000	34	12	N/A	N/A
287,889.57	478	358	2	9.3750000000	8.9910000000	LIBOR_1YR	2.7500000000	15.3750000000	2.7500000000	2.0000000000	2.0000000000	34	12	N/A	N/A
1,772,750.00	324	359	1	5.9056550557	5.5216550557	LIBOR_1YR	2.4150260894	11.9056550557	2.4150260894	2.0000000000	2.0000000000	35	12	35	N/A
280,000.00	300	357	3	8.0000000000	7.6160000000	LIBOR_1YR	2.7500000000	14.0000000000	2.7500000000	2.0000000000	2.0000000000	33	12	57	N/A
8,047,685.87	240	354	6	7.2369490414	6.8340456878	LIBOR_1YR	2.7552346483	13.2369490414	2.7552346483	2.0656089227	2.0000000000	30	12	114	N/A
180,000.00	240	357	3	5.8750000000	5.4910000000	CMT_1YR	2.7500000000	11.8750000000	2.7500000000	2.0000000000	2.0000000000	33	12	117	N/A
332,499.85	240	358	2	7.2500000000	6.8660000000	LIBOR_1YR	2.7500000000	13.2500000000	2.7500000000	2.0000000000	2.0000000000	34	12	118	N/A
1,011,250.00	240	357	3	7.9614276885	7.5774276885	LIBOR_1YR	2.3742274413	13.9614276885	2.3742274413	2.0000000000	2.0000000000	33	12	117	N/A
1,830,000.00	240	357	3	7.6441256831	7.2601256831	LIBOR_1YR	2.4412568306	13.6441256831	2.5614754098	2.0000000000	2.0000000000	33	12	117	N/A
4,598,326.77	356	356	4	7.6277460094	7.2120291410	LIBOR_6MO	4.0540329665	13.5771387882	5.1696437411	3.5663244937	2.5469620768	32	6	N/A	N/A
174,512.57	356	356	4	6.3900000000	6.0060000000	LIBOR_6MO	5.3900000000	12.3900000000	5.3900000000	3.0000000000	1.0000000000	32	6	N/A	N/A
157,727.15	358	358	2	6.7500000000	6.3660000000	LIBOR_6MO	5.7500000000	12.7500000000	5.7500000000	3.0000000000	6.0000000000	34	6	N/A	N/A
284,339.97	358	358	2	7.0900000000	6.7060000000	LIBOR_6MO	6.0900000000	13.0900000000	6.0900000000	3.0000000000	6.0000000000	34	6	N/A	N/A
686,389.29	356	356	4	6.7949337509	6.4109337509	LIBOR_6MO	5.7949337509	12.7949337509	5.7949337509	3.0000000000	1.0000000000	32	6	N/A	N/A
1,022,347.06	357	357	3	7.0264155757	6.6424155757	LIBOR_6MO	4.0506066978	13.0264155757	4.5625977004	3.1283013422	1.4090291999	33	6	N/A	N/A
1,273,150.64	355	355	5	8.0619431649	7.6779431649	LIBOR_6MO	4.2431374814	14.0619431649	4.2431374814	3.1008909362	2.0000000000	31	6	N/A	N/A
254,415.55	478	358	2	7.1900000000	6.8060000000	LIBOR_6MO	6.1900000000	13.1900000000	6.1900000000	3.0000000000	6.0000000000	34	6	N/A	N/A
199,855.11	478	358	2	7.1900000000	6.8060000000	LIBOR_6MO	6.1900000000	13.1900000000	6.1900000000	3.0000000000	6.0000000000	34	6	N/A	N/A
1,287,600.00	324	357	3	7.3316635601	6.9476635601	LIBOR_6MO	5.0000000000	13.3316635601	7.3316635601	2.0000000000	2.0000000000	33	6	33	N/A
5,920,790.57	300	357	3	7.2350787677	6.8510787677	LIBOR_6MO	5.0229560089	13.2350787677	5.3961747496	2.0809335450	1.9190664550	33	6	57	N/A
307,999.43	300	357	3	5.9900000000	5.6060000000	LIBOR_6MO	4.9900000000	11.9900000000	4.9900000000	3.0000000000	1.0000000000	33	6	57	N/A
537,984.82	300	357	3	6.3400000000	5.9560000000	LIBOR_6MO	5.3400000000	12.3400000000	5.3400000000	3.0000000000	1.0000000000	33	6	57	N/A
442,400.00	300	357	3	6.8406871609	6.4566871609	LIBOR_6MO	5.8406871609	12.8406871609	5.8406871609	3.0000000000	1.0000000000	33	6	57	N/A
1,068,000.00	300	357	3	6.2764794007	5.8924794007	LIBOR_6MO	5.2764794007	12.2764794007	5.2764794007	3.0000000000	1.0000000000	33	6	57	N/A
819,860.84	300	356	4	7.1439480815	6.7599480815	LIBOR_6MO	5.0000000000	13.1439480815	5.0000000000	2.0000000000	2.0000000000	32	6	56	N/A
20,329,577.24	240	356	4	6.1940532600	5.7877409416	LIBOR_6MO	3.0885379410	11.7845722112	3.5494910213	3.4083908717	1.5046314455	32	6	116	N/A
372,000.00	240	357	3	6.3750000000	5.9910000000	LIBOR_6MO	3.2500000000	12.3750000000	3.2500000000	2.0000000000	1.0000000000	33	6	117	N/A
316,800.00	240	358	2	5.8400000000	5.4560000000	LIBOR_6MO	4.8400000000	11.8400000000	4.8400000000	3.0000000000	6.0000000000	34	6	118	N/A
645,000.00	240	357	3	6.9266279070	6.5426279070	LIBOR_6MO	5.1853488372	12.9266279070	5.1853488372	3.0000000000	1.0000000000	33	6	117	N/A
674,162.87	240	351	9	7.1348515882	6.7508515882	LIBOR_6MO	2.9012873032	13.1348515882	3.7005944480	5.0526730136	2.0000000000	27	6	111	N/A
119,949.40	240	353	7	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	13.5000000000	2.2500000000	6.0000000000	2.0000000000	29	6	113	N/A
308,000.00	240	358	2	5.9900000000	5.6060000000	LIBOR_6MO	4.9900000000	11.9900000000	4.9900000000	3.0000000000	6.0000000000	34	6	118	N/A
312,000.00	240	358	2	6.9900000000	6.6060000000	LIBOR_6MO	5.9900000000	12.9900000000	5.9900000000	3.0000000000	6.0000000000	34	6	118	N/A
1,432,800.00	240	358	2	6.4977519542	6.1137519542	LIBOR_6MO	5.4977519542	12.4977519542	5.4977519542	3.0000000000	6.0000000000	34	6	118	N/A
2,038,850.80	240	357	3	6.3796231436	5.9956231436	LIBOR_6MO	3.9449548246	12.2629343697	3.9449548246	4.1137741908	3.5602658125	33	6	117	N/A
577,600.00	240	357	3	6.7132963989	6.3292963989	LIBOR_6MO	5.0000000000	12.7132963989	5.0000000000	6.0000000000	2.0000000000	33	6	117	N/A
292,000.00	240	357	3	6.5000000000	6.1160000000	LIBOR_6MO	2.2500000000	12.5000000000	2.2500000000	6.0000000000	2.0000000000	33	6	117	N/A
30,296,283.16	356	356	4	6.2268456839	5.8394200179	LIBOR_1YR	2.3109247211	11.2782893354	2.3120992845	5.0514436514	2.0000000000	56	12	N/A	N/A
211,668.24	358	358	2	7.2500000000	6.8660000000	LIBOR_1YR	2.7500000000	12.2500000000	2.7500000000	5.0000000000	2.0000000000	58	12	N/A	N/A
997,495.90	358	358	2	7.5450821627	7.1610821627	LIBOR_1YR	2.7764268680	12.6453726602	2.7764268680	5.1002904974	2.0000000000	58	12	N/A	N/A
931,185.65	358	358	2	7.1658851245	6.7818851245	LIBOR_1YR	2.8437045126	12.1658851245	2.8437045126	5.0000000000	2.0000000000	58	12	N/A	N/A
223,320.28	351	351	9	7.8750000000	7.4910000000	LIBOR_1YR	2.2500000000	12.8750000000	2.2500000000	5.0000000000	2.0000000000	51	12	N/A	N/A
244,463.73	357	357	3	7.6250000000	7.2410000000	LIBOR_1YR	2.7500000000	12.6250000000	2.7500000000	5.0000000000	2.0000000000	57	12	N/A	N/A
135,776.39	358	358	2	7.0000000000	6.6160000000	LIBOR_1YR	2.2500000000	13.0000000000	2.2500000000	6.0000000000	2.0000000000	58	12	N/A	N/A
2,171,788.86	395	395	2	7.2367787291	6.8527787291	LIBOR_1YR	2.6747300668	12.2367787291	2.6747300668	5.0000000000	2.0000000000	57	12	N/A	N/A
133,188.41	354	354	6	6.8750000000	6.4910000000	LIBOR_1YR	2.2500000000	12.8750000000	2.2500000000	6.0000000000	2.0000000000	54	12	N/A	N/A
1,419,759.75	477	357	3	7.4990398455	7.1150398455	LIBOR_1YR	3.0221983623	12.6200822965	3.0221983623	5.1210424510	2.0000000000	57	12	N/A	N/A
130,316.52	478	358	2	7.6250000000	7.2410000000	LIBOR_1YR	3.1250000000	12.6250000000	3.1250000000	5.0000000000	2.0000000000	58	12	N/A	N/A
550,716.95	474	354	6	7.6057419674	7.2217419674	LIBOR_1YR	2.8942580326	12.6057419674	2.8942580326	5.0000000000	1.3846880870	54	12	N/A	N/A
1,742,399.44	478	358	2	6.9180084304	6.5340084304	LIBOR_1YR	2.8761920537	11.9180084304	2.8761920537	5.0000000000	2.0000000000	58	12	N/A	N/A
29,212,636.89	300	357	3	6.1015241671	5.7175241671	LIBOR_1YR	2.2500000000	11.1414384002	2.2500000000	5.0420066495	2.0000000000	57	12	57	N/A
701,000.00	300	358	2	6.3750000000	5.9910000000	CMT_1YR	2.5752496434	11.3750000000	2.5752496434	5.0000000000	2.0000000000	58	12	58	N/A
1,600,600.00	300	357	3	6.6070692240	6.2230692240	LIBOR_1YR	2.2500000000	12.6070692240	2.2500000000	6.0000000000	2.0000000000	57	12	57	N/A
177,900.00	300	357	3	7.5921163575	7.2081163575	LIBOR_1YR	2.8289769533	12.5921163575	2.8289769533	5.0000000000	2.0000000000	57	12	57	N/A
1,925,369.42	300	357	3	6.6495838575	6.2655838575	LIBOR_1YR	2.5184225140	11.9155068511	2.5184225140	5.2659229936	2.0000000000	57	12	57	N/A
833,899.06	300	357	3	8.0485367677	7.6645367677	LIBOR_1YR	2.8956103032	13.8543896968	2.8956103032	5.8058529290	2.0000000000	57	12	57	N/A
336,807.72	300	357	3	7.9519144929	7.5679144929	LIBOR_1YR	2.4203345755	13.9519144929	2.4203345755	6.0000000000	2.0000000000	57	12	57	N/A
76,000.00	300	358	2	8.5000000000	8.1160000000	LIBOR_1YR	2.2500000000	13.5000000000	2.2500000000	5.0000000000	2.0000000000	58	12	58	N/A
1,616,000.00	300	357	3	7.4118193069	7.0278193069	LIBOR_1YR	2.3960396040	13.2014232673	2.3960396040	5.7896039604	2.0000000000	57	12	57	N/A
2,911,200.00	300	357	3	6.7667199093	6.3827199093	LIBOR_1YR	2.2500000000	11.8409161171	2.2500000000	5.0741962077	2.0000000000	57	12	57	N/A
89,894,988.90	240	355	5	6.4380491255	6.0211660590	LIBOR_1YR	2.3469662025	11.5020866834	2.3491515927	5.0598251218	2.0101785429	55	12	115	N/A
1,460,200.00	240	356	4	5.7143541981	5.3303541981	CMT_1YR	2.5244144638	10.7143541981	2.5244144638	5.0000000000	2.0000000000	56	12	116	N/A
616,000.00	240	357	3	6.3750000000	5.9910000000	LIBOR_1YR	2.2500000000	12.3750000000	2.2500000000	6.0000000000	2.0000000000	57	12	117	N/A
73,500.00	240	356	4	7.5000000000	7.1160000000	LIBOR_1YR	2.7500000000	12.5000000000	2.7500000000	5.0000000000	2.0000000000	56	12	116	N/A
2,819,154.06	240	357	3	7.0276833017	6.6436833017	LIBOR_1YR	3.0306740012	12.4133309027	3.0306740012	5.3856476010	2.0000000000	57	12	117	N/A
214,400.00	240	353	7	7.6250000000	7.2410000000	LIBOR_1YR	3.0000000000	12.6250000000	3.0000000000	5.0000000000	2.0000000000	53	12	113	N/A
487,100.00	240	357	3	6.9144169575	6.5304169575	LIBOR_1YR	3.2230034900	11.9144169575	3.2230034900	5.0000000000	2.0000000000	57	12	117	N/A
106,400.00	240	356	4	7.2500000000	6.8660000000	LIBOR_1YR	2.7500000000	12.2500000000	2.7500000000	5.0000000000	2.0000000000	56	12	116	N/A
900,000.00	240	355	5	6.7500000000	6.3660000000	LIBOR_1YR	2.2500000000	11.7500000000	2.2500000000	5.0000000000	2.0000000000	55	12	115	N/A
1,167,777.08	240	353	7	7.5814968513	7.1974968513	LIBOR_1YR	2.3335090889	12.5814968513	2.3335090889	5.0000000000	2.0000000000	53	12	113	N/A
11,654,752.63	240	357	3	6.8455169614	6.4615169614	LIBOR_1YR	2.6741207319	12.0825763309	2.6741207319	5.2370593695	2.0000000000	57	12	117	N/A
367,000.00	240	355	5	5.7500000000	5.3660000000	LIBOR_1YR	2.2500000000	10.7500000000	2.2500000000	5.0000000000	1.0000000000	55	12	115	N/A
26,834,167.60	356	356	4	7.0406347526	6.6563045433	LIBOR_6MO	2.4767833297	12.7882326854	2.7370578303	5.7394463106	1.7620885322	56	6	N/A	N/A
183,514.35	357	357	3	7.3750000000	6.9910000000	LIBOR_6MO	3.2500000000	12.3750000000	3.2500000000	5.0000000000	1.0000000000	57	6	N/A	N/A
305,459.89	357	357	3	8.0138252849	7.6298252849	LIBOR_6MO	2.4721193918	13.2359393569	2.4721193918	5.0000000000	1.2221140720	57	6	N/A	N/A
134,115.05	357	357	3	7.8750000000	7.4910000000	LIBOR_6MO	2.2500000000	13.8750000000	2.2500000000	5.0000000000	2.0000000000	57	6	N/A	N/A
894,615.61	356	356	4	7.3553357053	6.9670105542	LIBOR_6MO	4.0867829369	12.7613874732	4.0867829369	5.4060517679	1.4060517679	56	6	N/A	N/A
73,290.50	356	356	4	7.7500000000	7.3660000000	LIBOR_6MO	2.2500000000	13.7500000000	2.2500000000	6.0000000000	2.0000000000	56	6	N/A	N/A
101,079.39	358	358	2	6.8750000000	6.4910000000	LIBOR_6MO	2.7500000000	12.8750000000	6.8750000000	6.0000000000	2.0000000000	58	6	N/A	N/A
58,094.82	352	352	8	8.2500000000	7.8660000000	LIBOR_6MO	2.2500000000	14.2500000000	2.2500000000	6.0000000000	2.0000000000	52	6	N/A	N/A
2,253,950.99	357	357	3	7.4897637565	7.1057637565	LIBOR_6MO	2.3528697878	13.2928075618	2.5565394880	5.8030438053	1.6717413629	57	6	N/A	N/A
112,556.74	357	357	3	7.7500000000	7.3660000000	LIBOR_6MO	2.2500000000	12.7500000000	2.2500000000	5.0000000000	1.0000000000	57	6	N/A	N/A
598,241.57	357	357	3	6.1250000000	5.7410000000	LIBOR_6MO	2.2500000000	12.1250000000	2.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
143,491.51	353	353	7	7.8750000000	7.4910000000	LIBOR_6MO	2.2500000000	13.8750000000	2.2500000000	6.0000000000	2.0000000000	53	6	N/A	N/A
86,930.42	357	357	3	7.1250000000	6.7410000000	LIBOR_6MO	2.7500000000	13.1250000000	7.1250000000	6.0000000000	2.0000000000	57	6	N/A	N/A
955,421.11	354	354	6	7.0131191536	6.6291191536	LIBOR_6MO	2.3668657033	12.4539105549	2.3668657033	5.4407914014	1.4407914014	54	6	N/A	N/A
418,897.52	357	357	3	6.6964305345	6.3124305345	LIBOR_6MO	2.2500000000	12.6964305345	2.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
83,732.47	356	356	4	7.6250000000	7.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
99,685.81	358	358	2	5.6400000000	5.2560000000	LIBOR_6MO	4.6400000000	11.6400000000	4.6400000000	3.0000000000	6.0000000000	58	6	N/A	N/A
6,331,634.31	356	356	4	7.0255777864	6.6128847758	LIBOR_6MO	2.3773211426	12.7066015536	2.5167851991	5.1762105241	1.5127526861	56	6	N/A	N/A
3,183,974.46	357	357	3	7.2059708591	6.8219708591	LIBOR_6MO	2.3404492949	12.8009553428	2.3404492949	5.3675290002	1.5191659892	57	6	N/A	N/A
221,593.67	357	357	3	8.5000000000	8.1160000000	LIBOR_6MO	2.7500000000	14.5000000000	8.5000000000	6.0000000000	2.0000000000	57	6	N/A	N/A
169,527.40	356	356	4	7.8750000000	7.4910000000	LIBOR_6MO	3.2500000000	12.8750000000	3.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
125,208.82	353	353	7	6.6250000000	6.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	6.0000000000	2.0000000000	53	6	N/A	N/A
467,457.90	477	357	3	6.9904299243	6.6064299243	LIBOR_6MO	2.2500000000	12.9904299243	2.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
183,599.96	476	356	4	8.4017921899	8.0177921899	LIBOR_6MO	2.2500000000	13.4017921899	2.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
589,261.05	477	357	3	6.7144686319	6.3304686319	LIBOR_6MO	2.2500000000	12.1381286549	2.2500000000	5.4236600230	1.4236600230	57	6	N/A	N/A
5,249,586.09	300	357	3	7.2700202705	6.8589309923	LIBOR_6MO	2.3964242498	12.9546513897	2.7141635861	5.6846311192	1.6442469829	57	6	57	N/A
525,600.00	300	357	3	6.7700000000	6.3860000000	LIBOR_6MO	5.7700000000	12.7700000000	5.7700000000	3.0000000000	1.0000000000	57	6	57	N/A
2,014,800.00	300	355	5	6.8743299583	6.4903299583	LIBOR_6MO	4.0000000000	12.8743299583	4.0000000000	6.0000000000	2.0000000000	55	6	55	N/A
795,410.00	300	356	4	6.9235815491	6.5395815491	LIBOR_6MO	2.4462371607	12.9235815491	2.4462371607	6.0000000000	2.0000000000	56	6	56	N/A
196,000.00	300	358	2	7.0000000000	6.6160000000	LIBOR_6MO	2.7500000000	13.0000000000	7.0000000000	6.0000000000	1.0000000000	58	6	58	N/A
388,760.00	300	356	4	7.5331952876	7.1491952876	LIBOR_6MO	2.2500000000	13.5331952876	2.2500000000	6.0000000000	2.0000000000	56	6	56	N/A
1,362,290.00	300	355	5	7.2421472300	6.7860040006	LIBOR_6MO	2.3969187912	12.5113923981	2.7321548642	5.2692451681	1.1500341337	55	6	55	N/A
167,300.00	300	356	4	7.2500000000	6.8660000000	LIBOR_6MO	2.2500000000	12.2500000000	2.2500000000	5.0000000000	1.0000000000	56	6	56	N/A
211,930.00	300	354	6	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	13.5000000000	2.2500000000	6.0000000000	2.0000000000	54	6	54	N/A
233,231,921.58	240	357	3	6.8943833824	6.5018238050	LIBOR_6MO	2.3869102125	12.7480253929	2.6037704716	5.8138913953	1.8227540586	57	6	117	N/A
8,001,529.93	240	356	4	7.2064574618	6.7841804453	LIBOR_6MO	2.3158342899	12.9564476364	2.3158342899	5.7499901747	1.7499901747	56	6	116	N/A
2,372,365.37	240	357	3	6.9956655703	6.6116655703	LIBOR_6MO	2.2500000000	12.1070935102	2.2500000000	5.0758736417	1.0758736417	57	6	117	N/A
1,208,951.41	240	356	4	7.4905288367	7.1065288367	LIBOR_6MO	2.2500000000	12.4905288367	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
584,000.00	240	357	3	7.4827054795	7.0987054795	LIBOR_6MO	2.2500000000	12.6731164384	2.2500000000	5.0000000000	1.1904109589	57	6	117	N/A
258,398.02	240	357	3	7.5694664766	7.1854664766	LIBOR_6MO	2.2500000000	12.5694664766	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
10,890,334.64	240	357	3	7.2384348019	6.8542612535	LIBOR_6MO	2.5400849859	12.7203837322	2.5400849859	5.0533224863	1.1671987180	57	6	117	N/A
4,035,992.86	240	356	4	6.9805865613	6.5965865613	LIBOR_6MO	2.7997390449	12.4308475164	2.7997390449	5.4502609551	1.4502609551	56	6	116	N/A
2,083,920.00	240	357	3	6.9982436946	6.6142436946	LIBOR_6MO	2.4760739376	12.9982436946	2.4760739376	5.7739260624	2.0000000000	57	6	117	N/A
82,600.00	240	356	4	7.2500000000	6.8660000000	LIBOR_6MO	2.7500000000	13.2500000000	2.7500000000	6.0000000000	2.0000000000	56	6	116	N/A
228,000.00	240	357	3	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	12.5000000000	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
2,707,969.61	240	357	3	7.4836155459	7.0663643621	LIBOR_6MO	3.7724529892	12.7435593789	3.7724529892	5.1477121451	1.2599438330	57	6	117	N/A
5,893,547.18	240	356	4	7.0875986137	6.7035986137	LIBOR_6MO	2.2996282699	13.0875986137	2.2996282699	5.8554460643	1.9518153548	56	6	116	N/A
7,064,500.00	240	357	3	7.2373699483	6.8533699483	LIBOR_6MO	2.3066211338	13.2373699483	2.3066211338	6.0000000000	2.0000000000	57	6	117	N/A
132,000.00	240	358	2	8.3750000000	7.9910000000	LIBOR_6MO	2.7500000000	14.3750000000	8.3750000000	6.0000000000	2.0000000000	58	6	118	N/A
2,569,095.66	240	356	4	7.6791717693	7.2951717693	LIBOR_6MO	2.3349435089	13.1336336324	3.4339224391	5.4544618631	1.2117087380	56	6	116	N/A
1,334,343.00	240	357	3	7.3268711643	6.9428711643	LIBOR_6MO	2.2500000000	12.7765306597	2.2500000000	5.4496594953	1.4496594953	57	6	117	N/A
6,440,296.86	240	357	3	6.9294211991	6.5454211991	LIBOR_6MO	2.2500000000	12.8392390207	2.2500000000	5.9098178217	1.9098178217	57	6	117	N/A
743,600.00	240	356	4	6.5966245293	6.2126245293	LIBOR_6MO	2.2500000000	12.5966245293	2.2500000000	6.0000000000	2.0000000000	56	6	116	N/A
604,578.20	240	357	3	7.5193981936	7.1353981936	LIBOR_6MO	2.2500000000	13.0513393057	2.2500000000	5.0000000000	1.5319411120	57	6	117	N/A
743,130.74	240	357	3	7.1503488370	6.7663488370	LIBOR_6MO	2.2500000000	12.1503488370	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
200,000.00	240	358	2	6.8750000000	6.4910000000	LIBOR_6MO	2.7500000000	12.8750000000	6.8750000000	6.0000000000	2.0000000000	58	6	118	N/A
2,043,200.00	240	356	4	7.6814310885	7.2974310885	LIBOR_6MO	2.2500000000	12.9472885670	2.2500000000	5.2658574785	1.2658574785	56	6	116	N/A
4,362,132.67	240	357	3	7.0976736111	6.7136736111	LIBOR_6MO	2.4285707575	12.8650468785	2.4285707575	5.7673732674	1.7673732674	57	6	117	N/A
1,439,821.28	240	357	3	6.3280726341	5.9440726341	LIBOR_6MO	2.2500000000	12.2725101827	2.2500000000	5.9444375485	2.0000000000	57	6	117	N/A
480,000.00	240	357	3	6.8750000000	6.4910000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	6.0000000000	2.0000000000	57	6	117	N/A
344,394.06	240	356	4	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	12.5000000000	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
224,000.00	240	356	4	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	12.1250000000	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
84,981,258.07	240	357	3	6.7617872117	6.3777872117	LIBOR_6MO	2.3439468371	12.6661967295	2.4373777678	5.7995692899	1.9258938852	57	6	117	N/A
39,350,556.82	240	357	3	6.7987516339	6.4147516339	LIBOR_6MO	2.3300521761	12.6673702572	2.3300521761	5.7895469905	1.8492245328	57	6	117	N/A
3,881,900.01	240	357	3	7.0520491111	6.6680491111	LIBOR_6MO	2.7300999563	13.0122490236	6.4083974470	5.9601999125	1.9601999125	57	6	117	N/A
1,335,200.00	240	356	4	7.1933043739	6.8093043739	LIBOR_6MO	2.8042240863	13.0471090473	2.8042240863	5.6201318155	1.8538046735	56	6	116	N/A
797,511.17	240	352	8	7.9063487772	7.5223487772	LIBOR_6MO	2.2500000000	13.9063487772	2.2500000000	6.0000000000	2.0000000000	52	6	112	N/A
7,024,436.22	359	359	5	6.4837582284	6.0996496831	LIBOR_1YR	2.3689437985	11.5232294886	2.3689437985	5.0394712602	2.0000000000	80	12	N/A	N/A
325,391.54	478	478	2	7.6250000000	7.2410000000	LIBOR_1YR	2.7500000000	12.6250000000	2.7500000000	5.0000000000	2.0000000000	82	12	N/A	N/A
259,801.32	478	478	2	7.0000000000	6.6160000000	LIBOR_1YR	2.7500000000	12.0000000000	2.7500000000	5.0000000000	2.0000000000	82	12	N/A	N/A
509,471.97	355	355	5	6.1250000000	5.7410000000	LIBOR_1YR	2.2500000000	11.1250000000	2.2500000000	5.0000000000	2.0000000000	79	12	N/A	N/A
335,472.42	358	358	2	7.2381146265	6.8541146265	LIBOR_1YR	2.7500000000	12.2381146265	2.7500000000	5.0000000000	2.0000000000	82	12	N/A	N/A
5,938,937.55	276	358	2	6.3269226471	5.9429226471	LIBOR_1YR	2.3796947591	11.3269226471	2.3796947591	5.0000000000	1.9148635601	82	12	82	N/A
508,400.00	276	358	2	6.0135719906	5.6295719906	CMT_1YR	2.4565302911	11.0135719906	2.4565302911	5.0000000000	1.4130605822	82	12	82	N/A
260,000.00	276	356	4	6.5000000000	6.1160000000	LIBOR_1YR	2.2500000000	11.5000000000	2.2500000000	5.0000000000	2.0000000000	80	12	80	N/A
1,732,000.00	276	357	3	6.4061778291	6.0221778291	LIBOR_1YR	2.2500000000	11.4061778291	2.2500000000	5.0000000000	2.0000000000	81	12	81	N/A
22,691,463.11	240	354	6	6.6418844634	6.2525792693	LIBOR_1YR	2.2899741389	11.6609037306	2.2899741389	5.0190192672	2.0000000000	78	12	114	N/A
285,000.00	240	357	3	6.0000000000	5.6160000000	CMT_1YR	2.7500000000	11.0000000000	2.7500000000	5.0000000000	2.0000000000	81	12	117	N/A
1,293,115.00	240	357	3	6.6748384714	6.2908384714	LIBOR_1YR	2.7500000000	11.6748384714	2.7500000000	5.0000000000	2.0000000000	81	12	117	N/A
758,007.00	240	358	2	6.8591759377	6.4751759377	LIBOR_1YR	2.4947253126	12.5399084375	2.4947253126	5.6807324998	2.0000000000	82	12	118	N/A
4,082,182.27	355	355	5	6.7404948999	6.3564948999	LIBOR_6MO	2.2500000000	12.4122664815	2.2500000000	5.6717715816	1.6717715816	79	6	N/A	N/A
1,012,581.43	356	356	4	6.6396250991	6.2556250991	LIBOR_6MO	2.2500000000	12.3085003964	2.2500000000	6.0000000000	2.0000000000	80	6	N/A	N/A
432,000.00	358	358	2	5.8750000000	5.4910000000	LIBOR_6MO	2.2500000000	11.8750000000	2.2500000000	6.0000000000	2.0000000000	82	6	N/A	N/A
135,073.44	276	351	9	6.7500000000	6.3660000000	LIBOR_6MO	2.2500000000	12.7500000000	2.2500000000	6.0000000000	2.0000000000	75	6	75	N/A
29,598,817.40	240	356	4	6.7797219209	6.3957219209	LIBOR_6MO	2.2570391326	12.7454232533	2.2570391326	5.9657013324	1.9604043758	80	6	116	N/A
319,991.96	240	357	3	7.0000000000	6.6160000000	LIBOR_6MO	3.2500000000	12.0000000000	3.2500000000	5.0000000000	1.0000000000	81	6	117	N/A
275,669.31	240	357	3	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	13.1250000000	2.2500000000	6.0000000000	2.0000000000	81	6	117	N/A
192,000.00	240	357	3	6.3750000000	5.9910000000	LIBOR_6MO	2.2500000000	12.3750000000	2.2500000000	6.0000000000	2.0000000000	81	6	117	N/A
960,000.00	240	355	5	6.8750000000	6.4910000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	6.0000000000	2.0000000000	79	6	115	N/A
118,800.00	240	355	5	8.0000000000	7.6160000000	LIBOR_6MO	2.7500000000	14.0000000000	2.7500000000	6.0000000000	2.0000000000	79	6	115	N/A
4,391,077.58	240	357	3	6.7685648451	6.3845648451	LIBOR_6MO	2.3921063483	12.6264584968	2.3921063483	5.8578936517	1.8578936517	81	6	117	N/A
524,779.62	240	355	5	7.2410341507	6.8570341507	LIBOR_6MO	3.1349040670	12.4712260167	3.1349040670	4.5396162679	1.0000000000	79	6	115	N/A
833,000.00	240	356	4	5.8751500600	5.4911500600	LIBOR_6MO	2.0000000000	11.8751500600	2.0000000000	2.0000000000	2.0000000000	2	6	116	N/A
1,231,000.00	240	358	2	6.8236190089	6.4396190089	LIBOR_6MO	2.2500000000	12.8236190089	2.2500000000	4.6766856214	1.5588952071	118	6	118	N/A
448,541.44	357	357	3	7.2500000000	6.8660000000	LIBOR_6MO	2.8750000000	13.2500000000	2.8750000000	3.0000000000	1.0000000000	21	6	N/A	N/A
82,806.33	355	355	5	8.0000000000	7.6160000000	LIBOR_6MO	2.8750000000	14.0000000000	2.8750000000	3.0000000000	1.0000000000	19	6	N/A	N/A
114,309.45	355	355	5	7.6250000000	7.2410000000	LIBOR_6MO	2.2500000000	13.6250000000	2.2500000000	6.0000000000	1.0000000000	19	6	N/A	N/A
367,669.97	477	357	3	7.8750000000	7.4910000000	LIBOR_6MO	2.8750000000	13.8750000000	2.8750000000	3.0000000000	1.0000000000	21	6	N/A	N/A
721,520.00	300	357	3	6.8826765717	6.4986765717	LIBOR_6MO	5.3492194257	12.8826765717	5.3492194257	3.0000000000	1.0000000000	21	6	57	N/A
168,000.00	300	357	3	6.9900000000	6.6060000000	LIBOR_6MO	5.9900000000	12.9900000000	5.9900000000	3.0000000000	1.0000000000	21	6	57	N/A
95,824.00	300	357	3	7.1400000000	6.7560000000	LIBOR_6MO	6.1400000000	13.1400000000	6.1400000000	3.0000000000	1.0000000000	21	6	57	N/A
345,193.98	300	357	3	7.0358319204	6.6518319204	LIBOR_6MO	6.0358319204	13.0358319204	6.0358319204	3.0000000000	1.0000000000	21	6	57	N/A
408,000.00	300	357	3	7.5000000000	7.1160000000	LIBOR_6MO	6.5000000000	13.5000000000	6.5000000000	3.0000000000	1.0000000000	21	6	57	N/A
2,154,806.95	300	356	4	7.0796539788	6.6956539788	LIBOR_6MO	6.0796539788	13.0796539788	6.0796539788	3.0000000000	1.0000000000	20	6	56	N/A
771,946.08	300	357	3	7.0560512778	6.6720512778	LIBOR_6MO	6.0560512778	13.0560512778	6.0560512778	3.0000000000	1.0000000000	21	6	57	N/A
184,000.00	300	354	6	7.6250000000	7.2410000000	LIBOR_6MO	3.1250000000	13.6250000000	3.1250000000	3.0000000000	1.0000000000	18	6	54	N/A
1,600,800.00	240	358	2	7.0899450275	6.7059450275	LIBOR_6MO	6.0682558721	13.0899450275	6.0682558721	3.0000000000	6.0000000000	22	6	118	N/A
607,200.00	240	356	4	7.7500000000	7.3660000000	LIBOR_6MO	2.8750000000	13.7500000000	2.8750000000	3.0000000000	1.0000000000	20	6	116	N/A
192,000.00	240	358	2	7.9400000000	7.5560000000	LIBOR_6MO	6.9400000000	13.9400000000	6.9400000000	3.0000000000	6.0000000000	22	6	118	N/A
999,349.64	240	357	3	7.3963764924	7.0123764924	LIBOR_6MO	2.8750000000	13.3963764924	2.8750000000	3.0000000000	1.0000000000	21	6	117	N/A
394,399.85	240	358	2	6.7690060202	6.3850060202	LIBOR_6MO	5.7690060202	12.7690060202	5.7690060202	3.0000000000	6.0000000000	22	6	118	N/A
598,088.00	240	358	2	7.6365757547	7.2525757547	LIBOR_6MO	6.6365757547	13.6365757547	6.6365757547	3.0000000000	6.0000000000	22	6	118	N/A
119,440.00	240	357	3	7.3900000000	7.0060000000	LIBOR_6MO	6.3900000000	13.3900000000	6.3900000000	3.0000000000	1.0000000000	21	6	117	N/A
4,021,470.73	240	358	2	6.9072200454	6.5232200454	LIBOR_6MO	5.8430843057	12.9072200454	5.8430843057	3.0000000000	6.0000000000	22	6	118	N/A
5,682,814.71	240	358	2	6.7114280411	6.3274280411	LIBOR_6MO	5.7114280411	12.7114280411	5.7114280411	3.0000000000	5.6656586398	22	6	118	N/A
2,645,969.13	240	356	4	7.5474162750	7.1634162750	LIBOR_6MO	2.8750000000	13.5474162750	2.8750000000	3.0000000000	1.0000000000	20	6	116	N/A
1,189,364.65	355	355	5	6.2265534355	5.8425534355	LIBOR_1YR	2.2715651104	11.5984945723	2.2715651104	3.8841765896	2.0000000000	31	12	N/A	N/A
159,908.79	358	358	2	6.6250000000	6.2410000000	LIBOR_1YR	2.7500000000	12.6250000000	2.7500000000	2.0000000000	2.0000000000	34	12	N/A	N/A
64,726.60	356	356	4	5.7500000000	5.3660000000	LIBOR_1YR	2.7500000000	11.7500000000	2.7500000000	2.0000000000	2.0000000000	32	12	N/A	N/A
169,879.75	358	358	2	5.8750000000	5.4910000000	LIBOR_1YR	2.7500000000	11.8750000000	2.7500000000	2.0000000000	2.0000000000	34	12	N/A	N/A
79,950.54	357	357	3	8.5000000000	8.1160000000	LIBOR_1YR	2.7500000000	14.5000000000	2.7500000000	2.0000000000	2.0000000000	33	12	N/A	N/A
221,798.22	478	358	2	6.3750000000	5.9910000000	LIBOR_1YR	2.7500000000	12.3750000000	2.7500000000	2.0000000000	2.0000000000	34	12	N/A	N/A
209,845.06	478	358	2	7.1250000000	6.7410000000	LIBOR_1YR	2.7500000000	13.1250000000	2.7500000000	2.0000000000	2.0000000000	34	12	N/A	N/A
563,494.73	476	356	4	8.2551406040	7.8711406040	LIBOR_1YR	3.3852190036	14.2551406040	3.3852190036	2.0000000000	2.0000000000	32	12	N/A	N/A
3,702,693.76	240	357	3	7.1195275879	6.7355275879	LIBOR_1YR	2.5969334863	13.1195275879	4.3085252114	2.1912121406	2.0000000000	33	12	117	N/A
228,000.00	240	356	4	6.5000000000	6.1160000000	LIBOR_1YR	3.0000000000	12.5000000000	3.0000000000	2.0000000000	2.0000000000	32	12	116	N/A
123,200.00	240	358	2	7.2500000000	6.8660000000	LIBOR_1YR	3.2500000000	13.2500000000	3.2500000000	2.0000000000	2.0000000000	34	12	118	N/A
604,800.00	240	352	8	6.9318783069	6.5478783069	LIBOR_1YR	2.2500000000	12.9318783069	2.2500000000	2.0000000000	2.0000000000	28	12	112	N/A
765,192.83	240	357	3	6.2506564799	5.8666564799	LIBOR_1YR	3.2500000000	12.2506564799	3.2500000000	2.0000000000	2.0000000000	33	12	117	N/A
646,243.40	397	397	5	7.7275413625	7.3435413625	LIBOR_6MO	5.0000000000	13.7275413625	5.0000000000	3.3834279778	2.0000000000	31	6	N/A	N/A
101,124.09	476	356	4	7.7500000000	7.3660000000	LIBOR_6MO	2.8750000000	13.7500000000	2.8750000000	6.0000000000	2.0000000000	32	6	N/A	N/A
266,000.00	324	355	5	6.7500000000	6.3660000000	LIBOR_6MO	5.0000000000	12.7500000000	6.7500000000	2.0000000000	2.0000000000	31	6	31	N/A
4,056,062.51	300	356	4	6.7054931579	6.3214931579	LIBOR_6MO	5.0000000000	12.7054931579	5.1137186616	2.0000000000	2.0000000000	32	6	56	N/A
174,341.00	300	357	3	8.5000000000	8.1160000000	LIBOR_6MO	5.7500000000	14.5000000000	8.5000000000	3.0000000000	1.0000000000	33	6	57	N/A
2,582,024.34	240	357	3	5.3984724700	5.0144724700	LIBOR_6MO	2.2896588051	10.5222245683	2.2896588051	3.6152508965	1.1237520983	33	6	117	N/A
283,814.72	240	357	3	7.2500000000	6.8660000000	LIBOR_6MO	2.7500000000	13.2500000000	2.7500000000	3.0000000000	1.0000000000	33	6	117	N/A
251,998.26	240	358	2	6.9900000000	6.6060000000	LIBOR_6MO	5.9900000000	12.9900000000	5.9900000000	3.0000000000	6.0000000000	34	6	118	N/A
1,131,810.00	240	357	3	6.5967483500	6.2127483500	LIBOR_6MO	3.9737804932	12.2406726836	4.8449514494	3.1731739426	1.2403230224	33	6	117	N/A
620,989.94	240	347	13	7.6250000000	7.2410000000	LIBOR_6MO	3.5000000000	13.6250000000	3.5000000000	6.0000000000	2.0000000000	23	6	107	N/A
1,608,016.78	356	356	4	7.7221693338	7.3381693338	LIBOR_1YR	2.4793883370	13.0978657615	2.4793883370	5.3756964277	2.0000000000	56	12	N/A	N/A
1,529,670.97	358	358	2	7.0412297187	6.6572297187	LIBOR_1YR	2.8136421831	12.1501822930	2.8136421831	5.1089525743	2.0000000000	58	12	N/A	N/A
373,340.51	357	357	3	6.7500000000	6.3660000000	LIBOR_1YR	3.2500000000	11.7500000000	3.2500000000	5.0000000000	2.0000000000	57	12	N/A	N/A
174,852.68	358	358	2	7.3750000000	6.9910000000	LIBOR_1YR	2.2500000000	13.3750000000	2.2500000000	6.0000000000	2.0000000000	58	12	N/A	N/A
138,233.39	353	353	7	8.3750000000	7.9910000000	LIBOR_1YR	2.2500000000	13.3750000000	2.2500000000	5.0000000000	1.0000000000	53	12	N/A	N/A
150,780.43	351	351	9	7.1250000000	6.7410000000	LIBOR_1YR	2.2500000000	12.1250000000	2.2500000000	5.0000000000	2.0000000000	51	12	N/A	N/A
211,676.39	358	358	2	7.3750000000	6.9910000000	LIBOR_1YR	2.2500000000	13.3750000000	2.2500000000	6.0000000000	2.0000000000	58	12	N/A	N/A
519,615.54	395	395	2	7.0892907957	6.7052907957	LIBOR_1YR	2.9550620445	12.0892907957	2.9550620445	5.0000000000	2.0000000000	58	12	N/A	N/A
989,333.74	478	358	2	7.3807927116	6.9967927116	LIBOR_1YR	3.0237182942	12.3807927116	3.0237182942	5.0000000000	2.0000000000	58	12	N/A	N/A
255,797.42	478	358	2	6.8750000000	6.4910000000	LIBOR_1YR	3.3750000000	11.8750000000	3.3750000000	5.0000000000	2.0000000000	58	12	N/A	N/A
1,378,772.61	478	358	2	7.0148848321	6.6308848321	LIBOR_1YR	3.2934830231	12.0148848321	3.2934830231	5.0000000000	2.0000000000	58	12	N/A	N/A
1,925,097.00	300	357	3	7.6151377697	7.2311377697	LIBOR_1YR	2.2500000000	13.4692749898	2.2500000000	5.8541372201	2.0000000000	57	12	57	N/A
592,940.00	300	357	3	7.9427092117	7.5587092117	LIBOR_1YR	2.6927092117	13.8281276352	2.6927092117	5.8854184234	2.0000000000	57	12	57	N/A
208,000.00	300	356	4	7.5000000000	7.1160000000	LIBOR_1YR	3.5000000000	12.5000000000	3.5000000000	5.0000000000	2.0000000000	56	12	56	N/A
957,600.00	300	357	3	6.9813074353	6.5973074353	LIBOR_1YR	2.6040100251	12.4157268170	2.6040100251	5.4344193818	2.0000000000	57	12	57	N/A
13,097,401.67	240	356	4	7.6269898733	7.2429898733	LIBOR_1YR	2.6060792894	12.9825172609	2.7697567923	5.3555273876	2.0000000000	56	12	116	N/A
402,400.00	240	357	3	7.1607852883	6.7767852883	LIBOR_1YR	3.2500000000	12.1607852883	3.2500000000	5.0000000000	2.0000000000	57	12	117	N/A
1,892,050.00	240	357	3	7.8348583547	7.4508583547	LIBOR_1YR	2.9252596390	12.8348583547	2.9252596390	5.0000000000	2.0000000000	57	12	117	N/A
1,140,720.00	240	357	3	7.3442913248	6.9602913248	LIBOR_1YR	2.7485623115	12.8457290133	2.7485623115	5.5014376885	2.0000000000	57	12	117	N/A
330,799.83	240	358	2	6.7357918193	6.3517918193	LIBOR_1YR	2.7500000000	11.7357918193	2.7500000000	5.0000000000	2.0000000000	58	12	118	N/A
448,400.00	240	356	4	7.1348126673	6.7508126673	LIBOR_1YR	2.5421498662	12.1348126673	2.5421498662	5.0000000000	2.0000000000	56	12	116	N/A
4,980,390.50	240	357	3	7.1474367457	6.7634367457	LIBOR_1YR	2.5734717940	12.6114515252	2.5734717940	5.4640147796	2.0000000000	57	12	117	N/A
7,331,813.53	357	357	3	7.6476214538	7.2521147302	LIBOR_6MO	2.4734757493	13.3332395374	3.3957794105	5.6454446121	1.6854969223	57	6	N/A	N/A
131,524.13	355	355	5	8.7500000000	8.3660000000	LIBOR_6MO	2.2500000000	13.7500000000	2.2500000000	5.0000000000	1.0000000000	55	6	N/A	N/A
65,708.41	355	355	5	8.0000000000	7.6160000000	LIBOR_6MO	2.2500000000	13.0000000000	2.2500000000	5.0000000000	1.0000000000	55	6	N/A	N/A
669,036.49	356	356	4	7.3860395249	7.0020395249	LIBOR_6MO	2.2500000000	12.9218404347	2.2500000000	5.5358009098	1.5358009098	56	6	N/A	N/A
478,867.43	357	357	3	7.2500000000	6.8660000000	LIBOR_6MO	2.2500000000	13.2500000000	2.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
478,711.37	357	357	3	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	13.5000000000	2.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
1,366,157.45	357	357	3	7.8471740977	7.4631740977	LIBOR_6MO	2.3799020073	13.3803516315	3.3145564078	5.5331775338	1.3740874231	57	6	N/A	N/A
498,669.28	357	357	3	6.6250000000	6.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
741,603.06	358	358	2	7.9745704629	7.5905704629	LIBOR_6MO	2.2500000000	13.6188126806	2.2500000000	5.6442422177	1.6442422177	58	6	N/A	N/A
94,792.40	357	357	3	7.6250000000	7.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	5.0000000000	1.0000000000	57	6	N/A	N/A
86,907.71	356	356	4	7.8750000000	7.4910000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
122,646.50	356	356	4	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	12.1250000000	2.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
54,876.77	357	357	3	7.5000000000	7.1160000000	LIBOR_6MO	3.2500000000	13.5000000000	3.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
4,006,566.19	357	357	3	8.4021927599	8.0181927599	LIBOR_6MO	2.6701812687	14.2538875225	3.0078635622	5.8516947626	1.7996199883	57	6	N/A	N/A
587,300.65	354	354	6	7.4954989387	7.1114989387	LIBOR_6MO	2.2500000000	12.4954989387	2.2500000000	5.0000000000	1.0000000000	54	6	N/A	N/A
166,056.86	357	357	3	6.6250000000	6.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	6.0000000000	2.0000000000	57	6	N/A	N/A
220,551.33	478	358	2	7.0000000000	6.6160000000	LIBOR_6MO	2.2500000000	13.0000000000	2.2500000000	6.0000000000	2.0000000000	58	6	N/A	N/A
203,864.66	478	358	2	7.5000000000	7.1160000000	LIBOR_6MO	2.7500000000	13.5000000000	2.7500000000	6.0000000000	1.0000000000	58	6	N/A	N/A
1,286,599.03	300	355	5	7.9582748675	7.5742748675	LIBOR_6MO	2.6393645093	13.9582748675	4.8326469028	6.0000000000	2.0000000000	55	6	55	N/A
254,400.00	300	355	5	7.2500000000	6.8660000000	LIBOR_6MO	2.2500000000	13.2500000000	2.2500000000	6.0000000000	2.0000000000	55	6	55	N/A
1,068,852.59	300	356	4	7.4215560679	7.0375560679	LIBOR_6MO	2.4910248171	13.4215560679	3.1007440675	6.0000000000	2.0000000000	56	6	56	N/A
545,998.73	300	357	3	6.8402915058	6.4562915058	LIBOR_6MO	2.5503669990	12.4249082502	2.5503669990	5.5846167444	1.5846167444	57	6	57	N/A
32,962,959.27	240	357	3	7.3695019317	6.9846107378	LIBOR_6MO	2.6409114873	13.1946196152	3.4475748782	5.7952949975	1.7539069586	57	6	117	N/A
2,177,027.00	240	357	3	7.2160881468	6.8320881468	LIBOR_6MO	2.2500000000	12.7604208538	2.2500000000	5.5443327069	1.5443327069	57	6	117	N/A
733,495.00	240	356	4	6.7593013586	6.3753013586	LIBOR_6MO	2.2500000000	11.7593013586	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
485,450.00	240	357	3	7.9987769080	7.6147769080	LIBOR_6MO	2.2500000000	12.9987769080	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
2,901,230.45	240	357	3	7.5822528210	7.1976539234	LIBOR_6MO	2.7123769959	12.8455893649	2.7123769959	5.2633365440	1.1171916557	57	6	117	N/A
1,202,879.39	240	356	4	7.2090631007	6.8250631007	LIBOR_6MO	2.2500000000	13.2090631007	2.2500000000	6.0000000000	2.0000000000	56	6	116	N/A
1,054,688.95	240	356	4	6.6252075316	6.2412075316	LIBOR_6MO	2.6444290874	12.6252075316	2.6444290874	5.6055709126	2.0000000000	56	6	116	N/A
758,922.45	240	357	3	7.6607653638	7.2633782161	LIBOR_6MO	5.0000000000	12.6607653638	5.0000000000	5.0000000000	1.0000000000	57	6	117	N/A
2,409,254.93	240	357	3	7.0185755223	6.6345755223	LIBOR_6MO	2.2500000000	13.0185755223	2.2500000000	6.0000000000	2.0000000000	57	6	117	N/A
1,360,693.66	240	356	4	7.0492344937	6.6652344937	LIBOR_6MO	2.2500000000	13.0492344937	2.2500000000	6.0000000000	2.0000000000	56	6	116	N/A
739,712.64	240	357	3	7.7468556269	7.3628556269	LIBOR_6MO	2.4268254224	13.1241913448	2.4268254224	5.3773357178	1.0000000000	57	6	117	N/A
325,579.13	240	356	4	7.3009460058	6.9169460058	LIBOR_6MO	2.2500000000	12.3009460058	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
502,714.16	240	355	5	7.9066098715	7.5226098715	LIBOR_6MO	2.2500000000	12.9066098715	2.2500000000	5.0000000000	1.0000000000	55	6	115	N/A
232,000.00	240	358	2	7.6250000000	7.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	5.0000000000	1.0000000000	58	6	118	N/A
114,000.00	240	357	3	7.6250000000	7.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
284,499.99	240	357	3	6.5000000000	6.1160000000	LIBOR_6MO	2.2500000000	12.5000000000	2.2500000000	6.0000000000	2.0000000000	57	6	117	N/A
1,465,850.00	240	357	3	7.5241455470	7.1401455470	LIBOR_6MO	2.5228792168	13.0977035508	2.5228792168	5.5735580039	1.5735580039	57	6	117	N/A
490,400.00	240	357	3	7.0721859706	6.6881859706	LIBOR_6MO	2.9808319739	12.3413539967	2.9808319739	5.2691680261	1.2691680261	57	6	117	N/A
11,110,996.82	240	357	3	7.1113630519	6.7273630519	LIBOR_6MO	2.4297498489	12.9108727902	3.4478019808	5.7995097383	1.6302899833	57	6	117	N/A
3,006,203.53	240	357	3	7.5087911571	7.1247911571	LIBOR_6MO	2.3943676104	13.4007745186	2.3943676104	5.7711146324	1.8919833615	57	6	117	N/A
1,750,382.90	240	357	3	7.2586850354	6.8746850354	LIBOR_6MO	2.7500000000	13.2586850354	5.9663963596	6.0000000000	2.0000000000	57	6	117	N/A
640,000.00	240	356	4	6.1953125000	5.8113125000	LIBOR_6MO	2.5468750000	12.1953125000	2.5468750000	6.0000000000	2.0000000000	56	6	116	N/A
392,000.00	240	354	6	7.2500000000	6.8660000000	LIBOR_6MO	2.2500000000	13.2500000000	2.2500000000	6.0000000000	2.0000000000	54	6	114	N/A
2,730,713.44	354	354	6	7.2060644424	6.8220644424	LIBOR_1YR	2.3796528518	12.2060644424	2.3796528518	5.0000000000	2.0000000000	78	12	N/A	N/A
499,392.05	358	358	2	8.5000000000	8.1160000000	LIBOR_1YR	2.7500000000	14.5000000000	2.7500000000	6.0000000000	2.0000000000	82	12	N/A	N/A
97,774.91	357	357	3	7.3750000000	6.9910000000	LIBOR_1YR	2.7500000000	12.3750000000	2.7500000000	5.0000000000	2.0000000000	81	12	N/A	N/A
435,156.60	357	357	3	7.8401937544	7.4561937544	LIBOR_1YR	2.7500000000	12.8401937544	2.7500000000	5.0000000000	2.0000000000	81	12	N/A	N/A
129,479.52	477	357	3	7.7500000000	7.3660000000	LIBOR_1YR	2.7500000000	12.7500000000	2.7500000000	5.0000000000	2.0000000000	81	12	N/A	N/A
4,534,534.33	240	353	7	7.5067280734	7.1227280734	LIBOR_1YR	2.3311546188	12.5347353595	2.3311546188	5.0280072860	2.0000000000	77	12	113	N/A
454,400.00	240	358	2	7.5000000000	7.1160000000	LIBOR_1YR	2.7500000000	12.5000000000	2.7500000000	5.0000000000	2.0000000000	82	12	118	N/A
486,400.00	240	358	2	7.2917351974	6.9077351974	LIBOR_1YR	2.7500000000	12.2917351974	2.7500000000	5.0000000000	2.0000000000	82	12	118	N/A
290,608.00	240	358	2	6.8750000000	6.4910000000	LIBOR_1YR	2.7500000000	11.8750000000	2.7500000000	5.0000000000	2.0000000000	82	12	118	N/A
231,200.00	240	358	2	6.7500000000	6.3660000000	LIBOR_1YR	2.7500000000	11.7500000000	2.7500000000	5.0000000000	2.0000000000	82	12	118	N/A
1,844,957.94	356	356	4	6.5534899389	6.1694899389	LIBOR_6MO	2.2500000000	12.4424870127	2.2500000000	5.8889970738	1.8889970738	80	6	N/A	N/A
318,572.66	355	355	5	6.6250000000	6.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	6.0000000000	2.0000000000	79	6	N/A	N/A
3,784,215.49	240	355	5	6.8255858591	6.4415858591	LIBOR_6MO	2.3715675115	12.8255858591	2.3715675115	6.0000000000	1.8773854181	79	6	115	N/A
367,999.34	240	355	5	6.6250000000	6.2410000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	6.0000000000	2.0000000000	79	6	115	N/A
1,689,120.41*	359	359	1	6.6232585396	6.4142585396	LIBOR_1YR	2.2500000000	11.6232585396	2.2500000000	3.7113691321	2.0000000000	83	12	N/A	0.175
460,000.00*	360	360	0	6.0000000000	5.7910000000	LIBOR_1YR	2.2500000000	11.0000000000	2.2500000000	5.0000000000	2.0000000000	84	12	N/A	0.175
5,029,000.00*	276	359	1	6.3720371843	6.1630371843	LIBOR_1YR	2.2500000000	11.3720371843	2.2500000000	5.0000000000	2.0000000000	83	12	83	0.175
472,500.00*	276	360	0	6.3750000000	6.1660000000	LIBOR_1YR	2.2500000000	11.3750000000	2.2500000000	5.0000000000	2.0000000000	84	12	84	0.175
469,000.00*	276	360	0	6.5000000000	6.2910000000	LIBOR_1YR	2.2500000000	11.5000000000	2.2500000000	5.0000000000	2.0000000000	84	12	84	0.175
23,341,658.91*	240	359	1	6.4401484899	6.2311484899	LIBOR_1YR	2.2500000000	11.4401484899	2.2500000000	5.0000000000	2.0000000000	83	12	119	0.175
4,404,119.00*	240	360	0	6.5505141323	6.3415141323	LIBOR_1YR	2.2500000000	11.5505141323	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
1,793,085.00*	240	360	0	6.3473820957	6.1383820957	LIBOR_1YR	2.2500000000	11.3473820957	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
1,224,000.00*	240	360	0	7.5196078431	7.3106078431	LIBOR_1YR	2.2500000000	12.5196078431	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
647,999.74*	240	358	2	7.3750000000	7.1660000000	LIBOR_6MO	2.2500000000	13.3750000000	2.2500000000	6.0000000000	2.0000000000	82	6	118	0.175
464,000.00*	240	360	0	7.5000000000	7.2910000000	LIBOR_6MO	2.2500000000	13.5000000000	2.2500000000	6.0000000000	2.0000000000	84	6	120	0.175
2,163,149.00*	240	360	0	6.8264399494	6.6174399494	LIBOR_1YR	2.2500000000	11.8264399494	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
943,700.00*	240	360	0	6.5975283459	6.3885283459	LIBOR_1YR	2.2500000000	11.5975283459	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
439,200.00*	240	360	0	7.5000000000	7.2910000000	LIBOR_1YR	2.2500000000	12.5000000000	2.2500000000	5.0000000000	2.0000000000	84	12	120	0.175
234,876.44*	313	313	47	7.0000000000	6.7410000000	CMT_1YR	2.8750000000	13.0000000000	2.8750000000	2.0000000000	2.0000000000	1	12	N/A	N/A
676,344.30*	306	306	54	5.9425093200	5.6835093200	CMT_1YR	2.8750000000	11.2522281274	2.8750000000	2.0000000000	2.0000000000	10	12	N/A	N/A
218,434.12*	313	313	47	5.3750000000	5.1160000000	CMT_1YR	3.0000000000	10.3750000000	3.0000000000	2.0000000000	2.0000000000	13	12	N/A	N/A
145,935.02*	315	315	45	4.8750000000	4.6160000000	CMT_1YR	2.8750000000	9.8750000000	2.8750000000	2.0000000000	2.0000000000	15	12	N/A	N/A
345,432.96*	317	317	43	5.2500000000	4.9910000000	CMT_1YR	2.8750000000	10.2500000000	2.8750000000	2.0000000000	2.0000000000	17	12	N/A	N/A
189,600.00*	240	358	2	7.0000000000	6.6160000000	LIBOR_6MO	2.3750000000	13.0000000000	2.3750000000	3.0000000000	1.0000000000	22	6	118	N/A
1,461,920.00*	240	359	1	6.1039660173	5.7199660173	LIBOR_1YR	2.7920542848	12.1039660173	2.7920542848	2.0000000000	2.0000000000	35	12	119	N/A
750,000.00*	240	360	0	6.3750000000	5.9910000000	LIBOR_1YR	2.7500000000	12.3750000000	2.7500000000	2.0000000000	2.0000000000	36	12	120	N/A
215,920.00*	300	356	4	6.8750000000	6.4910000000	LIBOR_6MO	5.0000000000	12.8750000000	5.0000000000	2.0000000000	2.0000000000	32	6	56	N/A
1,002,050.00*	240	357	3	6.6164799661	5.9147293549	LIBOR_6MO	2.4775335562	12.0715470785	2.4775335562	4.3652013373	1.4550671124	33	6	117	N/A
344,700.00*	240	358	2	5.8750000000	5.4910000000	LIBOR_6MO	2.5000000000	10.8750000000	2.5000000000	3.0000000000	1.0000000000	34	6	118	N/A
163,920.00*	480	360	0	7.1250000000	6.7410000000	LIBOR_1YR	3.1250000000	12.1250000000	3.1250000000	5.0000000000	2.0000000000	60	12	N/A	N/A
360,000.00*	300	357	3	7.6250000000	7.2410000000	LIBOR_1YR	2.2500000000	13.6250000000	2.2500000000	6.0000000000	2.0000000000	57	12	57	N/A
604,200.00*	240	359	1	7.1250000000	6.7410000000	LIBOR_1YR	2.7500000000	12.1250000000	2.7500000000	5.0000000000	2.0000000000	59	12	119	N/A
672,000.00*	240	360	0	6.9300595238	6.5460595238	LIBOR_1YR	2.7500000000	11.9300595238	2.7500000000	5.0000000000	2.0000000000	60	12	120	N/A
671,200.00*	240	360	0	7.2917163290	6.9077163290	LIBOR_1YR	2.7917163290	12.2917163290	2.7917163290	5.0000000000	2.0000000000	60	12	120	N/A
2,935,673.15*	358	358	2	6.7778305007	6.2408056679	LIBOR_6MO	2.2500000000	11.7778305007	2.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
215,872.47*	359	359	1	8.6250000000	6.8410000000	LIBOR_6MO	2.2500000000	13.6250000000	2.2500000000	5.0000000000	1.0000000000	59	6	N/A	N/A
143,056.32*	358	358	2	8.3750000000	6.8810000000	LIBOR_6MO	2.2500000000	13.3750000000	2.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
188,896.76*	359	359	1	9.0000000000	6.8860000000	LIBOR_6MO	2.2500000000	14.0000000000	2.2500000000	5.0000000000	1.0000000000	59	6	N/A	N/A
200,254.00*	359	359	1	6.2500000000	5.8660000000	LIBOR_6MO	2.2500000000	11.2500000000	2.2500000000	5.0000000000	1.0000000000	59	6	N/A	N/A
807,046.10*	358	358	2	7.4077080928	6.5796656257	LIBOR_6MO	2.3323382890	12.8396669859	2.3323382890	4.9379291592	1.2672823151	58	6	N/A	N/A
21,047,622.31*	240	358	2	6.7861524667	6.3565373292	LIBOR_6MO	2.2620619926	11.8102764519	2.2620619926	5.0241239852	1.0293502288	58	6	118	N/A
134,339.61*	240	357	3	7.3750000000	6.9910000000	LIBOR_6MO	2.2500000000	12.3750000000	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
464,300.00*	240	358	2	6.6032199009	5.7529696317	LIBOR_6MO	2.2500000000	11.6032199009	2.2500000000	5.0000000000	1.0000000000	58	6	118	N/A
2,137,174.89*	240	358	2	6.6424599784	6.1615563506	LIBOR_6MO	2.2500000000	11.6424599784	2.2500000000	5.0000000000	1.0000000000	58	6	118	N/A
132,000.00*	240	357	3	7.8750000000	7.4910000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	5.0000000000	1.0000000000	57	6	117	N/A
182,400.00*	240	358	2	6.5000000000	6.1160000000	LIBOR_6MO	2.5000000000	11.5000000000	2.5000000000	5.0000000000	1.0000000000	58	6	118	N/A
273,600.00*	240	358	2	6.7500000000	6.3660000000	LIBOR_6MO	2.2500000000	11.7500000000	2.2500000000	5.0000000000	1.0000000000	58	6	118	N/A
995,956.25*	240	359	1	6.4502935307	6.0662935307	LIBOR_6MO	2.2500000000	11.4502935307	2.2500000000	5.0000000000	1.0000000000	59	6	119	N/A
275,605.00*	240	359	1	6.3750000000	5.9910000000	LIBOR_6MO	2.2500000000	11.3750000000	2.2500000000	5.0000000000	1.0000000000	59	6	119	N/A
4,154,648.94*	240	358	2	7.1187099625	6.7188746895	LIBOR_6MO	2.3270221515	12.3305208791	2.3270221515	4.6919113941	1.0577666136	58	6	118	N/A
414,000.00*	240	359	1	7.2500000000	5.9660000000	LIBOR_6MO	2.2500000000	12.2500000000	2.2500000000	5.0000000000	1.0000000000	59	6	119	N/A
104,800.00*	240	359	1	7.5000000000	7.1160000000	LIBOR_6MO	2.2500000000	12.5000000000	2.2500000000	5.0000000000	1.0000000000	59	6	119	N/A
392,000.00*	240	358	2	7.5000000000	7.1160000000	LIBOR_1YR	2.7500000000	13.5000000000	2.7500000000	2.0000000000	2.0000000000	34	12	118	N/A
404,531.75*	359	359	1	6.5000000000	6.1160000000	LIBOR_6MO	2.2500000000	11.5000000000	2.2500000000	5.0000000000	1.0000000000	35	6	N/A	N/A
533,075.00*	240	358	2	7.1097289312	6.1105078085	LIBOR_6MO	2.2500000000	12.1097289312	2.2500000000	3.0000000000	1.0000000000	34	6	118	N/A
608,000.00*	240	357	3	7.3500000000	6.9660000000	LIBOR_6MO	5.9900000000	12.3500000000	2.2500000000	3.0000000000	1.0000000000	33	6	117	N/A
300,000.00*	480	360	0	7.2500000000	6.8660000000	LIBOR_1YR	2.7500000000	12.2500000000	2.7500000000	5.0000000000	2.0000000000	60	12	N/A	N/A
292,000.00*	240	359	1	7.1250000000	6.7410000000	LIBOR_1YR	2.7500000000	12.1250000000	2.7500000000	5.0000000000	2.0000000000	59	12	119	N/A
422,981.51*	357	357	3	6.8260008990	6.4420008990	LIBOR_6MO	2.4673339326	12.2606687642	2.4673339326	5.4346678653	1.4346678653	57	6	N/A	N/A
303,750.81*	359	359	1	7.0000000000	6.6160000000	LIBOR_6MO	2.2500000000	12.0000000000	2.2500000000	5.0000000000	1.0000000000	59	6	N/A	N/A
204,504.46*	356	356	4	6.8750000000	6.4910000000	LIBOR_6MO	2.2500000000	11.8750000000	2.2500000000	5.0000000000	1.0000000000	56	6	N/A	N/A
246,436.93*	358	358	2	7.8626558730	7.4786558730	LIBOR_6MO	2.2500000000	12.8626558730	2.2500000000	5.0000000000	1.0000000000	58	6	N/A	N/A
11,827,273.59*	240	358	2	7.3718384070	6.9878384070	LIBOR_6MO	2.2500000000	12.3718384070	2.2500000000	5.0000000000	1.0000000000	58	6	118	N/A
1,213,550.00*	240	359	1	7.5192194388	6.7180821144	LIBOR_6MO	2.2500000000	12.5192194388	2.2500000000	5.0000000000	1.0000000000	59	6	119	N/A
589,716.00*	240	359	1	7.1303339234	6.7463339234	LIBOR_6MO	2.3599257948	12.1303339234	2.2500000000	5.0000000000	1.0000000000	59	6	119	N/A
271,992.00*	240	358	2	6.7500000000	6.3660000000	LIBOR_6MO	2.2500000000	11.7500000000	2.2500000000	5.0000000000	1.0000000000	58	6	118	N/A
1,694,600.88*	240	358	2	6.9304156386	6.2384198113	LIBOR_6MO	2.2794317090	11.9304156386	2.2794317090	5.0000000000	1.0000000000	58	6	118	N/A

____________________________________

*Denotes a subsequent mortgage loan with one month of prefunding.

(1)

On the rate adjustment date, the Net Mortgage Rate will decrease by the amount of the Step Up Fee Rate.

Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding Certificate Principal Balances and the weighted average lives shown in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC”.  Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the prepayment speed assumption.  There is no assurance, however, that prepayment of the related Mortgage Loans will conform to any given percentage of the prepayment speed assumption.  The depositor makes no representation that the actual rates of prepayments on the related Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

Based on the foregoing assumptions, the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC” indicate the weighted average lives of the related Offered Certificates and set forth the percentages of the initial certificate principal balances of each such class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the prepayment speed assumption.

There are no historical prepayment data available for the Group I Mortgage Loans, the Group II Mortgage Loans or the Mortgage Pool, and comparable data is not available because the related Mortgage Loans do not constitute a representative sample of mortgage loans generally.  In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

The depositor makes no representation that the related Mortgage Loans will prepay in the manner or at any of the rates assumed above.  Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates.  Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the related Mortgage Loans will significantly affect the yields to maturity on the related Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the related certificates to their investment objectives.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-A-1 and Class I-A-2
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	94	87	81	75	69	62	56
April 25, 2009	86	74	62	51	41	33	25
April 25, 2010	79	62	47	35	25	16	10
April 25, 2011	73	52	37	25	16	10	6
April 25, 2012	67	44	28	17	10	6	3
April 25, 2013	62	37	22	12	6	3	1
April 25, 2014	57	32	17	9	4	1	*
April 25, 2015	52	27	13	6	2	1	0
April 25, 2016	48	23	10	4	1	*	0
April 25, 2017	44	19	8	3	1	0	0
April 25, 2018	40	16	6	2	*	0	0
April 25, 2019	36	13	4	1	*	0	0
April 25, 2020	32	11	3	1	0	0	0
April 25, 2021	29	9	2	*	0	0	0
April 25, 2022	26	7	2	*	0	0	0
April 25, 2023	23	6	1	0	0	0	0
April 25, 2024	21	5	1	0	0	0	0
April 25, 2025	18	4	*	0	0	0	0
April 25, 2026	16	3	*	0	0	0	0
April 25, 2027	14	2	*	0	0	0	0
April 25, 2028	12	2	0	0	0	0	0
April 25, 2029	10	1	0	0	0	0	0
April 25, 2030	9	1	0	0	0	0	0
April 25, 2031	7	1	0	0	0	0	0
April 25, 2032	6	*	0	0	0	0	0
April 25, 2033	4	*	0	0	0	0	0
April 25, 2034	3	0	0	0	0	0	0
April 25, 2035	2	0	0	0	0	0	0
April 25, 2036	1	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	10.23	5.92	3.98	2.93	2.28	1.84	1.52
Weighted Average Life to Call(1)(2)	9.90	5.52	3.67	2.69	2.10	1.70	1.40

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-A-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	93	86	79	71	64	57	50
April 25, 2009	84	70	57	45	33	23	14
April 25, 2010	77	57	40	26	14	5	0
April 25, 2011	69	45	28	15	5	0	0
April 25, 2012	63	36	18	6	0	0	0
April 25, 2013	57	29	11	0	0	0	0
April 25, 2014	51	22	5	0	0	0	0
April 25, 2015	45	17	1	0	0	0	0
April 25, 2016	41	12	0	0	0	0	0
April 25, 2017	36	8	0	0	0	0	0
April 25, 2018	31	4	0	0	0	0	0
April 25, 2019	27	1	0	0	0	0	0
April 25, 2020	23	0	0	0	0	0	0
April 25, 2021	19	0	0	0	0	0	0
April 25, 2022	16	0	0	0	0	0	0
April 25, 2023	13	0	0	0	0	0	0
April 25, 2024	10	0	0	0	0	0	0
April 25, 2025	7	0	0	0	0	0	0
April 25, 2026	4	0	0	0	0	0	0
April 25, 2027	2	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	8.20	4.39	2.91	2.15	1.68	1.36	1.14
Weighted Average Life to Call(1)(2)	8.20	4.39	2.91	2.15	1.68	1.36	1.14

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-A-4
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	80
April 25, 2011	100	100	100	100	100	83	48
April 25, 2012	100	100	100	100	84	46	22
April 25, 2013	100	100	100	100	52	24	9
April 25, 2014	100	100	100	70	32	12	3
April 25, 2015	100	100	100	49	19	5	0
April 25, 2016	100	100	83	34	11	1	0
April 25, 2017	100	100	64	22	5	0	0
April 25, 2018	100	100	49	14	2	0	0
April 25, 2019	100	100	36	9	*	0	0
April 25, 2020	100	90	27	5	0	0	0
April 25, 2021	100	74	19	3	0	0	0
April 25, 2022	100	61	14	1	0	0	0
April 25, 2023	100	50	10	0	0	0	0
April 25, 2024	100	41	6	0	0	0	0
April 25, 2025	100	33	4	0	0	0	0
April 25, 2026	100	26	2	0	0	0	0
April 25, 2027	100	20	1	0	0	0	0
April 25, 2028	98	15	0	0	0	0	0
April 25, 2029	83	11	0	0	0	0	0
April 25, 2030	70	8	0	0	0	0	0
April 25, 2031	57	5	0	0	0	0	0
April 25, 2032	46	3	0	0	0	0	0
April 25, 2033	35	1	0	0	0	0	0
April 25, 2034	24	0	0	0	0	0	0
April 25, 2035	14	0	0	0	0	0	0
April 25, 2036	5	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	24.83	16.93	11.68	8.56	6.60	5.26	4.23
Weighted Average Life to Call(1)(2)	22.17	13.60	9.13	6.59	5.10	4.10	3.31

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-M-1
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	76	52	34	21	12
April 25, 2012	100	91	59	36	21	10	0
April 25, 2013	100	77	45	25	13	0	0
April 25, 2014	100	66	35	18	0	0	0
April 25, 2015	100	56	27	12	0	0	0
April 25, 2016	99	47	21	0	0	0	0
April 25, 2017	91	40	16	0	0	0	0
April 25, 2018	83	33	12	0	0	0	0
April 25, 2019	75	28	0	0	0	0	0
April 25, 2020	67	23	0	0	0	0	0
April 25, 2021	60	19	0	0	0	0	0
April 25, 2022	54	15	0	0	0	0	0
April 25, 2023	48	13	0	0	0	0	0
April 25, 2024	43	1	0	0	0	0	0
April 25, 2025	38	0	0	0	0	0	0
April 25, 2026	33	0	0	0	0	0	0
April 25, 2027	29	0	0	0	0	0	0
April 25, 2028	25	0	0	0	0	0	0
April 25, 2029	21	0	0	0	0	0	0
April 25, 2030	18	0	0	0	0	0	0
April 25, 2031	14	0	0	0	0	0	0
April 25, 2032	10	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.59	9.64	6.41	4.80	4.01	3.62	3.45
Weighted Average Life to Call(1)(2)	16.14	9.18	6.07	4.54	3.82	3.47	3.34

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-M-2
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	76	52	34	21	2
April 25, 2012	100	91	59	36	21	0	0
April 25, 2013	100	77	45	25	9	0	0
April 25, 2014	100	66	35	18	0	0	0
April 25, 2015	100	56	27	3	0	0	0
April 25, 2016	99	47	21	0	0	0	0
April 25, 2017	91	40	16	0	0	0	0
April 25, 2018	83	33	3	0	0	0	0
April 25, 2019	75	28	0	0	0	0	0
April 25, 2020	67	23	0	0	0	0	0
April 25, 2021	60	19	0	0	0	0	0
April 25, 2022	54	15	0	0	0	0	0
April 25, 2023	48	5	0	0	0	0	0
April 25, 2024	43	0	0	0	0	0	0
April 25, 2025	38	0	0	0	0	0	0
April 25, 2026	33	0	0	0	0	0	0
April 25, 2027	29	0	0	0	0	0	0
April 25, 2028	25	0	0	0	0	0	0
April 25, 2029	21	0	0	0	0	0	0
April 25, 2030	18	0	0	0	0	0	0
April 25, 2031	14	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.51	9.54	6.34	4.75	3.97	3.55	3.38
Weighted Average Life to Call(1)(2)	16.14	9.18	6.07	4.54	3.82	3.44	3.29

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-M-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	76	52	34	21	0
April 25, 2012	100	91	59	36	21	0	0
April 25, 2013	100	77	45	25	0	0	0
April 25, 2014	100	66	35	18	0	0	0
April 25, 2015	100	56	27	0	0	0	0
April 25, 2016	99	47	21	0	0	0	0
April 25, 2017	91	40	11	0	0	0	0
April 25, 2018	83	33	0	0	0	0	0
April 25, 2019	75	28	0	0	0	0	0
April 25, 2020	67	23	0	0	0	0	0
April 25, 2021	60	19	0	0	0	0	0
April 25, 2022	54	7	0	0	0	0	0
April 25, 2023	48	0	0	0	0	0	0
April 25, 2024	43	0	0	0	0	0	0
April 25, 2025	38	0	0	0	0	0	0
April 25, 2026	33	0	0	0	0	0	0
April 25, 2027	29	0	0	0	0	0	0
April 25, 2028	25	0	0	0	0	0	0
April 25, 2029	21	0	0	0	0	0	0
April 25, 2030	18	0	0	0	0	0	0
April 25, 2031	2	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.38	9.40	6.24	4.67	3.89	3.49	3.32
Weighted Average Life to Call(1)(2)	16.14	9.18	6.07	4.54	3.80	3.42	3.27

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-M-4
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	76	52	34	11	0
April 25, 2012	100	91	59	36	11	0	0
April 25, 2013	100	77	45	24	0	0	0
April 25, 2014	100	66	35	1	0	0	0
April 25, 2015	100	56	27	0	0	0	0
April 25, 2016	99	47	11	0	0	0	0
April 25, 2017	91	40	0	0	0	0	0
April 25, 2018	83	33	0	0	0	0	0
April 25, 2019	75	28	0	0	0	0	0
April 25, 2020	67	16	0	0	0	0	0
April 25, 2021	60	4	0	0	0	0	0
April 25, 2022	54	0	0	0	0	0	0
April 25, 2023	48	0	0	0	0	0	0
April 25, 2024	43	0	0	0	0	0	0
April 25, 2025	38	0	0	0	0	0	0
April 25, 2026	33	0	0	0	0	0	0
April 25, 2027	29	0	0	0	0	0	0
April 25, 2028	22	0	0	0	0	0	0
April 25, 2029	11	0	0	0	0	0	0
April 25, 2030	*	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.07	9.12	6.03	4.52	3.75	3.38	3.19
Weighted Average Life to Call(1)(2)	16.04	9.09	6.01	4.50	3.74	3.38	3.19
(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class I-M-5
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	76	52	22	0	0
April 25, 2012	100	91	59	28	0	0	0
April 25, 2013	100	77	45	0	0	0	0
April 25, 2014	100	66	25	0	0	0	0
April 25, 2015	100	56	3	0	0	0	0
April 25, 2016	99	47	0	0	0	0	0
April 25, 2017	91	38	0	0	0	0	0
April 25, 2018	83	20	0	0	0	0	0
April 25, 2019	75	4	0	0	0	0	0
April 25, 2020	67	0	0	0	0	0	0
April 25, 2021	60	0	0	0	0	0	0
April 25, 2022	54	0	0	0	0	0	0
April 25, 2023	48	0	0	0	0	0	0
April 25, 2024	43	0	0	0	0	0	0
April 25, 2025	32	0	0	0	0	0	0
April 25, 2026	19	0	0	0	0	0	0
April 25, 2027	8	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	15.32	8.52	5.59	4.20	3.51	3.16	3.11
Weighted Average Life to Call(1)(2)	15.32	8.52	5.59	4.20	3.51	3.16	3.11

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-A-1
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	83	67	51	34	18	1	0
April 25, 2009	64	32	2	0	0	0	0
April 25, 2010	47	2	0	0	0	0	0
April 25, 2011	30	0	0	0	0	0	0
April 25, 2012	15	0	0	0	0	0	0
April 25, 2013	1	0	0	0	0	0	0
April 25, 2014	0	0	0	0	0	0	0
April 25, 2015	0	0	0	0	0	0	0
April 25, 2016	0	0	0	0	0	0	0
April 25, 2017	0	0	0	0	0	0	0
April 25, 2018	0	0	0	0	0	0	0
April 25, 2019	0	0	0	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0
April 25, 2021	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	2.93	1.53	1.05	0.81	0.66	0.56	0.49
Weighted Average Life to Call(1)(2)	2.93	1.53	1.05	0.81	0.66	0.56	0.49

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-A-2A, Class II-A-2B and Class II-A-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	86
April 25, 2009	100	100	100	77	55	34	16
April 25, 2010	100	100	68	39	16	0	0
April 25, 2011	100	79	46	21	3	0	0
April 25, 2012	100	61	28	5	0	0	0
April 25, 2013	100	47	15	0	0	0	0
April 25, 2014	89	35	4	0	0	0	0
April 25, 2015	78	25	0	0	0	0	0
April 25, 2016	68	16	0	0	0	0	0
April 25, 2017	60	8	0	0	0	0	0
April 25, 2018	51	1	0	0	0	0	0
April 25, 2019	43	0	0	0	0	0	0
April 25, 2020	36	0	0	0	0	0	0
April 25, 2021	29	0	0	0	0	0	0
April 25, 2022	22	0	0	0	0	0	0
April 25, 2023	16	0	0	0	0	0	0
April 25, 2024	11	0	0	0	0	0	0
April 25, 2025	5	0	0	0	0	0	0
April 25, 2026	1	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	11.62	6.25	4.11	3.00	2.29	1.81	1.51
Weighted Average Life to Call(1)(2)	11.62	6.25	4.11	3.00	2.29	1.81	1.51

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

 Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-A-4
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	90	46
April 25, 2011	100	100	100	100	100	70	43
April 25, 2012	100	100	100	100	70	40	22
April 25, 2013	100	100	100	82	45	23	11
April 25, 2014	100	100	100	59	29	13	4
April 25, 2015	100	100	87	42	19	7	1
April 25, 2016	100	100	68	30	12	3	0
April 25, 2017	100	100	53	21	7	1	0
April 25, 2018	100	100	41	15	4	0	0
April 25, 2019	100	87	32	10	1	0	0
April 25, 2020	100	73	24	6	*	0	0
April 25, 2021	100	61	19	4	0	0	0
April 25, 2022	100	50	14	2	0	0	0
April 25, 2023	100	42	10	1	0	0	0
April 25, 2024	100	34	7	0	0	0	0
April 25, 2025	100	28	5	0	0	0	0
April 25, 2026	100	23	3	0	0	0	0
April 25, 2027	89	18	2	0	0	0	0
April 25, 2028	77	15	1	0	0	0	0
April 25, 2029	66	11	0	0	0	0	0
April 25, 2030	55	8	0	0	0	0	0
April 25, 2031	46	6	0	0	0	0	0
April 25, 2032	37	4	0	0	0	0	0
April 25, 2033	28	2	0	0	0	0	0
April 25, 2034	20	1	0	0	0	0	0
April 25, 2035	13	0	0	0	0	0	0
April 25, 2036	5	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	23.88	16.15	11.19	8.25	6.39	5.06	3.87
Weighted Average Life to Call(1)(2)	21.91	13.52	9.11	6.65	5.14	4.06	3.09

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-A-5, Class II-A-6 and Class II-A-7
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	93	87	80	74	67	61	54
April 25, 2009	86	73	61	50	40	31	23
April 25, 2010	79	61	46	33	22	14	7
April 25, 2011	72	51	36	25	17	11	7
April 25, 2012	66	43	28	18	11	6	3
April 25, 2013	61	36	22	13	7	4	2
April 25, 2014	55	31	17	9	4	2	1
April 25, 2015	50	26	13	6	3	1	*
April 25, 2016	46	23	11	5	2	*	0
April 25, 2017	42	19	8	3	1	*	0
April 25, 2018	38	16	6	2	1	0	0
April 25, 2019	35	13	5	2	*	0	0
April 25, 2020	31	11	4	1	*	0	0
April 25, 2021	28	9	3	1	0	0	0
April 25, 2022	25	8	2	*	0	0	0
April 25, 2023	23	6	2	*	0	0	0
April 25, 2024	20	5	1	0	0	0	0
April 25, 2025	18	4	1	0	0	0	0
April 25, 2026	16	4	*	0	0	0	0
April 25, 2027	14	3	*	0	0	0	0
April 25, 2028	12	2	*	0	0	0	0
April 25, 2029	10	2	0	0	0	0	0
April 25, 2030	9	1	0	0	0	0	0
April 25, 2031	7	1	0	0	0	0	0
April 25, 2032	6	1	0	0	0	0	0
April 25, 2033	4	*	0	0	0	0	0
April 25, 2034	3	*	0	0	0	0	0
April 25, 2035	2	0	0	0	0	0	0
April 25, 2036	1	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	10.04	5.89	3.98	2.94	2.27	1.81	1.47
Weighted Average Life to Call(1)(2)	9.74	5.49	3.66	2.69	2.08	1.66	1.35

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

 Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-1
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	55	37	24	14
April 25, 2012	100	93	61	39	24	14	7
April 25, 2013	100	80	48	28	15	8	0
April 25, 2014	100	68	38	20	10	*	0
April 25, 2015	100	58	29	14	6	0	0
April 25, 2016	100	49	23	10	0	0	0
April 25, 2017	92	42	18	7	0	0	0
April 25, 2018	84	35	14	3	0	0	0
April 25, 2019	76	29	11	0	0	0	0
April 25, 2020	68	25	8	0	0	0	0
April 25, 2021	62	20	6	0	0	0	0
April 25, 2022	55	17	2	0	0	0	0
April 25, 2023	50	14	0	0	0	0	0
April 25, 2024	44	12	0	0	0	0	0
April 25, 2025	39	9	0	0	0	0	0
April 25, 2026	34	8	0	0	0	0	0
April 25, 2027	30	6	0	0	0	0	0
April 25, 2028	26	3	0	0	0	0	0
April 25, 2029	22	0	0	0	0	0	0
April 25, 2030	19	0	0	0	0	0	0
April 25, 2031	15	0	0	0	0	0	0
April 25, 2032	12	0	0	0	0	0	0
April 25, 2033	10	0	0	0	0	0	0
April 25, 2034	7	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.99	10.21	6.87	5.17	4.35	3.99	3.98
Weighted Average Life to Call(1)(2)	16.37	9.46	6.29	4.73	4.00	3.72	3.57

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-2
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	55	37	24	14
April 25, 2012	100	93	61	39	24	14	7
April 25, 2013	100	80	48	28	15	8	0
April 25, 2014	100	68	38	20	10	0	0
April 25, 2015	100	58	29	14	4	0	0
April 25, 2016	100	49	23	10	0	0	0
April 25, 2017	92	42	18	7	0	0	0
April 25, 2018	84	35	14	0	0	0	0
April 25, 2019	76	29	11	0	0	0	0
April 25, 2020	68	25	8	0	0	0	0
April 25, 2021	62	20	4	0	0	0	0
April 25, 2022	55	17	0	0	0	0	0
April 25, 2023	50	14	0	0	0	0	0
April 25, 2024	44	12	0	0	0	0	0
April 25, 2025	39	9	0	0	0	0	0
April 25, 2026	34	8	0	0	0	0	0
April 25, 2027	30	3	0	0	0	0	0
April 25, 2028	26	0	0	0	0	0	0
April 25, 2029	22	0	0	0	0	0	0
April 25, 2030	19	0	0	0	0	0	0
April 25, 2031	15	0	0	0	0	0	0
April 25, 2032	12	0	0	0	0	0	0
April 25, 2033	10	0	0	0	0	0	0
April 25, 2034	7	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.96	10.16	6.82	5.14	4.28	3.88	3.79
Weighted Average Life to Call(1)(2)	16.37	9.45	6.29	4.73	3.97	3.63	3.56

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	54	37	24	14
April 25, 2012	100	93	61	39	24	14	3
April 25, 2013	100	80	48	28	15	6	0
April 25, 2014	100	68	38	20	10	0	0
April 25, 2015	100	58	29	14	0	0	0
April 25, 2016	100	49	23	10	0	0	0
April 25, 2017	92	42	18	1	0	0	0
April 25, 2018	84	35	14	0	0	0	0
April 25, 2019	76	29	11	0	0	0	0
April 25, 2020	68	25	8	0	0	0	0
April 25, 2021	62	20	0	0	0	0	0
April 25, 2022	55	17	0	0	0	0	0
April 25, 2023	50	14	0	0	0	0	0
April 25, 2024	44	12	0	0	0	0	0
April 25, 2025	39	9	0	0	0	0	0
April 25, 2026	34	5	0	0	0	0	0
April 25, 2027	30	0	0	0	0	0	0
April 25, 2028	26	0	0	0	0	0	0
April 25, 2029	22	0	0	0	0	0	0
April 25, 2030	19	0	0	0	0	0	0
April 25, 2031	15	0	0	0	0	0	0
April 25, 2032	12	0	0	0	0	0	0
April 25, 2033	10	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.92	10.09	6.77	5.10	4.24	3.81	3.66
Weighted Average Life to Call(1)(2)	16.37	9.45	6.29	4.73	3.96	3.59	3.48

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-4
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	55	37	24	14
April 25, 2012	100	93	61	39	24	14	0
April 25, 2013	100	80	48	28	15	0	0
April 25, 2014	100	68	38	20	9	0	0
April 25, 2015	100	58	29	14	0	0	0
April 25, 2016	100	49	23	10	0	0	0
April 25, 2017	92	42	18	0	0	0	0
April 25, 2018	84	35	14	0	0	0	0
April 25, 2019	76	29	11	0	0	0	0
April 25, 2020	68	25	0	0	0	0	0
April 25, 2021	62	20	0	0	0	0	0
April 25, 2022	55	17	0	0	0	0	0
April 25, 2023	50	14	0	0	0	0	0
April 25, 2024	44	12	0	0	0	0	0
April 25, 2025	39	7	0	0	0	0	0
April 25, 2026	34	0	0	0	0	0	0
April 25, 2027	30	0	0	0	0	0	0
April 25, 2028	26	0	0	0	0	0	0
April 25, 2029	22	0	0	0	0	0	0
April 25, 2030	19	0	0	0	0	0	0
April 25, 2031	15	0	0	0	0	0	0
April 25, 2032	12	0	0	0	0	0	0
April 25, 2033	8	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.88	10.02	6.72	5.03	4.17	3.74	3.57
Weighted Average Life to Call(1)(2)	16.37	9.46	6.29	4.71	3.92	3.54	3.42

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-5
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	55	37	24	14
April 25, 2012	100	93	61	39	24	14	0
April 25, 2013	100	80	48	28	15	0	0
April 25, 2014	100	68	38	20	0	0	0
April 25, 2015	100	58	29	14	0	0	0
April 25, 2016	100	49	23	1	0	0	0
April 25, 2017	92	42	18	0	0	0	0
April 25, 2018	84	35	14	0	0	0	0
April 25, 2019	76	29	4	0	0	0	0
April 25, 2020	68	25	0	0	0	0	0
April 25, 2021	62	20	0	0	0	0	0
April 25, 2022	55	17	0	0	0	0	0
April 25, 2023	50	14	0	0	0	0	0
April 25, 2024	44	9	0	0	0	0	0
April 25, 2025	39	0	0	0	0	0	0
April 25, 2026	34	0	0	0	0	0	0
April 25, 2027	30	0	0	0	0	0	0
April 25, 2028	26	0	0	0	0	0	0
April 25, 2029	22	0	0	0	0	0	0
April 25, 2030	19	0	0	0	0	0	0
April 25, 2031	15	0	0	0	0	0	0
April 25, 2032	12	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.81	9.93	6.65	4.98	4.13	3.70	3.50
Weighted Average Life to Call(1)(2)	16.37	9.45	6.29	4.70	3.92	3.53	3.37

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-6
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	54	37	24	14
April 25, 2012	100	93	61	39	24	9	0
April 25, 2013	100	80	48	28	15	0	0
April 25, 2014	100	68	38	20	0	0	0
April 25, 2015	100	58	29	12	0	0	0
April 25, 2016	100	49	23	0	0	0	0
April 25, 2017	92	42	18	0	0	0	0
April 25, 2018	84	35	10	0	0	0	0
April 25, 2019	76	29	0	0	0	0	0
April 25, 2020	68	25	0	0	0	0	0
April 25, 2021	62	20	0	0	0	0	0
April 25, 2022	55	17	0	0	0	0	0
April 25, 2023	50	11	0	0	0	0	0
April 25, 2024	44	0	0	0	0	0	0
April 25, 2025	39	0	0	0	0	0	0
April 25, 2026	34	0	0	0	0	0	0
April 25, 2027	30	0	0	0	0	0	0
April 25, 2028	26	0	0	0	0	0	0
April 25, 2029	22	0	0	0	0	0	0
April 25, 2030	19	0	0	0	0	0	0
April 25, 2031	15	0	0	0	0	0	0
April 25, 2032	2	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.71	9.81	6.56	4.91	4.07	3.61	3.40
Weighted Average Life to Call(1)(2)	16.37	9.45	6.29	4.70	3.92	3.48	3.31

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-7
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	55	37	24	0
April 25, 2012	100	93	61	39	24	0	0
April 25, 2013	100	80	48	28	3	0	0
April 25, 2014	100	68	38	20	0	0	0
April 25, 2015	100	58	29	0	0	0	0
April 25, 2016	100	49	23	0	0	0	0
April 25, 2017	92	42	16	0	0	0	0
April 25, 2018	84	35	0	0	0	0	0
April 25, 2019	76	29	0	0	0	0	0
April 25, 2020	68	25	0	0	0	0	0
April 25, 2021	62	20	0	0	0	0	0
April 25, 2022	55	11	0	0	0	0	0
April 25, 2023	50	0	0	0	0	0	0
April 25, 2024	44	0	0	0	0	0	0
April 25, 2025	39	0	0	0	0	0	0
April 25, 2026	34	0	0	0	0	0	0
April 25, 2027	30	0	0	0	0	0	0
April 25, 2028	26	0	0	0	0	0	0
April 25, 2029	22	0	0	0	0	0	0
April 25, 2030	19	0	0	0	0	0	0
April 25, 2031	4	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.56	9.65	6.44	4.81	3.97	3.55	3.34
Weighted Average Life to Call(1)(2)	16.37	9.46	6.29	4.70	3.89	3.48	3.29

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-8
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	55	37	24	0
April 25, 2012	100	93	61	39	24	0	0
April 25, 2013	100	80	48	28	0	0	0
April 25, 2014	100	68	38	7	0	0	0
April 25, 2015	100	58	29	0	0	0	0
April 25, 2016	100	49	23	0	0	0	0
April 25, 2017	92	42	0	0	0	0	0
April 25, 2018	84	35	0	0	0	0	0
April 25, 2019	76	29	0	0	0	0	0
April 25, 2020	68	25	0	0	0	0	0
April 25, 2021	62	11	0	0	0	0	0
April 25, 2022	55	0	0	0	0	0	0
April 25, 2023	50	0	0	0	0	0	0
April 25, 2024	44	0	0	0	0	0	0
April 25, 2025	39	0	0	0	0	0	0
April 25, 2026	34	0	0	0	0	0	0
April 25, 2027	30	0	0	0	0	0	0
April 25, 2028	26	0	0	0	0	0	0
April 25, 2029	20	0	0	0	0	0	0
April 25, 2030	1	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.34	9.43	6.28	4.69	3.87	3.48	3.24
Weighted Average Life to Call(1)(2)	16.33	9.42	6.26	4.68	3.87	3.47	3.24

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class II-M-9
Distribution Date	25%	50%	75%	100%	125%	150%	175%
Initial Percentage	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100
April 25, 2010	100	100	100	100	100	100	100
April 25, 2011	100	100	78	55	37	3	0
April 25, 2012	100	93	61	39	3	0	0
April 25, 2013	100	80	48	16	0	0	0
April 25, 2014	100	68	38	0	0	0	0
April 25, 2015	100	58	21	0	0	0	0
April 25, 2016	100	49	1	0	0	0	0
April 25, 2017	92	42	0	0	0	0	0
April 25, 2018	84	35	0	0	0	0	0
April 25, 2019	76	21	0	0	0	0	0
April 25, 2020	68	6	0	0	0	0	0
April 25, 2021	62	0	0	0	0	0	0
April 25, 2022	55	0	0	0	0	0	0
April 25, 2023	50	0	0	0	0	0	0
April 25, 2024	44	0	0	0	0	0	0
April 25, 2025	39	0	0	0	0	0	0
April 25, 2026	34	0	0	0	0	0	0
April 25, 2027	23	0	0	0	0	0	0
April 25, 2028	10	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0
April 25, 2037	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	15.90	9.05	6.00	4.49	3.72	3.30	3.15
Weighted Average Life to Call(1)(2)	15.90	9.05	6.00	4.49	3.72	3.30	3.15

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust as two, tiered real estate mortgage investment conduit (“REMIC”) structures for federal income tax purposes: one relating to Group I and one relating to Group II.  Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC for which the securities administrator files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).  The Class I-R and Class II-R Certificates will represent ownership of the sole class of “residual interests” in each REMIC relating to Group I and Group II, respectively.

Treatment of the Offered Certificates

For federal income tax information reporting purposes, the securities administrator will treat each holder of an Offered Certificate (a “Component Certificate”) (i) as holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component”) and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”).  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificates to which it corresponds, except that (i) any swap termination payment will be treated as being payable solely from the related Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the related Net WAC Pass-Through Rate, determined by limiting the notional amount of each of the Group I Certificate Interest Rate Swap Agreement and the Group II Certificate Interest Rate Swap Agreement to the aggregate Principal Balance of the Group I Mortgage Loans and Group II Mortgage Loans, respectively.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Component Certificates may exceed the actual amount of distributions on such Class of Certificates.

Any payment on a Component Certificate in excess of the amount payable on its corresponding REMIC regular interest (an “Excess Payment Amount”) will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations–Taxation of Owners of REMIC Regular Certificates” in the Prospectus.  In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

Under the REMIC regulations, each holder of a Component Certificate must allocate its purchase price for a Component Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. Original issue discount regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.  For tax reporting purposes, the securities administrator will, unless otherwise directed in the Pooling and Servicing Agreement or by the depositor, treat the Cap Contract component as having more than a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC regulations, the securities administrator is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The securities administrator, as provided in the Pooling and Servicing Agreement, will treat Excess Payment Amounts as payments under a “notional principal contract,” as defined in the notional principal contracts regulations (the “Notional Principal Contract Regulations”).

If a holder of a Component Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of a Component Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Component Certificate may have income that exceeds cash distributions on the Component Certificate, in any period and over the term of the Component Certificate.  As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of a Component Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a “termination payment“ under the Notional Principal Contract Regulations.  A holder of a Component Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as (i) a partnership between the holders of the Component Certificates that are Group I Offered Certificates and the holders of the Class I-CE Certificates and (ii) a partnership between the holders of the Component Certificates that are Group II Offered Certificates and the holders of the Class II-CE Certificates, in which case a holder of a Component Certificate will be subject to potentially different timing of income and a foreign holder of a Component Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument“ with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of a Component Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Component Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Component Certificates as Real Estate Assets

With respect to the Component Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Component Certificates will represent “real estate assets“ under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the trust would be so treated, and income on the Component Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) in the same proportion that the income on the assets of the trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Component Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Component Certificates generally will not be suitable investments for a REMIC.

LEGAL PROCEEDINGS

There are no legal proceedings pending against the sponsor, the depositor, the trustee, Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2007-AR3, the master servicer, the servicers, the originators, the credit risk manager, the securities administrator, the Group I Senior Certificate Insurer, or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings that are material to the certificateholders against any of the foregoing transaction parties are known to be contemplated by governmental authorities.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliates of the, Group I Certificate Swap Provider, the Group II Certificate Swap Provider, the Class I-A-1 Swap Provider, the Class II-A-2A Swap Provider, the Class II-A-5 Swap Provider, and Deutsche Bank National Trust Company.  The sponsor, depositor and Deutsche Bank National Trust Company are also affiliates of MortgageIT since the purchase of MortgageIT Holdings, Inc. (“MortgageIT Holdings”), MortgageIT’s former parent company, by an affiliate of the sponsor.  There are no affiliations between the sponsor, the depositor and the issuing entity and any of the master servicer, the servicers, the trustee, the originators (other than MortgageIT), the securities administrator, the credit risk manager, the in Group I Senior Certificate Insurer and the Group I Cap Provider.  Wells Fargo Bank serves as master servicer, a servicer, the securities administrator and a custodian, but there are no other affiliations among the Wells Fargo Bank and any other servicer, originator, custodian, swap provider, cap provider or other party to this transaction.  Except as disclosed herein, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT ASPECTS

As of the date of their issuance, the Offered Certificates will not constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) (other than the Class I-M-3, I-M-4, I-M-5, II-M-6, II-M-7, II-M-8 and II-M-9 Certificates) will  constitute “mortgage-related securities” for purposes of the SMMEA for so long as such Offered Certificates are rated in one of the two highest rating categories by S&P, Moody’s or another nationally recognized statistical rating organization, and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to “mortgage-related securities”, certain classes of the Offered Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein.  Certain states have enacted such legislation.  Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certain classes of the Offered Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in certain classes of the Offered Certificates and national banks may purchase certain classes of the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe.  See “Legal Matters” in the prospectus.

Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The Department of Labor has granted prohibited transaction exemptive relief with respect to the purchase or holding of certificates by or on behalf of, or with plan assets of, a Plan and the operation and management of the assets of the trust that issued such certificates to Deutsche Banc Alex Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both as amended and restated by Prohibited Transaction Exemptions 2007-5, 72 Fed. Reg. 13130 (2007) (the “Underwriter Exemption”), as described in the accompanying prospectus.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least “BBB-”, or its equivalent, by S&P, Fitch Ratings, Moody’s, DBRS Limited or DBRS, Inc.  at the time of their acquisition.  The Underwriter Exemption contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Group I Interest Rate Cap Agreement or any of the interest rate swap agreements from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Group I Interest Rate Cap Agreement and the interest rate swap agreements satisfies the terms and conditions of the Underwriter Exemption. See “ERISA Considerations” in the accompanying prospectus. The rating of an Offered Certificate may change. If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if either of the Group I Cap Provider or swap providers is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the Group I Interest Rate Cap Agreement, the Group I Certificate Interest Rate Swap Agreement relating to the Group I Offered Certificates other than the Class I-A-1 Certificates (or before termination of the Group I Interest Rate Cap Agreement and both interest rate swap agreements with respect to the Class I-A-1 Certificates), the Group II Certificate Interest Rate Swap Agreement with respect to the Group II Offered Certificates other than the Class II-A-2A and II-A-5 Certificates (or (i) before termination of the Group II Certificate Interest Rate Swap Agreement and the Class II-A-2A Interest Rate Swap Agreement with respect to the Class II-A-2A Certificates and (ii) before termination of the Group II Certificate Swap Agreement and the Class II-A-5 Interest Rate Swap Agreement with respect to the Class II-A-5 Certificates);  unless such acquisition or holding is eligible for the exemptive relief available under an administrative or statutory exemption. The administrative exemptions issued by the U.S. Department of Labor include Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the group I offered certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a group I offered certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such group I certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions described immediately above or the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with any Group I Interest Rate Cap Agreement or interest rate swap agreements, any Offered Certificates whose rating has fallen to below “BBB-”, or its equivalent, could be purchased by insurance company general accounts pursuant to such exemption.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Group I or Group II Certificate, as applicable, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the Seller, the master servicer and the securities administrator from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Any Offered Certificate, if any, that has not been underwritten or placed by the Underwriter is not eligible to be purchased by Plans.  However, in the event such Offered Certificate is subsequently underwritten or placed by the Underwriter, or another underwriter who has obtained an individual exemption similar to the Exemption, it may be acquired under the same conditions as are described above for other ERISA Eligible Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement dated as of April 30, 2007, and the related terms agreement dated April 30, 2007 (together, the “Underwriting Agreement”), between Deutsche Bank Securities Inc. (the “Underwriter”) and the depositor, the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be 99.77% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.  It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Pooling and Servicing Agreement—Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of MBIA Inc. and subsidiaries and the financial statements of MBIA Insurance Corporation and subsidiaries incorporated in this prospectus supplement by reference to MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor and the Underwriter by McKee Nelson LLP, New York, New York.

CERTIFICATE RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings specified from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Offered Certificates	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class I-A-4	AAA	Aaa
Class I-M-1	AA-	A1
Class I-M-2	AA-	A2
Class I-M-3	A+	A3
Class I-M-4	A	Baa2
Class I-M-5	BBB+	Baa3
Class II-A-1	AAA	Aaa
Class II-A-2A	AAA	Aaa
Class II-A-2B	AAA	Aaa
Class II-A-3	AAA	Aaa
Class II-A-4	AAA	Aaa
Class II-A-5	AAA	Aaa
Class II-A-6	AAA	Aaa
Class II-A-7	AAA	Aaa
Class II-M-1	AA+	Aa1
Class II-M-2	AA+	Aa2
Class II-M-3	AA+	Aa3
Class II-M-4	AA	A1
Class II-M-5	AA-	A2
Class II-M-6	A+	A3
Class II-M-7	A	Baa1
Class II-M-8	A	Baa2
Class II-M-9	BBB+	Baa3

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements.  S&P’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates.  S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans.  S&P’s ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of Net WAC Rate Carryover Amounts (except as specified below).

The ratings assigned to mortgage pass-through certificates (except as specified below) address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued.  The ratings of Moody’s take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.  The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

The ratings of each rating agency do not address the likelihood of receipt of Net WAC Rate Carryover Amounts (other than with respect to the Class I-A-1, Class II-A-2A and Class II-A-5 Certificates, unless payments are not made under the interest rate swap agreement or the interest rate swap agreement has been terminated).

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the related underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity.  See “Risk Factors” and “Prepayment and Yield Considerations”.

The depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody’s.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by any such other rating agency.  A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody’s.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided by them in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor its ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement–Reports to Certificateholders” and “Servicing of the Mortgage Loans–Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will be prepared by the securities administrator and filed by it with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be made available on the securities administrator’s website referenced above under “Available Information” on each Distribution Date. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans–Evidence as to Compliance” and “Description of the Certificates–Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

GROUP I INTEREST RATE CAP AGREEMENT SCHEDULE

Distribution Date	Cap Notional Amount ($)	Cap Strike Rate (% per annum)
May 25, 2012	18,019,745.69	4.95
June 25, 2012	17,217,880.77	4.95
July 25, 2012	16,451,686.31	4.95
August 25, 2012	15,719,576.00	4.95
September 25, 2012	15,020,034.06	4.95
October 25, 2012	14,351,612.06	4.95
November 25, 2012	13,712,926.05	4.95
December 25, 2012	13,102,653.54	4.95
January 25, 2013	12,519,530.86	4.95
February 25, 2013	11,962,350.54	4.95
March 25, 2013	11,429,958.80	4.95
April 25, 2013	10,921,253.12	4.95
May 25, 2013	10,435,180.09	4.95
June 25, 2013	9,970,733.01	4.95
July 25, 2013	9,526,950.06	4.95
August 25, 2013	9,102,912.13	4.95
September 25, 2013	8,697,741.01	4.95
October 25, 2013	8,310,597.47	4.95
November 25, 2013	7,940,679.72	4.95
December 25, 2013	7,587,221.50	4.95
January 25, 2014	7,107,601.53	4.95
February 25, 2014	6,791,398.42	4.95
March 25, 2014	5,497,826.64	4.95
April 25, 2014	4,859,874.93	4.95
May 25, 2014	974,433.55	4.95
June 25, 2014	0	0

ANNEX III

GROUP I CERTIFICATE INTEREST RATE SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Notional Amount ($)
June 25, 2007	807,803,821.90
July 25, 2007	790,014,501.21
August 25, 2007	768,756,535.51
September 25, 2007	748,463,584.94
October 25, 2007	726,774,929.90
November 25, 2007	703,670,798.46
December 25, 2007	679,115,155.87
January 25, 2008	653,864,434.88
February 25, 2008	626,893,163.67
March 25, 2008	599,285,937.50
April 25, 2008	572,567,575.42
May 25, 2008	546,849,544.73
June 25, 2008	522,530,713.96
July 25, 2008	499,043,729.34
August 25, 2008	476,850,655.71
September 25, 2008	455,644,271.89
October 25, 2008	435,339,774.17
November 25, 2008	415,978,963.85
December 25, 2008	397,478,950.88
January 25, 2009	379,801,472.52
February 25, 2009	362,909,966.48
March 25, 2009	346,727,659.87
April 25, 2009	330,819,989.64
May 25, 2009	316,106,501.69
June 25, 2009	302,047,224.91
July 25, 2009	288,613,077.97
August 25, 2009	275,776,271.97
September 25, 2009	263,510,253.06
October 25, 2009	251,789,647.55
November 25, 2009	240,590,209.46
December 25, 2009	229,888,770.41
January 25, 2010	219,663,191.76
February 25, 2010	209,145,998.11
March 25, 2010	186,465,365.97
April 25, 2010	172,693,968.18
May 25, 2010	152,603,761.22
June 25, 2010	145,815,995.88
July 25, 2010	139,296,522.11
August 25, 2010	133,100,484.73
September 25, 2010	127,179,970.67
October 25, 2010	121,522,731.21
November 25, 2010	116,117,062.07
December 25, 2010	110,951,779.13
January 25, 2011	106,016,195.44
February 25, 2011	101,300,099.01
March 25, 2011	96,793,731.75
April 25, 2011	92,487,769.33
May 25, 2011	88,373,301.83
June 25, 2011	84,441,815.41
July 25, 2011	80,685,174.64
August 25, 2011	77,075,842.67
September 25, 2011	73,646,794.43
October 25, 2011	70,319,758.38
November 25, 2011	67,004,984.82
December 25, 2011	64,023,820.14
January 25, 2012	61,002,886.10
February 25, 2012	56,637,454.45
March 25, 2012	27,959,459.61
April 25, 2012	21,328,690.89
May 25, 2012	0

ANNEX IV

GROUP II CERTIFICATE INTEREST RATE SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Notional Amount ($)
June 25, 2007	1,528,750,838.68
July 25, 2007	1,497,128,245.34
August 25, 2007	1,463,372,368.29
September 25, 2007	1,427,375,469.28
October 25, 2007	1,389,272,680.31
November 25, 2007	1,349,256,333.69
December 25, 2007	1,307,552,311.89
January 25, 2008	1,264,645,859.65
February 25, 2008	1,221,184,466.37
March 25, 2008	1,178,646,435.32
April 25, 2008	1,137,180,721.83
May 25, 2008	1,097,656,935.72
June 25, 2008	1,059,555,714.68
July 25, 2008	1,022,697,434.09
August 25, 2008	987,290,975.77
September 25, 2008	953,076,971.25
October 25, 2008	919,623,611.16
November 25, 2008	887,510,078.45
December 25, 2008	853,393,478.32
January 25, 2009	822,244,807.34
February 25, 2009	790,983,926.61
March 25, 2009	737,431,775.63
April 25, 2009	689,719,739.46
May 25, 2009	666,380,043.14
June 25, 2009	643,432,598.13
July 25, 2009	621,726,767.39
August 25, 2009	600,543,217.30
September 25, 2009	580,347,248.73
October 25, 2009	560,073,212.85
November 25, 2009	538,664,452.79
December 25, 2009	520,565,576.26
January 25, 2010	492,222,213.67
February 25, 2010	470,597,478.26
March 25, 2010	451,697,799.38
April 25, 2010	434,102,744.14
May 25, 2010	419,813,099.67
June 25, 2010	406,017,004.88
July 25, 2010	392,696,770.98
August 25, 2010	379,789,276.16
September 25, 2010	367,372,045.87
October 25, 2010	355,381,349.45
November 25, 2010	343,801,960.86
December 25, 2010	332,619,212.62
January 25, 2011	321,818,974.91
February 25, 2011	311,387,635.58
March 25, 2011	301,312,080.73
April 25, 2011	291,579,676.17
May 25, 2011	282,178,249.56
June 25, 2011	273,096,073.13
July 25, 2011	264,321,847.21
August 25, 2011	255,844,684.19
September 25, 2011	247,490,170.13
October 25, 2011	239,511,153.20
November 25, 2011	231,648,086.62
December 25, 2011	223,577,561.18
January 25, 2012	194,059,740.40
February 25, 2012	123,755,888.23
March 25, 2012	114,843,347.34
April 25, 2012	104,522,116.59
May 25, 2012	101,300,396.74
June 25, 2012	0

PROSPECTUS

Mortgage Backed Certificates

Mortgage Backed Notes
(Issuable in Series)

Deutsche Alt-A Securities, Inc.,

Depositor

The Trust Funds:

Each trust fund will be established to hold assets transferred to it by Deutsche Alt-A Securities, Inc. The assets in each trust fund will generally consist of one or more of the following:

•

mortgage loans, which may include closed-end and/or revolving home equity loans or balances thereof, secured by one- to four-family residential properties, commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land;

•

unsecured home improvement loans;

•

manufactured housing installment sale contracts;

•

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•

previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

The Securities:

Deutsche Alt-A Securities, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Consider carefully the Risk Factors beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2006.

TABLE OF CONTENTS

Description of the Trust Funds

1

Use of Proceeds

19

Yield Considerations

19

Static Pool Information

25

The Depositor

25

Description of the Securities

26

Description of the Agreements

41

Description of Credit Support

65

Derivative Products Related To The Securities

69

Certain Legal Aspects of Mortgage Loans

70

Certain Legal Aspects of the Contracts

86

Material Federal Income Tax Considerations

89

Penalty Avoidance

117

State and Other Tax Consequences

117

ERISA Considerations

117

Legal Investment

125

Methods of Distribution

127

Additional Information

128

Incorporation of Certain Documents by Reference

129

Legal Matters

130

Financial Information

130

Rating

130

Index of Defined Terms

131

RISK FACTORS

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued.  In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities.  Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust.  In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund.  We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest.  Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default.  The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets.  However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement.  In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full.  As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;
• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

•

in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period.  Each prospectus supplement will specify the interest accrual period for the related securities.  If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date.  As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity.  Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date.  The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans.  In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage.  As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage.  The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them.  As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located;
• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.
If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied.  Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise.  A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%.  In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors.  In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued.  In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities.  The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy.  As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.  In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination  has priority over the lien of an existing mortgage.  Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances.  If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges.  These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans.  In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor.  These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor.  These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans.  The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks.  As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions.  You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants.  In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Trust Funds

Assets

The primary assets of each trust fund (the “Assets”) will include some or all of the following types of assets:

•

mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus), commercial properties, unimproved land and mixed-use residential and commercial properties;

•

home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

•

manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

•

any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae“), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac“) (collectively, “Agency Securities“);

•

previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

•

a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

The mortgage loans will not be guaranteed or insured by Deutsche Alt-A Securities, Inc. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller“), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.  As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The Assets included in the trust fund for your series may be subject to various types of payment provisions:

•

“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•

“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index; provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds;

•

“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•

“Increasing Payment Assets,” as described below;

•

“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•

“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•

“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•

“Step-up Rate Assets” which provide for interest rates that increase over time;

•

“Balloon Payment Assets;”

•

“Convertible Assets“ which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•

“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset“ is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property“), (2) a primarily residential rental property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space (“Multi Family Property”), (3) a retail, office agricultural or other commercial property, including but not limited to partially improved or unimproved (“Commercial Property”) or (4) a mixed residential/commercial property (“Mixed-Use Property” and together with Single Family Property, Multifamily Property, and Commercial Property, the “Mortgaged Properties“). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•

Apartment buildings owned by cooperative housing corporations (“Cooperatives“); and

•

Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

The principal balance of mortgage loans secured by Commercial Property, Multifamily Property, Mixed-Use Property, unimproved land or apartment buildings owned by Cooperatives shall be less than 10% of the principal balance of all mortgage loans conveyed to the trust fund.

The mortgage loans may include:

•

Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans“);

•

Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

•

Mortgage loans evidenced by contracts (“Land Sale Contracts“) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages“) creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA“) or partially guaranteed by the Veteran’s Administration (the “VA“). See “—FHA Loans and VA Loans” below.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The “Value“ of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. “Refinance Loans” are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan.  This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%.  See “—Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the “Cut-off Date“);

•

the type of property securing the mortgage loans;

•

the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•

the range of maturity dates of the mortgage loans;

•

the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•

the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•

the state or states in which most of the Mortgaged Properties are located;

•

information regarding the prepayment provisions, if any, of the mortgage loans;

•

for mortgage loans with adjustable mortgage rates (“ARM Loans“), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

•

information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•

the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•

the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission“) within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.  In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a “Lockout Period” and, the date of expiration thereof, a “Lock-out Date“) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium“) in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See “—Assets” above.

HELOCs

As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“HELOCs“). Interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a HELOC, principal amounts on that HELOC may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a HELOC, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

•

the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

•

the earliest and latest origination date and maturity date of the unsecured home improvements loans;

•

the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

•

the state or states in which most of the unsecured home improvement loans were originated.

•

information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

•

with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

•

information regarding the payment characteristics of the unsecured home improvement loans;

•

the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

•

the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Commercial, Multifamily and Mixed-Use Mortgage Loans

The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans” ), multifamily residential property (“Multifamily Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed-Use Mortgage Loans” ), and related property and interests.

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of the Mortgage Loans — Leases and Rents.”

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed-use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•

local and regional economic conditions;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•

availability of alternative rental properties;

•

changes in the surrounding neighborhood;

•

management;

•

the level of mortgage interest rates;

•

dependence upon government rent subsidies;

•

any applicable rent control laws; and

•

state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

•

the quality and success of a retail property’s tenants;

•

closing of a major store in the shopping center where the related property is located;

•

changes in consumer preferences;

•

declines in consumer spending;

•

competition from local merchants and from catalog and internet retailers; and

•

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

•

quality and nature of tenants;

•

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

changes in the surrounding neighborhood; and

•

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

•

the design and adaptability of the building;

•

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•

availability of alternative space; and

•

quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed-use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA“), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of the Mortgage Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

Contracts

General

To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

•

the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

•

whether the manufactured homes were new or used as of the origination of the related contracts;

•

the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

•

the range of maturity dates of the contracts;

•

the range of the Loan-to-Value Ratios at origination of the contracts;

•

the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

•

the state or states in which most of the manufactured homes are located at origination;

•

information regarding the prepayment provisions, if any, of the contracts;

•

for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

•

the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

•

information regarding the payment characteristics of the contracts; and

•

the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act“). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group“). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)

foreclosure sale;

(2)

payment of the claim by any mortgage insurer; and

(3)

the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities“) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related trust fund;

(2) neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3) the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms “mortgage loans,” unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”). The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

Pre-Funding Accounts

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account“). In that case, the depositor will be obligated to sell at a predetermined price — and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase — additional Assets (the “Subsequent Assets“) from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the “Pre-Funding Period“) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount“) for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See “ERISA Considerations —Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account“) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, reserve fund or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See “Description of Credit Support.”

Derivative Products

If so provided in the prospectus supplement, one or more classes of Certificates or Notes, as applicable, in the related series may have the benefit of a swap, cap, corridor or other hedging instrument, yield supplement agreement, yield maintenance agreement or other derivative product, each as described under “Derivative Products Related to the Securities.”

Cash Flow Agreements

If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a “Cash Flow Agreement“), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a “Distribution Date“), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments — Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR“) prepayment model or the Standard Prepayment Assumption (“SPA“) prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans“) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period“). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional HELOCs during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See “Description of the Securities —Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements” and “Underlying Servicing Agreements—Due-on-Sale Provisions.”

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

Static Pool Information

For each mortgage pool, the issuer will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

The Depositor

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

Description of the Securities

General

The mortgage-backed certificates (the “Certificates“) of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The mortgage-backed notes (the “Notes,” and together with the Certificates, the “Securities”), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed

A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual

A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate

A class with an interest rate that is fixed throughout the life of the class.

Floating Rate

A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Interest Only or IO

A class of securities with no principal balance and which is not entitled to principal payments.  Interest usually accrues based on a specified notional amount.

Inverse Floating Rate

A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index; provided however, that such index will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out

A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only

A class of securities which is not entitled to interest payments.

Planned Amortization Class

A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization

A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an “Asset Group“). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities“) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities“) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities“), as provided in the prospectus supplement. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”—Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date“), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the “Determination Date“). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the “Available Distribution Amount“ for each Distribution Date equals the sum of the following amounts:

(1)

the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

(a)

all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a “Due Period” for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)

all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds“), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund (“Liquidation Proceeds“), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

(c)

all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

(d)

all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

(2)

if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)

all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

(4)

if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)

to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate“ in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance“ which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

•

to the extent of distributions of principal on that Security from time to time and

•

if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•

may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

•

in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance“) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

(1)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(2)

the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)

the amount of that distribution allocable to Prepayment Premiums;

(4)

the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)

the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)

the total principal balance of the Assets at the close of business on that Distribution Date;

(7)

the number and total principal balance of mortgage loans in respect of which

(a)

one scheduled payment is delinquent,

(b)

two scheduled payments are delinquent,

(c)

three or more scheduled payments are delinquent and

(d)

foreclosure proceedings have begun;

(8)

for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)

with respect to collateral acquired by the trust fund through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

(10)

for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

(a)

the book value,

(b)

the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c)

the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)

if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)

for any REO Property sold during the related Due Period

(a)

the total amount of sale proceeds,

(b)

the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)

the amount of any loss to securityholders in respect of the related mortgage loan;

(12)

the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)

the total amount of principal prepayments made during the related Due Period;

(14)

the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)

the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)

the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)

in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

(18)

in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

(19)

as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)

during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)

during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)

the total amount of payments by the borrowers of

(a)

default interest,

(b)

late charges and

(c)

assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC“) and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear“). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner“) will be entitled to receive a Definitive Security, except as set forth below under “ Definitive Securities.” Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants“) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants“).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC“) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Bérse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator“), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation“). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions“). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries“)

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules“), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations—Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations—REMICs—Taxation of Certain Foreign Investors” in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)

if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)

if the depositor, at its option, elects to end the book-entry system through DTC or

(3)

in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code (“REMIC Securities“) or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933 and Regulation AB.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement“). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

(1)

in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

(2)

in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

(3)

in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the “Purchase Price“) or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party“) covering, by way of example, the following types of matters:

•

the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•

in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•

the authority of the Warranting Party to sell the Asset;

•

the payment status of the Asset;

•

in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•

the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See “Events of Default” and “Rights Upon Event of Default.”

Collection Account and Related Accounts

General.  The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account“),which must be an account or accounts that either:

•

are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC“) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•

are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments“). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.  A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)

all payments on account of principal, including principal prepayments, on the Assets;

(2)

all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)

Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)

any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)

any advances made as described under “Description of the Securities— Advances in Respect of Delinquencies;”

(6)

any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements;”

(7)

all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities— Termination;”

(8)

any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)

to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)

all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)

any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)

any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

Withdrawals. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

(1)

to make distributions to the securityholders on each Distribution Date;

(2)

to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)

to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)

to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)

if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)

to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)

if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)

to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)

to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)

to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)

if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the prospectus supplement, respectively;

(13)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)

to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)

to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)

to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)

to make any other withdrawals permitted by the related Agreement; and

(18)

to clear and terminate the Collection Account at the termination of the trust fund.

Other Collection Accounts.  If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “Deposits” above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)

the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under “Description of Credit Support,”

(2)

applicable law and

(3)

the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard“).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

In the case of multifamily loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the issuing entity, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Contracts. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD“) or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies“) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•

adversely affect or jeopardize coverage under any applicable insurance policy or

•

materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest, Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A “Retained Interest“ in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

•

The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•

Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•

Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)

specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)

incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)

incurred in connection with any violation of any state or federal securities law; or

(5)

imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•

Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the prospectus supplement, a special servicer (a “Special servicer“) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•

any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•

some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)

cure any ambiguity or mistake;

(2)

correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

(3)

make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)

comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)

enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)

defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)

being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)

acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the Paying Agent.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•

a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

•

failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

•

specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)

the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)

the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)

the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

•

the subordination of one or more classes of Notes or Certificates, as applicable;

•

letters of credit;

•

insurance policies;

•

surety bonds;

•

the establishment of one or more reserve funds;

•

cross-collateralization;

•

overcollateralization;

•

excess interest; or

•

or any combination of the foregoing.

The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a)

the nature and amount of coverage under that credit support,

(b)

any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

(c)

the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)

the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)

a brief description of its principal business activities,

(2)

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)

if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)

its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed following the issuance of the related series.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization and Excess Interest

If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. That excess interest will first be available to absorb realized losses on the mortgage assets and thereby prevent the allocation of such realized losses to the securities and the reduction of the principal balances thereof.  Any such excess interest remaining will then be deposited into a reserve fund to cover interest and/or principal shortfalls on a later distribution date, applied as an additional payment of principal on one or more classes of the securities of the related series or, if not needed to cover shortfalls, paid to the holders of a certain class of securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding principal balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement.  Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

(1)

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

(2)

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

(3)

tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Cross-Collateralization Features

If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-collateralization feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying that cross-collateralization feature. As to any trust fund that includes a cross-collateralization feature, only assets of the trust fund will be used to provide cross-collateralization, and cross-collateralization will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-collateralization feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-collateralization from any other trust fund.

Derivative Products Related To The Securities

If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products.  For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the related prospectus supplement. The derivative products will be limited to interest rate swaps, currency swaps, market value swaps, interest rate caps, floors, collars, corridors or other financial arrangements to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities.  Swap arrangements or other financial instruments are generally intended to meet the following goals:

•

to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•

to provide payments in the event that any index rises above or falls below specified levels; or

•

to provide protection against interest rate changes, certain type of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.  These arrangements as well as the derivative product provider related to a series of securities will be described in the accompanying prospectus supplement.

Swaps and Yield Supplement Agreements

The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors, corridors and collars to minimize the risk of securityholders from adverse changes in interest rates, currency swaps (as described in this prospectus under “Description of the Trust Funds—Cash Flow Agreements”) and market value swaps, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to protect against interest rate moves may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement related to a series of securities and any counterparties will be described in the accompanying prospectus supplement for that series.

There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so. Moreover, the ability of the trustee to make distributions on the related securities to protect against interest rate moves will be subject to the credit risk of the counterparty to the derivative product.  Although there will generally be a mechanism in place to facilitate replacement of the derivative product upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement derivative product.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See “Description of The Trust Funds—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Trust Funds—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.” Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers’ Civil Relief Act of 2003) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans“) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative“) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract“) the contract seller (hereinafter referred to as the “contract lender“) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower“) for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.

Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage - by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code“), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured-creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs“). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens“). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA“), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of ... [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA“), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act“). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gam-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement.  The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

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The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

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Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

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If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V“), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage-banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

Servicemembers’ Civil Relief Act of 2003

Under the terms of the Servicemembers’ Civil Relief Act of 2003, as amended (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a “lease“) and rents of one or more lessees (each, a “lessee“), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA“), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Certain Legal Aspects of the Contracts

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

(a)

the obligation of the borrower to repay the loan evidenced thereby, and

(b)

the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act of 2003

The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under “Certain Legal Aspects of Mortgage Loans— Servicemembers’ Civil Relief Act of 2003.”

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

Material Federal Income Tax Considerations

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, Grantor Trust Fund or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•

is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

•

is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

The following discussion addresses securities of three general types:

•

REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a “real estate mortgage investment conduit,” or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

•

notes representing indebtedness of the issuer for federal income tax purposes, and

•

grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or certificate administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood llp and McKee Nelson llp, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests,” or REMIC regular certificates or “residual interests,” or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences”. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the certificate administrator will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or certificate administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners or REMIC Regular Certificates—Market Discount” for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

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on the basis of a constant yield method,

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in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

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in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.  It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered by this prospectus, described therein will not apply.

If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder’s basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder’s basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder’s initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “Taxation of REMIC Regular Certificates—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals”, as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

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will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

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will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

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will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a “Pass-Through Entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

•

the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

•

the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•

residual interests in the entity are not held by disqualified organizations; and

•

information necessary for the application of the tax described herein will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

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requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

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providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

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granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate”, which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC (and possibly a “financial asset securitization investment trust”, or FASIT, within the meaning of Section 860L of the Code) or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States.  These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.  Prospective purchasers of the Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

Upon the issuance of each series of notes, Thacher Proffitt & Wood llp and McKee Nelson llp, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans ... secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See “REMICs—Taxation of Owners of REMIC Certificates” and “REMICs—Sales of REMIC Certificates”. Except as otherwise stated in the accompanying prospectus supplement, the notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount”. Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in “REMICs—Foreign Investors in REMIC Certificates” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

New Withholding Regulations

The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are encouraged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Grantor Trust Funds

Classification of Grantor Trust Funds

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Thacher Proffitt & Wood and McKee Nelson llp, counsel to the company, will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates

Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.  However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply

If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.  Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.  If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply

Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount

If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium

If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable.  Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates

The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules

The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates

Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting

The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding

In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust certificates.

Foreign Investors

In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
State and Other Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the prospectus supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401 (a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.  These employee benefit plans subject to ERISA and plans subject to Section 4975 of the Code are collectively referred to as plans in this prospectus.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus.  Accordingly, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investment be made in accordance with the documents governing the plan.  In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements subject to ERISA and tax-favored plans subject to Section 4975 of the Code, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available.  Some parties in interest that participate in a prohibited transaction may be subject to sanctions including a penalty, equitable relief or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

An investment of assets of an ERISA plan in Securities may cause the underlying mortgage loans or other Assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan.  The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest” in that entity.  The DOL regulations define the term “equity interest” as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

Exceptions contained in the DOL regulations provide that an ERISA plan’s assets, called plan assets, will not include an undivided interest in each asset of an entity in which it makes an equity investment if-

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the entity is an operating company;

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the equity investment made by the ERISA plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

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“benefit plan investors” do not own 25% or more in value of any class of equity interests issued by the entity.  For this purpose, “benefit plan investors” include ERISA plans, as well as any “employee benefit plan,” as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan’s investment in the entity.

Some of the rules contained in the DOL regulations provide that plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment.  The depositor can give no assurance that any of the exceptions will apply.  Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan if the underlying assets of the entity are treated as plan assets.  If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available.  Securities acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL regulations, a trust, including the mortgage loans or other Assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires Certificates or Notes deemed to have “substantial equity features.”

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing ERISA plan.  If the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any ERISA investing plan.  In addition, if the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Underwriter Exemption

The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction 2002-41 (collectively, the “Exemption”).  The Exemption is applicable to Securities which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  Securities which may be covered by the exemption include Certificates and Notes issued by a grantor or owner trust or a REMIC or a FASIT.  These transactions include the servicing, managing and operation of trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and guaranteed government mortgage pool certificates and the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

The Exemption sets forth eight general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption.

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First, the acquisition of Securities by an ERISA plan or with plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

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Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the Securities and the Securities are issued in a “designated transaction”. A designated transaction is generally one in which the assets consist of specified types of assets, including obligations that are secured by residential, home equity, or manufactured housing.

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Third, at the time of acquisition by an ERISA plan or with plan assets, the Securities must be rated in one of the four highest generic rating categories (three highest generic rating categories in the case of a transaction which is not a “designated transaction”) by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, which are collectively referred to as the exemption rating agencies.  If the LTV ratio of any one- to four-family residential or home equity loan receivables in a designated transaction held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the Securities, the Security must be rated in one of the two highest generic rating categories. However, in that case the Exemption will not apply to any subordinate securities.

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Fourth, the trustee cannot be an affiliate of any other member of the restricted group other than the underwriter.  The restricted group consists of the trustee, underwriter, depositor, master servicer, any servicer, any subservicer, the swap counterparty under any eligible swap arrangement and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the Securities.

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Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

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Sixth, the investing ERISA plan or plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

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Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

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Eighth, in the case of notes, customary bankruptcy law opinions must be provided to the trustee and the trust agreement must include specified bankruptcy law related protections for the noteholders.

The Exemption also requires that each trust meet the following requirements:

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the trust must consist solely of assets of the type that have been included in other investment pools;

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securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of a plan or with plan assets in reliance on  the Exemption; and

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securities in the other investment pools must have been purchased by investors other than plans for at least one year prior to any acquisition of securities by or on behalf of a plan or with plan assets in reliance on the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by a plan or with plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security by an excluded plan or with plan assets of an excluded plan by any person who has discretionary authority or renders investment advice with respect to plan assets of the excluded plan.  For purposes of the securities, an “excluded plan” is a plan sponsored by any member of the restricted group.

The  Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it:  (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described  in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the  exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the   Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Pre-Funding Accounts

The Exemption extends exemptive relief to Securities issued in transactions using pre-funding accounts, called a Pre-Funding Account, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date, called the DOL Pre-Funding Period.

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First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

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Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the exemption rating agency.

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Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Securities receiving a lower credit rating from the exemption rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

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Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the exemption rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

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Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

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Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the exemption rating agency.

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Eighth, certain disclosure requirements must be met.

If specific conditions of Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

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the direct or indirect sale, exchange or transfer of Securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

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a borrower with respect to 5% or less of the fair market value of the assets of a trust or an affiliate of that person, provided that, the ERISA plan is not an excluded plan and, if the Securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Exemption are met;

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the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing plan assets if certain conditions are met; and

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the holding of Securities by a plan or with plan assets.

Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools.  The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of securities.

Before purchasing a Security, a fiduciary or other investor of plan assets should itself confirm that the Certificates or Notes constitute “securities” for purposes of the Exemption and that the specific and general conditions and the other requirements described in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets.

Other Exemptions

Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith.  In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential mortgage, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts.  However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement.  In addition, the fiduciary or other plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts.  Other exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”).  The accompanying prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the Securities offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other plan asset investor’s investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Purchase of Notes

There can be no assurance given that Notes are or will be treated as debt and not “equity interests” under the DOL regulations.  Moreover, the debt treatment of the Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Notes change.  Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL regulations, ERISA plans or persons investing plan assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.  Any plan fiduciary which proposes to cause an ERISA plan to acquire any of the Notes is encouraged to consult with its counsel with respect to the applicability of the Exemption to the Notes and the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Notes.

In addition, ERISA and the Code prohibit certain transactions involving plan assets and parties in interest.  Accordingly, even if the Notes are treated as indebtedness under the DOL regulations, prior to making an investment in the Notes, investing ERISA plans should determine whether the issuer, any underwriter, the trustee, the servicer, any other servicer or any of their affiliates is a party in interest with respect to such ERISA plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

Unless otherwise stated in the related prospectus supplement, by acquiring a Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of the issuer, the depositor any underwriter, the trustee, the servicer, any other servicer or any of their affiliates being a party in interest with respect to such purchaser that is an ERISA plan and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat the Notes.  Alternatively, regardless of the rating of the Notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the servicer or any successor servicer which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, PTCE 83-1 OR ANY OTHER EXEMPTION, A FIDUCIARY OF AN ERISA PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY ERISA PLAN INVESTOR WHO PROPOSES TO USE PLAN ASSETS OF ANY ERISA PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975.  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any law similar to ERISA or section 4975 of the Code.

Legal Investment

Each class of securities offered pursuant to an accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” (“TB 73a”), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS may require divestiture of such securities.  OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” asset-backed pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b)

Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the “Registration Statement”). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

•

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•

New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities – Reports to Securityholders” and “Servicing Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements – Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site specified in the prospectus supplement as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood llp and McKee Nelson llp.

Financial Information

A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Accrual Period

19

ADA

85

Adjustable Rate Assets

1

Agency Securities

1

Agreement

42

ARM Loans

5

Asset Conservation Act

81

Asset Group

28

Asset Seller

1

Assets

1

Balloon Payment Assets

2

Bankruptcy Code

78

Beneficial Owner

36

Bi-weekly Assets

2

Book-Entry Securities

28

Buy Down Assets

2

Buydown Mortgage Loans

23

Buydown Period

23

Capitalized Interest Account

18

Cash Flow Agreement

19

CERCLA

10, 80

Certificates

26

Charter Act

13

CI

37

Clearstream Luxembourg

36

Clearstream, Luxembourg

37

Clearstream, Luxembourg Participants

37

Code

89

Collection Account

46

Commercial Mortgage Loans

7

Commission

5

Committee Report

92

Contingent Payment Regulations

115

Convertible Assets

2

Cooperative

72

Cooperative Corporation

38

Cooperative Loans

72

Cooperatives

3

CPR

22

Crime Control Act

84

Cut-off Date

4

DBC

37

DBS

127

Definitive Securities

28

Determination Date

28

Distribution Date

20

DTC

36

EDGAR

128

Environmental Policies

55

Euroclear

36

Euroclear Operator

38

European Depositaries

38

Exchange Act

37

Exemption

119

EYS Agreement

122

Fannie Mae

1

FDIC

46

FHA

3

Financial Intermediary

39

Freddie Mac

1

Freddie Mac Act

14

Freddie Mac Certificate Group

14

Garn-St. Germain Act

81

GEM Assets

2

Ginnie Mae

1

GPM Assets

2

HELOCs

6

Home Equity Loans

3

Housing Act

12

HUD

54

Increasing Payment Asset

2

Increasing Payment Assets

2

Indirect Participants

37

Insurance Proceeds

29

Interest Rate

30

Interest Reduction Assets

2

Land Sale Contracts

3

lease

85

lessee

85

Level Payment Assets

1

Liquidation Proceeds

29

Lock-out Date

5

Mixed Use Mortgage Loans

7

Mortgage Securities

1

Mortgaged Properties

3

Mortgages

3

Multi Family Property

3

Multifamily Mortgage Loans

7

Multifamily Properties

22

New CI

37

Nonrecoverable Advance

32

Notes

26

Offered Certificates

28

Offered Notes

28

Offered Securities

28

OTS

82

Parity Act

82

Participants

36

PCBs

79

Permitted Investments

46

Pre-Funded Amount

17

Pre-Funding Account

17

Pre-Funding Limit

122

Pre-Funding Period

17

Prepayment Premium

5

Purchase Price

44

QPAM

121

RCRA

80

Record Date

28

Registration Statement

128

Related Proceeds

32

Relevant Depositary

38

Relief Act

84

REMIC Securities

41

REO Property”)

34

RICO

84

Rules

39

Sales of Grantor Trust Certificates

110

Securities

26

Servicemen’s Readjustment Act

17

Servicing Standard

50

Single Family Property

3

SPA

22

Special servicer

58

Step-up Rate Assets

2

Stripped Agency Securities

15

Subsequent Assets

17

Superliens

80

Terms and Conditions

38

Title V

83

Title VIII

83

UCC

37

UST

80

VA

4

VA Guaranty Policy

55

Value

4

Warranting Party

45

$2,358,038,000
(Approximate)

Deutsche Alt-A Securities, Inc.
Depositor

DB Structured Products, Inc.
Sponsor

DEUTSCHE ALT-A SECURITIES MORTGAGE LOAN

TRUST, SERIES 2007-AR3

Mortgage Pass-Through Certificates

Prospectus Supplement
Dated April 30, 2006

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Deutsche Bank Securities Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.